FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-16

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,154,649,987

(Approximate Initial Pool Balance)

$1,001,296,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2017-C38

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Barclays Bank PLC

Wells Fargo Bank, National Association

Rialto Mortgage Finance, LLC

C-III Commercial Mortgage LLC

UBS AG

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2017-C38

June 21, 2017

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner	UBS SECURITIES LLC Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager		Deutsche Bank Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., UBS Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certificate Structure

I.          Certificate Structure

Class	Expected Ratings (KBRA/Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAA(sf)/AAAsf/Aaa(sf)	$32,899,000	30.000%	(7)	2.66	08/17 – 06/22	38.6%	17.0%
A-2	AAA(sf)/AAAsf/Aaa(sf)	$42,503,000	30.000%	(7)	4.92	06/22 – 06/22	38.6%	17.0%
A-3	AAA(sf)/AAAsf/Aaa(sf)	$8,575,000	30.000%	(7)	6.92	06/24 – 06/24	38.6%	17.0%
A-SB	AAA(sf)/AAAsf/Aaa(sf)	$36,137,000	30.000%	(7)	7.02	06/22 – 07/26	38.6%	17.0%
A-4	AAA(sf)/AAAsf/Aaa(sf)	$300,000,000	30.000%	(7)	9.69	07/26 – 05/27	38.6%	17.0%
A-5	AAA(sf)/AAAsf/Aaa(sf)	$366,318,000	30.000%	(7)	9.92	05/27 – 06/27	38.6%	17.0%
A-S	AAA(sf)/AAAsf/Aa1(sf)	$119,369,000	19.375%	(7)	9.92	06/27 – 06/27	44.5%	14.7%
X-A	AAA(sf)/AAAsf/Aaa(sf)	$786,432,000(8)	N/A	Variable(9)	N/A	N/A	N/A	N/A
X-B	AAA(sf)/A-sf/NR	$214,864,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
B	AA-(sf)/AA-sf/NR	$50,556,000	14.875%	(7)	9.92	06/27 – 06/27	47.0%	14.0%
C	A-(sf)/A-sf/NR	$44,939,000	10.875%	(7)	9.92	06/27 – 06/27	49.2%	13.3%
Non-Offered Certificates
X-D	BBB-(sf)/BBB-sf/NR	$49,152,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
D	BBB-(sf)/BBB-sf/NR	$49,152,000	6.500%	(7)	9.92	06/27 – 06/27	51.6%	12.7%
E	BB(sf)/BB-sf/NR	$22,470,000	4.500%	(7)	9.92	06/27 – 06/27	52.7%	12.4%
F	B+(sf)/B-sf/NR	$11,234,000	3.500%	(7)	9.92	06/27 – 06/27	53.2%	12.3%
G	NR/NR/NR	$39,322,437	0.000%	(7)	9.92	06/27 – 06/27	55.2%	11.9%
Non-Offered Eligible Vertical Interest
Vertical RR Interest	NR/NR/NR	$31,175,549.65	N/A	WAC(14)	9.34	08/17 – 06/27	N/A	N/A

Notes:

(1)	The expected ratings presented are those of Kroll Bond Rating Agency, Inc. (“KBRA”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated June 21, 2017 (the “Preliminary Prospectus”). KBRA, Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates in the aggregate. The Vertical RR Interest only provides credit support to the limited extent that losses incurred on the underlying mortgage loans are allocated to it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata, in accordance with their respective Percentage Allocation Entitlements.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Vertical RR Interest). The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Vertical RR Interest). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Vertical RR Interest) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Vertical RR Interest) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, D, E, F and G Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certificate Structure

variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(10)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The effective interest rate for the Vertical RR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Transaction Highlights

II.          Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Barclays Bank PLC(1)	16	113	$ 400,814,043	34.7%
Wells Fargo Bank, National Association(2)	19	20	362,364,693	31.4
Rialto Mortgage Finance, LLC	12	13	122,980,860	10.7
C-III Commercial Mortgage LLC(3)	18	21	117,053,835	10.1
UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York(4)	10	42	91,436,556	7.9
Wells Fargo Bank, National Association/Barclays Bank PLC(5)	1	1	60,000,000	5.2
Total	76	210	$1,154,649,987	100.0%

(1)	One mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as 245 Park Avenue, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Barclays, JPMorgan Chase Bank, National Association (“JPMCB”), Natixis Real Estate Capital LLC (“Natixis”), Société Générale (“SG”) and Deutsche Bank AG, New York Branch (“DBNY”). One mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Starwood Capital Group Hotel Portfolio, representing approximately 4.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Barclays, JPMCB, Bank of America, N.A. (“BANA”) and DBNY. One mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Long Island Prime Portfolio - Melville, representing approximately 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Barclays and Goldman Sachs Mortgage Company (“GSMC”). One mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as iStar Leased Fee Portfolio, representing approximately 3.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by Barclays, JPMCB and BANA.

(2)	One mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as General Motors Building, representing approximately 9.96% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by WFB, Citigroup Global Markets Realty Corp. (“CGMRC”), Morgan Stanley Bank, N.A. (“MSBNA”) and DBNY. One mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Market Street – The Woodlands, representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by WFB and MSBNA.

(3)	One mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Elsea MHP Portfolio, representing approximately 0.2% of the aggregate principal balance of mortgage loans as of the cut-off date, was originated by Union Capital Investments, LLC and was transferred to C-III on or about the date of origination.

(4)	One mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Save Mart Portfolio, representing approximately 1.4% of the aggregate principal balance of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by UBSAG, DBNY and Cantor Commercial Real Estate Lending, L.P. (“CCRE”).

(5)	One mortgage loan secured by the mortgaged property identified on Annex A-1 to the Preliminary Prospectus as Del Amo Fashion Center, representing approximately 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a whole loan that was co-originated by WFB, Barclays, BANA and SG.

Loan Pool:

Initial Pool Balance:	$1,154,649,987
Number of Mortgage Loans:	76
Average Cut-off Date Balance per Mortgage Loan:	$15,192,763
Number of Mortgaged Properties:	210
Average Cut-off Date Balance per Mortgaged Property(1):	$5,498,333
Weighted Average Mortgage Interest Rate:	4.365%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	45.6%
Weighted Average Original Term to Maturity or ARD (months):	117
Weighted Average Remaining Term to Maturity or ARD (months):	115
Weighted Average Original Amortization Term (months)(2):	347
Weighted Average Remaining Amortization Term (months)(2):	346
Weighted Average Seasoning (months):	1

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.34x
Weighted Average U/W Net Operating Income Debt Yield(1):	11.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	55.2%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	50.8%
% of Mortgage Loans with Additional Subordinate Debt(2):	29.4%
% of Mortgage Loans with Single Tenants(3):	7.0%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 43.5% of the mortgage pool (58 mortgage loans) has scheduled amortization, as follows:

30.1% (46 mortgage loans) requires amortization during the entire loan term; and

13.3% (12 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 56.5% of the mortgage pool (18 mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 49.6% and 2.87x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 64.7% of the mortgage pool (24 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	63.9% of the pool
Insurance:	34.1% of the pool
Capital Replacements:	63.6% of the pool
TI/LC:	41.5% of the pool(1)
(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

81.2% of the mortgage pool (63 mortgage loans) features a lockout period, then defeasance only until an open period;

12.9% of the mortgage pool (11 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

3.5% of the mortgage pool (one mortgage loan) features a lockout period, then the greater of a prepayment premium or yield maintenance or defeasance until an open period; and

2.4% of the mortgage pool (one mortgage loan) features no lockout period but requires the greater of a prepayment premium or yield maintenance, then the greater of a prepayment premium or yield maintenance or defeasance until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Issue Characteristics

III.	Issue Characteristics
	Securities Offered:	$1,001,296,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eleven classes (Classes A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
	Mortgage Loan Sellers:	Barclays Bank PLC (“Barclays”), Wells Fargo Bank, National Association (“WFB”), Rialto Mortgage Finance, LLC (“RMF”), C-III Commercial Mortgage LLC (“C-III”) and UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBSAG”).
	Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, Barclays Capital Inc. and UBS Securities LLC
	Co-Managers:	Deutsche Bank Securities Inc. and Academy Securities, Inc.
	Rating Agencies:	Kroll Bond Rating Agency, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc.
	Master Servicer:	Wells Fargo Bank, National Association
	Special Servicer:	KeyBank National Association
	Certificate Administrator:	Wells Fargo Bank, National Association
	Trustee:	Wilmington Trust, National Association
	Operating Advisor:	Park Bridge Lender Services LLC
	Asset Representations Reviewer:	Park Bridge Lender Services LLC
	Initial Majority Controlling Class Certificateholder:	Prime Finance CMBS B-Piece Holdco VIII, L.P. or an affiliate
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

This transaction is being structured with (a) a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class E, F and G certificates (the “horizontal risk retention certificates”) and (b) a “retaining sponsor” that will acquire an “eligible vertical interest”, which will be comprised of the Vertical RR Interest. The retaining sponsor is expected to offset a portion of its risk retention requirement by the portion of the Vertical RR Interest acquired on the closing date and retained by Barclays Bank PLC, one of the originators. Prime Finance CMBS B-Piece Holdco VIII, L.P. (in partial satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, Prime Finance CMBS B-Piece Holdco VIII, L.P. will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

	EU Credit Risk Retention	None of the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.
	Risk Retention Consultation Party:	Wells Fargo Bank, National Association
	Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in July 2017 (or, in the case of any mortgage loan that has its first due date in August 2017, the date that would have been its due date in July 2017 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
	Expected Closing Date:	On or about July 13, 2017.
	Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in August 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Issue Characteristics

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in August 2017.
Rated Final Distribution Date:	The Distribution Date in July 2050.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

IV.          Characteristics of the Mortgage Pool(1)

A.           Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of Rooms / SF	Cut-off Date Balance Per Room / SF	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
WFB	General Motors Building	New York	NY	1 / 1	$115,000,000	9.96%	Office	1,989,983	$739	30.6%	30.6%	4.33x	15.5%
WFB/Barclays	Del Amo Fashion Center	Torrance	CA	1 / 1	60,000,000	5.2	Retail	1,769,525	260	39.8	39.8	3.34	12.9
Barclays	245 Park Avenue	New York	NY	1 / 1	55,000,000	4.8	Office	1,723,993	626	48.9	48.9	2.73	10.7
Barclays	Starwood Capital Group Hotel Portfolio	Various	Various	1 / 65	50,000,000	4.3	Hospitality	6,366	90,680	60.4	60.4	2.72	13.9
Barclays	Long Island Prime Portfolio - Melville	Melville	NY	1 / 3	48,200,000	4.2	Office	776,720	155	58.5	58.5	2.98	14.3
Barclays	225 & 233 Park Avenue South	New York	NY	1 / 1	45,000,000	3.9	Office	675,756	348	31.3	31.3	3.27	12.6
WFB	Market Street -The Woodlands	The Woodlands	TX	1 / 1	45,000,000	3.9	Retail	492,082	356	53.6	53.6	2.04	9.1
Barclays	iStar Leased Fee Portfolio	Various	Various	1 / 12	40,600,000	3.5	Other	Various	NAP	65.6	65.6	2.12	8.2
Barclays	Valley Creek Corporate Center	Exton	PA	1 / 1	34,000,000	2.9	Office	259,497	131	69.2	63.2	1.78	12.0
WFB	Amazon Lakeland	Lakeland	FL	1 / 1	33,360,000	2.9	Industrial	1,016,080	62	72.0	72.0	1.65	7.8
Top Three Total/Weighted Average				3 / 3	$230,000,000	19.9%				37.4%	37.4%	3.69x	13.7%
Top Five Total/Weighted Average				5 / 71	$328,200,000	28.4%				44.0%	44.0%	3.44x	13.8%
Top Ten Total/Weighted Average				10 / 87	$526,160,000	45.6%				48.8%	48.4%	2.98x	12.4%
Non-Top Ten Total/Weighted Average				66 / 123	$628,489,987	54.4%				60.5%	52.7%	1.81x	11.5%

(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per Room/SF, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

B.           Summary of the Whole Loans

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Whole loan	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
General Motors Building	MSBNA, DBNY, CGMRC & WFB	$520,000,000(1)	BXP 2017-GM (Expected)	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	MSBNA	$323,000,000	(2)	No	TBD	TBD
	DBNY	$209,000,000	(3)	No	TBD	TBD
	CGMRC	$209,000,000	(4)	No	TBD	TBD
	WFB	$94,000,000	(5)	No	TBD	TBD
	WFB	$115,000,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
Del Amo Fashion Center	WFB, Barclays, BANA & SG	$59,300,000(1)	DAFC 2017-AMO	Yes	KeyBank National Association	Cohen Financial, a Division of Sun Trust Bank
	BANA	$55,000,000	(6)	No	TBD	TBD
	Barclays	$70,000,000	(7)	No	TBD	TBD
	WFB & Barclays	$60,000,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
	SG	$100,000,000	(8)	No	TBD	TBD
	WFB & BANA	$90,000,000	BANK 2017-BNK5 (Expected)	No	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	WFB	$25,000,000	(9)	No	TBD	TBD
245 Park Avenue	JPMCB, Natixis, DBNY, SG & Barclays	$380,000,000(1)	245 Park Avenue Trust 2017-245P	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	JPMCB	$98,000,000	JPMCC 2017-JP6	No	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC
	JPMCB & DBNY	$93,750,000	DBJPM 2017-C6 (Expected)	No	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	JPMCB	$107,000,000	(10)	No	TBD	TBD
	Natixis	$130,000,000	(11)	No	TBD	TBD
	Natixis	$80,000,000	CSAIL 2017-C8 (Expected)	No	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	DBNY	$51,250,000	(12)	No	TBD	TBD
	SG	$70,000,000	(13)	No	TBD	TBD
	Barclays	$55,000,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
	Barclays	$15,000,000	(14)	No	TBD	TBD
Starwood Capital Group Hotel Portfolio	JPMCB & DBNY	$80,000,000	DBJPM 2017-C6 (Expected)	Yes	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
	JPMCB	$91,817,500	(15)	No	TBD	TDB
	BANA	$72,500,000	BANK 2017-BNK5 (Expected)	No	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	BANA	$59,317,500	(16)	No	TBD	TDB
	Barclays	$50,000,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
	Barclays	$81,817,500	(17)	No	TBD	TDB
	DBNY	$91,817,500	(18)	No	TBD	TDB
	JPMCB	$50,000,000	Starwood Mortgage Capital LLC	No	N/A	N/A

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Whole loan	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
Long Island Prime Portfolio - Melville	GSMC	$72,300,000	(19)	Yes(20)	TBD	TDB
	Barclays	$48,200,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
225 & 233 Park Avenue South	Barclays	$190,000,000	(21)	Yes(22)	TBD	TBD
	Barclays	$45,000,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
Market Street – The Woodlands	MSBNA	$65,000,000	MSC 2017-H1	No	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	WFB & MSBNA	$65,000,000	BANK 2017-BNK5 (Expected)	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	WFB	$45,000,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
iStar Leased Fee Portfolio	Barclays	$55,000,000	MSC 2017-H1	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	Barclays	$40,600,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
	Barclays	$40,600,000	(23)	No	TBD	TBD
	JPMCB	$45,400,000	DBJPM 2017-C6 (Expected)	No	TBD	TBD
	BANA	$45,400,000	BANK 2017-BNK5	No	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
Amazon Lakeland	WFB	$33,360,000	WFCM 2017-C38	Yes	Wells Fargo Bank, National Association	KeyBank National Association
	WFB	$30,000,000	(24)	No	TBD	TBD
Raleigh Marriott City Center	WFB	$38,000,000	(25)	Yes(26)	TBD	TBD
	WFB	$30,000,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
2851 Junction	WFB	$30,065,000	(27)	Yes(28)	TBD	TBD
	WFB	$28,000,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
123 William Street	Barclays	$62,500,000	WFCM 2017-RB1	Yes	Wells Fargo Bank, National Association	C-III Asset Management LLC
	Barclays	$50,000,000	MSC 2017-H1	No	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
	Barclays	$27,500,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
Save Mart Portfolio	UBSAG	$50,000,000	UBS 2017-C1	Yes	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	UBSAG	$17,000,000	(29)	No	TBD	TBD
	UBSAG	$16,000,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
	DBNY	$40,000,000	(30)	No	TBD	TBD
	CCRE	$15,000,000	(31)	No	TBD	TBD
Crossings at Hobart	RMF	$43,000,000	CFCRE 2017-C8	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	RMF	$14,000,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association
Lormax Stern Retail Development - Roseville	UBSAG	$18,000,000	UBS 2017-C1	Yes	Wells Fargo Bank, National Association	CWCapital Asset Management LLC
	UBSAG	$12,000,000	WFCM 2017-C38	No	Wells Fargo Bank, National Association	KeyBank National Association

(Footnotes begin on the following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

(1)	The related whole loan also includes certain related junior notes, which have been contributed to the related standalone securitization listed under the “Holder of Note” column. Such related junior notes are not reflected in the “Related Notes in Loan Group” column.

(2)	The related pari passu Note A-1-C1, Note A-1-C2, Note A-1-C3, Note A-1-C4, Note A-1-A1, Note A-1-A2 & Note A-1-A3 are currently held by MSBNA and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(3)	The related pari passu Note A-2-C1, Note A-2-C2, Note A-2-C3, Note A-2-A1, Note A-2-A2 & Note A-2-A3 are currently held by DBNY and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(4)	The related pari passu Note A-3-C1, Note A-3-C2, Note A-3-C3, Note A-3-A1, Note A-3-A2 & Note A-3-A3 are currently held by CGMRC and are expected to be contributed to a future securitization. No assurance can be provided such notes will not be split further.

(5)	The related pari passu Note A-4-C1, Note A-4-C2, Note A-4-C3, Note A-4-A1, Note A-4-A2 & Note A-4-A3 are currently held by WFB. and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(6)	The related pari passu Note A-1-3, Note A-1-4, Note B-1-3 & Note B-1-4 are currently held by BANA. and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(7)	The related pari passu Note A-2-2, A-2-4, Note B-2-2 & Note B-2-4 are currently held by Barclays and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(8)	The related pari passu Note A-3-2, Note A-3-3, Note A-3-4, Note B-3-2, Note B-3-3 & Note B-3-4 are currently held by Société Générale and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(9)	The related pari passu Note A-4-4 & Note B-4-4 are currently held by WFB and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(10)	The related pari passu Note A-2-A-3 & Note A-2-A-4 are currently held by JPMCB and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(11)	The related pari passu Note A-2-B-2 & Note A-2-B-3 are currently held by Natixis and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(12)	The related pari passu Note A-2-C-1-B & Note A-2-C-2 are currently held by DBNY and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(13)	The related pari passu Note A-2-D-1, Note A-2-D-2 & Note A-2-D-3 are currently held by Société Générale and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(14)	The related pari passu Note A-2-E-2 is currently held by Barclays and is expected to be contributed to a future securitization. No assurance can be provided that such note will not be split further.

(15)	The related pari passu Note A-2, Note A-9 & Note A-14 are currently held by JPMCB and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(16)	The related pari passu Note A-4 is currently held by BANA and is expected to be contributed to a future securitization. No assurance can be provided that such note will not be split further.

(17)	The related pari passu Note A-6 & Note A-17 are currently held by Barclays and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(18)	The related pari passu Note A-8, Note A-10, Note A-11, Note A-12 & Note A-13 are currently held by DBNY and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(19)	The related pari passu Note A-1 is currently held by GSMC and is expected to be contributed to a future securitization. No assurance can be provided that such note will not be split further.

(20)	The Long Island Prime Portfolio – Melville whole loan is expected to initially be serviced under the WFCM 2017-C38 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Long Island Prime Portfolio-Melville Servicing Shift Securitization Date”), after which the Long Island Prime Portfolio - Melville whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Long Island Prime Portfolio - Melville Servicing Shift PSA”). The master servicer and special servicer under the Long Island Prime Portfolio - Melville Servicing Shift PSA will be identified in a notice, report or statement to holders of the WFCM 2017-C38 certificates after the securitization of the related controlling pari passu Note A-1.

(21)	The related pari passu Note A-1, Note A-2 & Note A-3 are currently held by Barclays and are expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(22)	The 225 & 233 Park Avenue South whole loan is expected to initially be serviced under the WFCM 2017-C38 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “225 & 233 Park Avenue South Servicing Shift Securitization Date”), after which the 225 & 233 Park Avenue South whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “225 & 233 Park Avenue South Servicing Shift PSA”). The master servicer and special servicer under the 225 & 233 Park Avenue South Servicing Shift PSA will be identified in a notice, report or statement to holders of the WFCM 2017-C38 certificates after the securitization of the related controlling pari passu Note A-1.

(23)	The related pari passu Note A-1-3 is currently held by Barclays and is expected to be contributed to a future securitization. No assurance can be provided that such note will not be split further.

(24)	The related pari passu Note A-2 is currently held by WFB and is expected to be contributed to a future securitization. No assurance can be provided that such note will not be split further.

(25)	The related pari passu Note A-1 is currently held by WFB and is expected to be contributed to a future securitization. No assurance can be provided that the such note will not be split further.

(26)	The Raleigh Marriott City Center whole loan is expected to initially be serviced under the WFCM 2017-C38 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “Raleigh Marriott City Center Servicing Shift Securitization Date”), after which the Raleigh Marriott City Center whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “Raleigh Marriott City Center Servicing Shift PSA”). The master servicer and special servicer under the Raleigh Marriott City Center Servicing Shift PSA will be identified in a notice, report or statement to holders of the WFCM 2017-C38 certificates after the securitization of the related controlling pari passu Note A-1.

(27)	The related pari passu Note A-1 is currently held by WFB and is expected to be contributed to a future securitization. No assurance can be provided that such note will not be split further.

(28)	The 2851 Junction whole loan is expected to initially be serviced under the WFCM 2017-C38 pooling and servicing agreement until the securitization of the related controlling pari passu Note A-1 (the “2851 Junction Servicing Shift Securitization Date”), after which the 2851 Junction whole loan will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu Note A-1 (the “2851 Junction Servicing Shift PSA”). The master servicer and special servicer under the 2851 Junction Servicing Shift PSA will be identified in a notice, report or statement to holders of the WFCM 2017-C38 certificates after the securitization of the related controlling pari passu Note A-1.

(29)	The related pari passu Note A-3 & Note A-4 are currently held by UBSAG and is expected to be contributed to a future securitization. No assurance can be provided that such notes will not be split further.

(30)	The related pari passu Note A-5 is currently held by DBNY and is expected to be contributed to a future securitization. No assurance can be provided that such note will not be split further.

(31)	The related pari passu Note A-6 is currently held by CCRE and is expected to be contributed to a future securitization. No assurance can be provided that such note will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

C.           Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
1	WFB	General Motors Building	$115,000,000	9.96%	$830,000,000	NAP	3.4300%	4.33x	2.77x	15.5%	9.9%	30.6%	47.9%
2	WFB/ Barclays	Del Amo Fashion Center	60,000,000	5.2	125,700,000	NAP	3.6575	3.34	2.63	12.9	10.1	39.8	50.6
3	Barclays	245 Park Avenue	55,000,000	4.8	120,000,000	568,000,000	4.3000	2.73	1.42	10.7	6.5	48.9	80.0
5	Barclays	Long Island Prime Portfolio - Melville	48,200,000	4.2	NAP	30,125,000	5.2700	2.98	1.99	14.3	11.5	58.5	73.1
6	Barclays	225 & 233 Park Avenue South	45,000,000	3.9	NAP	195,000,000	4.1133	3.27	1.59	12.6	6.9	31.3	57.3
19	UBSAG	Save Mart Portfolio	16,000,000	1.4	31,778,160	NAP	4.5500	3.02	1.79	14.4	11.7	38.1	46.9
Total/Weighted Average			$339,200,000	29.4%	$1,107,478,160	$793,125,000	4.0163%	3.50x	2.21x	13.7%	9.3%	39.6%	58.4%

(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(2)	With respect to the General Motors Building mortgage loan, the Del Amo Fashion Center mortgage loan, the 245 Park Avenue mortgage loan, the Long Island Prime Portfolio – Melville mortgage loan, the 225 & 233 Park Avenue South mortgage loan and the Save Mart Portfolio mortgage loan, each of which are a part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

D.        Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
2	WFB/ Barclays	Del Amo Fashion Center	Torrance	CA	Retail	60,000,000	5.2%	GSMS 2003-FL6A
4.01	Barclays	Larkspur Landing Sunnyvale	Sunnyvale	CA	Hospitality	2,950,791	0.3	COMM 2013-CR7
4.02	Barclays	Larkspur Landing Milpitas	Milpitas	CA	Hospitality	2,486,367	0.2	COMM 2013-CR7
4.03	Barclays	Larkspur Landing Campbell	Campbell	CA	Hospitality	2,186,191	0.2	COMM 2013-CR7
4.04	Barclays	Larkspur Landing San Francisco	South San Francisco	CA	Hospitality	1,801,059	0.2	COMM 2013-CR7
4.05	Barclays	Larkspur Landing Pleasanton	Pleasanton	CA	Hospitality	1,761,413	0.2	COMM 2013-CR7
4.06	Barclays	Larkspur Landing Bellevue	Bellevue	WA	Hospitality	1,568,847	0.1	COMM 2013-CR7
4.07	Barclays	Larkspur Landing Sacramento	Sacramento	CA	Hospitality	1,172,387	0.1	COMM 2013-CR7
4.09	Barclays	Larkspur Landing Hillsboro	Hillsboro	OR	Hospitality	1,144,069	0.1	COMM 2013-CR7
4.10	Barclays	Larkspur Landing Renton	Renton	WA	Hospitality	1,132,741	0.1	COMM 2013-CR7
4.11	Barclays	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington	TX	Hospitality	1,087,432	0.1	WFCM 2012-LC5
4.13	Barclays	Residence Inn Williamsburg	Williamsburg	VA	Hospitality	1,030,795	0.1	WFRBS 2013-C11
4.14	Barclays	Hampton Inn Suites Waco South	Waco	TX	Hospitality	951,503	0.1	WFCM 2012-LC5
4.15	Barclays	Holiday Inn Louisville Airport Fair Expo	Louisville	KY	Hospitality	934,512	0.1	WFRBS 2012-C10
4.16	Barclays	Courtyard Tyler	Tyler	TX	Hospitality	917,520	0.1	WFCM 2012-LC5
4.17	Barclays	Hilton Garden Inn Edison Raritan Center	Edison	NJ	Hospitality	917,520	0.1	WFRBS 2013-C11
4.18	Barclays	Hilton Garden Inn St Paul Oakdale	Oakdale	MN	Hospitality	906,193	0.1	BSCMS 2006-PW14
4.20	Barclays	Peoria, AZ Residence Inn	Peoria	AZ	Hospitality	889,202	0.1	GSMS 2012-GCJ9
4.25	Barclays	Courtyard Wichita Falls	Wichita Falls	TX	Hospitality	798,583	0.1	WFCM 2012-LC5
4.26	Barclays	Hampton Inn Morehead	Morehead City	NC	Hospitality	775,928	0.1	CSMC 2008-C1
4.28	Barclays	Courtyard Lufkin	Lufkin	TX	Hospitality	719,291	0.1	WFCM 2012-LC5
4.29	Barclays	Hampton Inn Carlisle	Carlisle	PA	Hospitality	713,627	0.1	WFRBS 2013-C11
4.30	Barclays	Springhill Suites Williamsburg	Williamsburg	VA	Hospitality	713,627	0.1	WFRBS 2013-C11
4.32	Barclays	Waco Residence Inn	Waco	TX	Hospitality	690,972	0.1	GSMS 2012-GCJ9
4.33	Barclays	Holiday Inn Express Fishers	Fishers	IN	Hospitality	645,663	0.1	WFRBS 2012-C10
4.34	Barclays	Larkspur Landing Folsom	Folsom	CA	Hospitality	628,671	0.1	COMM 2013-CR7
4.35	Barclays	Springhill Suites Chicago Naperville Warrenville	Warrenville	IL	Hospitality	594,689	0.1	BSCMS 2005-PWR8
4.36	Barclays	Holiday Inn Express & Suites Paris	Paris	TX	Hospitality	589,026	0.1	WFCM 2012-LC5
4.37	Barclays	Toledo Homewood Suites	Maumee	OH	Hospitality	589,026	0.1	GSMS 2012-GCJ9
4.38	Barclays	Grand Rapids Homewood Suites	Grand Rapids	MI	Hospitality	572,034	0.0	GSMS 2012-GCJ9
4.39	Barclays	Fairfield Inn Laurel	Laurel	MD	Hospitality	532,388	0.0	WFRBS 2013-C11
4.40	Barclays	Cheyenne Fairfield Inn and Suites	Cheyenne	WY	Hospitality	532,388	0.0	GSMS 2012-GCJ9
4.41	Barclays	Courtyard Akron Stow	Stow	OH	Hospitality	521,061	0.0	WFRBS 2012-C10
4.43	Barclays	Larkspur Landing Roseville	Roseville	CA	Hospitality	492,742	0.0	COMM 2013-CR7
4.44	Barclays	Hampton Inn Danville	Danville	PA	Hospitality	487,079	0.0	WFRBS 2013-C11
4.45	Barclays	Holiday Inn Norwich	Norwich	CT	Hospitality	481,415	0.0	WFRBS 2013-C11
4.46	Barclays	Hampton Inn Suites Longview North	Longview	TX	Hospitality	475,751	0.0	WFCM 2012-LC5
4.47	Barclays	Springhill Suites Peoria Westlake	Peoria	IL	Hospitality	475,751	0.0	BSCMS 2006-PW11
4.48	Barclays	Hampton Inn Suites Buda	Buda	TX	Hospitality	470,088	0.0	WFCM 2012-LC5

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
4.49	Barclays	Shawnee Hampton Inn	Shawnee	OK	Hospitality	470,088	0.0	GSMS 2012-GCJ9
4.50	Barclays	Racine Fairfield Inn	Racine	WI	Hospitality	458,760	0.0	GSMS 2012-GCJ9
4.51	Barclays	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam	PA	Hospitality	447,433	0.0	WFRBS 2013-C11
4.52	Barclays	Holiday Inn Express & Suites Terrell	Terrell	TX	Hospitality	424,778	0.0	WFCM 2012-LC5
4.53	Barclays	Westchase Homewood Suites	Houston	TX	Hospitality	411,140	0.0	GSMS 2012-GCJ9
4.54	Barclays	Holiday Inn Express & Suites Tyler South	Tyler	TX	Hospitality	407,787	0.0	WFCM 2012-LC5
4.55	Barclays	Holiday Inn Express & Suites Huntsville	Huntsville	TX	Hospitality	390,796	0.0	WFCM 2012-LC5
4.56	Barclays	Hampton Inn Sweetwater	Sweetwater	TX	Hospitality	356,814	0.0	WFCM 2012-LC5
4.57	Barclays	Comfort Suites Buda Austin South	Buda	TX	Hospitality	300,176	0.0	WFCM 2012-LC5
4.58	Barclays	Fairfield Inn & Suites Weatherford	Weatherford	TX	Hospitality	283,185	0.0	WFCM 2012-LC5
4.59	Barclays	Holiday Inn Express & Suites Altus	Altus	OK	Hospitality	229,473	0.0	WFCM 2012-LC5
4.60	Barclays	Comfort Inn & Suites Paris	Paris	TX	Hospitality	203,893	0.0	WFCM 2012-LC5
4.61	Barclays	Hampton Inn Suites Decatur	Decatur	TX	Hospitality	195,112	0.0	WFCM 2012-LC5
4.62	Barclays	Holiday Inn Express & Suites Texarkana East	Texarkana	AR	Hospitality	180,681	0.0	WFCM 2012-LC5
4.63	Barclays	Mankato Fairfield Inn	Mankato	MN	Hospitality	161,913	0.0	GSMS 2012-GCJ9
4.64	Barclays	Candlewood Suites Texarkana	Texarkana	TX	Hospitality	125,184	0.0	WFCM 2012-LC5
4.65	Barclays	Country Inn & Suites Houston Intercontinental Airport East	Humble	TX	Hospitality	118,886	0.0	WFCM 2012-LC5
5.01	Barclays	68 South Service Road	Melville	NY	Office	23,400,000	2.0	GCCFC 2007-GG9
5.02	Barclays	58 South Service Road	Melville	NY	Office	19,880,000	1.7	GCCFC 2007-GG9
5.03	Barclays	48 South Service Road	Melville	NY	Office	4,920,000	0.4	GCCFC 2007-GG9
7.00	WFB	Market Street -The Woodlands	The Woodlands	TX	Retail	45,000,000	3.9	COMM 2007-C9
8.01	Barclays	Hilton Salt Lake	Salt Lake City	UT	Other	9,892,807	0.9	LBCMT 1999-C1
8.02	Barclays	DoubleTree Seattle Airport	Seattle	WA	Other	7,154,185	0.6	LBCMT 1999-C1
8.03	Barclays	DoubleTree Mission Valley	San Diego	CA	Other	6,811,500	0.6	LBCMT 1999-C1
8.04	Barclays	One Ally Center	Detroit	MI	Other	5,716,373	0.5	GMACC 2005-C1
8.05	Barclays	DoubleTree Sonoma	Rohnert Park	CA	Other	3,451,894	0.3	LBCMT 1999-C1
8.06	Barclays	DoubleTree Durango	Durango	CO	Other	2,969,702	0.3	LBCMT 1999-C1
8.08	Barclays	NASA/JPSS Headquarters	Lanham	MD	Other	928,256	0.1	BSCMS 2005-PW10
8.09	Barclays	Dallas Market Center: Sheraton Suites	Dallas	TX	Other	742,426	0.1	FUNCM 1999-C2
8.10	Barclays	Dallas Market Center: Marriott Courtyard	Dallas	TX	Other	668,201	0.1	HPLY 2017-HIT
11.01	Barclays	Walgreens - St. Louis, MO	Saint Louis	MO	Retail	4,175,000	0.4	WBCMT 2006-C25
11.07	Barclays	Walgreens - Baytown, TX	Baytown	TX	Retail	2,100,000	0.2	LBUBS 2003-C3
11.18	Barclays	Advance Auto Parts - Zion, IL	Zion	IL	Retail	725,000	0.1	LBUBS 2001-C2
14	Barclays	123 William Street	New York	NY	Office	27,500,000	2.4	GECMC 2005-C3
15	WFB	Banner Bank	Boise	ID	Office	25,466,724	2.2	MSC 2007-IQ16
17	RMF	Highland Park Mixed Use	Highland Park	IL	Mixed Use	19,200,000	1.7	LBCMT 2007-C3
23	RMF	Hilton Garden Inn - Ames	Ames	IA	Hospitality	14,484,099	1.3	WFRBS 2012-C7
24	CIIICM	Stemmons Office Portfolio	Dallas	TX	Office	14,464,396	1.3	WFRBS 2012-C8
25	RMF	Stonebriar Commons on Legacy	Frisco	TX	Mixed Use	14,250,000	1.2	MLCFC 2007-7
26	RMF	Residence Inn Carlsbad	Carlsbad	CA	Hospitality	13,962,940	1.2	MLCFC 2007-8
27	RMF	Crossings at Hobart	Merrillville	IN	Retail	13,921,894	1.2	GECMC 2007-C1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
32	CIIICM	Cooper Street Retail	Arlington	TX	Retail	10,974,257	1.0	CSMC 2007-C3
33	Barclays	Uptown Row	Minneapolis	MN	Mixed Use	10,700,000	0.9	WBCMT 2007-C30
36	CIIICM	Holiday Inn Express & Suites - Charlotte-Arrowood	Charlotte	NC	Hospitality	8,182,460	0.7	GCCFC 2007-GG11
37	Barclays	Hughes Airport Center	Las Vegas	NV	Office	8,025,000	0.7	LBUBS 2005-C2
38	WFB	Boardwalk Shopping Center	San Antonio	TX	Retail	7,715,475	0.7	COMM 2007-C9
40	WFB	Mini Self Storage & RV	San Leandro	CA	Self Storage	7,689,952	0.7	BSCMS 2007-T28
44	CIIICM	North Towne Commons	Toledo	OH	Retail	7,026,381	0.6	MSC 2007-IQ14
46	CIIICM	Cardiff Plaza	Egg Harbor	NJ	Retail	6,741,585	0.6	WBCMT 2007-C32
48	CIIICM	Hampton Inn - Anderson	Anderson	SC	Hospitality	5,956,964	0.5	CGCMT 2007-C6
49	CIIICM	Fairfield Inn & Suites - Greenwood	Greenwood	SC	Hospitality	5,956,964	0.5	MLMT 2007-C1
52	CIIICM	Valley View Estates MHP	Shiloh	IL	Manufactured Housing Community	5,550,000	0.5	FNA 2014-M8
56	Barclays	Stonefield Place Apartments	West Baraboo	WI	Multifamily	5,285,775	0.5	FNA 2015-M12
58	Barclays	La Quinta Florence KY	Florence	KY	Hospitality	4,992,645	0.4	CGCMT 2007-C6
59	WFB	Orchards Market Center	Vancouver	WA	Retail	4,860,000	0.4	MLCFC 2007-9
60	WFB	35 North Raymond Avenue	Pasadena	CA	Retail	4,481,609	0.4	MLMT 2007-C1
62	CIIICM	Rite Aid - Allentown	Allentown	PA	Retail	3,995,059	0.3	MSC 2007-T27
67	WFB	Allmark Plaza	Rancho Cucamonga	CA	Retail	3,292,545	0.3	MLCFC 2007-8
71	CIIICM	Elsea MHP Portfolio	Various	OH	Manufactured Housing Community	2,542,198	0.2	CSMC 2006-C5
75	WFB	Chapel Ridge Shoppes	Fort Wayne	IN	Retail	1,395,273	0.1	MLMT 2007-C1
	Total					$498,653,979	43.2%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-RB1	Characteristics of the Mortgage Pool

E.        Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at ARD ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF / Rooms	Loan per SF / Room ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon Or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to ARD (mos.)
12	WFB	Raleigh Marriott City Center	NC	Hospitality	$30,000,000	2.6%	$28,658,616	67.4%	400	$170,000	1.91x	13.8%	63.0%	60.1%	23	59
24	CIIICM	Stemmons Office Portfolio	TX	Office	14,464,396	1.3	12,137,859	28.6	334,840	$43	2.07	19.8	35.2	29.5	0	59
72	WFB	300 Northern Pacific Avenue	ND	Office	2,397,090	0.2	2,211,719	5.2	34,517	$69	1.59	11.4	59.2	54.6	0	59
Total/Weighted Average					$46,861,486	4.1%	$43,008,195	101.2%			1.94x	15.5%	54.2%	50.4%	15	59

(1)   The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)   Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	Rooms	Loan per Room ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
34	WFB	Home2 Suites - San Antonio	TX	Hospitality	$9,987,533	0.9%	$8,813,749	102.8%	111	$89,978	2.38x	16.6%	57.4%	50.7%	0	83
Total/Weighted Average					$9,987,533	0.9%	$8,813,749	102.8%			2.38x	16.6%	57.4%	50.7%	0	83

(1)   The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)   Reflects the percentage equal to the Balloon Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

F.       Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	22	$456,569,461	39.5%	48.0%	45.8%	2.86	x	12.7%	11.9%	4.018%
CBD	6	266,250,350	23.1	39.6	38.5	3.28		12.9	12.3	3.767
Suburban	15	188,223,986	16.3	59.6	56.0	2.29		12.5	11.4	4.362
Medical	1	2,095,126	0.2	65.0	53.3	1.73		12.7	11.0	4.890
Retail	74	293,739,512	25.4	54.4	50.1	2.19		11.0	10.3	4.319
Anchored	9	92,396,592	8.0	60.8	52.3	1.63		10.9	10.1	4.713
Super Regional Mall	1	60,000,000	5.2	39.8	39.8	3.34		12.9	12.4	3.658
Single Tenant	53	52,717,059	4.6	53.6	52.6	2.50		11.2	10.7	4.177
Lifestyle Center	1	45,000,000	3.9	53.6	53.6	2.04		9.1	8.4	4.085
Unanchored	7	32,007,588	2.8	62.1	52.2	1.56		9.8	9.2	4.842
Shadow Anchored	3	11,618,273	1.0	64.4	55.1	1.66		11.4	10.5	4.701
Hospitality	79	197,514,556	17.1	61.4	52.9	2.12		14.3	12.8	4.907
Extended Stay	28	86,337,618	7.5	61.1	52.7	2.24		14.5	13.0	4.802
Limited Service	46	64,189,481	5.6	61.2	50.1	2.12		14.5	13.0	4.917
Full Service	4	32,503,358	2.8	62.8	60.1	1.97		13.8	12.2	4.905
Select Service	1	14,484,099	1.3	59.9	50.0	1.71		12.9	11.7	5.490
Mixed Use	4	56,525,543	4.9	63.5	58.4	1.45		9.5	9.0	5.252
Retail/Office	3	45,825,543	4.0	62.7	58.2	1.46		9.4	9.0	5.309
Office/Retail	1	10,700,000	0.9	67.1	59.4	1.40		9.5	9.0	5.008
Other	12	40,600,000	3.5	65.6	65.6	2.12		8.2	8.2	3.795
Leased Fee	12	40,600,000	3.5	65.6	65.6	2.12		8.2	8.2	3.795
Industrial	1	33,360,000	2.9	72.0	72.0	1.65		7.8	7.7	4.570
Warehouse	1	33,360,000	2.9	72.0	72.0	1.65		7.8	7.7	4.570
Self Storage	8	31,660,496	2.7	64.3	53.8	1.45		9.4	9.2	4.806
Self Storage	8	31,660,496	2.7	64.3	53.8	1.45		9.4	9.2	4.806
Manufactured Housing Community	7	28,279,798	2.4	66.7	55.1	1.44		9.6	9.4	4.999
Manufactured Housing Community	7	28,279,798	2.4	66.7	55.1	1.44		9.6	9.4	4.999
Multifamily	3	16,400,622	1.4	68.7	55.9	1.64		10.2	9.8	4.349
Garden	3	16,400,622	1.4	68.7	55.9	1.64		10.2	9.8	4.349
Total/Weighted Average:	210	$1,154,649,987	100.0%	55.2%	50.8%	2.34x		11.9%	11.1%	4.365%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

G.       Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
New York	9	$298,000,000	25.8%	41.1%	40.9%	3.33	x	13.2%	12.6%	3.813%
California	54	193,915,424	16.8	53.7	51.0	2.46		11.6	11.0	4.216
Southern	7	106,024,136	9.2	47.0	43.9	2.73		12.4	11.8	4.122
Northern	47	87,891,288	7.6	61.9	59.6	2.12		10.5	9.9	4.330
Texas	35	134,091,231	11.6	56.3	52.0	1.97		11.6	10.4	4.525
Florida	6	61,136,298	5.3	68.1	62.9	1.68		9.5	9.1	4.718
Other(3)	106	467,507,034	40.5	62.7	55.0	1.87		11.6	10.6	4.687
Total/Weighted Average	210	$1,154,649,987	100.0%	55.2%	50.8%	2.34	x	11.9%	11.1%	4.365%

(1)	The mortgaged properties are located in 34 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	Includes 30 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool (1)

CUT-OFF DATE BALANCE

			Percent by
	Number of		Aggregate Cut-
Range of Cut-off Date	Mortgage	Aggregate Cut-	off Date Pool
Balances ($)	Loans	off Date Balance	Balance (%)
1,339,018 - 2,000,000	2	$2,734,291	0.2%
2,000,001 - 3,000,000	5	12,044,255	1.0
3,000,001 - 4,000,000	8	27,530,063	2.4
4,000,001 - 5,000,000	4	18,534,254	1.6
5,000,001 - 6,000,000	11	61,320,438	5.3
6,000,001 - 7,000,000	2	13,725,902	1.2
7,000,001 - 8,000,000	7	52,275,892	4.5
8,000,001 - 9,000,000	2	16,207,460	1.4
9,000,001 - 10,000,000	2	19,259,350	1.7
10,000,001 - 15,000,000	11	140,869,777	12.2
15,000,001 - 20,000,000	7	120,299,581	10.4
20,000,001 - 30,000,000	4	110,966,724	9.6
30,000,001 - 50,000,000	8	328,882,000	28.5
50,000,001 - 70,000,000	2	115,000,000	10.0
70,000,001 - 115,000,000	1	115,000,000	10.0
Total:	76	$1,154,649,987	100.0%
Average	$15,192,763

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
			Percent by
	Number of		Aggregate Cut-
Range of U/W NOI	Mortgage	Aggregate Cut-	off Date Pool
DSCRs (x)	Loans	off Date Balance	Balance (%)
1.36 - 1.40	3	$27,926,862	2.4%
1.41 - 1.50	13	92,717,495	8.0
1.51 - 1.60	12	103,571,742	9.0
1.61 - 1.70	4	54,674,470	4.7
1.71 - 1.80	8	72,267,003	6.3
1.81 - 1.90	4	36,219,782	3.1
1.91 - 2.00	5	46,855,464	4.1
2.01 - 2.50	14	260,577,301	22.6
2.51 - 3.00	4	93,414,870	8.1
3.01 - 3.50	7	231,425,000	20.0
3.51 - 4.00	1	20,000,000	1.7
4.01 - 4.45	1	115,000,000	10.0
Total:	76	$1,154,649,987	100.0%
Weighted Average:	2.50x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
			Percent by
	Number of		Aggregate Cut-
Range of U/W NCF	Mortgage	Aggregate Cut-	off Date Pool
DSCRs (x)	Loans	off Date Balance	Balance (%)
1.30 - 1.30	1	$7,715,475	0.7%
1.31 - 1.40	15	116,748,884	10.1
1.41 - 1.50	13	106,474,149	9.2
1.51 - 1.75	15	153,248,196	13.3
1.76 - 2.00	11	150,231,991	13.0
2.01 - 2.25	8	142,133,818	12.3
2.26 - 2.50	3	56,672,474	4.9
2.51 - 2.75	3	113,025,000	9.8
2.76 - 3.00	2	52,400,000	4.5
3.01 - 4.33	5	256,000,000	22.2
Total:	76	$1,154,649,987	100.0%
Weighted Average:	2.34x

LOAN PURPOSE
			Percent by
	Number of		Aggregate Cut-
	Mortgage	Aggregate Cut-	off Date Pool
Loan Purpose	Loans	off Date Balance	Balance (%)
Refinance	58	$830,789,900	72.0%
Acquisition	17	283,260,087	24.5
Recapitalization	1	40,600,000	3.5
Total:	76	$1,154,649,987	100.0%

MORTGAGE RATE

			Percent by
	Number of		Aggregate Cut-
Range of Mortgage Rates	Mortgage	Aggregate Cut-	off Date Pool
(%)	Loans	off Date Balance	Balance (%)
3.430 - 3.500	1	$115,000,000	10.0%
3.501 - 3.750	4	180,000,000	15.6
3.751 - 4.000	2	73,322,000	6.4
4.001 - 4.250	6	112,348,715	9.7
4.251 - 4.500	7	179,629,847	15.6
4.501 - 4.750	12	133,757,237	11.6
4.751 - 5.000	21	154,682,695	13.4
5.001 - 5.250	14	108,785,752	9.4
5.251 - 5.500	7	81,252,000	7.0
5.501 - 5.657	2	15,871,740	1.4
Total:	76	$1,154,649,987	100.0%
Weighted Average:	4.365%

UNDERWRITTEN NOI DEBT YIELD
			Percent by
	Number of		Aggregate Cut-
Range of U/W NOI Debt	Mortgage	Aggregate Cut-	off Date Pool
Yields (%)	Loans	off Date Balance	Balance (%)
7.8 - 8.0	2	$52,560,000	4.6%
8.1 - 9.0	7	126,839,362	11.0
9.1 - 10.0	23	231,050,463	20.0
10.1 - 11.0	8	100,602,048	8.7
11.1 - 12.0	6	67,092,183	5.8
12.1 - 13.0	7	151,108,330	13.1
13.1 - 14.0	9	139,309,278	12.1
14.1 - 15.0	5	101,178,943	8.8
15.1 - 16.0	4	134,550,599	11.7
16.1 - 19.0	4	35,894,385	3.1
19.1 - 19.8	1	14,464,396	1.3
Total:	76	$1,154,649,987	100.0%
Weighted Average:	11.9%

UNDERWRITTEN NCF DEBT YIELD
			Percent by
	Number of		Aggregate Cut-
Range of U/W NCF Debt	Mortgage	Aggregate Cut-	off Date Pool
Yields (%)	Loans	off Date Balance	Balance (%)
7.4 - 8.0	4	$97,710,000	8.5%
8.1 - 9.0	20	248,423,870	21.5
9.1 - 10.0	15	121,618,344	10.5
10.1 - 11.0	9	123,573,875	10.7
11.1 - 12.0	6	63,636,413	5.5
12.1 - 13.0	11	241,687,985	20.9
13.1 - 14.0	4	85,458,114	7.4
14.1 - 15.0	5	43,076,989	3.7
15.1 - 16.0	1	115,000,000	10.0
16.1 - 16.3	1	14,464,396	1.3
Total:	76	$1,154,649,987	100.0%
Weighted Average:	11.1%

ORIGINAL TERM TO MATURITY OR ARD
			Percent by
Range of	Number of		Aggregate Cut-
Original Terms to	Mortgage	Aggregate Cut-	off Date Pool
Maturity or ARD (months)	Loans	off Date Balance	Balance (%)
60	3	$46,861,486	4.1%
84	1	9,987,533	0.9
85 - 120	72	1,097,800,968	95.1
Total:	76	$1,154,649,987	100.0%
Weighted Average:	117 months

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY OR ARD

			Percent by
	Number of		Aggregate Cut-
Range of Remaining Terms to	Mortgage	Aggregate Cut-	off Date Pool
Maturity or ARD (months)	Loans	off Date Balance	Balance (%)
59	3	$46,861,486	4.1%
60 - 84	1	$9,987,533	0.9
85 - 119	72	1,097,800,968	95.1
Total:	76	$1,154,649,987	100.0%
Weighted Average:	115 months

ORIGINAL AMORTIZATION TERM(2)
			Percent by
Range of Original	Number of		Aggregate Cut-
Amortization Terms	Mortgage	Aggregate Cut-	off Date Pool
(months)	Loans	off Date Balance	Balance (%)
Non-Amortizing	18	$652,907,000	56.5%
240	4	33,560,929	2.9
300	4	28,794,417	2.5
301 - 360	50	439,387,642	38.1
Total:	76	$1,154,649,987	100.0%
Weighted Average(3):	347 months
(2) The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3) Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
			Percent by
Range of Remaining	Number of		Aggregate Cut-
Amortization Terms	Mortgage	Aggregate Cut-	off Date Pool
(months)	Loans	off Date Balance	Balance (%)
Non-Amortizing	18	$652,907,000	56.5%
237 - 240	4	33,560,929	2.9
241 - 300	4	28,794,417	2.5
301 - 360	50	439,387,642	38.1
Total:	76	$1,154,649,987	100.0%
Weighted Average(5):	346 months
(4) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(5) Excludes the non-amortizing mortgage loans.

LOCKBOXES
			Percent by
	Number of		Aggregate Cut-
	Mortgage	Aggregate Cut-	off Date Pool
Type of Lockbox	Loans	off Date Balance	Balance (%)
Hard/Springing Cash Management	20	$633,182,496	54.8%
Springing	47	347,965,042	30.1
Hard/Upfront Cash Management	4	114,326,724	9.9
Soft/Springing Cash Management	1	50,000,000	4.3
None	4	9,175,726	0.8
Total:	76	$1,154,649,987	100.0%

PREPAYMENT PROVISION SUMMARY(6)
			Percent by
	Number of		Aggregate Cut-
	Mortgage	Aggregate Cut-	off Date Pool
Prepayment Provision	Loans	off Date Balance	Balance (%)
Lockout / Defeasance / Open	63	$937,260,835	81.2%
Lockout / GRTR 1% or YM /Open	11	149,289,153	12.9
Lockout / GRTR 1% or YM or D / Open	1	40,600,000	3.5
GRTR 1% or YM / GRTR 1% or YM or D / Open	1	27,500,000	2.4
Total:	76	$1,154,649,987	100.0%

(6) As a result of property releases or the application of funds in a performance reserve, partial principal prepayments could occur during a period that voluntary principal prepayments are otherwise prohibited.
CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
30.6 - 35.0	2	$160,000,000	13.9%
35.1 - 45.0	3	90,464,396	7.8
45.1 - 50.0	5	118,686,297	10.3
50.1 - 55.0	7	91,529,641	7.9
55.1 - 60.0	18	206,994,534	17.9
60.1 - 65.0	13	140,402,628	12.2
65.1 - 70.0	21	266,712,413	23.1
70.1 - 74.9	7	79,860,078	6.9
Total:	76	$1,154,649,987	100.0%
Weighted Average:	55.2%
BALLOON OR ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
29.5 - 30.0	1	$14,464,396	1.3%
30.1 - 35.0	3	167,182,604	14.5
35.1 - 40.0	5	95,338,534	8.3
40.1 - 45.0	5	30,550,926	2.6
45.1 - 50.0	14	209,475,643	18.1
50.1 - 55.0	23	202,459,167	17.5
55.1 - 60.0	13	158,356,877	13.7
60.1 - 65.0	8	155,661,840	13.5
65.1 - 70.0	2	68,600,000	5.9
70.1 - 72.0	2	52,560,000	4.6
Total:	76	$1,154,649,987	100.0%
Weighted Average:	50.8%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Interest-only, Balloon	17	$612,307,000	53.0%
Amortizing Balloon	46	347,997,487	30.1
Interest-only, Amortizing Balloon	12	153,745,500	13.3
Interest-only, ARD	1	40,600,000	3.5
Total:	76	$1,154,649,987	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
12	1	$5,360,000	0.5%
24	4	43,725,500	3.8
36	4	37,110,000	3.2
60	3	67,550,000	5.9
Total:	12	$153,745,500	13.3%
Weighted Average:	42 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
0	1	$33,360,000	2.9%
1	43	799,800,379	69.3
2	24	206,539,168	17.9
3	5	62,828,546	5.4
4	2	41,421,894	3.6
6	1	10,700,000	0.9
Total:	76	$1,154,649,987	100.0%
Weighted Average:	1 month

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

V.	Certain Terms and Conditions

Allocation Between the Vertical RR Interest and the Other Certificates:	Amounts available for distributions to the holders of the Certificates (including the Vertical RR Interest) will be allocated between amounts available for distribution to the holders of the Vertical RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Sponsor Retained Certificates”, on the other hand. The portion of aggregate available funds allocable to (a) the Vertical RR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the Vertical RR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the initial certificate balance of the Vertical RR Interest; and (b) the Non-Sponsor Retained Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a) (each, the respective “Percentage Allocation Entitlement”).

Interest Entitlements:	The interest entitlement of each Class of Non-Sponsor Retained Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated between the Vertical RR Interest, on the one hand, and the Non-Sponsor Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Sponsor Retained Certificates (other than the Class V and R Certificates) will be allocated among such Classes of Certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date, to reduce the interest entitlement on each such class of Certificates. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Aggregate Principal Distribution Amount:	The Aggregate Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections. The Non-Sponsor Retained Certificates will be entitled to the portion of the Aggregate Principal Distribution Amount equal to their Percentage Allocation Entitlement, which is referred to herein as the “Principal Distribution Amount”.

Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Non-Sponsor Retained Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Non-Sponsor Retained Certificates. The chart also shows the allocation between the Vertical RR Interest and the Non-Sponsor Retained Certificates and the corresponding entitlement to receive principal and/or interest of certain Classes of Non-Sponsor Retained Certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses are allocated between the Vertical RR Interest and the Non-Sponsor Retained Certificates and the manner in which the Non-Sponsor Retained Certificate allocations are further allocated to certain Classes of those Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class V and R certificates and the Vertical RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, V or R Certificates, although principal payments and losses may reduce the notional amounts of the Class X-A, X-B and X-D certificates and, therefore, the amount of interest they accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

(1) The Class X-A, X-B and X-D Certificates are interest-only certificates.
(2) The Class X-D Certificates and the Vertical RR Interest are Non-Offered Certificates.
(3) Other than the Class X-D, V and R Certificates and the Vertical RR Interest.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements that are allocable to the Non-Sponsor Retained Certificates will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-SB, A-4, A-5, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-2, A-3, A-SB, A-4, A-5, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates: To principal on the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates, until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date.  However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates and the Vertical RR Interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

3.   Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.   Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.   Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-4, A-5 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.   Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.   After the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C and D Certificates, the product of (a) the Non-Sponsor Retained Certificates’ Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Vertical RR Interest) for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-Sponsor Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Vertical RR Interest) for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of the Non-Sponsor Retained Percentage of such yield maintenance charge or prepayment premium not distributed as described above and (y) to the Vertical RR Interest, its Percentage Allocation Entitlement of the yield maintenance charges or prepayment premiums.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, E, F or G certificates. For a description of when prepayment premiums and yield

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, D, E, F and G Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of the Non-Sponsor Retained Certificates’ Percentage Allocation Entitlement of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; seventh, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-SB, A-4 or A-5 Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Non-Sponsor Retained Certificates will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-SB, A-4, A-5, X-A, X-B and X-D Certificates would be affected on a pari passu basis).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to the Amazon Lakeland whole loan. The master servicer or trustee, as applicable, under the DAFC 2017-AMO securitization will have the primary obligation to make any required servicing advances with respect to the Del Amo Fashion Center whole loan. The master servicer or trustee, as applicable, under the BXP Trust 2017-GM securitization will have the primary obligation to make any required servicing advances with respect to the General Motors Building whole loan. The master servicer or trustee, as applicable, under the 245 Park Avenue Trust 2017-245 securitization will have the primary obligation to make any required servicing advances with respect to the 245 Park Avenue whole loan. The master servicer or trustee, as applicable, under the DBJPM 2017-C6 securitization will have the primary obligation to make any required servicing advances with respect to the Starwood Capital Group Hotel Portfolio whole loan. The master servicer or trustee, as applicable, under the BANK 2017-BNK5 securitization will have the primary obligation to make any required servicing advances with respect to the Market Street – The Woodlands whole loan. The master servicer or trustee, as applicable, under the MSC 2017-H1 securitization will have the primary obligation to make any required servicing advances with respect to the iStar Leased Fee Portfolio whole loan. The master servicer or trustee, as applicable, under the UBS 2017-C1 securitization will have the primary obligation to make any required servicing advances with respect to the Save Mart Portfolio whole loan and the Lormax Stern Retail Development – Roseville whole loan. The master servicer or trustee, as applicable, under the WFCM 2017-RB1 securitization will have the primary obligation to make any required servicing advances with respect to the 123 William Street whole loan. The master servicer or trustee, as applicable, under the CFCRE 2017-C8 securitization will have the primary obligation to make any required servicing advances with respect to the Crossings at Hobart whole loan. Prior to the applicable Servicing Shift Securitization Date, the Master Servicer under this securitization is expected to have the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

primary obligation to make any servicing advances with respect to each of the Long Island Prime Portfolio – Melville whole loan, the 225 & 233 Park Avenue South whole loan, the Raleigh Marriott City Center whole loan and the 2851 Junction whole loan. With respect to each of the Long Island Prime Portfolio – Melville whole loan, the 225 & 233 Park Avenue South whole loan, the Raleigh Marriott City Center whole loan and the 2851 Junction whole loan, after the applicable Servicing Shift Securitization Date, the respective master servicer under the applicable Servicing Shift PSA will have the primary obligation to make any servicing advances with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan, if any, and then to the related mortgage loan and the related pari passu companion loan(s).

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A Collateral Deficiency Amount will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held with respect to the mortgage loan as of the date of such determination.

A Cumulative Appraisal Reduction Amount with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class R Certificates and the Vertical RR Interest) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes (other than the Class V and R Certificates and Vertical RR Interest) of certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

Control Eligible Certificates:	The Class E, F and G Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

Directing Certificateholder / Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class of Certificates among the Control Eligible Certificates.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as notionally reduced by any Allocated Cumulative Appraisal Reduction Amounts allocable to such class(es)) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the Vertical RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Allocated Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when (i) the Class E Certificates have a Certificate Balance (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the Vertical RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Allocated Cumulative Appraisal Reduction Amounts; or (ii) a holder of a majority of the Class E Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the Vertical RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder and except with respect to Servicing Shift Whole Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that KBRA, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

With respect to the Amazon Lakeland mortgage loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans as described below. With respect to each of the Long Island Prime Portfolio – Melville mortgage loan, the 225 & 233 Park Avenue South mortgage loan, the Raleigh Marriott City Center mortgage loan and the 2851 Junction mortgage loan (each, a “Servicing Shift Whole Loan”), prior to the applicable Servicing Shift Securitization Date, the rights of the directing certificateholder described above will be, in each such case, subject to the control rights of the related controlling pari passu companion loan(s) as described below.

Notwithstanding any contrary description set forth above, with respect to the Amazon Lakeland mortgage loan, the holder of the related pari passu companion loan(s) in the related whole loan (or its representative, including any directing certificateholder under any securitization of such pari passu companion loan(s)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related whole loan, as provided for in the related intercreditor agreement and as described in the Preliminary Prospectus, and those rights will be in addition to the rights of the directing certificateholder in this transaction described above.

Notwithstanding any contrary description set forth above, with respect to the Del Amo Fashion Center mortgage loan, in general the related whole loan will be serviced under the DAFC 2017-AMO trust and servicing agreement, which grants the directing certificateholder under the DAFC 2017-AMO securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing the Del Amo Fashion Center whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the DAFC 2017-AMO securitization.

Notwithstanding any contrary description set forth above, with respect to the General Motors Building mortgage loan, in general the related whole loan will be serviced under the BXP Trust 2017-GM trust and servicing agreement, which grants the directing certificateholder under the BXP Trust 2017-GM securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing the General Motors Building whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the BXP Trust 2017-GM securitization.

Notwithstanding any contrary description set forth above, with respect to the 245 Park Avenue mortgage loan, in general the related whole loan will be serviced under the 245 Park Avenue Trust 2017-245 trust and servicing agreement, which grants the directing certificateholder under the 245 Park Avenue Trust 2017-245 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing the 245 Park Avenue whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the 245 Park Avenue Trust 2017-245 securitization.

Notwithstanding any contrary description set forth above, with respect to the Starwood Capital Group Hotel Portfolio mortgage loan, in general the related whole loan will be serviced under the DBJPM 2017-C6 pooling and servicing agreement, which grants the directing certificateholder under the DBJPM 2017-C6 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing the Starwood Capital Group Hotel Portfolio whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the DBJPM 2017-C6 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

Also, notwithstanding any contrary description set forth above, with respect to each of the Long Island Prime Portfolio - Melville mortgage loan, the 225 & 233 Park Avenue South mortgage loan, the Raleigh Marriott City Center mortgage loan and the 2851 Junction mortgage loan, in general, the related whole loan will be serviced (i) prior to the applicable Servicing Shift Securitization Date, under the pooling and servicing agreement for this securitization and (ii) after the applicable Servicing Shift Securitization Date, under the related Servicing Shift PSA, each of which grants, or is expected to grant, to the related controlling noteholder control rights that include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing each Servicing Shift Whole Loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the related controlling noteholder, and the securitization of each related controlling pari passu companion loan will not limit the consultation rights of the directing certificateholder under this securitization.

Notwithstanding any contrary description set forth above, with respect to the Market Street – The Woodlands mortgage loan, in general the related whole loan will be serviced under the BANK 2017-BNK5 pooling and servicing agreement, which grants the directing certificateholder under the BANK 2017-BNK5 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing the Market Street – The Woodlands whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the BANK 2017-BNK5 securitization.

Notwithstanding any contrary description set forth above, with respect to the iStar Leased Fee Portfolio mortgage loan, in general the related whole loan will be serviced under the MSC 2017-H1 pooling and servicing agreement, which grants the directing certificateholder under the MSC 2017-H1 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing the iStar Leased Fee Portfolio whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the MSC 2017-H1 securitization.

Notwithstanding any contrary description set forth above, with respect to each of the Save Mart Portfolio mortgage loan and the Lormax Stern Retail Development – Roseville mortgage loan, in general the related whole loan will be serviced under the UBS 2017-C1 pooling and servicing agreement, which grants the directing certificateholder under the UBS 2017-C1 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of each of the Save Mart Portfolio and the Lormax Stern Retail Development - Roseville whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the UBS 2017-C1 securitization.

Notwithstanding any contrary description set forth above, with respect to the 123 William Street mortgage loan, in general the related whole loan will be serviced under the WFCM 2017-RB1 pooling and servicing agreement, which grants the directing certificateholder under the WFCM 2017-RB1 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing the 123 William Street whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the WFCM 2017-RB1 securitization.

Notwithstanding any contrary description set forth above, with respect to the Crossings at Hobart mortgage loan, in general the related whole loan will be serviced under the CFCRE 2017-C8 pooling and servicing agreement, which grants the directing certificateholder under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

the CFCRE 2017-C8 securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing the Crossings at Hobart whole loan, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the CFCRE 2017-C8 securitization.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, (a) with respect to the directing certificateholder, the majority controlling class certificateholder or the directing certificateholder or (b) with respect to the risk retention consultation party, the risk retention consultation party or the holder of the majority of the Vertical RR Interest, in either case, is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the Vertical RR Interest, by Certificate Balance. The majority Vertical RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by the Special Servicer.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause KBRA, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be replaced by the directing certificateholder, subject to KBRA, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the Certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of Certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to appoint the excluded special servicer.

Appraisal Remedy:	If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the Control Eligible Certificates, if any, that would be the controlling class taking into account the subject appraisal reduction amount.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than with respect to the Del Amo Fashion Center whole loan, the General Motors Building whole loan, the 254 Park Avenue whole loan, the Starwood Capital Hotel Group whole loan, the Long Island Prime Portfolio - Melville whole loan, the 225 & 233 Park Avenue South whole loan, the Market Street – The Woodlands whole loan, the iStar Leased Fee Portfolio whole loan, the Save Mart Portfolio whole loan, the Raleigh Marriott City Center whole loan, the 2851 Junction whole loan, the 123 William Street whole loan, the Lormax Stern Retail Development – Roseville whole loan and the Crossings at Hobart whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus.

In the case of the Del Amo Fashion Center mortgage loan, pursuant to the DAFC 2017-AMO trust and servicing agreement, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

In the case of the General Motors Building mortgage loan, pursuant to the BXP Trust 2017-GM trust and servicing agreement, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related trust and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

In the case of the 245 Park Avenue mortgage loan, pursuant to the 245 Park Avenue Trust-245 trust and servicing agreement, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related trust and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

In the case of the Starwood Capital Group Hotel Portfolio mortgage loan, pursuant to the DBJPM 2017-C6 pooling and servicing agreement, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

In the case of each of the Long Island Prime Portfolio - Melville mortgage loan, the 225 & 233 Park Avenue South mortgage loan, the Raleigh Marriott City Center mortgage loan and 2851 Junction mortgage loan, prior to the related Servicing Shift Securitization Date, pursuant to the related intercreditor agreement and the pooling and servicing agreement for this securitization, the Special Servicer may, at the direction or upon the advice of the holder of the related controlling pari passu companion loan, offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the Long Island Prime Portfolio - Melville mortgage loan, the 225 & 233 Park Avenue South mortgage loan, the Raleigh Marriott City Center mortgage loan or the 2851 Junction mortgage loan, as applicable, constitutes a defaulted mortgage loan under the pooling and servicing agreement for this securitization, and, in connection with any such sale, the Special Servicer is required to sell both the applicable mortgage loan and the related pari passu companion loan(s) as a whole loan. After the related Servicing Shift Securitization Date, pursuant to the related intercreditor agreement, the party acting as special servicer with respect to the Long Island Prime Portfolio – Melville whole loan, the 225 & 233 Park Avenue South whole loan, the Raleigh Marriott City Center whole loan or the 2851 Junction whole loan, as applicable, pursuant to the related Servicing Shift PSA, may offer to sell to any person (or may offer to purchase) for cash such loan, and, in connection with any such sale, the special servicer is required to sell each of the Long Island Prime Portfolio - Melville mortgage loan, the 225 & 233 Park Avenue South mortgage loan, the Raleigh Marriott City Center mortgage loan or the 2851 Junction mortgage loan, as applicable, and the related pari passu companion loans as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the Long Island Prime Portfolio - Melville mortgage loan, the 225 & 233 Park Avenue South mortgage loan, the Raleigh Marriott City Center mortgage loan and the 2851 Junction mortgage loan, as described in the Preliminary Prospectus.

In the case of the Market Street – The Woodlands mortgage loan, pursuant to the BANK 2017-BNK5 pooling and servicing agreement, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

In the case of the iStar Leased Fee Portfolio mortgage loan, pursuant to the MSC 2017-H1 pooling and servicing agreement, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

In the case of each of the Save Mart Portfolio mortgage loan and the Lormax Stern Retail Development - Roseville, pursuant to the UBS 2017-C1 pooling and servicing agreement, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

In the case of the 123 William Street mortgage loan, pursuant to the WFCM 2017-RB1 pooling and servicing agreement, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

In the case of the Crossings at Hobart mortgage loan, pursuant to the CFCRE 2017-C8 pooling and servicing agreement, the related special servicer may offer to sell to any person (or may offer to purchase) for cash the related whole loan during such time as the applicable companion loan(s) constitute a defaulted mortgage loan under the related pooling and servicing agreement, and, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization will have consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan or Serviced Whole Loan (in each case, other than a Non-Serviced Mortgage Loan), the Operating Advisor will be responsible for:

●    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●    reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●    recalculating and verifying the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply and (2) any deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E, F and G certificates in the aggregate (taking into account the application of any Allocated Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that Prime Finance CMBS B-Piece Holdco VIII, L.P. or an affiliate will be the initial majority controlling class certificateholder.

Whole Loans:

The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as General Motors Building, Del Amo Fashion Center, 245 Park Avenue, Starwood Capital Group Hotel Portfolio, Long Island Prime Portfolio – Melville, 225 & 233 Park Avenue South, Market Street – The Woodlands, iStar Leased Fee Portfolio, Amazon Lakeland, Raleigh Marriott City Center, 2851 Junction, 123 William Street, Save Mart Portfolio, Crossings at Hobart and Lormax Stern Retail Development – Roseville secure both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. The Del Amo Fashion Center whole loan will be principally serviced under the trust and servicing agreement for the DAFC 2017-AMO securitization. The General Motors Building whole loan will be principally serviced under the trust and servicing agreement for the BXP Trust 2017-GM securitization. The 245 Park Avenue whole loan will be principally serviced under the trust and servicing agreement for the 245 Park Avenue Trust 2017-245 securitization. The Starwood Capital Group Hotel Portfolio whole loan will be principally serviced under the pooling and servicing agreement for the DBJPM 2017-C6 securitization. Prior to the applicable Servicing Shift Securitization Date, each of the Long Island Prime Portfolio - Melville whole loan, the 225 & 233 Park Avenue South whole loan, the Raleigh Marriott City Center whole loan and the 2851

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2017-C38	Certain Terms and Conditions

Junction whole loan will be serviced under the pooling and servicing agreement for this securitization, and after the applicable Servicing Shift Securitization Date, each such whole loan will be serviced under the related Servicing Shift PSA. The Market Street-The Woodlands whole loan will be principally serviced under the pooling and servicing agreement for the BANK 2017-BNK5 securitization. The iStar Leased Fee Portfolio whole loan will be principally serviced under the pooling and servicing agreement for the MSC 2017-H1 securitization. The Save Mart Portfolio whole loan and Lormax Stern Retail Development – Roseville whole loan will be principally serviced under the pooling and servicing agreement for the UBS 2017-C1 securitization. The 123 William Street whole loan will be principally serviced under the pooling and servicing agreement for the WFCM 2017-RB1 securitization. The Crossings at Hobart whole loan will be principally serviced under the pooling and servicing agreement for the CFCRE 2017-C8 securitization.

As of the closing date, the pari passu companion loans in the whole loans are expected to be held by the party identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

General Motors Building
767 Fifth Avenue
New York, NY 10153
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
The Lake
Boat House
Conservatory Pond
Bethesda Fountain
Strawberry Fields
Rumsey Playfield
The Mall
Sheep Meadow
East Green
The Dairy
Central Park Zoo
Wollman Rink
Heckscher Playground
The Pond
Central Park South
Whitney Museum of American Art
Emerging Image
Frick Collection
Asia Society
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Mt. Vernon Hotel Museum and Garden
Bloomingdale's
Bloomberg
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
Forum Gallery
The War Museum
Bergdorf Goodman, Louis Vuitton
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Museum of Modern Art
Lever House
399 Park
Citigroup Center
Lipstick Building
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
AXA Center
75 Rockefeller Plaza
Time-Life Building
345 Park
Gershwin Theatre
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Exxon Building
ITT-American Building
Palmolive Building
GE Building
ROCKEFELLER CENTER
Saks Fifth Avenue
Paramount Plaza
1 Rockefeller Plaza
Tower 49
US Plywood Building
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
UNITED NATIONS HEADQUARTERS
Bank of America Tower
Grand Central Terminal (Metro North)
Winstar Building
Condé Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Chrysler Building
QUEENS MIDTOWN TUNNEL
Bryant Park
New York Public Library
Daily News
New York Times Building
Republic Bank Tower
QUEENSBORO BRIDGE
East River
FDR Drive
METRO NORTH
Broadway
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
6th Ave.
7th Ave.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 58th St.
W. 57th St.
W. 55th St.
W. 53rd St.
W. 52nd St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
68TH ST/ HUNTER COLLEGE
63RD ST/ LEXINGTON
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
495
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
Long Island City
East Side
West Side
Midtown
Union City
Chelsea
Williamsburg
MANHATTAN
Greenwich Village
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – General Motors Building

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	AAAsf/AAA/AAA			Property Type:	Office
Original Principal Balance(1):	$115,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$115,000,000			Location:	New York, NY
% of Initial Pool Balance:	9.96%			Size:	1,989,983 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$738.70
Borrower Name:	767 Fifth Partners LLC			Year Built/Renovated:	1968/2005
Borrower Sponsors:	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC			Title Vesting:	Fee
Mortgage Rate:	3.430%			Property Manager:	Self-managed
Note Date:	June 7, 2017			4th Most Recent Occupancy (As of):	96.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	98.5% (12/31/2014)
Maturity Date:	June 9, 2027			2nd Most Recent Occupancy (As of):	96.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	96.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	95.0% (6/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	$168,011,596 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of)(3):	$165,315,617 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(3):	$150,511,664 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(3):	$151,425,346 (12/31/2016)
Additional Debt Type(1):	Pari Passu; Subordinate Secured Debt
				U/W Revenues:	$334,764,418
				U/W Expenses:	$107,458,009
				U/W NOI:	$227,306,409
Escrows and Reserves(2):				U/W NCF:	$221,544,794
				U/W NOI DSCR(1):	4.45x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	4.33x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	15.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	15.1%
TI/LC Reserve	$0	$0	NAP	As-Is Appraised Value:	$4,800,000,000
Replacement Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	May 8, 2017
Tenant Specific TI/LC Reserve	$107,946,183	$0	NAP	Cut-off Date LTV Ratio(1):	30.6%
Free Rent Reserve	$161,161,013	$0	NAP	LTV Ratio at Maturity(1):	30.6%

(1)	The General Motors Building Whole Loan (as defined below), totaling $2,300,000,000, is comprised of the General Motors Building Senior Loan Combination (as defined below) totaling $1,470,000,000 and the General Motors Building Junior Notes (as defined below) totaling $830,000,000. The non-controlling General Motors Building Mortgage Loan (as defined below) had an original principal balance of $115,000,000, has an outstanding principal balance of $115,000,000 as of the Cut-off Date and will be contributed to the WFCM 2017-C38 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the General Motors Building Senior Loan Combination. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF DY based on the General Motors Building Whole Loan are 47.9%, 2.77x and 9.6%, respectively.

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “General Motors Building Mortgage Loan”) is part of a whole loan (the “General Motors Building Whole Loan”) evidenced by (i) a senior loan tranche (the “General Motors Building Senior Loan Combination”), and (ii) a subordinate loan tranche (the “General Motors Building Junior Notes”), secured by the fee interest in an office building located in New York, New York (the “General Motors Building Property”). The General Motors Building Whole Loan was co-originated on June 7, 2017 by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., Deutsche Bank AG, New York Branch and Wells Fargo Bank, National Association (the “General Motors Building Whole Loan Origination Syndicate”). The General Motors Building Whole Loan had an original principal balance of $2,300,000,000, has an outstanding principal balance as of the Cut-off Date of $2,300,000,000 and accrues interest at an interest rate of 3.430% per annum. The General Motors Building Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the General Motors Building Whole Loan. The General Motors Building Whole Loan matures on June 9, 2027.

The General Motors Building Mortgage Loan, evidenced by certain notes of the General Motors Building Senior Loan Combination, which will be contributed to the WFCM 2017-C38 Trust, had an original aggregate principal balance of $115,000,000, has an outstanding aggregate principal balance as of the Cut-off Date of $115,000,000 and represents a senior pari passu non-controlling interest in the General Motors Building Whole Loan. Certain notes of the General Motors Building Senior Loan Combination (totaling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

$520,000,000) and the General Motors Building Junior Notes (totaling $830,000,000) are expected to be contributed to the BXP 2017-GM Trust and represent the controlling interest in the General Motors Building Whole Loan. The remaining notes from the General Motors Building Senior Loan Combination, which had an aggregate original principal balance of $835,000,000, are expected to be contributed to future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further or otherwise sold outside of the General Motors Building Whole Loan Origination Syndicate. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—General Motors Building Whole Loan” in the Preliminary Prospectus.

General Motors Building Whole Loan ($2,300,000,000)

(1)	Balances are subject to change.

Following the lockout period, on any date before December 9, 2026, the borrower has the right to defease the General Motors Building Whole Loan in whole, but not in part. In addition, the General Motors Building Whole Loan is prepayable without penalty on or after December 9, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 7, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$2,300,000,000	100.0%	Loan payoff	$1,606,000,000	69.8%
			Closing costs	41,107,676	1.8
			Return of equity	652,892,324	28.4
Total Sources	$2,300,000,000	100.0%	Total Uses	$2,300,000,000	100.0%

The Property. The General Motors Building Property is a 50-story office building comprised of approximately 1,989,983 total square feet, including approximately 187,954 square feet of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property net rentable area (“NRA”) is leased by investment grade or Am Law 100 law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten gross rent. The General Motors Building Property serves as the global headquarters for Weil, Gotshal & Manges (24.6% of NRA, 19.3% of underwritten base rent), which has been in occupancy since the building was constructed in 1968, headquarters for Aramis, an Estée Lauder company and another original tenant at the General Motors Building, (15.1% of NRA, 10.3% of underwritten base rent), a flagship retail location for Under Armour (2.5% of NRA, 11.3% of underwritten base rent), BAMCO (5.3% of NRA, 8.0% of underwritten base rent) and Apple’s flagship retail store (5.3% of NRA, 6.8% of underwritten base rent). The top five tenants by underwritten base rent at the General Motors Building Property occupy 52.8% of NRA and comprise 55.6% of the underwritten base rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years. The General Motors Building Property has a nine year average historical occupancy of 97.4% dating back to 2008.

According to the borrower sponsor, since acquiring the General Motors Building Property in 2008 and through 2016, Boston Properties has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property and is budgeted to spend approximately $79.5 million in 2017. As part of the 2017 renovations, Apple is expected to expand its space by approximately 34,000 square feet, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade. Under Armour’s space is currently occupied by Apple while the Apple cube space and expansion is under construction. Under Armour is not currently in occupancy or paying rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

The following table presents certain information relating to the tenancies at the General Motors Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Weil, Gotshal & Manges	NR/NR/NR	489,867	24.6%	$104.68	$51,278,352	19.3%	Various(3)
Under Armour(4)	NR/Baa2/BB+	49,582	2.5%	$605.06	$29,999,945	11.3%	6/30/2034
Aramis(5)	NR/A2/A+	299,895	15.1%	$91.80	$27,530,236	10.3%	3/31/2020
BAMCO	NR/NR/NR	105,579	5.3%	$201.65	$21,290,010	8.0%	5/31/2035
Apple(6)	NR/Aa1/AA+	105,748	5.3%	$170.76	$18,057,615	6.8%	Various
Perella Weinberg	NR/NR/NR	130,155	6.5%	$95.21	$12,392,687	4.7%	1/31/2022
JP Morgan Chase	A+/A3/A-	7,500	0.4%	$1,464.10	$10,980,750	4.1%	5/31/2021
Cartier	NR/NR/NR	11,745	0.6%	$757.05	$8,891,545	3.3%	12/31/2018
Balyasny Asset Management	NR/NR/NR	63,606	3.2%	$128.14	$8,150,250	3.1%	12/31/2027(7)
GM(8)	BBB/Baa3/BBB	76,200	3.8%	$92.00	$7,010,400	2.6%	3/31/2020
Total Major Tenants		1,339,877	67.3%	$145.97	$195,581,790	73.4%

Non-Major Tenants		550,242	27.7%	$128.55	$70,735,275	26.6%

Occupied Collateral Total		1,890,119	95.0%	$140.90	$266,317,065	100.0%

Vacant Space		99,864	5.0%

Collateral Total		1,989,983	100.0%

(1)	Certain ratings provided are for the parent company of the tenant whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent excludes $11,269,632 ($5.66 PSF) of total underwritten straight line rents through the tenants’ respective lease terms associated with Weil, Gotshal & Manges ($6,010,916) and Apple ($4,107,800), as well as other tenants.
(3)	Weil, Gotshal & Manges leases 100,024 square feet of space through August 31, 2019 and 389,843 square feet through August 31, 2034. Weil, Gotshal & Manges has the right to terminate (a) its 20,791 square feet of below grade storage space, at any time, and (b) either (i) its 38,900 square feet of space on the 22nd floor or (ii) its 39,900 square feet space on the 32nd floor, on or after August 31, 2022.
(4)	Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple cube space and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s rent. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.
(5)	Aramis subleases 9,725 square feet of its space on the 46th floor to GF Capital Management & Advisors, LLC at $107.00 PSF.
(6)	Apple is temporarily occupying the space expected to be occupied by Under Armour once its lease commences while the Apple cube space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 square feet through December 31, 2018 and 102,994 square feet through January 31, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 square feet of expansion space commencing in August 2017.
(7)	Balyasny Asset Management may terminate its lease effective December 31, 2022 with a minimum of one year’s notice and payment of a termination fee. Balyasny Asset Management has six months of free rent on its 34th floor space, totaling $1,481,625.
(8)	GM subleases 38,100 square feet on the 14th floor to Grosvenor Capital Management Holdings, LLLP at $80.00 per square foot and 38,100 square feet on the 16th floor to Reservoir Operations, L.P. at $85.00 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

The following table presents certain information relating to the lease rollover schedule at the General Motors Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	11,226	0.6%	11,226	0.6%	$993,600	0.4%	$88.51
2018	6	52,373	2.6%	63,599	3.2%	$15,456,871	5.8%	$295.13
2019	9	106,096	5.3%	169,695	8.5%	$9,123,113	3.4%	$85.99
2020	22	532,016	26.7%	701,711	35.3%	$50,741,831	19.1%	$95.38
2021	4	35,486	1.8%	737,197	37.0%	$16,570,250	6.2%	$466.95
2022	8	144,898	7.3%	882,095	44.3%	$14,412,478	5.4%	$99.47
2023	2	2,747	0.1%	884,842	44.5%	$1,870,937	0.7%	$681.08
2024	1	38,100	1.9%	922,942	46.4%	$3,429,000	1.3%	$90.00
2025	3	66,347	3.3%	989,289	49.7%	$6,783,128	2.5%	$102.24
2026	6	48,201	2.4%	1,037,490	52.1%	$9,096,994	3.4%	$188.73
2027	6	99,324	5.0%	1,136,814	57.1%	$12,273,236	4.6%	$123.57
Thereafter	38	753,305	37.9%	1,890,119	95.0%	$125,565,627	47.1%	$166.69
Vacant	0	99,864	5.0%	1,989,983	100.0%	$0	0.0%	$0.00
Total/Weighted Average	106	1,989,983	100.0%			$266,317,065	100.0%	$140.90

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Annual U/W Base Rent excludes $11,269,632 ($5.66 PSF) of total underwritten straight line rents through the tenants’ respective lease terms associated with Weil, Gotshal & Manges ($6,010,916) and Apple ($4,107,800), as well as other tenants.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the General Motors Building Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	6/1/2017(2)
98.5%	98.2%	95.5%	96.9%	98.5%	96.7%	96.3%	95.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the General Motors Building Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$266,317,065(1)	79.6%	$133.83
Straight Line Rent	0	0	0	0	11,269,632(2)	3.4	5.66
Grossed Up Vacant Space	0	0	0	0	16,547,756(3)	4.9	8.32
Percentage Rent	13,435,678	11,075,213	9,266,920	5,301,583	4,921,916(4)	1.5	2.47
Mark to Market	0	0	0	0	17,100,676	5.1	8.59
Total Reimbursables	29,544,790	35,800,858	38,501,366	39,027,298	27,629,542	8.3	13.88
Other Income(5)	20,814,262	13,270,276	8,240,130	5,169,082	7,525,587	2.2	3.78
Less Vacancy & Credit Loss	0	0	0	0	(16,547,756)(3)	(4.9)	(8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$334,764,418	100.0%	$168.22

Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$107,458,009	32.1%	$54.00

Net Operating Income	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$227,306,409	67.9%	$114.23
TI/LC	0	0	0	0	5,363,618	1.6	2.70
Capital Expenditures	0	0	0	0	397,997	0.1	0.20
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$221,544,794	66.2%	$111.33

NOI DSCR(6)	3.29x	3.23x	2.94x	2.96x	4.45x
NCF DSCR(6)	3.29x	3.23x	2.94x	2.96x	4.33x
NOI DY(6)	11.4%	11.2%	10.2%	10.3%	15.5%
NCF DY(6)	11.4%	11.2%	10.2%	10.3%	15.1%

(1)	U/W Base Rent is based on the rent roll as of June 1, 2017, and includes rent steps through June 2018. Lenders have made various adjustments to the in place rents which are detailed below.
i.	Apple is currently undergoing a major renovation to their Apple cube space. During the renovations, Apple is occupying the former FAO Schwarz space as temporary space until the earlier of the completion of their renovations or the outside kick out date of December 31, 2018. The Lenders have underwritten to base rent as of January 2019 in conjunction with the Under Armour lease commencement date. Apple is currently paying annual contractual rent of $12,500,004 on the temporary space, which steps up to $24,000,000 annually in August 2018 in addition to their existing lease for the Apple cube space. Lenders are underwriting $18,057,615 in base rent and $19,429,881 in gross rent for Apple.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

ii.	Under Armour has executed a lease commencing in January 2019 for the space that is currently occupied by Apple as temporary space. Lenders have underwritten to the contractual rent in January 2019 when the lease commences. BPLP provided a payment guarantee for the gap rent between what Apple is currently paying to occupy its temporary space and what Under Armour will pay once its lease commences.
iii.	Weil, Gotshal & Manges has executed a renewal for 389,843 square feet of its space through August 2034, commencing in September 2019. For these spaces Lenders have underwritten September 2019 rents. For the space not extended, Lenders have underwritten contractual in-place rent inclusive of 12 months’ rent steps and existing recoveries. BPLP provided a payment guarantee for the gap rent between Weil, Gotshal & Manges’ current rent and their underwritten rent which commences in September 2019.
iv.	BAMCO has executed a renewal to extend their lease to May 2035, commencing in January 2024 for a weighted average base rent of approximately $201.65 PSF. BAMCO’s in place weighted average base rent is approximately $147.77 PSF. The gap rent between closing and the renewal rent commencing in January 2024 is guaranteed by BPLP. After the expiry of the BPLP guaranty, the Lenders have underwritten to the lower of market or in place rent.
v.	Continental Grain is currently subleasing from GM and has executed a direct lease commencing in April 2020 on the expiration of their existing sublease. GM is currently paying $92.00 per square foot in base rent. The Lenders have underwritten the tenant’s direct rent in 2020 of $110.00 PSF. BPLP provided a guaranty for the gap rent until 2020.
(2)	Net present value step rent credit for investment grade and AmLaw 100 law firm tenants through the tenants lease expirations. Tenants with U/W straight line rents include $11,269,632 ($5.66 PSF) of total underwritten straight line rents through the tenants’ respective lease terms associated with Weil, Gotshal & Manges ($6,010,916) and Apple ($4,107,800), as well as other tenants.
(3)	Vacancy is underwritten to current physical vacancy of 5.0%.
(4)	Apple has an abatement period for its percentage rent component that commences in October 2017. Once Apple has moved back into its space, it will be required to pay 2.25% in percentage rent above $200,000,000 a year in sales. BPLP provided a guaranty for the estimated gap percentage rent. U/W Percentage Rent is equal to the average Apple sales from 2013 through 2016 over the new $200,000,000 breakpoint and the 2.25% percentage rent.
(5)	Other income consists of primarily antenna income, direct utilities income and service income.
(6)	The debt service coverage ratios and debt yields are based on the General Motors Building Whole Loan.

Appraisal. As of the appraisal valuation date of May 8, 2017, the General Motors Building Property had an “as-is” appraised value of $4,800,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 9, 2017, there are no recognized environmental conditions at the General Motors Building Property.

Market Overview and Competition. The General Motors Building Property is located on the entire city block bounded by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The Property is surrounded by many of New York’s landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several major transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million square feet of Class A office space, 6.4 million square feet of Class B office space and 481,485 square feet of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 per square foot, above the direct primary Midtown Manhattan average of $88.93 per square foot. As of first quarter 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million square feet of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 per square foot.

The appraisal identified 29 comparable office properties totaling approximately 20.0 million square feet that exhibited a gross rental range of $75.00 per square foot to $200.00 per square foot and a weighted average occupancy rate of approximately 90.5% for direct space. Of the 29 buildings surveyed, seven are considered directly competitive with the General Motors Building Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 per square foot to $200.00 per square foot and a weighted average direct occupancy of approximately 86.0%, and excluding 9 West 57th Street, whose ownership has been historically very selective in its leasing, the average direct occupancy rate for these buildings is 94.0%, compared to 90.5% for all the competitive buildings compared with the General Motors Building Property, and 91.3% for Class A space within Midtown as a whole.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

The following tables present certain information relating to comparable leases for the General Motors Building Property:

Comparable Office Leases(1)

Property Location	Year Built	Stories	Total Office GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
590 Madison Avenue New York, New York	1982	43	1,016,413	Cemex	February 2017 / 15.0 Yrs.	5,903	$145.00	Gross
520 Madison Avenue New York, New York	1982	43	849,600	CIC Union	January 2017 / 10.0 Yrs.	46,822	$127.00	Gross
375 Park Avenue New York, New York	1958	38	830,009	Servcorp NYC	January 2017 / 10.0 Yrs.	9,572	$173.00	Gross
9 West 57th Street New York, New York	1971	50	1,500,000	Qatar Investment Authority	January 2017 / 10.0 Yrs	14,000	$180.00	Gross
650 Madison Avenue New York, New York	1987	27	521,544	Carson Family Trust	January 2017 / 10.0 Yrs	4,002	$120.00	Gross
450 Park Avenue New York, New York	1972/2003	33	247,242	Banco Bradesco	December 2016 / 13.0 Yrs	21,822	$149.00	Gross
399 Park Avenue New York, New York	1961	39	1,250,000	Morgan Stanley	July 2016 / 15.0 Yrs	110,025	$108.50	Gross
9 West 57th Street New York, New York	1971	50	1,500,000	Zimmer Partners	July 2016 / 10.0 Yrs	20,100	$155.00	Gross
375 Park Avenue New York, New York	1958	38	830,009	Fried Frank	June 2016 / 6.0 Yrs	11,703	$167.00	Gross
375 Park Avenue New York, New York	1958	38	830,009	Strategic Asset Services	May 2016 / 7.0 Yrs	16,000	$165.00	Gross

(1)	Information obtained from the appraisal.

Comparable Retail Leases(1)

Property Location	Tenant Name	Lease Date/Term	Lease Area (SF)	Level	Annual Base Rent PSF	Lease Type
723 Madison Avenue New York, New York	Paule Ka	December 2016 / 10.0 Yrs	1,661	Lower, Ground, Second	(2)	Gross
650 Fifth Avenue New York, New York	Nike	December 2016 / 15.5 Yrs	69,214	Lower – Sixth	(3)	Gross
680 Madison Avenue New York, New York	Tom Ford	August 2016 / 10.0 Yrs	8,470	Ground, Second	(4)	Gross
683 Fifth Avenue New York, New York	Stuart Weitzman	June 2016 / 10.0 Yrs	1,281	Ground	$3,903.20	Gross
685 Fifth Avenue New York, New York	Coach	February 2016 / 10.0 Yrs	24,149	Lower, Ground, Mezz, Second, Third	(5)	Gross
683 Madison Avenue New York, New York	Bally’s	January 2016 / 10.0 Yrs	3,013	Ground	$1,660.00	Gross
730 Fifth Avenue New York, New York	Zegna	February 2016 / 15.0 Yrs	11,580	Lower, Ground, Mezz, Second	(6)	Gross
650 Madison Avenue New York, New York	Moncler	September 2015 / 10.0 Yrs	3,000	Ground	$1,500.00	Gross
(1)	Information obtained from the appraisal and a third party market report.

(2)	Paule Ka has a blended Annual Base Rent PSF of $874.31, which represents $50.00 per square foot on its lower level space (415 square feet), $1,600 per square foot on its ground floor space (867 square feet) and $125.00 per square foot on its second floor space (379 square feet).

(3)	Nike has a blended Annual Base Rent PSF of $479.53, which represents $50.00 per square foot on its lower level space (4,706 square feet), $3,500.00 per square foot on its ground floor space (7,008 square feet), $350.00 per square foot on its second floor space (9,500 square feet), $200.00 per square foot on its third floor space (12,000 square feet), $75.00 per square foot on its fourth floor space (12,000 square feet), $75.00 per square foot on its fifth floor space (12,000 square feet), and $75.00 per square foot on its sixth floor space (12,000 square feet).

(4)	Tom Ford has a blended Annual Base Rent PSF of $743.80, which represents $1,650.00 per square foot on its ground floor space (3,470 square feet), $115.00 per square foot on its second floor space (5,000 square feet).

(5)	Coach has a blended Annual Base Rent PSF of $869.60, which represents $150.00 per square foot on its lower level space (5,247 square feet), $3,550.00 per square foot on its ground floor space (4,627 square feet), $200.00 per square foot on its mezzanine level space (1,601 square feet), $400.00 per square foot on its second floor space (6,337 square feet) and $150.00 per square foot on its third floor space (6,337 square feet).

(6)	Zegna has a blended Annual Base Rent PSF of $621.76, which represents $150.00 per square foot on its lower level space (850 square feet), $3,515 per square foot on its ground floor space (1,600 square feet), $200.00 per square foot on its mezzanine level space (1,600 square feet) and $150.00 per square foot on its second floor space (7,530 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

The Borrower. The borrower is 767 Fifth Partners LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the General Motors Building Whole Loan. Boston Properties Limited Partnership is the guarantor of certain nonrecourse carveouts under the General Motors Building Whole Loan.

The Borrower Sponsor. The borrower sponsors are Boston Properties Limited Partnership (“BPLP”), 767 LLC and Sungate Fifth Avenue LLC. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable square feet. New York is Boston Properties’ largest market by net operating income, generating annualized net operating income of approximately $452 million as of the first quarter 2017. For the same time period, its New York CBD portfolio was 94.3% leased at an average rental rate of $102.50 PSF.

Escrows. The General Motors Building Whole Loan documents provide for upfront escrows at origination in the amount of $107,946,183 for existing tenant improvement and leasing commissions costs (TI/LCs) and $161,161,013 for in existing gap rent and free rent obligations. At origination, BPLP provided a BPLP Guaranty in lieu of depositing $107,946,183 for existing TI/LCs and $161,161,013 in existing gap rent and free rent obligations. The loan documents do not require ongoing monthly reserve deposits for TI/LCs and replacement reserves. The General Motors Building Whole Loan documents do not require ongoing monthly deposits for real estate taxes and insurance premiums so long as (i) no event of default has occurred or is continuing; (ii) the debt service coverage ratio being at least 1.20x. During a Cash Management Sweep Period (as defined below), monthly reserves for real estate taxes and insurance (unless the General Motors Building Property is insured as part of a “blanket” policy reasonably acceptable to the lenders) equal to one-twelfth of the amount that the lenders reasonably estimate will be collected. All excess cash flow will be swept and held as additional collateral for the General Motors Building Whole Loan during a Cash Management Sweep Period and disbursed pursuant to the General Motors Building Whole Loan documents.

Lockbox and Cash Management. The General Motors Building Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs all tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of Cash Management Sweep Period, all funds are required to be distributed to the borrower. During a Cash Management Sweep Period, all rents are required to be swept to a lender-controlled cash management account.

A “Cash Management Sweep Period” will commence upon the occurrence of (i) an event of default under the General Motors Building Whole Loan documents or (ii) debt service coverage ratio (“DSCR”) being less than 1.20x at the end of any calendar quarter. A Cash Management Sweep Period will end, with respect to clause (i) upon the cure of such event of default; or, with respect to clause (ii), upon (a) the DSCR being 1.20x or greater for one calendar quarter or (b) the borrower’s delivery of (x) cash to be held as an additional reserve fund, (y) a letter of credit in accordance with the loan documents or (z) so long as BPLP’s senior unsecured credit rating “BBB” or higher by S&P and “Baa3” or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the DSCR to equal at least 1.20x for one calendar quarter.

Property Management. The General Motors Building Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the General Motors Building Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates and similar confirmations from each rating agency rating any securities backed by any portion of the General Motors Building Whole Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The General Motors Building Whole Loan includes the General Motors Building Junior Notes with an aggregate original principal balance of $830,000,000 that are expected to be contributed to the BXP 2017-GM transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—General Motors Building Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The General Motors Building Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the General Motors Building Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity and subject to a cap equal to two times the premium for the casualty coverage on a stand-alone basis.

Windstorm Insurance. The General Motors Building Whole Loan documents require windstorm insurance covering the full replacement cost of General Motors Building Property during the General Motors Building Whole Loan term. At the time of origination, the General Motors Building Property has windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

Los Angeles International Airport
El Segundo
Dockweiler State Beach
Inglewood
Hawthorne
Hawthorne Municipal Airport
Del Aire
Compton
Gardena
Lawndale
Alondra Park
Manhattan Beach
Manhattan Beach County Park
Hermosa Beach
Redondo Beach
Torrance
Pacific Ocean
Redondo Beach State Park
LOS ANGELES COUNTY
Carson
LOS ANGELES
Lomita
Palos Verdes Estates
Rolling Hills Estates
Rolling Hills
Rancho Palos Verdes
San Pedro
Wilmington
Terminal Island
PORT OF LOS ANGELES
Downtown Los Angeles 11 miles
Downtown Long Beach 4 miles
Del Amo Fashion Center
3525 West Carson Street
Torrance, CA 90503
Torrance Memorial Medical Center
Torrance Airport
South Bay Galleria
El Camino College
Cal. State University - Dominguez Hills
Harbor UCLA Medical Center
Los Angeles Harbor College
South Coast Botanic Garden
San Diego Fwy
Harbor Fwy
Pacific Coast Hwy
Carson St
Artesia Blvd
Hawthorne Blvd
Crenshaw Blvd

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Del Amo Fashion Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association; Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	AA-/BBB-/Baa1			Property Type:	Retail
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$60,000,000			Location:	Torrance, CA
% of Initial Pool Balance:	5.2%			Size:	1,769,525 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$259.56
Borrower Names:	Del Amo Fashion Center Operating Company, L.L.C.; Del Amo Residual Operating Company, L.L.C.			Year Built/Renovated:	1961/2017
Borrower Sponsor:	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.			Title Vesting:	Fee
Mortgage Rate:	3.6575%			Property Manager:	Self-managed
Note Date:	May 12, 2017			4th Most Recent Occupancy (As of)(3):	93.5% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	86.1% (12/31/2015)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of):	91.5% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of):	85.2% (5/15/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	85.2% (5/15/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$28,984,156 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$35,039,436 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$51,101,092 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$53,218,707 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu; Subordinate Secured Debt
				U/W Revenues:	$81,259,520
				U/W Expenses:	$21,915,628
				U/W NOI:	$59,343,892
				U/W NCF:	$56,965,434
Escrows and Reserves(2):				U/W NOI DSCR(1):	3.48x
				U/W NCF DSCR(1):	3.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.9%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$1,155,000,000
Replacement Reserves	$0	Springing	$446,400	As-Is Appraisal Valuation Date:	April 23, 2017
TI/LC Reserve	$0	Springing	$6,465,600	Cut-off Date LTV Ratio(1):	39.8%
Other	$8,071,240	$0	NAP	LTV Ratio at Maturity or ARD(1):	39.8%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Del Amo Fashion Center Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) that is evidenced by 16 pari passu promissory A-notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, 16 promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other (such A-Notes and B-Notes, collectively, the “Del Amo Fashion Center Senior Loan”) and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation (collectively, the “Del Amo Fashion Center Subordinate Loan”), which are secured by a first priority fee mortgage encumbering 1,769,525 square feet of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Notes A-2-3 and B-2-3 (contributed by Barclays Bank PLC), and A-4-3 and B-4-3 (contributed by Wells Fargo Bank, National Association), in the aggregate principal amount of $60,000,000, are from each of the A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the WFCM 2017-C38 securitization trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

The Del Amo Fashion Center Whole Loan was co-originated on May 12, 2017 by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale. The Del Amo Fashion Center Whole Loan had an original principal balance of $585,000,000, has an outstanding principal balance as of the Cut-off Date of $585,000,000 and accrues interest at an interest rate of 3.6575% per annum. The Del Amo Fashion Center Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan matures on June 1, 2027.

Notes A-2-3, B-2-3, A-4-3 and B-4-3, which will be contributed to the WFCM 2017-C38 Trust, had an aggregate original principal balance of $60,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 and represent a non-controlling interest in the Del Amo Fashion Center Whole Loan. The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Del Amo Fashion Center Whole Loan” in the Preliminary Prospectus.

Note Summary(1)(2)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$12,125,000	DAFC 2017-AMO(3)	Yes
A-1-2	$36,821,000	BANK 2017-BNK5(4)	No
A-1-3	$24,547,000	Bank of America, NA	No
A-1-4	$20,457,000	Bank of America, NA	No
A-2-1	$12,125,000	DAFC 2017-AMO(3)	No
A-2-2	$36,821,000	Barclays Bank PLC	No
A-2-3	$24,547,000	WFCM 2017-C38	No
A-2-4	$20,457,000	Barclays Bank PLC	No
A-3-1	$12,125,000	DAFC 2017-AMO(3)	No
A-3-2	$32,730,000	Société Générale	No
A-3-3	$28,638,000	Société Générale	No
A-3-4	$20,457,000	Société Générale	No
A-4-1	$12,125,000	DAFC 2017-AMO(3)	No
A-4-2	$36,821,000	BANK 2017-BNK5(4)	No
A-4-3	$24,547,000	WFCM 2017-C38	No
A-4-4	$20,457,000	Wells Fargo Bank, NA	No
B-1-1	$2,700,000	DAFC 2017-AMO(3)	No
B-1-2	$8,179,000	BANK 2017-BNK5(4)	No
B-1-3	$5,453,000	Bank of America, NA	No
B-1-4	$4,543,000	Bank of America, NA	No
B-2-1	$2,700,000	DAFC 2017-AMO(3)	No
B-2-2	$8,179,000	Barclays Bank PLC	No
B-2-3	$5,453,000	WFCM 2017-C38	No
B-2-4	$4,543,000	Barclays Bank PLC	No
B-3-1	$2,700,000	DAFC 2017-AMO(3)	No
B-3-2	$7,270,000	Société Générale	No
B-3-3	$6,362,000	Société Générale	No
B-3-4	$4,543,000	Société Générale	No
B-4-1	$2,700,000	DAFC 2017-AMO(3)	No
B-4-2	$8,179,000	BANK 2017-BNK5(4)	No
B-4-3	$5,453,000	WFCM 2017-C38	No
B-4-4	$4,543,000	Wells Fargo Bank, NA	No
Subordinate Loan	$125,700,000	DAFC 2017-AMO(3)	No
Total	$585,000,000
(1)	The promissory notes currently held by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale and are expected to be contributed to future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	The B-Notes are subordinate to the A-Notes.

(3)	Notes A-1-1, A-2-1, A-3-1, A-4-1, B-1-1, B-2-1, B-3-1, B-4-1 and the Subordinate Loan are expected to be contributed to the DAFC 2017-AMO transaction.

(4)	Notes A-1-2, A-4-2, B-1-2, B-4-2 are expected to be contributed to the BANK 2017-BNK5 transaction.

Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Del Amo Fashion Center Whole Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 2, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

Sources and Uses

Sources			Uses
Original whole loan amount(1)	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	3,288,487	0.6
			Return of Equity:	70,584,168	12.1
Total Sources	$585,000,000	100.0%	Total Uses	$585,000,000	100.0%
(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of sixteen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, sixteen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000, and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 square feet of traditional mall, open air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million square feet Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel, restaurants including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant), entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open), as well as over 100 in-line retailers and brands including 25 first-to-market brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Collateral anchors include J.C. Penney and Nordstrom. The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. Included in the collateral are 11,892 parking spaces (approximately 6.7 spaces per 1,000 square feet).

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700, floor to ceiling living plant walls, skylights and lounge areas with complimentary Wi-Fi, (ii) the addition of approximately 350,000 square feet of in-line shops, the Nordstrom anchor and a multi-level parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads, BRIO Tuscan Grille and EMC Seafood & Raw Bar (which is expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s which is expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

The following table presents certain information relating to the tenancy at the Del Amo Fashion Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB-	423,307		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CC/Caa2/CCC+	313,495

Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$2.80	$457,325	0.9%	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(4)	$0(4)	0.0%(4)	$373	N/A	2/28/2031
AMC Theaters	NR/B1/NR	76,800	4.3%	$39.93	$3,066,624	6.1%	$961,500(6)	17.7%	9/30/2021
Total Anchor Tenants		378,146	21.4%	$14.67(5)	$3,523,949	7.0%

Major Tenants
LA Fitness	NR/NR/NR	47,137	2.7%	$38.02	$1,792,237	3.6%	N/A	N/A	1/31/2022
Dave & Buster’s(7)	NR/NR/NR	42,336	2.4%	$34.00	$1,439,424	2.9%	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$16.25	$1,352,163	2.7%	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$42.90	$1,076,189	2.1%	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$39.20	$1,050,625	2.1%	$328	12.0%	10/31/2027
Burlington Coat Factory	NR/NR/NR	60,000	3.4%	$14.00	$840,000	1.7%	N/A	N/A	1/31/2025(8)
Marshalls(7)	NR/A2/A+	30,716	1.7%	$24.50	$752,542	1.5%	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$66.19	$741,858	1.5%	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$39.62	$712,799	1.4%	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$35.00	$707,595	1.4%	$377	13.4%	1/31/2018
Total Major Tenants		364,702	20.6%	$28.70	10,465,431	20.8%

Non-Major Tenants(9)		764,810	43.2%	$47.61	$36,415,851	72.2%

Occupied Collateral Total		1,507,658	85.2%	$33.43	$50,405,231	100.0%

Vacant Space		261,867	14.8%

Collateral Total		1,769,525	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 1, 2018.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending March 31, 2017 for Old Navy and XXI Forever, and 2016 for all other tenants.

(4)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.

(5)	The Total Anchor Tenants Annual U/W Base Rent PSF excludes Nordstrom square footage. Including Nordstrom, the Annual U/W Base Rent PSF is $9.32.

(6)	Most Recent Sales PSF represents Sales per screen, based on 18 screens.

(7)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.

(8)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.

(9)	Non-Major Tenants includes eleven tenants (2.1% of NRA and 3.4% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

As of the trailing-twelve-month period ended March 31, 2017, the Del Amo Fashion Center Property had total comparable in-line sales of $124.3 million, with average in-line sales of $611 PSF and an occupancy cost of 13.7%. While the renovations and redevelopment have been ongoing at the Del Amo Fashion Center Property since 2013, in-line sales per square foot have grown from $441 per square foot to $611 per square foot, representing a 39% increase from 2013 to the trailing twelve month period ended March 31, 2017.

The following table presents a summary of historical comparable in-line sales at the Del Amo Fashion Center Property following table presents certain information relating to the historical anchor sales at the Del Amo Fashion Center Property:

Comparable In-Line Sales Summary(1)

	2013	2014	2015	2016	3/31/2017 TTM
In-Line Sales PSF	$441	$449	$499	$560	$611
Occupancy Cost	14.3%	14.7%	15.9%	14.4%	13.7%
(1)	Information as provided by the borrower sponsor and only include tenants reporting comparable sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

The following table presents certain information relating to the historical anchor sales at the Del Amo Fashion Center Property:

Anchor Sales Summary

Tenant Name	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral) (2)(4)	$32,500,000	$30,200,000	NAV(5)	$96
Nordstrom(6)	NAV	NAV	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theaters(7)	$17,979,000	$18,114,000	$17,307,000	$961,500
(1)	Sales (PSF) reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.

(3)	Macy’s currently operates two stores at the Del Amo Fashion Center Property, totaling 423,307 square feet. Sales figures are representative of both stores. 2014 sales represent three Macy’s stores.

(4)	Sears occupies 313,495 square feet, with approximately two levels being used for merchandizing and one level being used for office space. When excluding the office space, the adjusted estimated Sales PSF are approximately $144 per square feet.

(5)	2016 sales data not yet available.

(6)	Nordstrom opened in October 2015.

(7)	AMC Theaters Sales PSF reflects sales per screen, based on 18 screens.

The following table presents certain information relating to the lease rollover schedule at the Del Amo Fashion Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM/2017	8	26,342	1.5%	26,342	1.5%	$1,040,552	2.1%	$39.50
2018	11	204,233	11.5%	230,575	13.0%	$2,054,097	4.1%	$10.06
2019	16	45,696	2.6%	276,271	15.6%	$2,051,118	4.1%	$44.89
2020	12	88,993	5.0%	365,264	20.6%	$2,174,566	4.3%	$24.44
2021	10	115,598	6.5%	480,862	27.2%	$4,593,303	9.1%	$39.74
2022	11	67,982	3.8%	548,844	31.0%	$3,243,680	6.4%	$47.71
2023	4	75,763	4.3%	624,607	35.3%	$1,365,309	2.7%	$18.02
2024	17	51,974	2.9%	676,581	38.2%	$3,595,680	7.1%	$69.18
2025	44	176,862	10.0%	853,443	48.2%	$8,913,244	17.7%	$50.40
2026	56	222,472	12.6%	1,075,915	60.8%	$11,548,229	22.9%	$51.91
2027	22	202,821	11.5%	1,278,736	72.3%	$6,772,847	13.4%	$33.39
Thereafter	6	228,922	12.9%	1,507,658	85.2%	$3,052,606	6.1%	$13.33
Vacant	0	261,867	14.8%	1,769,525	100.0%	$0	0.0%	$0.00
Total/Weighted Average	217	1,769,525	100.0%			$50,405,231	100.0%	$33.43
(1)	Information obtained from the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Del Amo Fashion Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	5/15/2017(2)(3)
93.5%	86.1%	91.5%	85.2%
(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Del Amo Fashion Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	63.4%	$29.13
Grossed Up Vacant Space(2)	0	0	0	0	11,430,694	14.1	6.46
Total Reimbursables	12,142,979	15,224,540	25,514,526	26,374,801	25,211,150	31.0	14.25
Specialty Leasing Income(3)	1,960,645	2,348,117	3,373,175	3,266,342	3,366,899	4.1	1.90
Other Income(4)	584,173	964,983	1,396,597	1,359,783	1,135,576	1.4	0.64
Less Vacancy & Credit Loss	(316,274)	(134,368)	(441,700)	(630,344)	(11,430,694)	(-14.1)	(6.46)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	100.0%	$45.92
Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	27.0%	$12.39

Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	73.0%	$33.54
Capital Expenditures	0	0	0	0	223,460	0.3	0.13
TI/LC	0	0	0	0	2,154,999	2.7	1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	70.1%	$32.19

NOI DSCR(5)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(5)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI DY(5)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF DY(5)	6.3%	7.6%	11.1%	11.6%	12.4%
(1)	U/W Base Rent includes contractual rent steps through July 1, 2018.

(2)	Grossed up vacant space includes gross-up rent and recoveries.

(3)	Specialty leasing income includes income from temporary rental of available in-line space, kiosks, and carts as well as miscellaneous sources such as special events.

(4)	Other income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.

(5)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

Appraisal. As of the appraisal valuation date of April 23, 2017, the Del Amo Fashion Center Property had an “as-is” appraised value of $1,155,000,000. The appraiser also concluded to an “as-stabilized” value of $1,255,000,000 as of May 1, 2019, which equates to an “as-stabilized” loan-to-value-ratio of 36.6%.

Environmental Matters. According to a Phase I environmental site assessment dated April 17, 2017, there was no evidence of any recognized environmental conditions at the Del Amo Fashion Center Property.

Market Overview and Competition. The Del Amo Fashion Center Property is located in Torrance, California, in the coastal area of Los Angeles’ South Bay. Family-friendly destinations such as Disneyland Resort and Santa Catalina Island as well as the numerous local beaches provide tourist attractions within a short distance of Torrance. Torrance is also the U.S. home base for the Japanese corporations Honda, Mitsuwa and All Nippon Airways, as well as Honeywell and Robinson Helicopters.

According to the appraisal, the Del Amo Fashion Center Property is located within 4.5 miles of the Kings Harbor Marina, within 10.5 miles of the Los Angeles Airport (LAX), in close proximity to I-110 and I-405, and near high income demographic areas including Palos Verdes Peninsula, Redondo Beach, Hermosa and Manhattan Beach. Demographics surrounding the Del Amo Fashion Center Property include a 5-mile radius population of 504,851 with an average household income of $112,287 as of December 2016.

The Del Amo Fashion Center Property is located in the South Bay/Torrance submarket of Los Angeles, which as of year-end 2016 contained 6,154,000 square feet (9.1% of the broader Los Angeles retail market inventory) with a vacancy rate of 3.9% and average asking rents of $35.43 per square foot, as compared to the Los Angeles retail market which had a vacancy rate of 6.2% and average asking rents of $32.00 per square foot. According to the appraisal, there is no proposed new competitive supply within the submarket and none of the proposed supply within the broader Los Angeles market would be competitive with the Del Amo Fashion Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

The following table presents certain information relating to comparable properties to the Del Amo Fashion Center Property:

Competitive Set(1)

	Del Amo Fashion Center (Subject)	South Bay Galleria	Promenade on the Peninsula	Manhattan Village	South Bay Pavilion
Location	Torrance, CA	Redondo Beach, CA	Rancho Palos Verdes, CA	Manhattan Beach, CA	Carson, CA
Distance from Subject	--	3.5 miles	5.4 miles	7.5 miles	8.5 miles
Property Type	Super-Regional Mall	Super-Regional Mall	Regional Center	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1961/2017	1984/2014	1981/NAP	1981/NAP	1973/NAP
Anchors	Macy’s (non-collateral), Sears (non-collateral), Nordstrom, J.C. Penney	Macy’s, Kohl’s, Cinemas	Equinox Fitness, Cinemas	Macy’s, Fry’s Electronics, Ralph’s/CVS	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas
Total GLA	1,769,525 SF	960,200 SF	374,186 SF	620,008 SF	1,016,554 SF
Total Occupancy	85.2%(2)	84.9%	80.6%	99.4%	82.2%
(1)	Information obtained from the appraisal.

(2)	As of May 15, 2017 which includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent. See “Cash Flow Analysis” section.

The Borrowers. The borrowers are Del Amo Fashion Center Operating Company, L.L.C. and Del Amo Residual Operating Company, L.L.C. (the “Del Amo Fashion Center Borrowers”), a Delaware limited liability company and single-purpose entity with at least two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Del Amo Fashion Center Whole Loan. Simon Property Group, L.P. is the non-recourse carveout guarantor. The Del Amo Fashion Center Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carveouts, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the guarantor (or SPF (as defined below) or certain affiliates of SPF should it be a replacement guarantor), its liability may not exceed $117,000,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Borrower Sponsor. The sponsor is a 50/50 joint venture between subsidiaries of Simon Property Group, L.P. and Commingled Pension Trust Fund (Strategic Property) of J.P. Morgan Chase Bank, N.A. (“SPF”).

Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG, rated A3/A by Moody’s and S&P). Simon is a publicly-traded, self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of March 31, 2017, Simon owned or had an interest in 206 properties consisting of 108 malls, 67 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and thirteen other retail properties in 37 states and Puerto Rico, as well as redevelopment and expansion projects underway at 25 properties in the United States, Canada and Europe. Simon has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Loan Purpose, Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

SPF is a JPMorgan Asset Management fund with a reported net asset value of approximately $30.9 billion and a gross asset value of approximately $41.7 billion as of March 31, 2017. SPF’s investment portfolio focuses on office, retail, residential and industrial investments.

Escrows. No upfront escrows were collected at origination.

During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrowers are required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrowers will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrowers fail to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges.

At loan origination, the Del Amo Fashion Center Whole Loan guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

Lockbox and Cash Management. The Del Amo Fashion Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay all rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business day of receipt. Upon the occurrence of a Lockbox Event (as defined below), the Del Amo Fashion Center Borrowers are required to establish a lender-controlled cash management account to which all amounts in the lockbox account are required to be automatically transferred weekly for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Del Amo Fashion Center Whole Loan until the Lockbox Event ends.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Del Amo Fashion Center Borrowers, (iii) a bankruptcy action involving Simon Management Associates II, LLC (or a borrower-affiliated manager) without the manager being replaced within 60 days, (iv) a DSCR Trigger Period, or (v) a Nordstrom Trigger Event (as defined below).

A Lockbox Event will end, provided no event of default is continuing, upon, as applicable, (i) the lender’s acceptance of a cure of the event of default, (ii) Simon Management Associates II, LLC (or a borrower-affiliated manager) being replaced with a qualified manager or the bankruptcy involving the manager being discharged or dismissed, (iii) the end of a DSCR Trigger Period, or (iv) the end of a Nordstrom Trigger Event. A Lockbox Event may not be cured if triggered by a bankruptcy action of the Del Amo Fashion Center Borrowers.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.40x for two consecutive quarters based on the trailing four quarters and will end upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.40x for two consecutive quarters based on the trailing four quarters.

A “Nordstrom Trigger Event” will occur upon Nordstrom (i) vacating or terminating or giving notice to vacate or terminate its lease or (ii) commencing to exercise remedies pursuant to its lease in connection with the Del Amo Fashion Center Borrowers’ failure to complete the removal of the former TJ Maxx/Marshalls space from the Del Amo Fashion Center Property, and will end upon the earlier of (i) at least 75% of Nordstrom’s leased space being re-leased to one or more replacement tenants, which tenant(s) are in occupancy, open for business and paying full unabated rent with no outstanding landlord obligations, or (ii) the balance collected to the excess cash flow reserve during the Nordstrom Trigger Event being equal to or greater than $1,380,000.

Property Management. The Del Amo Fashion Center Property is managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the Del Amo Fashion Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Del Amo Fashion Center Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by any of the Del Amo Fashion Center Companion Loans with respect to the ratings of such securities.

Partial Release. The borrowers are permitted to release certain unimproved, non-incoming producing parcels of the Del Amo Fashion Center Property, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the proposed release not having a material adverse effect on property value, the borrowers’ business operations or financial condition, or borrowers’ ability to repay the Del Amo Fashion Center Whole Loan; (iii) a borrower certificate that such release will not violate any major lease or reciprocal easement-related provisions; and (iv) an opinion of counsel a that the REMIC trust will not fail to maintain its REMIC status due to the unimproved property free release, among other things.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Del Amo Fashion Center Whole Loan includes twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000 that are expected to be contributed to the DAFC 2017-AMO transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—Del Amo Fashion Center Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Del Amo Fashion Center Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365-day extended period of indemnity. Should the policy contain an exclusion for acts of terrorism, the loan documents require the borrower to obtain to the extent available a stand-alone policy providing the same coverage as previously in place prior to the exclusion, with a premium cap of two times the then current annual insurance premiums for the policy insuring the Del Amo Fashion Center Property only (excluding the wind, flood and earthquake components of the premiums) on a stand-alone basis, with a deductible no greater than $5,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

245 Park Avenue
Radio City Music Hall
Rockefeller Center
Chrysler Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

245 Park Avenue
245 Park Avenue
New York, NY 10167
MANHATTAN
Upper East Side
Midtown
East Side
Murray Hill
Kips Bay
CENTRAL PARK
East River
Roosevelt Island
UNITED NATIONS
ROCKEFELLER CENTER
Bryant Park
TIMES SQUARE
HERALD SQUARE
Midtown Tunnel
FDR Drive
LONG ISLAND RAILROAD
FERRY TO LONG ISLAND CITY
St. Vartan's Park
NYU Medical Center
MetLife Building
GRAND CENTRAL TERMINAL
Chrysler Building
Empire State Building
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – 245 Park Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/BBB/NR			Property Type:	Office
Original Principal Balance(1):	$55,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$55,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.8%			Size(5):	1,779,515 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1)(5):	$606.91
Borrower Names:	245 Park Avenue Property LLC			Year Built/Renovated:	1965/2006
Borrower Sponsor:	HNA Group			Title Vesting:	Fee
Mortgage Rate:	3.66940%			Property Manager:	Brookfield Properties Management LLC
Note Date:	May 5, 2017			4th Most Recent Occupancy (As of)(6):	93.6% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(6):	93.6% (12/31/2014)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of)(6):	93.6% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(6):	95.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(6)(7):	91.2% (2/28/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(8):	$98,558,306 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(8):	$102,667,705 (12/31/2015)
Call Protection(2):	L(25),D(91),O(4)			2nd Most Recent NOI (As of)(8):	$106,715,962 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(8):	$107,676,675 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Subordinate Secured; Mezzanine
				U/W Revenues:	$177,756,680
				U/W Expenses:	$62,448,738
				U/W NOI(8):	$115,307,942
Escrows and Reserves(4):				U/W NCF:	$109,564,903
				U/W NOI DSCR(1):	2.87x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.73x
Taxes	$0	$3,878,518	NAP	U/W NOI Debt Yield(1):	10.7%
Insurance	$227,000	$113,500	NAP	U/W NCF Debt Yield(1):	10.1%
Replacement Reserves	$47,738	$47,738	NAP	As-Is Appraised Value:	$2,210,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2017
Outstanding TI/LC Reserve	$10,298,441	$0	NAP	Cut-off Date LTV Ratio(1):	48.9%
MIO Partners Free Rent Reserve	$1,133,167	$0	NAP	LTV Ratio at Maturity or ARD(1):	48.9%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 245 Park Avenue Senior Notes only. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the 245 Park Avenue Whole Loan, including the 245 Park Avenue Subordinate Companion Notes, are 54.3%, 2.45x and 9.6%, respectively.

(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of July 1, 2017. Defeasance of the full $1.2 billion 245 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (i) July 1, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	Size and Cut-off Date Balance Per SF represent the remeasured net rentable area of 1,779,515 in accordance with current Real Estate Board of New York (“REBNY”) standards, which is the basis for the square footage in future leasing. The 245 Park Avenue Property’s contractual square footage is 1,723,993 square feet as leased.

(6)	See “Historical Occupancy” section.

(7)	Occupancy is calculated based on the remeasured net rentable area of 1,779,515 square feet.

(8)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “245 Park Avenue Mortgage Loan”) is part of a whole loan (the “245 Park Avenue Whole Loan”) evidenced by 20 senior pari passu notes (the “245 Park Avenue Senior Notes”) and five subordinate notes (the “245 Park Avenue Subordinate Companion Notes”), secured by the fee interest in a 44-story office building located on Park Avenue between 46th and 47th streets in Manhattan, New York (the “245 Park Avenue Property”). On May 5, 2017, the 245 Park Avenue Whole Loan was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Deutsche Bank AG, New York Branch and Société Générale. The 245 Park Avenue Whole Loan had an original principal balance of $1,200,000,000, has an outstanding principal balance as of the Cut-off Date of $1,200,000,000 and accrues interest at an interest rate of 3.66940% per annum. The 245 Park Avenue Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the 245 Park Avenue Whole Loan. The 245 Park Avenue Whole Loan matures on June 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

Note A-2-E-1, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and represents a non-controlling interest in the 245 Park Avenue Whole Loan. Five pari passu notes (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D and Note A-1-E) and five subordinate notes (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5) with an aggregate original principal balance of $500,000,000 were contributed to the 245 Park Avenue Trust 2017-245P. Note A-1-A represents the controlling interest in the 245 Park Avenue Whole Loan. The non-controlling Note A-2-A-1, which had an original principal balance of $98,000,000, is expected to be contributed to the JPMCC 2017-JP6 Trust. The non-controlling Notes A-2-A-2 and A-2-C-1-A, which had an aggregate original principal balance of $93,750,000, are expected to be contributed to the DBJPM 2017-C6 Trust. The non-controlling Note A-2-B-1, which had an original principal balance of $80,000,000, is expected to be contributed to the CSAIL 2017-C8 Trust. The remaining non-controlling notes, which had an aggregate original principal balance of $373,250,000, are expected to be contributed to future securitization trusts. Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-B-3, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3, A-2-E-2, B-1, B-2, B-3, B-4 and B-5 collectively constitute the “245 Park Avenue Companion Loans”). The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—Non-Serviced AB Whole Loans—245 Park Avenue Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Following the lockout period, on any date before March 1, 2027, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 245 Park Avenue South Whole Loan note to be securitized or (ii) July 1, 2020. The 245 Park Avenue Whole Loan is prepayable without penalty on or after March 1, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$1,200,000,000	52.4%	Purchase price	$2,210,000,000	96.4%
Mezzanine Loan A	236,500,000	10.3	Closing costs	70,356,233	3.1
Mezzanine Loan B	221,000,000	9.6	Reserves	11,706,346	0.5
Mezzanine Loan C	110,500,000	4.8
Sponsor cash equity	524,062,579	22.9
Total Sources	$2,292,062,579	100.0%	Total Uses	$2,292,062,579	100.0%

The Property. The 245 Park Avenue Property is a 44-story, 1,779,515 square foot, Class A office building located on Park Avenue in Manhattan, New York, between 46th and 47th Streets. The 44 stories comprise 42 office floors, 57,799 remeasured square feet of retail space and 1,580 remeasured square feet of lobby retail space. The 245 Park Avenue Property is one of 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property is located in the Park Avenue office submarket, adjacent to Grand Central Terminal and within half a mile of 5th Avenue, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral and the Museum of Modern Art. According to the appraisal, Park Avenue is considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Terminal and other amenities. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured net rentable area. From 2007 to 2016, the 245 Park Avenue Property has demonstrated an average occupancy of 95.0%.

As of February 28, 2017, 65.1% of the 245 Park Avenue Property’s annual in-place base rent was attributed to investment grade tenants. The 245 Park Avenue Property serves as the U.S. headquarters for Société Générale (33.3% of remeasured net rentable area, rated A2 and A by Moody’s and S&P, respectively). The 245 Park Avenue Property also features other investment grade and institutional tenants including JPMorgan Chase Bank, National Association (“JPMorgan Chase”) (13.4% of remeasured net rentable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

area, rated Aa3, A+ and AA- by Moody’s, S&P and Fitch, respectively), Major League Baseball (“MLB”) (12.6% of remeasured net rentable area), Angelo Gordon (6.4% of remeasured net rentable area) and Rabobank (6.3% of remeasured net rentable area, rated Aa2, A+, AA- by Moody’s, S&P and Fitch, respectively).

The 245 Park Avenue Property’s largest tenant is Société Générale, a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters and leases 33.3% of the remeasured net rentable area through October 2032 across 12 floors. In 2010, Société Générale executed a sublease from JPMorgan Chase for 562,347 contractual square feet through October 31, 2022. Furthermore, in 2010, Société Générale executed a 10-year direct lease with the prior owner of the 245 Park Avenue Property for 593,344 remeasured square feet, which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013. As of December 31, 2016, Société Générale had offices in 66 countries, employed approximately 145,700 people and served approximately 31 million customers. The second largest tenant, JPMorgan Chase , leases 13.4% of the remeasured net rentable area through October 2022. The JPMorgan Chase space does not include the space subleased to Société Générale because Société Générale has executed a direct lease for such space, which commences November 1, 2022. Of the 225,438 contractual square feet of JPMorgan Chase space, 189,686 contractual square feet is subleased through October 30, 2022. This includes 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The third largest tenant is MLB, who is headquartered at the 245 Park Avenue Property and leases 12.6% of the remeasured net rentable area through October 2022. MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022.

The following table presents certain information relating to the tenancy at the 245 Park Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF(2)	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Société Générale(4)	NR/A2/A	593,344	33.3%	$61.50	$34,584,340	27.4%	10/31/2032(5)
JPMorgan Chase(4)(6)	AA-/Aa3/A+	237,781	13.4%	$52.42	$11,817,255	9.4%	10/31/2022
MLB(7)	NR/NR/NR	224,477	12.6%	$124.75	$27,515,096	21.8%	10/31/2022
Angelo Gordon	NR/NR/NR	113,408	6.4%	$81.00	$9,185,805	7.3%	5/31/2026
Rabobank	AA-/Aa2/A+	112,662	6.3%	$138.00	$15,132,666	12.0%	9/30/2026
Total Major Tenants		1,281,672	72.0%	$79.77	$98,235,162	77.9%

Non-Major Tenants		341,270	19.2%	$82.51	$27,942,337	22.1%

Occupied Collateral Total		1,622,942	91.2%	$80.36	$126,177,500	100.0%

Vacant Space		156,573	8.8%

Collateral Total		1,779,515	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on remeasured net rentable square feet of 1,779,515.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase subleases 562,347 contractual square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured square feet, which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual square feet to Brunswick Group and 36,425 square feet to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase’s direct lease.

(5)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(6)	The JPMorgan Chase space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease, which begins November 1, 2022. Of the 225,438 contractual square feet of the JPMorgan Chase space, 189,686 contractual square feet is subleased through October 30, 2022 to the following tenants: Houlihan Lokey Inc. (90,556 contractual square feet), The Nemec Agency (49,133 contractual square feet), Pierpont Capital Holdings LLC (34,058 contractual square feet) and JLL (15,939 contractual square feet). The JPMorgan Chase space includes 17,813 contractual square feet of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase in the table above are based on its direct lease. JPMorgan Chase may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(7)	MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022. The terms shown for MLB in the table above are based on its direct lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

The following table presents certain information relating to the lease rollover schedule at the 245 Park Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF(3)	Cumulative Expiring NRSF(3)	Cumulative % of Total NRSF(3)	Annual U/W Base Rent(3)	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	2	13,352	0.8%	13,352	0.8%	$1,282,100	1.0%	$96.02
2019	0	0	0.0%	13,352	0.8%	$0	0.0%	$0.00
2020	1	22,502	1.3%	35,854	2.1%	$1,597,404	1.3%	$70.99
2021	1	38,382	2.2%	74,236	4.3%	$3,224,088	2.6%	$84.00
2022(4)	6	505,781	29.3%	580,017	33.6%	$45,017,995	35.7%	$89.01
2023	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2024	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2025	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2026	6	376,592	21.8%	956,609	55.5%	$36,765,311	29.1%	$97.63
2027	1	10,538	0.6%	967,147	56.1%	$937,882	0.7%	$89.00
Thereafter(5)	2	602,931	35.0%	1,570,078	91.1%	$37,352,719	29.6%	$61.95
Vacant	0	153,915	8.9%	1,723,993	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	1,723,993	100.0%			$126,177,500	100.0%	$80.36(6)

(1)	Information obtained from the underwritten rent roll and includes rent steps through April 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase subleases 562,347 square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022, for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	Thereafter includes 2,661 square feet of building office space.

(6)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 245 Park Avenue Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)(2)	2/28/2017(2)(3)(4)
93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from year-end 2016 to February 28, 2017 is a result of the 245 Park Avenue Property being remeasured in accordance with current REBNY standards.

(3)	Information obtained from the underwritten rent roll.

(4)	Occupancy as of February 28, 2017 includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners, which have executed leases but have not yet taken occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 245 Park Avenue Property:

Cash Flow Analysis

	2014(1)	2015(1)(2)	2016(2)	TTM 3/31/2017(3)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF(4)
Base Rent	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	71.0%	$73.19
Grossed Up Vacant Space	0	0	0	0	16,425,575	9.2	9.53
Rent Steps	0	0	0	0	10,341,838	5.8	6.00
Total Reimbursables(5)	31,667,499	34,635,748	37,032,022	37,903,249	40,918,609	23.0	23.73
Other Income(6)	488,183	704,333	1,901,893	1,888,513	318,732	0.2	0.18
Less Vacancy & Credit Loss	0	0	0	0	(16,425,575)	(9.2)	(9.53)
Effective Gross Income	$150,892,259	$160,661,056	$167,638,950	$168,887,445	177,756,680	100.0%	$103.11

Total Operating Expenses	$52,333,953	$57,993,351	$60,922,988	$61,210,770	$62,448,738	35.1%	$36.22

Net Operating Income	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$115,307,942	64.9%	$66.88
TI/LC	0	0	0	0	5,191,362	2.9	3.01
Capital Expenditures	0	0	0	0	551,678	0.3	0.32
Net Cash Flow	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$109,564,903	61.6%	$63.55

NOI DSCR(7)	2.44x	2.54x	2.64x	2.67x	2.85x
NCF DSCR(7)	2.44x	2.54x	2.64x	2.67x	2.71x
NOI DY(7)	9.1%	9.5%	9.9%	10.0%	10.7%
NCF DY(7)	9.1%	9.5%	9.9%	10.0%	10.1%

(1)	The increase in Net Operating Income from 2014 to 2015 is primarily due to contractual rent increases resulting in an increase in the weighted average base rent per square foot from approximately $68.87 to approximately $72.69 per square foot.

(2)	The increase in Net Operating Income from 2015 to 2016 is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent per square foot from approximately $72.69 to approximately $74.66 per square foot.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to Underwritten is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Case base rent of $61.50 per square foot through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per square foot through the remainder of the loan term.

(4)	U/W $ per SF is based on the 1,723,993 contractual square feet.

(5)	Total Reimbursables are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase lease. Upon the commencement of the Société Générale’s direct modified gross lease in October 2022, the tenant will reimburse expenses over a base year of 2013.

(6)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(7)	Debt service coverage ratios and debt yields are based on the 245 Park Avenue Senior Notes.

Appraisal. As of the appraisal valuation date of April 1, 2017, the 245 Park Avenue Property had an “as-is” appraised value of $2,210,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 19, 2017 there was no evidence of any recognized environmental conditions at the 245 Park Avenue Property.

Market Overview and Competition. The 245 Park Avenue Property is located in the Park Avenue submarket of the Plaza District in Midtown Manhattan and adjacent to Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as Bloomberg L.P., BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Waldorf Astoria, The Four Seasons and the New York Palace as well as Michelin starred restaurants such as Aquavit, The Modern and Le Bernardin.

As of the fourth quarter of 2016, the Park Avenue office submarket had approximately 21.8 million square feet of office inventory, direct weighted average Class A asking rents of $102.15 per square foot and a vacancy rate of 10.5%. The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 per square foot to $125.00 per square foot, which is in-line with the 245 Park Avenue Property. The comparable buildings had a weighted average occupancy of 97.0%. The 245 Park Avenue Property’s weighted average in place office rent of $80.72 per square foot is approximately $14.58 per square foot lower than the appraiser’s concluded weighted average in place market rent of $95.30 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

The following table presents certain information relating to comparable leases to the 245 Park Avenue Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Floor	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
277 Park Avenue New York, NY	1964/2001	50	50th	1,529,945	0.1 miles	Visa	April 2016 / 10 Yrs	24,618	$116.00	Gross
280 Park Avenue New York, NY	1962/1968	35/43	40th	1,283,145	0.1 miles	Orix USA Corporation	March 2017 / 10 Yrs	20,123	$110.00	Gross
520 Madison Avenue New York, NY	1982	43	36 - 37	849,600	0.5 miles	CIC Union Europeene International et Cie	January 2017 / 15 Yrs	46,822	$127.00	Gross
1177 Avenue of the Americas New York, NY	1992	50	22 - 30	960,050	0.5 miles	Kramer Levin Naftalis & Frankel LLP	March 2017 / 15 Yrs	219,000	$80.00	Gross
280 Park Avenue New York, NY	1962/1968	35/43	27th	1,283,145	0.1 miles	Wells Fargo	February 2017 / 10 Yrs	49,316	$110.00	Gross
237 Park Avenue New York, NY	1981	21	19 – 20	1,142,196	0.1 miles	Permanent Mission of Canada to the UN	September 2016 / 15 Yrs	77,873	$79.00	Gross
599 Lexington Avenue New York, NY	1986	47	17 – 18	955,274	0.3 miles	Vroom	February 2017 / 11 Yrs	31,337	$85.00	Gross

90 Park Avenue New York, NY	1964	41	12 – 15	785,000	0.5 miles	Alston & Bird	May 2016 / 10 Yrs	122,000	$80.00	Gross

75 Rockefeller Plaza New York, NY	1947/2016	32	GL, 2-5	635,917	0.5 miles	Merrill Lynch Wealth Management	June 2016 / 15 Yrs	124,063	$82.50	Gross

399 Park Avenue New York, NY	1961	39	12, 23-24	1,250,000	0.4 miles	Morgan Stanley	July 2016 / 15 Yrs	110,025	$108.50	Gross

1285 Avenue of the Americas New York, NY	1960	42	GL, 2-5, 8, 19, 37-39	1,473,950	0.7 miles	UBS	May 2016 / 15 Yrs	891,000	$79.00	Gross
(1)	Information obtained from the appraisal.

The Borrower. The borrowing entity for the 245 Park Avenue Whole Loan is 245 Park Avenue Property LLC, a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Whole Loan.

The Borrower Sponsor. The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. HNA has a real estate group that focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, had 34 real estate investments in over 40 cities. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $10,298,441 for outstanding tenant improvements and leasing commissions, $1,133,167 for free rent, $227,000 for insurance reserves and $47,738 for required repairs. The loan documents require monthly reserve deposits of one-twelfth of the estimated annual real estate taxes (which currently equates to $3,878,518 per month), one-twelfth of the estimated annual insurance premiums (which currently equates to $113,500 per month) and $47,738 for replacement reserves.

Commencing on May 1, 2025 and continuing on a monthly basis, the borrower is required to deposit $446,775 ($3.00 per remeasured square foot annually) with the lender for costs related to tenant improvements and leasing commissions. The borrower is also required to deposit with the lender any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

In lieu of depositing reserve amounts required under the loan documents in cash, the borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender.

Lockbox and Cash Management. The 245 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager were required at origination to deliver letters to all tenants at the 245 Park Avenue Property directing them to pay rents into a lockbox account. All funds in the lockbox account are required to be swept within

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

one business day into the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Cash Sweep Event” means the occurrence of (i) an event of default under the 245 Park Avenue Whole Loan or an event of default under the mezzanine loans, (ii) the bankruptcy or insolvency of the borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lender’s interests), (iii) if the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and mezzanine loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (iv) if MLB does not renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep in the case of (iv), the cash swept will be capped at $85.00 per square foot with respect to the space leased by MLB) (a “Tenant Trigger Event”).

A Cash Sweep Event will end, with respect to clause (i), upon the acceptance of a cure by the applicable lender of the related event of default; with respect to clause (ii), if the borrower replaces such manager within 60 days of such action in accordance with the loan documents; with respect to (iii), either (I) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (II) the borrower effects a “DSCR Cure” (as defined below); and with respect to clause (iv), the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the borrower may not cure a Cash Sweep Event caused by the bankruptcy or insolvency of the borrower.

A “DSCR Cure” means the satisfaction of the following conditions: (i) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; and (ii) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (i) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leaseable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppels certificate or (ii) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow is required to be deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Property Management. The 245 Park Avenue Property is managed by Brookfield Properties Management LLC (“Brookfield”) on an interim basis subject to a property management agreement in place until October 31, 2017. The borrower has indicated that it expects to replace Brookfield and select a long term property manager on or before the expiration of the current management agreement. Under the loan documents, the sponsor may replace the property manager with a qualified manager, which will include certain preapproved parties or, among other criteria, a nationally recognized property management company having at least 7.5 million rentable square feet under management (excluding the 245 Park Avenue Property), including at least 5.0 million rentable square feet under management in office properties in New York City.

Assumption. The borrower has, at any time (other than the period 60 days prior to and 60 days after the securitization of the 245 Park Avenue Whole Loan, provided that the aforementioned is not applicable from and after July 1, 2020) the right to transfer the 245 Park Avenue Property or more than 49.0% of the aggregate interests in the borrower, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with 30 days’ prior written notice; (iii) the proposed transferee qualifies as a qualified transferee under the loan documents; (iv) the payment of a 0.50% assumption fee of the outstanding principal balance of the 245 Park Avenue Whole Loan at the time of such transfer; and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by any of the 245 Park Avenue Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 245 Park Avenue Subordinate Companion Notes had an aggregate original balance of $120,000,000, have a cut-off date balance of $120,000,000 and are coterminous with the 245 Park Avenue Senior Notes. The 245 Park Avenue Subordinate Companion Notes require interest-only payments through maturity. The 245 Park Avenue Subordinate Companion Notes were contributed to the PRKAV 2017-245P securitization trust, pursuant to which the 245 Park Avenue Whole Loan is serviced and administered.

The $568,000,000 mezzanine debt consists of a $236,500,000 mezzanine loan A, a $221,000,000 mezzanine loan B and a $110,500,000 mezzanine loan C. The mezzanine loan A has a 5.00000% coupon, the mezzanine loan B has a 5.7000% coupon and the mezzanine Loan C has a 6.85000% coupon. The mezzanine loans are interest-only for the full term of the loans and are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Notes and the mezzanine loans, the cumulative cut-off date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loans have been or are expected to be sold to institutional investors.

Ground Lease. None.

Terrorism Insurance. The 245 Park Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 245 Park Avenue Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, that the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage.

“Terrorism Cap” means an amount equal to two times the then-current annual insurance premiums payable by the borrower for the casualty and business interruption policies insuring the 245 Park Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

CANADA
UNITED STATES
MEXICO
CUBA
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
Lake Superior
Lake Michigan
Lake Huron
Lake Erie
Lake Ontario
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Boston
Norwich
New York
Philadelphia
Baltimore
Washington, DC
Williamsburg
Norfolk
Morehead City
Charlotte
Charleston
Atlanta
Jacksonville
Orlando
Tampa
Miami
Seattle
Bellevue
Renton
Portland
Boise
Chico
Sacramento
San Francisco
Milpitas
Campbell
Salt Lake City
Cheyenne
Denver
Las Vegas
Los Angeles
San Diego
Peoria
Phoenix
Tucson
Albuquerque
El Paso
Minneapolis
Mankato
Milwaukee
Grand Rapids
Detroit
Chicago
Cleveland
Pittsburgh
Columbus
Peoria
Indianapolis
Bloomington
Louisville
Omaha
Kansas City
St. Louis
Nashville
Memphis
Oklahoma City
Shawnee
Wichita Falls
Paris
Texarkana
Dallas
Sweetwater
Tyler
Waco
Lufkin
Austin
Buda
San Antonio
Houston
New Orleans
WA
OR
ID
MT
WY
NV
UT
CA
AZ
CO
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
MI
IL
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
VT
NH
ME
MA
CT
NJ
DE
MD

Starwood Capital Group Hotel Portfolio

No.	Hotel	Location
1	Larkspur Landing Sunnyvale	Sunnyvale, CA
2	Larkspur Landing Milpitas	Milpitas, CA
3	Larkspur Landing Campbell	Campbell, CA
4	Larkspur Landing San Francisco	South San Francisco, CA
5	Larkspur Landing Pleasanton	Pleasanton, CA
6	Larkspur Landing Bellevue	Bellevue, WA
7	Larkspur Landing Sacramento	Sacramento, CA
8	Hampton Inn Ann Arbor North	Ann Arbor, MI
9	Larkspur Landing Hillsboro	Hillsboro, OR
10	Larkspur Landing Renton	Renton, WA
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX
12	Residence Inn Toledo Maumee	Maumee, OH
13	Residence Inn Williamsburg	Williamsburg, VA
14	Hampton Inn Suites Waco South	Waco, TX
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY
16	Courtyard Tyler	Tyler, TX
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ
18	Hilton Garden Inn St Paul Oakdale	Oakdale, MN
19	Residence Inn Grand Rapids West	Grandville, MI
20	Peoria, AZ Residence Inn	Peoria, AZ
21	Hampton Inn Suites Bloomington Normal	Normal, IL
22	Courtyard Chico	Chico, CA
23	Hampton Inn Suites South Bend	South Bend, IN
24	Hampton Inn Suites Kokomo	Kokomo, IN
25	Courtyard Wichita Falls	Wichita Falls, TX
26	Hampton Inn Morehead	Morehead City, NC
27	Residence Inn Chico	Chico, CA
28	Courtyard Lufkin	Lufkin, TX
29	Hampton Inn Carlisle	Carlisle, PA
30	Springhill Suites Williamsburg	Williamsburg, VA
31	Fairfield Inn Bloomington	Bloomington, IN
32	Waco Residence Inn	Waco, TX
33	Holiday Inn Express Fishers	Fishers, IN
34	Larkspur Landing Folsom	Folsom, CA
35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
36	Holiday Inn Express & Suites Paris	Paris, TX
37	Toledo Homewood Suites	Maumee, OH
38	Grand Rapids Homewood Suites	Grand Rapids, MI
39	Fairfield Inn Laurel	Laurel, MD
40	Cheyenne Fairfield Inn and Suites	Cheyenne, WY
41	Courtyard Akron Stow	Stow, OH
42	Towneplace Suites Bloomington	Bloomington, IN
43	Larkspur Landing Roseville	Roseville, CA
44	Hampton Inn Danville	Danville, PA
45	Holiday Inn Norwich	Norwich, CT
46	Hampton Inn Suites Longview North	Longview, TX
47	Springhill Suites Peoria Westlake	Peoria, IL
48	Hampton Inn Suites Buda	Buda, TX
49	Shawnee Hampton Inn	Shawnee, OK
50	Racine Fairfield Inn	Racine, WI
51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
52	Holiday Inn Express & Suites Terrell	Terrell, TX
53	Westchase Homewood Suites	Houston, TX
54	Holiday Inn Express & Suites Tyler South	Tyler, TX
55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
56	Hampton Inn Sweetwater	Sweetwater, TX
57	Comfort Suites Buda Austin South	Buda, TX
58	Fairfield Inn & Suites Weatherford	Weatherford, TX
59	Holiday Inn Express & Suites Altus	Altus, OK
60	Comfort Inn & Suites Paris	Paris, TX
61	Hampton Inn Suites Decatur	Decatur, TX
62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
63	Mankato Fairfield Inn	Mankato, MN
64	Candlewood Suites Texarkana	Texarkana, TX
65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Starwood Capital Group Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Various – See Table
Cut-off Date Balance(1):	$50,000,000			Location:	Various – See Table
% of Initial Pool Balance:	4.3%			Size:	6,366 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$90,680
Borrowers(2):	Various			Year Built/Renovated:	Various – See Table
Borrower Sponsor:	Starwood Capital Group, L.P.			Title Vesting:	Fee / Leasehold
Mortgage Rate:	4.4860%			Property Manager(4):	Various
Note Date:	May 24, 2017			4th Most Recent Occupancy (As of):	72.8% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	73.7% (12/31/2014)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of):	74.8% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	74.7% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	74.6% (3/31/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of):	$76,532,121 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$82,590,153 (12/31/2015)
Call Protection:	L(12),GRTR 1% or YM(105),O(3)			2nd Most Recent NOI (As of):	$83,225,892 (12/31/2016)
Lockbox Type:	Soft/Springing Cash Management			Most Recent NOI (As of):	$81,268,623 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu; Future Mezzanine			U/W Revenues:	$213,600,210
				U/W Expenses:	$133,537,987
				U/W NOI:	$80,062,224
Escrows and Reserves(3):				U/W NCF:	$71,329,392
				U/W NOI DSCR(1):	3.05x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.72x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	13.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.4%
FF&E	$0	4.0% of Rev.	NAP	As-Is Appraised Value(5):	$956,000,000
Larkspur Landing Capital Work:	$6,385,000	NAP	NAP	As-Is Appraisal Valuation Date(5):	April 23, 2017
Capital Work:	$5,883,991	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	60.4%
Ground Rent:	$0	Springing	NAP	LTV Ratio at Maturity(1)(5):	60.4%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the SCG Hotel Portfolio Whole Loan (as defined below).

(2)	See “The Borrowers” section.

(3)	See “Escrows” section.

(4)	See “Property Management” section.

(5)	See “Appraisals” section. The As-Is Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio (as defined below) as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties (as defined below). The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 64.9%. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 65.3%.

The Mortgage Loan. The mortgage loan (the “SCG Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “SCG Hotel Portfolio Whole Loan”) that is evidenced by 17 pari passu promissory notes secured by first mortgages encumbering the fee and leasehold interests in a hospitality portfolio which is comprised of 65 properties and 6,366 rooms located across 21 states throughout the continental United States (the “SCG Hotel Portfolio“ or “SCG Hotel Portfolio Properties”). The SCG Hotel Portfolio Whole Loan was originated on May 24, 2017 by Barclays Bank PLC, Bank of America, N.A., Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association. The SCG Hotel Portfolio Whole Loan had an original principal balance of $577,270,000, has an outstanding principal balance as of the Cut-off Date of $577,270,000 and accrues interest at an interest rate of 4.4860% per annum. The SCG Hotel Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the SCG Hotel Portfolio Whole Loan. The SCG Hotel Portfolio Whole Loan matures on June 1, 2027.

Note A-5, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents a non-controlling interest in the SCG Hotel Portfolio Whole Loan. The controlling Note A-1 and the non-controlling Note A-7, which had an aggregate original principal balance of $80,000,000, are expected to be contributed to the DBJPM 2017-C6 Trust. The non-controlling Note A-3, which had an original principal balance of $72,500,000, is expected to be contributed to the BANK 2017-BNK5 Trust. The remaining non-controlling notes, which had an aggregate original principal balance of $374,770,000, are expected to be contributed to future securitization trusts (referred to herein collectively as the “SCG Hotel Portfolio Companion Loans”). The lender provides no assurances that any non-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1; A-7	$80,000,000	DBJPM 2017-C6 (expected)	Yes(2)
A-2; A-9; A-14;	$91,817,500	JPMorgan Chase Bank, National Association	No
A-3	$72,500,000	BANK 2017-BNK5 (expected)	No
A-4	$59,317,500	Bank of America, N.A.	No
A-5	$50,000,000	WFCM 2017-C38	No
A-6; A-17	$81,817,500	Barclays Bank PLC	No
A-8; A-10; A-11; A-12; A-13	$91,817,500	Deutsche Bank AG, New York Branch	No
A-15; A-16-1; A-16-2	$50,000,000	Starwood Mortgage Capital LLC(3)	No
Total	$577,270,000
(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Only the Note A-1, which had an original principal balance of $40,000,000, represents a controlling interest in the SCG Hotel Portfolio Whole Loan.

(3)	An affiliate of the borrower sponsor.

Following the lockout period, the borrower has the right to prepay the SCG Hotel Portfolio Whole Loan in whole or in part (see “Partial Release” section), on any date before April 1, 2027, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the SCG Hotel Portfolio Whole Loan is prepayable without penalty on or after April 1, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$577,270,000	100.0%	Loan payoff	$425,033,863	73.6%
			Reserves	12,268,991	2.1
			Closing costs	8,975,399	1.6
			Return of equity	130,991,748	22.7
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

The Properties. The SCG Hotel Portfolio Whole Loan is secured by the fee simple and leasehold interests in the SCG Hotel Portfolio, which is comprised of 65 hospitality properties located across 21 states, totaling 6,366 rooms. The SCG Hotel Portfolio Properties offer a range of amenities, spanning the limited service, full service and extended stay hospitality sectors. The hotels range in size from 56 to 147 rooms with an average of 98 rooms. The SCG Hotel Portfolio benefits from geographic diversity, in addition to an overall granular property mix. None of the SCG Hotel Portfolio Properties account for more than 2.3% of total rooms or 5.8% of underwritten net cash flow on an individual basis. Further, the ten largest SCG Hotel Portfolio Properties based on allocated loan amount account for 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 SCG Hotel Portfolio Properties are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels) (each as defined below). The SCG Hotel Portfolio Properties range in age from seven to 42 years old with an average age of approximately 16 years, while 59.0% of the SCG Hotel Portfolio based on underwritten net cash flow has been renovated since 2012.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the SCG Hotel Portfolio Properties and maintain competitiveness within each property’s market. Going forward, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans. On the origination date, the borrowers deposited approximately $5.9 million into escrow for capital expenditures related to brand mandated property improvement plans. Additionally, on the origination date, the borrowers deposited approximately $6.4 million ($5,000 per Larkspur Landing branded room) into escrow for any future capital work or FF&E associated with the 11 Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice, as further described below.

Historically, the SCG Hotel Portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a granular level, the majority of the SCG Hotel Portfolio Properties have outperformed their respective competitive sets on an individual basis, with 80.1% of the SCG Hotel Portfolio Properties based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017. Further, dividing the SCG Hotel Portfolio Properties by property sub-type, the SCG Hotel Portfolio has outperformed across the limited service, extended stay and full service hospitality sectors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents certain summary information relating to the SCG Hotel Portfolio Properties:

Portfolio Summary

Property	City / State	Rooms	Year Built/ Renovated	Allocated Loan Amount	% of Total ALA	Appraised Value(1)	UW NCF	% of Total UW NCF	TTM Occ.	TTM RevPAR Penet.(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	$28,706,103	5.0%	$43,900,000	$3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	$25,240,446	4.4%	$38,600,000	$3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco(3)	S. San Francisco, CA	111	1999 / NAP	$20,793,943	3.6%	$31,800,000	$2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	$20,336,214	3.5%	$31,100,000	$2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	$18,112,963	3.1%	$27,700,000	$2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	$13,535,680	2.3%	$20,700,000	$1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	$13,208,731	2.3%	$20,200,000	$1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	$13,208,731	2.3%	$20,200,000	$1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	$13,077,951	2.3%	$20,000,000	$1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington NE Rangers Ballpark	Arlington, TX	147	2008 / 2013	$12,554,833	2.2%	$19,200,000	$1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	$12,424,054	2.2%	$19,000,000	$1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	$11,900,936	2.1%	$18,200,000	$1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	$10,985,479	1.9%	$16,800,000	$1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	$10,789,310	1.9%	$16,500,000	$1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	$10,593,141	1.8%	$16,200,000	$1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	$10,593,141	1.8%	$16,200,000	$1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St. Paul Oakdale	Oakdale, MN	116	2005 / 2013	$10,462,361	1.8%	$16,000,000	$1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West	Grandville, MI	90	2000 / 2017	$10,331,582	1.8%	$15,800,000	$1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	$10,266,192	1.8%	$15,700,000	$1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	$10,200,802	1.8%	$15,600,000	$1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	$10,004,633	1.7%	$15,300,000	$1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	$9,677,684	1.7%	$14,800,000	$1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	$9,677,684	1.7%	$14,800,000	$1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	$9,219,956	1.6%	$14,100,000	$1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead	Morehead City, NC	118	1991 / 2017	$8,958,397	1.6%	$13,700,000	$1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	$8,696,838	1.5%	$13,300,000	$1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin	Lufkin, TX	101	2009 / 2017	$8,304,499	1.4%	$12,700,000	$738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	$8,239,109	1.4%	$12,600,000	$1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	$8,239,109	1.4%	$12,600,000	$876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	$8,173,720	1.4%	$12,500,000	$1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	$7,977,550	1.4%	$12,200,000	$912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	$7,454,432	1.3%	$11,400,000	$951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	$7,258,263	1.3%	$11,100,000	$858,864	1.2%	86.4%	98.1%
Springhill Suites Chi. Naperville Warrenville	Warrenville, IL	128	1997 / 2013	$6,865,924	1.2%	$10,500,000	$667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	$6,800,535	1.2%	$10,400,000	$798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites	Maumee, OH	78	1997 / 2014	$6,800,535	1.2%	$10,400,000	$944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites	Grand Rapids, MI	78	1997 / 2013	$6,604,365	1.1%	$10,100,000	$739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn & Suites	Cheyenne, WY	60	1994 / 2013	$6,146,637	1.1%	$9,400,000	$753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	$6,146,637	1.1%	$9,400,000	$657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	$6,015,858	1.0%	$9,200,000	$886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	$5,688,909	1.0%	$8,700,000	$786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	$5,688,909	1.0%	$8,700,000	$850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	$5,623,519	1.0%	$8,600,000	$728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	$5,558,129	1.0%	$8,500,000	$752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	$5,492,740	1.0%	$8,400,000	$650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	$5,492,740	1.0%	$8,400,000	$470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	$5,427,350	0.9%	$8,300,000	$853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn	Shawnee, OK	63	1996 / 2013	$5,427,350	0.9%	$8,300,000	$618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn	Racine, WI	62	1991 / 2016	$5,296,570	0.9%	$8,100,000	$603,823	0.8%	68.6%	154.1%
HI Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	$5,165,791	0.9%	$7,900,000	$687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	$4,904,232	0.8%	$7,500,000	$605,485	0.8%	84.0%	183.4%
Westchase Homewood Suites	Houston, TX	96	1998 / 2016	$4,746,774	0.8%	$9,800,000	$379,742	0.5%	63.4%	142.9%
HIE & Suites Tyler South	Tyler, TX	88	2000 / 2015	$4,708,062	0.8%	$7,200,000	$599,880	0.8%	65.9%	132.5%
HIE & Suites Huntsville	Huntsville, TX	87	2008 / 2013	$4,511,893	0.8%	$6,900,000	$689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	$4,119,555	0.7%	$6,300,000	$400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	$3,465,657	0.6%	$5,300,000	$541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	$3,269,488	0.6%	$5,000,000	$311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	$2,649,352	0.5%	$4,600,000	$211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	$2,354,031	0.4%	$3,600,000	$251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	$2,252,646	0.4%	$3,600,000	$180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	$2,086,036	0.4%	$4,100,000	$166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	$1,869,354	0.3%	$3,600,000	$149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	$1,445,301	0.3%	$2,600,000	$115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston IC Airport	Humble, TX	62	2001 / 2017	$1,372,592	0.2%	$3,200,000	$109,807	0.2%	54.1%	86.8%
Total/Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6	123.3%
(1)	Appraised Value reflects the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties, as of April 23, 2017. The aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000, as of April 23, 2017. The appraisal also concluded an “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers as of March 31, 2017 and competitive set data provided by third party hospitality research reports. Weighted average figures are based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor.

(4)	The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

(5)	The Country Inn & Suites Houston Intercontinental Airport East property was out of service from May 2016 through January 2017 due to flood damage. The related borrower utilized insurance proceeds of approximately $1.1 million to renovate the property and repair the flood damage, and the property has since re-opened.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents a summary of the SCG Hotel Portfolio Properties by property subtype:

Portfolio Sub-Types

Property Sub-Type	Properties	Rooms	% Total Rooms	UW NCF	% Total UW NCF	Appraised Value(1)	Appraised Value Per Room(1)	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	$32,572,979	45.7%	$403,300,000	$108,007	131.5%
Full Service	3	388	6.1%	$3,678,146	5.2%	$44,200,000	$113,918	106.4%
Total/Weighted	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%
(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents an Appraised Value Per Room of $139,680. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in an Appraised Value Per Room of $138,973.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers as of March 31, 2017 and competitive set data provided by third party hospitality research reports. Weighted average figures are based on total room count.

The following table presents a summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties:

Portfolio Historical and Budgeted Capital Expenditures(1)

	2012	2013	2014	2015	2016	2017B	2018B	2019B	Total
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837
(1)	Information obtained from the borrowers.

The following table presents a summary of the franchise agreement expiration dates of the SCG Hotel Portfolio Properties:

Franchise Expiration Schedule(1)

Year Ending December 31,	No. of Franchise Agreements Expiring	Rooms	% of Total Rooms	Cumulative Rooms Expiring	Cumulative % of Total Rooms Expiring	UW NCF	% of Total UW NCF
2017	0	0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8%	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6%	427	8.4%	$2,892,322	6.2%
2020	0	0	0.0%	427	8.4%	$0	0.0%
2021	1	62	1.2%	489	9.6%	$603,823	1.3%
2022	21	2,025	39.8%	2,514	49.4%	$18,055,211	38.8%
2023	0	0	0.0%	2,514	49.4%	$0	0.0%
2024	0	0	0.0%	2,514	49.4%	$0	0.0%
2025	4	378	7.4%	2,892	56.8%	$4,634,247	10.0%
2026	1	128	2.5%	3,020	59.3%	$1,396,943	3.0%
2027	2	140	2.8%	3,160	62.1%	$1,022,042	2.2%
Thereafter	21	1,929	37.9%	5,089	100.0%	$16,729,941	36.0%
Total	54	5,089	100.0%			$46,492,556	100.0%
(1)	The above Franchise Expiration Schedule is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group, L.P. On the origination date, the borrowers deposited approximately $6.4 million into escrow for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio Properties benefit from strong brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the SCG Hotel Portfolio Properties are associated with Marriott or Hilton affiliated flags, providing the SCG Hotel Portfolio with institutional quality brand affiliations across the majority of the SCG Hotel Portfolio Properties. Approximately 20.1% based on room count and 34.8% by underwritten net cash flow of the SCG Hotel Portfolio Properties are associated with the Larkspur Landing brand, all of which are located in California, Washington and Oregon. Larkspur Landing is an upscale select service and extended stay brand with exceptionally high-quality product, which has developed guest loyalty since the brand’s inception in 1997. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group, L.P. (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual Larkspur Landing property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice by either the licensor or the licensee. Pursuant to the terms of the SCG Hotel Portfolio Whole Loan documents, the Larkspur Landing licensing agreements may not be terminated by the licensor during the term of the SCG Hotel Portfolio Whole Loan unless the related borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined therein).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in “Lockbox and Cash Management” below. Additionally, there is a recourse carve-out for losses incurred or suffered by the lender arising out of or in connection with any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the SCG Hotel Portfolio Whole Loan documents without the prior written consent of the lender.

The SCG Hotel Portfolio Properties are operated under six brands and 14 flags, a summary of which is provided in the table below:

Portfolio Flags

Brand	Properties	Rooms	% of Total Rooms	Allocated Loan Amount	Allocated Loan Amount Per Room	Appraised Value(1)	Cut-off Date LTV(1)	UW NCF	% of Total UW NCF
Larkspur Landing
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	$44,138,087	$87,229	$67,500,000	65.4%	$5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	$30,902,406	$63,980	$48,000,000	64.4%	$3,747,382	5.3%
SpringHill Suites	3	372	5.8%	$20,597,773	$55,370	$31,500,000	65.4%	$2,013,975	2.8%
TownePlace Suites	1	83	1.3%	$5,688,909	$68,541	$8,700,000	65.4%	$850,105	1.2%
Total Marriot	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	$21,055,502	$84,901	$32,200,000	65.4%	$3,007,244	4.2%
Homewood Suites	3	252	4.0%	$18,151,674	$72,030	$30,300,000	59.9%	$2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	$28,902,272	$74,490	$44,200,000	65.4%	$3,678,146	5.2%
Candlewood Suites	1	80	1.3%	$1,445,301	$18,066	$2,600,000	55.6%	$115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total/Weighted Average	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%
(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents a Cut-off Date LTV of 64.9%. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in a Cut-off Date LTV of 65.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the SCG Hotel Portfolio:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.68

Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	96.5%	$32,367
F&B Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	2.6	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	1.0	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	100.0%	$33,553

Total Departmental Expenses	49,228,191	49,537,243	51,301,086	51,520,462	52,386,303	24.5	8,229
Gross Operating Profit	$150,280,754	$160,644,033	$162,934,944	$161,130,154	$161,213,908	75.5%	$25,324

Total Undistributed Expenses	56,768,412	60,404,169	61,876,151	62,127,172	62,263,971	29.1	9,781
Profit Before Fixed Charges	$93,512,342	$100,239,865	$101,058,793	$99,002,982	$98,949,936	46.3%	$15,544

Total Fixed Charges	16,980,221	17,649,712	17,832,901	17,734,359	18,887,712	8.8	2,967

Net Operating Income	$76,532,121	$82,590,153	$83,225,892	$81,268,623	$80,062,224	37.5%	$12,577
FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	4.1	1,372
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	33.4%	$11,205

NOI DSCR(2)	2.91x	3.15x	3.17x	3.10x	3.05x
NCF DSCR(2)	2.61x	2.82x	2.84x	2.76x	2.72x
NOI DY(2)	13.3%	14.3%	14.4%	14.1%	13.9%
NCF DY(2)	11.9%	12.8%	12.9%	12.6%	12.4%

(1)	The Country Inn & Suites Houston Intercontinental Airport East property was out of service from May 2016 through January 2017 due to flood damage. The related borrower utilized insurance proceeds of approximately $1.1 million to renovate the property and repair the flood damage, and the property has since re-opened.

(2)	All statistical financial information related to debt service coverage ratios and debt yields is based on the SCG Hotel Portfolio Whole Loan.

Appraisals. As of the appraisal valuation date of April 23, 2017, the SCG Hotel Portfolio Properties had an aggregate “As-is” appraised value of $884,700,000. The appraisal concluded “As-Renovated” values for nine of the SCG Hotel Portfolio Properties which assumes that all amounts required for outstanding capital improvements at such properties is deposited into escrow on the origination date of the SCG Hotel Portfolio Whole Loan. On the origination date, the related borrowers deposited $5,883,991 into escrow for, among other things, the outstanding capital improvements to the aforementioned nine SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000. Additionally, the appraisal concluded an “As Portfolio” value of $956,000,000 which reflects an 8.1% premium attributable to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties.

Environmental Matters. According to Phase I environmental assessments with dates ranging from March 29, 2017 to April 28, 2017 (each an “ESA”), there was no evidence of any recognized environmental conditions at the SCG Hotel Portfolio Properties with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigation be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The related borrowers obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1,000,000 with a $25,000 deductible and an expiration date of May 24, 2030. The policy includes the lender as a named insured and was paid in full on the origination date. The SCG Hotel Portfolio Whole Loan documents require that any future environmental insurance policy include the same coverages, terms, conditions and endorsements as the lender environmental policy approved on the origination date (and may not be amended in without the prior written consent of the lender).

Market Overview and Competition. The SCG Hotel Portfolio Properties have broad exposure to the hospitality industry across the United States with properties located across 21 states and 55 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the SCG Hotel Portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow, which is represented by 20 properties located in Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents the geographic concentration of the SCG Hotel Portfolio Properties:

Portfolio Geographic Concentration

State	Properties	Rooms	% of Total Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of Total UW NCF
California	10	1,068	16.8%	84.2%	$145.73	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$105.64	$74.18	131.2%	$13,438,906	18.8%
Indiana	5	525	8.2%	77.4%	$107.72	$83.34	114.0%	$5,560,538	7.8%
Washington	2	253	4.0%	79.6%	$122.62	$97.56	105.9%	$3,867,658	5.4%
Michigan	3	297	4.7%	76.2%	$130.98	$99.85	118.5%	$3,681,825	5.2%
Ohio	3	287	4.5%	76.3%	$121.84	$92.95	121.8%	$3,299,191	4.6%
Illinois	3	380	6.0%	67.1%	$105.14	$70.56	103.1%	$2,534,810	3.6%
Pennsylvania	3	243	3.8%	77.1%	$123.04	$94.83	191.7%	$2,532,793	3.6%
Virginia	2	228	3.6%	72.3%	$119.08	$86.15	131.4%	$2,234,852	3.1%
Minnesota	2	177	2.8%	72.4%	$122.88	$88.92	127.6%	$1,839,395	2.6%
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	$1,708,763	2.4%
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	$1,388,767	1.9%
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	$1,317,397	1.8%
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	$1,158,027	1.6%
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	$1,094,065	1.5%
Oklahoma	2	131	2.1%	72.3%	$95.08	$68.74	148.7%	$830,723	1.2%
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	$753,591	1.1%
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	$752,132	1.1%
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	$657,471	0.9%
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	$603,823	0.8%
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	$166,883	0.2%
Total/Weighted Average	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%
(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017 and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provides by the borrowers and competitive set data provided by third party hospitality research reports, and is weighted based on total rooms. The minor variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

The following table presents certain information relating to the SCG Hotel Portfolio’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Year	Competitive Set			SCG Hotel Portfolio			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
12/31/2014	66.0%	$103.25	$67.56	73.7%	$112.28	$82.80	111.7%	108.7%	122.6%
12/31/2015	66.6%	$108.28	$71.42	74.8%	$116.76	$87.29	112.2%	107.8%	122.2%
12/31/2016	65.9%	$110.28	$71.95	74.7%	$119.48	$89.23	113.4%	108.3%	124.0%
3/31/2017 TTM	65.9%	$110.31	$72.05	74.6%	$119.07	$88.81	113.1%	107.9%	123.3%
(1)	The variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR for the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Information obtained from third party hospitality research reports and weighted on available rooms and occupied rooms, as applicable.

(3)	Information obtained from the borrowers.

(4)	Penetration Factor figures are calculated based on operating statements provided by the borrowers and competitive set data provided by third party hospitality research reports. Portfolio level figures are weighted based on total room count.

The Borrowers. The borrowers consist of 92 single purpose Delaware limited liability companies and 36 single purpose Delaware limited partnerships, each structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SCG Hotel Portfolio Whole Loan. SCG Hotel Investors Holdings, L.P. is the guarantor of certain nonrecourse carveouts under the SCG Hotel Portfolio Whole Loan. The liability of the guarantor under the non-recourse carveout provisions for breaches or violations related to bankruptcy or insolvency actions under the SCG Hotel Portfolio Whole Loan documents is capped at 20.0% of the outstanding principal balance of the SCG Hotel Portfolio Whole Loan at the time of the occurrence of such action plus reasonable third party costs and expenses actually incurred by the lender in connection with the enforcement of any rights under the guaranty or the SCG Hotel Portfolio Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor of the SCG Hotel Portfolio Whole Loan is Starwood Capital Group, L.P. (“SCG”). SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across major real estate asset class. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies across offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Escrows. The SCG Hotel Portfolio Whole Loan documents provide for upfront escrows in the amount of $6,385,000 into a Larkspur Landing capital work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing properties and $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and property improvement plan work as described in the SCG Hotel Portfolio Whole Loan documents.

The SCG Hotel Portfolio Whole Loan documents also provide for monthly escrows whereby upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrowers are required to make deposits of (i) 1/12 of the required annual taxes, (ii) 1/12 of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing and (iii) 1/12 of the ground rent that the lender reasonably estimates will be payable under the ground lease encumbering the Hilton Garden Inn Edison Raritan Center property.

Additionally, the SCG Hotel Portfolio Whole Loan documents provide that, on a monthly basis, regardless of whether a Trigger Period has occurred and is continuing, the borrowers are required to make deposits into an FF&E reserve equal to the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work. For any future capital work required under any franchise agreement after the origination date of the SCG Hotel Portfolio Whole Loan, the borrowers are required to deposit into a future capital work reserve account an amount equal to (x) 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated property improvement plan less (y) any amounts then on deposit in the FF&E reserve (provided that a capital work guaranty or a letter of credit may be provided by the guarantor in lieu of such deposit).

Lockbox and Cash Management. The SCG Hotel Portfolio Whole Loan requires a soft lockbox and springing cash management. At origination the borrowers were required to establish seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the lockbox accounts are required to be swept each business day into the applicable lender-controlled cash management account and then to applicable borrower’s operating account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the SCG Hotel Portfolio Whole Loan.

A “Cash Management Trigger Period” will commence upon the debt service coverage ratio for the SCG Hotel Portfolio Whole Loan falling below 2.00x as of the last day of any calendar quarter. A Cash Management Trigger Period will cease to exist upon the debt service coverage ratio being at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the SCG Hotel Portfolio Whole Loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the SCG Hotel Portfolio Whole Loan documents, (iv) the debt service coverage ratio for the SCG Hotel Portfolio Whole Loan falling below 1.75x as of the last day of any calendar quarter or (v) any borrower is subject to an involuntary bankruptcy or insolvency action. A Trigger Period will cease to exist upon (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the debt service coverage ratio being at least 1.75x for two consecutive calendar quarters, which may be achieved at any time (x) the underwritten net cash flow has increased to achieve such debt service coverage ratio threshold or (y) by a prepayment of principal or deposit of cash in an amount determined by the lender such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by the applicable yield maintenance premium) and (e) with respect to clause (v) above, the date such involuntary bankruptcy or insolvency proceeding is discharged, stayed or dismissed.

Property Management. The SCG Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of SCG Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the SCG Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents certain information relating to the management companies of the SCG Hotel Portfolio Properties:

Portfolio Management Companies

Management Company	Properties	Rooms	% of Total Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Appraised Value Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4%	$12,107,023	17.0%	$137,400,000	$140,061
TMI	9	666	10.5%	$6,259,518	8.8%	$87,600,000	$131,532
Schulte	6	692	10.9%	$5,458,243	7.7%	$69,700,000	$100,723
Pillar	2	168	2.6%	$2,647,365	3.7%	$28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173
(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties as a whole. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents an Appraised Value Per Room of $139,680. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in an Appraised Value Per Room of $138,973.

Assumption. The borrower has a right to transfer the SCG Hotel Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the SCG Hotel Portfolio Companion Loans with respect to the ratings of such securities.

Partial Release. After June 1, 2018, the borrowers may obtain the release of one or more individual SCG Hotel Portfolio Properties from the lien of the SCG Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a debt service coverage ratio no less than the greater of (a) 2.65x and (b) the debt service coverage ratio in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided that the debt service coverage ratio test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with lender in an amount reasonably determined by the lender to meet such test.

The “Release Price” is an amount equal to, (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assigns, have the right to purchase the Holiday Inn Express & Suites Terrell property upon the occurrence of certain events set forth in the recorded declaration, including, among other things, (i) the Holiday Inn Express & Suites Terrell property is abandoned or permanently closes or (ii) the use of the Holiday Inn Express & Suites Terrell property does not constitute a “permitted use” pursuant to the recorded declaration, for a continuous period of 60 days. In the event that such purchase option is exercised, the applicable borrower is required to promptly cause the release of the Holiday Inn Express & Suites Terrell property in compliance with the release provisions described above (except that the applicable borrower may release the Holiday Inn Express & Suites Terrell property during the lockout period with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan documents require that any release of the Holiday Inn Express & Suites Terrell property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising of the SCG Hotel Portfolio Whole Loan have been securitized, certain direct and indirect owners of the borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing under the SCG Hotel Portfolio Whole Loan, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a debt service coverage ratio of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender and (vi) delivery of a rating agency confirmation.

Ground Lease. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which expires on September 30, 2076 with no extension options. The ground lease requires a current annual rent of $275,517 and is subject to scheduled rent

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

increases every five years during the term of the ground lease. The SCG Portfolio Whole Loan provides for monthly escrows of ground rent equal 1/12 of the ground rent that the lender reasonably estimates will be payable such ground lease upon the occurrence and during the continuance of a Trigger Period. Please see the representation and warranty regarding ground leases and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with this ground lease.

Terrorism Insurance. The SCG Hotel Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the SCG Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The SCG Hotel Portfolio Whole Loan documents require windstorm insurance covering the full replacement cost of the SCG Hotel Portfolio Properties during the loan term. At origination, the SCG Hotel Portfolio Properties had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 (THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

Long Island Prime Portfolio - Melville
1 68 South Service Road Melville, NY
2 58 South Service Road Melville, NY
3 48 South Service Road Melville, NY
CONNECTICUT
Norwalk
STAMFORD
Darien
White Plains
Greenwich
Long Island Sound
New Rochelle
N.Y. CITY
QUEENS
LONG ISLAND
Atlantic Ocean
Oyster Bay Harbor
Cove Neck
Cold Spring Harbor
Lloyd Harbor
Halesite
Huntington Country Club
Huntington Hospital
Huntington
Oyster Bay
Cove Rd
Cold Spring Harbor Laboratory
Oyster Bay Cove
East Norwich
Laurel Hollow
Cold Spring Harbor
Huntington Station
Berry Hill Rd
Cold Spring Rd
Stillwell Woods Park
Oheka Castle
Cold Springs Country Club
Jericho Tpke
South Huntington
Muttontown Eastwoods Rd
LIRR PORT JEFFERSON LINE
The Woodcrest Club
SYOSSET
Woodbury
West Hills
Walt Whitman Shops
Muttontown
Syosset
Oyster Bay GC
Woodbury Village
North Shore-University Hosp. Syosset
Northern State Pkwy
West Hills County Park
Melville Mall
Jericho
Expwy
Manetto Hills Park
N.Y. City 28 miles
Long Island
The Five Towns College
Long Island Expwy
Dix Hills
Plainview Shopping Center
Plainview
Melville
Pine Ridge Conservation Area
Strathmore Park
Woodbury Rd
North Shore Univ. Hospital at Plainview
Old Country Rd
Round Swamp Rd
SUFFOLK COUNTY
Deer Park Ave
Carlls Straight Path
Commack Rd
Old Country Rd
HICKSVILLE
NASSAU COUNTY
Old Bethpage
Colonial Springs Rd
Wheatley Heights
Nicolls Rd
Deer Park
Hicksville
Bethpage
Bethpage State Park
Farmingdale State College
Long Island Ave
Tanger Outlet Deer Park
Jerusalem Ave
New Hwy
Wellwood Ave
LIRR RONKONKOMA LINE
WYANDANCH
PINELAWN
Wyandanch
BETHPAGE
Bethpage State Park Golf Course
Colonial Springs GC
North Babylon
Sunset Plaza
East Farmingdale
FARMINGDALE
Straight Path
Southern State Pkwy
Levittown
St. Joseph Hospital
Farmingdale
Edison Ave
Little East Neck Rd
West Islip
Hempstead Tpke
Republic Airport
Belmont Lake State Park
Wantagh State Pkwy
Bethpage State Pkwy
Main St
West Babylon
Sunrise Hwy
Oyster Bay Expwy
Wantagh Ave
Southern State Pkwy
North Lindenhurst
North Massapequa
North Amityville
Wellwood Ave
LIRR MONTAUK LINE
BABYLON
North Wantagh
Babylon
North Bellmore
Seaford
Massapequa Park
Great Neck Rd
LIRR BABYLON LINE
LINDENHURST
Great South Bay Shopping Ctr.
Wantagh
Massapequa Park
Sunrise Mall
AMITYVILLE
COPIAGUE
SEAFORD
MASSAPEQUA
MASSAPEQUA PARK
Lindenhurst
Bergen Point Golf Club
WANTAGH
Sunrise Hwy
Amityville
BELLMORE
East Massapequa
Merrick Rd
Copiague
Indian Island County Park
Great South Bay
Bellmore
Seaford
Massapequa
Tanner Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Long Island Prime Portfolio - Melville

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment	NR/NR/NR			Property Type:	Office
(Fitch/KBRA/Moody’s):				Specific Property Type:	Suburban
Original Principal Balance(1):	$48,200,000			Location:	Melville, NY
Cut-off Date Balance(1):	$48,200,000			Size:	776,720 SF
% of Initial Pool Balance:	4.2%			Cut-off Date Balance Per SF(1):	$155.14
Loan Purpose:	Refinance			Year Built/Renovated:	Various – See Table
Borrower Names:	48 S. Service Road SPE LLC; 58/68 S.			Title Vesting:	Fee
	Service Road SPE LLC			Property Manager:	Self-managed
Borrower Sponsor:	RXR Realty LLC			4th Most Recent Occupancy (As of)(4):	90.3% (12/31/2013)
Mortgage Rate:	4.400%			3rd Most Recent Occupancy (As of)(4):	92.3% (12/31/2014)
Note Date:	June 6, 2017			2nd Most Recent Occupancy (As of)(4):	94.2% (12/31/2015)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(4):	96.4% (12/31/2016)
Maturity Date:	June 6, 2027			Current Occupancy (As of):	93.5% (4/20/2017)
IO Period:	120 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$13,329,370 (12/31/2014)
Call Protection(2):	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$14,955,987 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$15,564,824 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$15,525,236 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu, Mezzanine
				U/W Revenues:	$26,717,722
				U/W Expenses:	$9,448,015
				U/W NOI(5):	$17,269,707
				U/W NCF(5):	$16,027,807
Escrows and Reserves(3):				U/W NOI DSCR(1):	3.21x
				U/W NCF DSCR(1):	2.98x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	14.3%
Taxes	$537,224	$268,612	NAP	U/W NCF Debt Yield(1):	13.3%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$206,000,000
Replacement Reserves	$0	$14,871	NAP	As-Is Appraisal Valuation Date:	March 24, 2017
TI/LC Reserve	$4,200,000	$89,229	NAP	Cut-off Date LTV Ratio(1):	58.5%
Unfunded Obligations Reserve	$2,903,067	$0	NAP	LTV Ratio at Maturity or ARD(1):	58.5%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Long Island Prime Portfolio - Melville Whole Loan (as defined below). See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $30,125,000. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NOI Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Long Island Prime Portfolio - Melville Whole Loan and the Long Island Prime Portfolio - Melville Mezzanine Loan (as defined below) were $193.92, 1.99x, 11.5%, 73.1% and 73.1%, respectively.

(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of July 6, 2017. Defeasance of the Long Island Prime Portfolio - Melville Whole Loan is permitted at any time after the earlier to occur of (i) June 6, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Long Island Prime Portfolio - Melville Mortgage Loan”) is part of a whole loan (the “Long Island Prime Portfolio - Melville Whole Loan”) that is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering the fee interest in three Class A office buildings located in Melville, New York on Long Island (the “Long Island Prime Portfolio - Melville Properties”). The Long Island Prime Portfolio - Melville Whole Loan was originated on June 6, 2017 by Barclays Bank PLC and Goldman Sachs Mortgage Company. The Long Island Prime Portfolio - Melville Whole Loan had an original principal balance of $120,500,000, has an outstanding principal balance as of the Cut-off Date of $120,500,000 and accrues interest at an interest rate of 4.400% per annum. The Long Island Prime Portfolio - Melville Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the Long Island Prime Portfolio - Melville Whole Loan. The Long Island Prime Portfolio - Melville Whole Loan matures on June 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

The Long Island Prime Portfolio - Melville Mortgage Loan is evidenced by the non-controlling Note A-2, which had an original principal balance of $48,200,000, has an outstanding principal balance as of the Cut-off Date of $48,200,000 and will be contributed to the WFCM 2017-C38 Trust. The controlling Note A-1 (the “Long Island Prime Portfolio - Melville Pari Passu Companion Loan”), had an aggregate original principal balance of $72,300,000, has an outstanding principal balance as of the Cut-off Date of $72,300,000, is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$72,300,000	Goldman Sachs Mortgage Company	Yes
A-2	$48,200,000	WFCM 2017-C38	No
Total	$120,500,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the Long Island Prime Portfolio - Melville Whole Loan in whole or in part (see “Partial Release” section), on any payment date before December 6, 2026. In addition, the Long Island Prime Portfolio - Melville Whole Loan is prepayable without penalty on or after December 6, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$120,500,000	66.1%	Loan payoff(2)	$169,132,273	92.8%
Mezzanine Loan(1)	30,125,000	16.5	Reserves	7,640,292	4.2
Preferred Equity(1)	27,110,470	14.9	Closing costs	5,447,898	3.0
Borrower Sponsor’s new cash contribution(2)	4,484,992	2.5

Total Sources	$182,220,462	100.0%	Total Uses	$182,220,462	100.0%

(1)	See “Subordinate and Mezzanine Indebtedness” and “Preferred Equity” sections.

(2)	The Long Island Prime Portfolio - Melville Properties and two additional properties (395 North Service Road – Melville and 50 Charles Lindbergh – Uniondale), were collateral for a loan previously securitized in the GCCFC 2007-GG9 transaction. Loan payoff represents the pro rata payoff based on the original amount allocated to the Long Island Prime Portfolio - Melville Properties. In total, the Borrower Sponsor contributed approximately $19.6 million of new cash to pay off the entirety of the previous loan. Prior to loan origination, the previous financing was in maturity default as it matured February 6, 2017. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Long Island Prime Portfolio - Melville Properties consist of three Class A office properties (48, 58 and 68 South Service Road) located in Melville, New York, on Long Island, approximately 30.0 miles east of Manhattan. Constructed from 1986 to 2006, the Long Island Prime Portfolio - Melville Properties total 776,720 square feet. The Long Island Prime Portfolio - Melville Properties feature amenities including 24-hour/7-day access, an on-site cafe and a fitness center. Additionally, the 68 South Service Road property and the 58 South Service Road property both feature a conference/training facility, as well as concierge services.

The Long Island Prime Portfolio - Melville Properties are located along South Service Road in Melville, New York which is in Suffolk County, Long Island. South Service Road runs parallel to and is immediately accessible from Interstate 495 (also known as the Long Island Expressway), which connects Manhattan to Nassau and Suffolk counties in Long Island. The Long Island Prime Portfolio - Melville Properties are accessible by the Long Island Rail Road, via the Port Jefferson and Ronkonkoma branches. Both the Port Jefferson and Ronkonkoma branches make stops in Huntington, Farmingdale, Pinelawn, and Wyandanch, and which directly connect to Penn Station.

The Long Island Prime Portfolio – Melville Properties are leased to 40 unique tenants (excluding subleased tenants) across a diverse spectrum of industries, including the legal, insurance, financial services, telecommunications and transportation industries. No single tenant, other than Citibank N.A. (26.1% of net rentable area and 27.6% of annual in-place underwritten base rent), represents more than 6.5% of net rentable area or 8.5% of annual in-place underwritten base rent of the Long Island Prime Portfolio – Melville Properties. The largest tenants at the Long Island Prime Portfolio - Melville Properties include Citibank N.A. at the 68 South Service Road property (27.6% of U/W base rent), Morgan Stanley Smith Barney at the 58 South Service Road property (8.5% of U/W base rent) and HQ Global Workplaces LLC at the 68 South Service Road property (7.0% of U/W base rent). Approximately 64.6% of Citibank N.A. space is currently subleased to a variety of tenants, including Anchor Group Management, TNT USA Inc., Wells Fargo, RUI Credit Services Inc., NAPA Management Services Corporation and Foa & Son Corporation. Ten tenants leasing 370,369 square feet (52.0% of U/W base rent, or 33.9% of U/W base rent exclusive of Citibank N.A. subleased space) are investment grade rated tenants. As of April 20, 2017, the Long Island Prime Portfolio – Melville Properties were 93.5% occupied by 40 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

The following table presents certain information relating to the Long Island Prime Portfolio - Melville Properties:

Property Name	Allocated Cut- off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV
68 South Service Road	$58,500,000	48.5%	98.9%	2006/NAP	323,292	$100,000,000	58.5%
58 South Service Road	$49,700,000	41.2%	88.3%	2002/NAP	309,262	$85,000,000	58.5%
48 South Service Road	$12,300,000	10.2%	92.4%	1986/1998	144,166	$21,000,000	58.6%
Total/Weighted Average	$120,500,000	100.0%	93.5%		776,720	$206,000,000	58.5%

The following table presents certain information relating to the tenancies at the Long Island Prime Portfolio - Melville Properties:

Major Tenants

Tenant Name - Property	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Citibank N.A.(3) 68 South Service Road	A/Baa1/BBB+	202,930	26.1%	$32.18	$6,530,257	27.6%	3/31/2022(4)
Morgan Stanley Smith Barney 58 South Service Road	A/A3/BBB+	50,359	6.5%	$40.00	$2,014,398	8.5%	11/30/2023(5)
HQ Global Workplaces LLC 68 South Service Road	NR/NR/NR	35,522	4.6%	$46.72	$1,659,553	7.0%	1/31/2019(6)
Jackson Lewis P.C. 58 South Service Road	NR/NR/NR	29,385	3.8%	$35.03	$1,029,248	4.3%	12/31/2025(7)
Signature Bank(8) 68 South Service Road	NR/NR/NR	24,332	3.1%	$41.55	$1,010,914	4.3%	2/29/2024(9)
Total Major Tenants		342,528	44.1%	$35.75	$12,244,370	51.7%

Non-Major Tenants		383,529	49.4%	$29.80	$11,429,054	48.3%

Occupied Collateral Total		726,057	93.5%	$32.61	$23,673,424	100.0%

Vacant Space		50,663	6.5%

Collateral Total		776,720	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes rent steps through July 2018 totaling, $992,997.

(3)	Citibank, N.A. is currently in occupancy of 71,838 square feet of space through March 31, 2022. Citibank, N.A. subleases 131,092 square feet of space through March 31, 2022 at an average annual base rent of approximately $32.78 PSF to: (i) Anchor Group Management (32,625 square feet), (ii) TNT USA Inc. (26,515 square feet), (iii) Wells Fargo (23,788 square feet), (iv) Napa Management Services Corporate (23,782 square feet), (v) RUI Credit Services Inc. (14,750 square feet) and (vi) Foa & Son Corporation (9,632 square feet). The terms shown for Citibank, N.A. in the table above are based on its direct lease.

(4)	Citibank N.A. has two, five-year renewal options.

(5)	Morgan Stanley Smith Barney has one, five-year renewal option. Morgan Stanley Smith Barney Financing LLC has the right to cancel its lease as of November 30, 2020, with notice by November 30, 2019 and the payment of a termination fee.

(6)	HQ Global Workplaces LLC has two, five-year renewal options.

(7)	Jackson Lewis P.C. has one, five year renewal option.

(8)	Signature Bank subleases an additional 5,456 square feet of space at 58 South Service Road from Bank United NA through October 31, 2018 at a current base rent of $134,218 with an additional 440 square feet of storage space at 58 South Service Road. Signature Bank’s subleased and storage space is not reflected in the Major Tenants table.

(9)	Signature Bank has 300 square feet of space that expires September 30, 2018. Signature Bank has one, five year renewal option, exclusive of the 300 square foot space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

The following table presents certain information relating to the lease rollover schedule at the Long Island Prime Portfolio - Melville Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	1,004	0.1%	1,004	0.1%	0	0.0%	$0.00
2017	2	19,089	2.5%	20,093	2.6%	$631,483	2.7%	$33.08
2018	5	59,408	7.6%	79,501	10.2%	2,135,657	9.0%	$35.95
2019	6	81,119	10.4%	160,620	20.7%	3,224,818	13.6%	$39.75
2020	4	25,877	3.3%	186,497	24.0%	800,792	3.4%	$30.95
2021	8	90,057	11.6%	276,554	35.6%	2,679,129	11.3%	$29.75
2022	7	239,615	30.8%	516,169	66.5%	7,722,534	32.6%	$32.23
2023	1	50,359	6.5%	566,528	72.9%	2,014,398	8.5%	$40.00
2024	3	40,518	5.2%	607,046	78.2%	1,545,550	6.5%	$38.14
2025	2	43,016	5.5%	650,062	83.7%	1,504,153	6.4%	$34.97
2026	1	17,291	2.2%	667,353	85.9%	622,433	2.6%	$36.00
2027	0	0	0.0%	667,353	85.9%	0	0.0%	$0.00
Thereafter	1	58,704	7.6%	726,057	93.5%	792,478	3.3%	$13.50
Vacant	0	50,663	6.5%	776,720	100.0%	0	0.0%	$0.00
Total/Weighted Average	40	776,720	100.0%			$23,673,424	100.0%	$32.61

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

(3)	No. of Leases Expiring does not include subleased tenants and miscellaneous administrative space (auditorium, tenant storage spaces, cafeteria, fitness and conference space), Federal Express, Cablevision Lightpath-NY Inc., Open Access Inc., United Parcel Services and Verizon New York Inc. which have no attributable base rent.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Long Island Prime Portfolio - Melville Properties:

Historical Occupancy

2013(1)	2014(1)	2015(1)	2016(1)	4/20/2017(2)
90.3%	92.3%	94.2%	96.4%	93.5%

(1)	Information obtained from the borrower and represents the average occupancy for the year stated.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Long Island Prime Portfolio - Melville Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$19,179,730	$20,811,240	$21,634,440	$21,590,527	$24,070,976(2)	90.1%	$30.99
Grossed Up Vacant Space	0	0	0	0	1,182,060	4.4	1.52
Total Reimbursables	2,753,550	2,856,724	2,917,050	2,941,475	3,059,561	11.5	3.94
Other Income	230,190	241,044	269,806	269,107	155,068	0.6	0.20
Less Vacancy & Credit Loss	(36)	(7,968)	(121,220)	(116,807)	(1,749,944)(3)	(6.5)	(2.25)
Effective Gross Income	$22,163,434	$23,901,040	$24,700,076	$24,684,301	$26,717,721	100.0%	$34.40

Total Operating Expenses	$8,834,064	$8,945,053	$9,135,252	$9,159,065	$9,448,015	35.4%	$12.16

Net Operating Income	$13,329,370	$14,955,987	$15,564,824	$15,525,236	$17,269,707	64.6%	$22.23
TI/LC	0	0	0	0	1,047,719	3.9	1.35
Capital Expenditures	0	0	0	0	194,180	0.7	0.25
Net Cash Flow	$13,329,370	$14,955,987	$15,564,824	$15,525,236	$16,027,807	60.0%	$20.64

NOI DSCR(4)	2.48x	2.78x	2.90x	2.89x	3.21x
NCF DSCR(4)	2.48x	2.78x	2.90x	2.89x	2.98x
NOI DY(4)	11.1%	12.4%	12.9%	12.9%	14.3%
NCF DY(4)	11.1%	12.4%	12.9%	12.9%	13.3%

(1)	The increase in Base Rent, Effective Gross Income and Net Operating Income from TTM 3/31/2017 to U/W was a result of approximately 66,694 square feet (8.6% of net rentable area) having signed a new or renewal lease since 3/31/2016.

(2)	U/W Base Rent includes rent steps through July 2018, totaling $992,997 and the present value of seven investment grade tenant rent steps discounted at 7.0% totaling $397,552.

(3)	The underwritten economic vacancy is 6.2%. The Long Island Prime Portfolio - Melville Properties were 93.5% physically occupied as of April 20, 2017.

(4)	The debt service coverage ratios and debt yields are based on the Long Island Prime Portfolio – Melville Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

Appraisal. As of the appraisal valuation date of March 24, 2017, the Long Island Prime Portfolio - Melville Properties had an aggregate “as-is” appraised value of $206,000,000.

Environmental Matters. According to the Phase I environmental site assessments dated April 6, 2017, there was no evidence of any recognized environmental conditions at the Long Island Prime Portfolio - Melville Properties.

Market Overview and Competition. The Long Island Prime Portfolio - Melville Properties are located along South Service Road in Melville, New York which is in Suffolk County, Long Island. According to the appraisal, leasing activity in the Nassau-Suffolk region for the fourth quarter of 2016 totaled 625,000 square feet, up 17.0% from its five-year quarterly average. As of the fourth quarter of 2016, the Long Island Class A office market reported a total inventory of 104 office buildings, totaling approximately 19.0 million square feet, with a 8.2% vacancy rate and average asking rents of $30.62 per square foot. The Long Island Prime Portfolio - Melville Properties are situated in the Western Suffolk submarket, which reported a total inventory of 30 office buildings, totaling approximately 4.9 million square feet, with a 7.2% vacancy rate and average asking rents of $28.68 per square foot. As of 2016, the estimated population within a one-, three- and five- mile radius of the Long Island Prime Portfolio - Melville Properties was 4,147, 64,971 and 242,989, respectively. The 2016 estimated average household income within the same radii was $176,090, $168,146 and $142,786, respectively. The unemployment rate in Suffolk County has steadily declined over the past five years to 4.1% as of December 2016.

The following table presents certain information relating to comparable office leases for the Long Island Prime Portfolio - Melville Properties:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
330 South Service Road Melville, NY	2002/NAP	261,360	1.8 miles	Zeta Global	5.3 Yrs	6,325	$27.11	Modified Gross
401 Broad Hollow Road, Melville, NY	1970/1997	112,567	1.8 miles	Tutunjian & Bitetto, P.C.	7.7 Yrs	9,681	$35.02	Modified Gross
				Oppenheimer & Company	7.7 Yrs	9,100	$35.84	Modified Gross
425 Broad Hollow Road Melville, NY	1967/NAP	261,360	1.7 miles	McCoy Companies	5.4 Yrs	3,788	$31.72	Modified Gross
400 Broad Hollow Road Melville, NY	2009/NAP	135,000	1.5 miles	Napoli Shkolnik, PLLC	10.0 Yrs	10,252	$36.68	Modified Gross
				Yardi System Inc.	11.9 Yrs	27,770	$40.32	Modified Gross
1305 Walt Whitman Road Melville, NY	1985/NAP	169,970	1.5 miles	RUI	6.9 Yrs	19,011	$28.83	Modified Gross
41 Pinelawn Road Melville, NY	1995/NAP	62,234	2.1 miles	Reverse Mortgage Funding	7.3 Yrs	23,146	$27.81	Modified Gross
300 Broadhollow Road Melville, NY	1989/NAP	242,292	1.7 miles	Ranstad	7.3 Yrs	3,555	$30.87	Modified Gross
				Littler Mendelson, PC	7.8 Yrs	3,379	$33.65	Modified Gross
324 South Service Road Melville, NY	2007/NAP	133,050	1.7 miles	Bosley Medical Institute	6.3 Yrs	3,453	$32.77	Modified Gross
395 North Service Road Melville, NY	1988/NAP	203,024	2.7 miles	CoStar	5.3 Yrs	4,698	$28.57	Modified Gross

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers are 48 S. Service Road SPE LLC and 58/68 S. Service Road SPE LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Long Island Prime Portfolio - Melville Whole Loan. RXR Properties Holdings LLC is the guarantor of certain nonrecourse carveouts under the Long Island Prime Portfolio - Melville Whole Loan.

The Borrower Sponsor. The borrower sponsor is RXR Realty LLC (“RXR”), a New York-based, vertically integrated real estate owner/operator and investment management firm. RXR manages 81 commercial real estate properties and investments with an aggregate gross asset value of approximately $15.4 billion as of March 31, 2017, comprised of approximately 23.0 million square feet of commercial operating properties and approximately 3,200 multi-family and for sale units under active development in the New York Metropolitan area. Affiliates of RXR have previously negotiated three discounted loan payoffs, none of which related to the Long Island Prime Portfolio - Melville Properties. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

Escrows. The Long Island Prime Portfolio - Melville Whole Loan documents provide for upfront escrows at origination in the amount of $537,224 for real estate taxes, $4,200,000 for general tenant improvements and leasing commissions (“TI/LCs”) and $2,903,067 for unfunded obligations reserves comprised of (i) $1,409,539 for UBS tenant improvements and free rent, (ii) $471,204 for Comtech Telecom tenant improvements and free rent, (iii) $256,011 for Worldwide tenant improvements, (iv) $244,151 for elevator modernization at the 48 South Service Road property, (v) $196,286 for Signature Bank free rent, (vi) $260,742 for Maguire Insurance Agency, Inc. free rent and tenant improvements, (vii) $43,166 for Schacker Real Estate Corporation leasing commissions and free rent and (viii) $21,969 for Piermont Inc. free rent.

The Long Island Prime Portfolio - Melville Whole Loan documents provide for ongoing monthly escrows for taxes ($268,612 as of the origination date), $14,871 for replacement reserves (to be reduced by approximately $0.02 per square foot for each property released pursuant to the “Partial Release” section below) and $89,229 for TI/LCs (to be reduced by $0.125 per square foot for each property released pursuant to the “Partial Release” section below). The Long Island Prime Portfolio - Melville Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Long Island Prime Portfolio - Melville Properties is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Lockbox and Cash Management. The Long Island Prime Portfolio - Melville Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay all rents directly into such lockbox account. In the absence of a Trigger Period (as defined below) or event of default, the funds in the lockbox account will be remitted to the borrower’s operating account. During a Trigger Period or event of default, any transfers to the borrower’s operating account are required to cease and sums on deposit in the lockbox account will be transferred on a daily basis to a lender-controlled cash management account. To the extent there is a Trigger Period continuing, all excess cash flow after payment of the Long Island Prime Portfolio – Melville Whole Loan debt service, required reserves, operating expenses and mezzanine debt service will be swept into an excess cash flow reserve to be held in a lender controlled account. Upon the expiration of a Trigger Period, any remaining excess cash flow funds will be disbursed to the borrower’s operating account.

A “Trigger Period” will commence upon any of the following: (i) the net operating income of the Long Island Prime Portfolio – Melville Properties falling below $14,819,690 (as calculated in the Long Island Prime Portfolio - Melville Whole Loan documents and tested quarterly), (ii) the delivery of Citibank N.A.’s notice to terminate its lease or the failure of Citibank N.A. to deliver notice of its intent to extend or renew its lease 12 months prior to expiration, (iii) the failure of the borrower to deliver required financial reports to lender or (iv) the occurrence and continuance of an event of default under the Long Island Prime Portfolio – Melville Mezzanine Loan (as defined below). A Trigger Period will be cured, with regard to clause (i), upon the conclusion of the second of two consecutive quarters thereafter during each of which the net operating income of the Long Island Prime Portfolio – Melville Properties is equal to or greater than $14,819,690; with regard to clause (ii), upon the borrower (a) receiving notice from Citibank N.A. of its intention to renew or extend its lease for a period of no less than five years, (b) entering into one or more replacement leases covering, in the aggregate, no less than 70.0% of the square footage demised by the Citibank N.A. lease, for a period of no less than five years at an annual average base rent of no less than $32.00 per square foot or (c) the net operating income of the Long Island Prime Portfolio – Melville Properties is equal to or greater than $14,819,690 without giving effect to the Citibank N.A. lease but giving effect to rents from any qualifying lease covering any portion of the space demised by the Citibank lease; with regard to clause (iii), upon the borrower delivering such financial reports to lender; and with regard to clause (iv), upon the cure of such event of default under the Long Island Prime Portfolio – Melville Mezzanine Loan (as defined below).

Property Management. The Long Island Prime Portfolio - Melville Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Long Island Prime Portfolio - Melville Properties from and after June 6, 2018 provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the proposed transferee is controlled be a qualified transferee as provided in the Long Island Prime Portfolio - Melville Whole Loan documents (including total assets in excess of $650.0 million, shareholder’s equity in excess of $250.0 million); and (iii) the lender has received confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the Long Island Prime Portfolio - Melville Properties with partial defeasance of 115% of the released property’s allocated loan balance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) after giving effect to such defeasance, the debt yield (with respect to the Long Island Prime Portfolio - Melville Whole Loan and the Long Island Prime Portfolio - Melville Mezzanine Loan) with respect to the remaining Long Island Prime Portfolio – Melville Properties being no less than the greater of (a) 11.58% and (b) the debt yield immediately prior to the release; (iii) the lender has received confirmation that the defeasance will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities; (iv) the lender receives a legal opinion that the release satisfies REMIC requirements.

58/68 South Service Road Tax Lot Subdivision and Condominium Conversion. The 58 South Service Road property and the 68 South Service Road property (the “58/68 South Service Road Properties”) currently constitute a single tax lot. The borrower may subdivide the 58/68 South Service Road Properties subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) each of the 58/68 South Service Road Properties thereafter each constitutes separate, legally subdivided parcels of land and separate tax lots; and (iii) subdivision will not adversely affect the use, operations or access to each property.

In lieu of effectuating the subdivision of 58/68 South Service Road Properties described above, the borrower may convert the 58/68 South Service Road Properties into a condominium form of ownership containing two separate condominium units at each of the 58

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

South Service Road property and the 68 South Service Road property, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) each of the 58/68 South Service Road Properties thereafter each constitutes separate tax lots; (iii) the borrower has demonstrated to lender’s reasonable satisfaction that the conversion will not have any material adverse impact on either of the 58/68 South Service Road Properties; and (iv) the lender has received confirmation that the conversion will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium Interests” in the Preliminary Prospectus.

Free Release. The borrowers are permitted to obtain the release of the vacant unimproved portion of any of the Long Island Prime Portfolio - Melville Properties, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) no event of default has occurred and is continuing, (ii) release will not adversely affect the use, operations or access to the remaining property, (iii) release conforms to REMIC requirements, (iv) evidence that the remaining property will be in compliance with all applicable legal and zoning requirements and (v) the loan to value ratio for the remaining properties are in compliance with all REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. KDF REIT Investments, LLC, a related entity of CBRE Global Investors (the “Long Island Prime Portfolio - Melville Mezzanine Lender”) funded a $30,125,000 mezzanine loan (the “Long Island Prime Portfolio - Melville Mezzanine Loan”) to RXR Melville Mezz LLC, a Delaware limited liability company owning 100.0% of each borrower under the Long Island Prime Portfolio - Melville Whole Loan (collectively, the “Long Island Prime Portfolio - Melville Mezzanine Borrower”). The Long Island Prime Portfolio - Melville Mezzanine Loan is secured by a pledge of the Long Island Prime Portfolio - Melville Mezzanine Borrower’s interest in the borrowers under the Long Island Prime Portfolio - Melville Whole Loan. The Long Island Prime Portfolio - Melville Mezzanine Loan accrues interest at a rate of 8.750% per annum and requires interest-only payments through the maturity date of June 6, 2027. The rights of the Long Island Prime Portfolio - Melville Mezzanine Lender are further described under “Description of the Mortgage Pool–Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

Preferred Equity. CNI RXR Prime Investor, LLC, a related entity of Colony NorthStar, Inc., had made a preferred equity investment in RXR LI Prime Property Venture LP in an amount equal to $85,000,000, of which $27,110,470 is attributable to the 100.0% preferred interest in the Long Island Prime Portfolio - Melville Mezzanine Borrower. Pursuant to the limited partnership agreement of RXR LI Prime Property Venture LP, the preferred equity interest is payable only from excess cash after the payment of amounts due under the Long Island Prime Portfolio - Melville Whole Loan and the Long Island Prime Portfolio - Melville Mezzanine Loan. See “Description of the Mortgage Pool–Additional Indebtedness–Preferred Equity” in the Preliminary Prospectus.

58/68 South Service Road Permitted Future Industrial Development Agency (“IDA”) Lease. The borrower is permitted to convey its current fee interest in the 58/68 South Service Road Properties (but not its reversionary interest) to the Industrial Development Agency (“IDA”), subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the future IDA lease is satisfactory to lender; (iii) the fee interest in the applicable property is subject to the Long Island Prime Portfolio - Melville Whole Loan; (iv) no material adverse effect as determined under the Long Island Prime Portfolio - Melville Whole Loan documents; and (v) the lender has received confirmation that the conveyance will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities. The conveyance is to be by virtue of a deed of the fee interests in the applicable property to the IDA and the lease of such property from the IDA to the applicable borrower for the purpose of facilitating the granting of economic benefits to the borrower.

Terrorism Insurance. The Long Island Prime Portfolio - Melville Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Long Island Prime Portfolio - Melville Properties. The Long Island Prime Portfolio - Melville Whole Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. If TRIPRA or a similar statute is no longer in effect, borrower will only be obligated to carry terrorism insurance if commercially available and, in such event, subject to a cap equal to two times the premium for the property and business/rental interruption coverage.

Windstorm Insurance. The Long Island Prime Portfolio - Melville Whole Loan documents require windstorm insurance covering the full replacement cost of the Long Island Prime Portfolio - Melville Properties during the loan term. At origination, the Long Island Prime Portfolio - Melville Properties had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

225-233 PARK AVENUE SOUTH

225
233
19
Facebook 21,063 SF 10/2027
18
Facebook 27,677 SF 10/2027
17
Facebook 27,766 SF 10/2027
16
Buzzfeed 27,766 SF 5/2026
15
Buzzfeed 27,653 SF 5/2026
14
Buzzfeed 27,044 SF 5/2026
13
Buzzfeed 2,288 SF 5/2026
Buzzfeed 27,044 SF 5/2026
12
Buzzfeed 13,343 SF 5/2026
Buzzfeed 26,921 SF 5/2026
11
Buzzfeed 13,343 SF 5/2026
Buzzfeed 26,921 SF 5/2026
10
Facebook 13,418 SF 10/2027
Facebook 27,073 SF 10/2027
9
Facebook 13,418 SF 10/2027
Facebook 26,979 SF 10/2027
8
Facebook 13,418 SF 10/2027
Facebook 26,979 SF 10/2027
7
Facebook 13,053 SF 10/2027
Facebook 26,979 SF 10/2027
6
STV 13,053 SF 5/2024
Facebook 26,979 SF 10/2027
5
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
4
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
3
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
2
T. Rowe Price 13,450 SF 3/2028
CUNY 3,790 SF 6/2021
Vacant 5,926 SF
WB Wood 13,397 SF 12/2022
1
233 PAS Restaurant Co. 9,528 SF 4/2032
Vacant 568 SF
Ainsworth 6,540 SF 10/2022
Buzzfeed 1,800 SF 5/2026
Flushing Savings Bank 7,208 SF 10/2026
Florian Cafe 6,953 SF 6/2029
Basement
233 PAS Restaurant Co. 1,433 SF 4/2032
Ainsworth 5,200 SF 10/2022
Vacant 7,980 SF
Facebook 1,658 SF 10/2027
Vacant
2021 – 2022
2023 – 2024
2025 – 2026
2027+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

225 & 233 Park Avenue South
225 & 233 Park Avenue South
New York, NY 10003
MANHATTAN
Midtown
East Side
Garment District
Kips Bay
Gramercy Park
Flatiron District
Chelsea
Stuyvesant Town
Alphabet City
East Village
Greenwich Village
West Village
Times Square
Port Authority Bus Terminal
Bryant Park
New York Public Library
Grand Central Terminal
Madison Square Garden
Penn Station
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Macy's
Herald Square
Empire State Building
Long Island Railroad
Madison Square Park
Union Square
Washington Square
Gramercy Park
Tompkins Square Park
New York University
Cooper Union
Baruch College
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
VA New York Harbor Medical Center
NYU School of Dentistry
Cabrini Medical Center
Beth Israel Medical Center
New York Eye & Ear Infirmary
FDR Drive
Broadway
Park Ave. South
Park Ave.
Lexington Ave.
Madison Ave.
5th Ave.
6th Ave.
7th Ave.
8th Ave.
3rd Ave.
2nd Ave.
1st Ave.
W. 42nd St.
W. 34th St.
W. 23rd St.
W. 14th St.
E. 34th St.
E. 23rd St.
E. 14th St.
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
Weehawken
West New York
North Bergen
Astoria
Long Island City
Williamsburg
Brooklyn Heights
Park Slope
Upper West Side
Upper East Side
Central Park
SoHo
Tribeca
Chinatown
Financial District
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – 225 & 233 Park Avenue South

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB+/A/NR			Property Type:	Office
Original Principal Balance(1):	$45,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$45,000,000			Location:	New York, NY
% of Initial Pool Balance:	3.9%			Size:	675,756 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$347.76
Borrower Name:	225 Fourth LLC			Year Built/Renovated:	1909/2017
Borrower Sponsor:	Orda Management Corporation			Title Vesting:	Fee
Mortgage Rate:	3.6514%			Property Manager:	Self-Managed
Note Date:	May 31, 2017			4th Most Recent Occupancy (As of)(5):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(5):	95.8% (12/31/2014)
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy (As of)(5):	49.2% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(5):	96.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(5)(6):	97.9% (5/24/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(7):	$21,053,461 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(7):	$22,749,971 (12/31/2015)
Call Protection(2):	L(25),D(90),O(5)			2nd Most Recent NOI (As of)(7):	$16,244,360 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(7):	$15,248,156 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine; Future Mezzanine
				U/W Revenues:	$48,106,942
				U/W Expenses:	$18,601,103
				U/W NOI(7):	$29,505,839
Escrows and Reserves(4):				U/W NCF:	$28,439,583
				U/W NOI DSCR(1):	3.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	3.27x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	12.6%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.1%
Replacement Reserves	$0	Springing	NAP	As-Is Appraised Value(8):	$750,000,000
TI/LC Reserve	$8,106,455	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2017
Remaining Capital Expenditures	$11,529,288	$0	NAP	Cut-off Date LTV Ratio(1)(8):	31.3%
Free Rent Reserve	$14,864,252	$0	NAP	LTV Ratio at Maturity or ARD(1)(8):	31.3%
Buzzfeed Rollover Reserve	$0	Springing	$13,000,000

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan (as defined below). The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the 225 & 233 Park Avenue South Total Debt (as defined below), including the 225 & 233 Park Avenue South Mezzanine Loan (as defined below), are 57.3%, 1.59x and 6.9%, respectively.

(2)	The lockout period will be at least 25 payments, beginning with and including the first payment date of July 6, 2017. Defeasance of the 225 & 233 Park Avenue South Mortgage Loan is permitted at any time after the earlier to occur of (i) May 31, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	See “Historical Occupancy” section.

(6)	Current Occupancy includes the Facebook Expansion Space (as defined below) and Facebook’s 8th floor space (40,397 square feet), which have a lease commencement date of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in August 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower on the origination date.

(7)	See “Cash Flow Analysis” section.

(8)	See “Appraisal” section. The As-Is Appraised Value reflects the “As-is assuming holdbacks” value for the 225 & 233 Park Avenue South Property (as defined below) which assumes that all outstanding amounts for TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date. The “As-is” appraised value is $720,000,000, which represents a Cut-off Date LTV Ratio and an LTV at Maturity or ARD for the 225 & 233 Park Avenue South Whole Loan and 225 & 233 Park Avenue South Total Debt of 32.6% and 59.7%, respectively.

The Mortgage Loan. The mortgage loan (the “225 & 233 Park Avenue South Mortgage Loan”) is part of a whole loan (the “225 & 233 Park Avenue South Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee interest in two, contiguous office buildings located on Park Avenue South between East 18th and East 19th streets in Manhattan, New York (the “225 & 233 Park Avenue South Property”). The 225 & 233 Park Avenue South Whole Loan was originated on May 31, 2017 by Barclays Bank PLC. The 225 & 233 Park Avenue South Whole Loan had an original principal balance of $235,000,000, has an outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.6514% per annum. The 225 & 233 Park Avenue South Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

off Date and requires payments of interest-only through the term of the 225 & 233 Park Avenue South Whole Loan. The 225 & 233 Park Avenue South Whole Loan matures on June 6, 2027.

Note A-4, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents a non-controlling interest in the 225 & 233 Park Avenue South Whole Loan. The controlling Note A-1 and non-controlling Note A-2 and A-3, which have an aggregate original principal balance of $190,000,000, referred to herein as the “225 & 233 Park Avenue South Companion Loans,” are expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$70,000,000	Barclays Bank PLC	Yes
A-2	$60,000,000	Barclays Bank PLC	No
A-3	$60,000,000	Barclays Bank PLC	No
A-4	$45,000,000	WFCM 2017-C38	No
Total	$235,000,000
(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, on any date before February 6, 2027 the borrower has the right to defease the 225 & 233 Park Avenue South Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) May 31, 2020. The 225 & 233 Park Avenue South Whole Loan is prepayable without penalty on or after February 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$235,000,000	54.7%	Loan Payoff	$226,370,056	52.6%
Mezzanine Loan	195,000,000	45.3	Return of equity	159,383,488	37.1
			Reserves	34,499,995	8.0
			Closing costs	9,746,461	2.3

Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

The Property. The 225 & 233 Park Avenue South Property comprises two contiguous Class A office buildings, totaling 675,756 square feet, located on Park Avenue South, between East 18th and East 19th Streets in Manhattan, New York. 225 Park Avenue South is a 19-story Class A office building with 503,104 square feet built in 1910. 233 Park Avenue South is a 13-story Class A office building built in 1909 with 172,652 square feet. The two buildings operate as a single property, as they are interconnected on each floor. The 225 & 233 Park Avenue South Property provides various amenities, including, but not limited to, exclusive outdoor spaces on the roof of each building, bike storage and separate entrances, one on Park Avenue South and one on East 18th Street. The 225 & 233 Park Avenue South Property is located one block north of Union Square and one block south of Gramercy Park. According to the appraisal, the 225 & 233 Park Avenue South Property is considered to be located in a trendy, upscale neighborhood with access to restaurants, nightclubs, galleries, theaters and universities. As of May 24, 2017, the 225 & 233 Park Avenue South Property was 97.9% leased to 10 tenants.

Prior to 2014, the 225 & 233 Park Avenue South Property was 100.0% occupied by the Port Authority of New York and New Jersey and STV. Once Port Authority elected to leave the building in 2015, the borrower sponsor commenced an approximately $133 million capital improvement plan for the 225 & 233 Park Avenue South Property. Of the $133 million, approximately $113.6 million had been spent as of the origination date on various hard and soft improvements and tenant improvements and leasing costs for Facebook, Buzzfeed, T. Rowe Price and the new ground floor restaurant. The remaining $19.6 million was deposited into escrow by the borrower on the origination date. The outstanding hard and soft improvements include upgrading the elevators, building out the 19th floor garden courtyard/rooftop and finishing the build-out of the ground floor retail.

The 225 & 233 Park Avenue South Property’s largest tenant is Facebook, a technology company whose platforms allow users to communicate with family, friends and coworkers. Facebook utilizes the 225 & 233 Park Avenue South Property as its marketing headquarters and leases 39.4% of net rentable area through October 2027. Facebook has been a tenant at the 225 & 233 Park Avenue South Property since October 2016 and has invested approximately $60 million in excess of its initial tenant improvement allowance into its respective space. The build-out includes a sit-down restaurant and garden courtyard/rooftop on the 19th floor, a contiguous staircase between the 8th, 9th and 10th floors and interior design by Frank Gehry. On May 26, 2017, Facebook exercised an expansion option to lease a portion of the 6th floor and the entire 7th floor, an increase of 67,011 square feet. The tenant is currently engaged in the build-out of the expansion space and is expected to take occupancy in July 2018. As of December 31, 2016, Facebook had approximately 1.23 billion daily active users.

The second largest tenant, Buzzfeed, leases 28.7% of net rentable area through May 2026 (see “Escrows” below). Buzzfeed is an independent digital media company delivering news and entertainment to millions of users globally. Buzzfeed, who has its headquarters at 225 & 233 Park Avenue South, has been a tenant at the 225 & 233 Park Avenue South Property since June 2015 and has spent approximately $23.9 million in excess of its initial tenant improvement allowance into its space. Buzzfeed has its own

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

separate building entrance on East 18th street and has a garden courtyard/rooftop on the 13th floor (the top floor of the 233 Park Avenue South Property). As of November 2016, Buzzfeed raised approximately $200 million from NBCUniversal, increasing the company’s investment in Buzzfeed to approximately $400 million. Based on the terms of the NBCUniversal investment, Buzzfeed would be valued at approximately $1.7 billion.

The third largest tenant is STV, a firm offering engineering, architectural, planning, environmental and construction management services. STV leases 19.7% of net rentable area through May 2024, has been a tenant at the 225 & 233 Park Avenue South Property since 1983 and recently expanded into a portion of the fourth floor totaling 13,053 square feet.

The following table presents certain information relating to the tenancy at the 225 & 233 Park Avenue South Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Facebook(2)(3)	NR/NR/NR	266,460	39.4%	$79.36	$21,146,899	45.1%	10/31/2027(4)(5)
Buzzfeed(6)(7)	NR/NR/NR	194,123	28.7%	$76.28	$14,808,325	31.6%	5/31/2026
STV	NR/NR/NR	133,200	19.7%	$45.33	$6,037,948	12.9%	5/31/2024(8)
233 PAS Restaurant Co.(9)	NR/NR/NR	10,961	1.6%	$100.36	$1,100,000	2.3%	4/30/2032(10)
T. Rowe Price(11)	NR/NR/NR	13,450	2.0%	$78.00	$1,049,100	2.2%	3/31/2028(12)
Total Major Tenants		618,194	91.5%	$71.41	$44,142,272	94.2%

Non-Major Tenants		43,088	6.4%	$63.64	$2,742,314	5.8%

Occupied Collateral Total		661,282	97.9%	$70.90	$46,884,586	100.0%

Vacant Space		14,474	2.1%

Collateral Total		675,756	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Facebook recently exercised its expansion option at the 225 & 233 Park Avenue South Property for a portion of the 6th floor and the entire 7th floor totaling 67,011 square feet (the “Facebook Expansion Space”).

(3)	Facebook is entitled to 19 months of free rent through December 2018 for the Facebook Expansion Space (9.9% of net rentable area), 12 months of free rent through May 2018 for the 8th floor, totaling 40,397 square feet (6.0% of net rentable area) and five months of free rent through October 2017 for the 18th and 19th floors, totaling 48,740 square feet (7.2% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(4)	Facebook has one five-year lease renewal option on the (i) 8th, 9th, 10th, 17th, 18th and 19th floors, (ii) 9th and 10th floors, (iii) 17th, 18th and 19th floors or (iv) 9th, 10th, 17th, 18th and 19th floors.

(5)	Facebook has a one-time right to terminate its lease effective March 31, 2024 by providing 18 months’ written notice and delivering a termination payment of $32,991,937. However, the termination payment will be increased by seven months of fixed rent with respect to the Facebook Expansion Space and the unamortized value of the transaction costs with respect to the Facebook Expansion Space amortized at a 6% interest rate over the term of the Facebook Expansion Space.

(6)	Buzzfeed currently subleases the entire 11th floor of the 225 building (26,921 square feet) to Teacher Synergy, LLC, through June 30, 2019. The sublease will automatically renew on a month-to-month basis after the expiration date until either Buzzfeed or Teacher Synergy, LLC give six months’ termination notice to one another.

(7)	Buzzfeed is entitled to 16 months of free rent through September 2018 on 2,288 square feet (0.3% of the net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(8)	STV has one, ten-year lease renewal option. The renewal may apply to all or a part of the STV premises, provided that the renewal may not consist of less than two full contiguous floors within the 225 & 233 Park Avenue South Property.

(9)	233 PAS Restaurant Co. is entitled to 10 months of free rent through March 2018 on 9,488 square feet (1.4% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(10)	233 PAS Restaurant Co. has one, five-year lease renewal option.

(11)	T. Rowe Price is entitled to nine months of free rent through February 2018 on 13,450 square feet (2.0% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(12)	T. Rowe Price has one, five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

The following table presents certain information relating to the lease rollover schedule at the 225 & 233 Park Avenue South Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	3,790	0.6%	3,790	0.6%	$287,547	0.6%	$75.87
2022	2	25,137	3.7%	28,927	4.3%	$1,353,139	2.9%	$53.83
2023	0	0	0.0%	28,927	4.3%	$0	0.0%	$0.00
2024	1	133,200	19.7%	162,127	24.0%	$6,037,948	12.9%	$45.33
2025	0	0	0.0%	162,127	24.0%	$0	0.0%	$0.00
2026	2	201,331	29.8%	363,458	53.8%	$15,309,953	32.7%	$76.04
2027	1	266,460	39.4%	629,918	93.2%	$21,146,899	45.1%	$79.36
Thereafter	3	31,364	4.6%	661,282	97.9%	$2,749,100	5.9%	$87.65
Vacant	0	14,474	2.1%	675,756	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	675,756	100.0%			$46,884,586	100.0%	$70.90

(1)	Information obtained from the underwritten rent roll and includes rent steps through April 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 225 & 233 Park Avenue South Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	5/24/2017(3)(4)
100.0%	95.8%	49.2%	96.6%	97.9%
(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from year-end 2014 to year-end 2015 is a result of Port Authority vacating its premises at the 225 & 233 Park Avenue South Property, except for Floors 4 and 8 in the 233 Park Avenue South building. The borrower sponsor commenced gut renovating the space made available after Port Authority vacated.

(3)	Information obtained from the underwritten rent roll.

(4)	Current Occupancy includes the Facebook Expansion Space and Facebook’s 8th floor space (40,397 square feet), which have a lease commencement date of July 1, 2018 and June 1, 2017, respectively. The tenant is currently building out both spaces. The tenant expects to take occupancy of the 8th floor space in August 2017. All free rent amounts attributable to both spaces were deposited into escrow by the borrower on the origination date..

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 225 & 233 Park Avenue South Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)(2)	TTM 3/31/2017(2)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(4)	$34,757,905	$36,390,135	$30,962,652	$31,901,632	$45,723,854	95.0%	$67.66
Grossed Up Vacant Space	0	0	0	0	977,863	2.0	1.45
Rent Steps	0	0	0	0	445,767	0.9	0.66
Total Reimbursables	5,329,836	5,220,534	4,283,556	2,896,654	2,082,476	4.3	3.08
Other Income(5)	311,227	271,394	248,411	245,387	245,387	0.5	0.36
Less Vacancy & Credit Loss	0	0	0	0	(1,368,405)	(2.8)	(2.02)
Effective Gross Income	$40,398,967	$41,882,063	$35,494,619	$35,043,673	48,106,942	100.0%	$71.19

Total Operating Expenses	$19,345,506	$19,132,092	$19,250,259	$19,795,518	$18,601,103	38.7%	$27.53

Net Operating Income	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$29,505,839	61.3%	$43.66
TI/LC	0	0	0	0	991,923	2.1	1.47
Capital Expenditures	0	0	0	0	74,333	0.2	0.11
Net Cash Flow	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$28,439,583	59.1%	$42.09

NOI DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.39x
NCF DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.27x
NOI DY(6)	9.0%	9.7%	6.9%	6.5%	12.6%
NCF DY(6)	9.0%	9.7%	6.9%	6.5%	12.1%

(1)	The decrease in Net Operating Income from 2015 to 2016 is primarily due to the Port Authority of New York and New Jersey vacating its premises in March 2015, with the exception of Floors 4 and 8. The Port Authority of New York and New Jersey previously occupied 305,426 square feet and at rental rates between $56 and $62 per square foot on a modified gross basis.

(2)	The decrease in Net Operating Income from 2016 to TTM 3/31/2017 is a result of the borrower sponsor’s gut renovation of the space previously occupied by the Port Authority of New York and New Jersey. Additionally, two tenants, Buzzfeed and Facebook, totaling 186,368 square feet (27.6% of the net rentable area) were in free rent periods.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to U/W is primarily due to (i) Facebook’s signed-not-occupied rent of $8,163,008 for the Facebook Expansion Space and its space on the 8th floor, (ii) three tenants (Buzzfeed, Facebook and STV) totaling 198,791 square feet (29.4% of net rentable area) concluding their rent abatement period and (iii) rent steps taken through April 2018.

(4)	Underwritten Base Rent is inclusive of a rent credit of $714,965 for Facebook who is reimbursed $2.70 per square foot for cleaning costs.

(5)	Other Income consists of cleaning income and other miscellaneous items.

(6)	Debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan.

Appraisal. As of the appraisal valuation date of April 1, 2017 the 225 & 233 Park Avenue South Property had an “as-is” appraised value of $720,000,000, which equates to an “as-is” Cut-off Date LTV of 32.6% and 59.7% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The appraiser also concluded to an “as-is assuming holdbacks” value of $750,000,000 as of April 1, 2017, which equates to an “as-is assuming holdbacks” Cut-off Date LTV Ratio of 31.3% and 57.3% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The “as-is assuming holdbacks” value presumes that all outstanding amounts related to the TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date.

Environmental Matters. According to a Phase I environmental site assessment dated April 13, 2017, there was no evidence of any recognized environmental conditions at the 225 & 233 Park Avenue South Property.

Market Overview and Competition. The 225 & 233 Park Avenue South Property is located in the Madison/Union Square office submarket of the Midtown South Manhattan market, a block north of Union Square and a few blocks south of Madison Square Park. The 225 & 233 Park Avenue South Property is located within “Silicon Alley”, the stretch of Broadway from the Flatiron District to SoHo, and is also considered a hub for startups and tech companies. A few of the corporate neighbors to the 225 & 233 Park Avenue South Property are Tumblr, Sony, MasterCard and Digitas. The 225 & 233 Park Avenue South Property also benefits from its vicinity to numerous retailers and various fine and casual dining options. Proximity to Union Square provides access to multiple subway lines, including the 4, 5, 6, N, Q, R, W and L, all of which connect to various parts of New York City.

As of the first quarter of 2017, the Madison/Union Square office submarket had approximately 32.0 million square feet of office inventory, direct weighted average Class A asking rents of $84.23 per square foot and a vacancy rate of 3.9%. According to the appraisal, average Class A office rents in the Madison/Union Square submarket are $81.83 per square foot, with multiple spaces in the market exceeding $90.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

The following table presents certain information relating to comparable leases to the 225 & 233 Park Avenue South Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Floor	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
412 West 13th Street New York, NY	1900/2001	8	3 – 6	80,330	1.5 miles	Bumble & Bumble	Feb 2017 / 15 Yrs	41,210	$93.00	Gross
853 Broadway New York, NY	1929	21	21st	126,000	0.3 miles	21st Century Fox / True XMedia	Jan 2017 / 10 Yrs	5,864	$110.00	Gross
413 West 14th Street New York, NY	2017	5	3rd, 4th, PH	110,358	1.4 miles	Argo Group	Feb 2017 / 15 Yrs	45,495	$92.00	Gross
430 West 15th Street New York, NY	1950/2016	7	2 – 7	98,087	1.4 miles	Live Nation Entertainment, Inc.	Jan 2017 / 15 Yrs	76,915	$98.66	Gross
315 Park Avenue South New York, NY	1928/2007	20	11 – 12	276,000	0.3 miles	BDG Media	Nov 2016 / 10 Yrs	34,100	$85.00	Gross
330 Hudson Street New York, NY	2013	13	Pt. 9 - 10	394,315	2.0 miles	Deloitte Digital	Nov 2016 / 12 Yrs	37,356	$80.00	Gross
250 Hudson Street New York, NY	1928	14	8th	30,000	2.3 miles	Lieff Cabraser Heimann & Bernstein	Sept 2016 / 10 Yrs	27,778	$78.00	Gross
315 Park Avenue South New York, NY	1928/2007	20	19th – 20th	276,000	0.3 miles	Winton Capital	July 2016 / 10 Yrs	34,844	$100.00	Gross
200 Park Avenue South New York, NY	1908	17	6th – 7th	225,000	0.05 miles	Elizabeth Arden	Mar 2016 / 10 Yrs	35,698	$64.00	Gross
770 Broadway New York, NY	1905	15	14th	911,213	0.5 miles	Facebook	Feb. 2016 / 12 Yrs	79,998	$105.00	Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the 225 & 233 Park Avenue South Whole Loan is 225 Fourth LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver and Orda Management Corporation are the guarantors of certain nonrecourse carveouts under the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver’s carveouts under the 225 & 233 Park Avenue South Whole Loan are limited to transfers of the 225 & 233 Park Avenue South Property and bankruptcy.

The Borrower Sponsor. The borrower sponsor is Orda Management Corporation (“ORDA”). ORDA is a New York-based family-owned business organized in New York in 1952 as a company and incorporated in 1956. ORDA predominantly develops, manages and owns residential and commercial real estate in the New York metropolitan area. ORDA has also gained a reputation for developing and renovating historic buildings. ORDA, in conjunction with the Related Companies, has developed the Armory, The Sierra, the Tate and the Westport.

Escrows. The loan documents provide for upfront reserves in the amount of $14,864,252 for free rent, $11,529,288 for remaining base building costs and fees and $8,106,455 for outstanding tenant improvements and leasing commissions.

The loan documents do not require monthly reserve deposits for real estate taxes, replacement reserves and TI/LCs so long as no Trigger Period (as defined below) has occurred and is continuing. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Trigger Period is in effect and (ii) the borrower provides the lender with evidence that the 225 & 233 Park Avenue South Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to make monthly deposits one-twelfth of the real estate taxes due, one-twelfth of the estimated insurance premiums, $11,176 (approximately $0.20 per square foot annually) per month for replacement reserves and $55,878 (approximately $1.00 per square foot annually) per month for TI/LCs.

The borrower is required, no later than one business day after receipt of the Facebook lease termination payment, to deposit such lease termination payment into the TI/LC reserve (“Facebook Rollover Reserve Fund”). The Facebook Rollover Reserve Fund will be used for tenant improvements and leasing commissions incurred in connection with the re-leasing of the Facebook space.

On the payment date occurring in June 2018 and each payment date thereafter prior to the occurrence of a Buzzfeed Trigger Period (as defined below), the borrower will be required to deposit $112,623 into a reserve (the “Buzzfeed Rollover Reserve”) and on each payment date during the continuation of a Buzzfeed Trigger Period, the borrower will be required to sweep all excess cash flow from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

the 225 & 233 Park Avenue South Property into the Buzzfeed Rollover Reserve until the amounts on deposit equal or exceed $13,000,000 (the “Buzzfeed Rollover Cap”).

A “Trigger Period” means the occurrence of a (i) Default Trigger Period, (ii) Buzzfeed Trigger Period, (iii) Mezzanine Trigger Period or (iv) DSCR Trigger Period.

A “Default Trigger Period” will commence upon the occurrence and continuance of an event of default under the 225 & 233 Park Avenue South Whole Loan documents and expire upon the cure of such event of default.

A “Buzzfeed Trigger Period” will commence on April 1, 2025, the date that is 14 months prior to the scheduled expiration of the Buzzfeed lease, and terminate upon (i) Buzzfeed renewing or extending its lease in accordance with the 225 & 233 Park Avenue South Whole Loan documents and (a) Buzzfeed paying full, unabated rent under such renewed or extended lease or (b) Buzzfeed being obligated to begin paying full unabated rent under such renewed or extended lease if the borrower reserves with the lender the amount equal to the aggregate amount of the rent that would accrue during such free rent period, (ii) (1) the borrower leases the entire Buzzfeed space to one or more tenants pursuant to replacement lease(s) acceptable to the lender, (2) such tenants are in physical occupancy of their space, (3) open for business and the landlord’s leasing obligations for such replacement lease(s) have been paid and (4) the applicable replacement tenant(s) are paying full, unabated rent which equals or exceeds the rent payable under the Buzzfeed lease or (iii) the amount reserved in the Buzzfeed Rollover Reserve equals or exceeds the Buzzfeed Rollover Cap. However, if clauses (i) and (ii) above occur prior to April 1, 2025, a Buzzfeed Trigger Period will not commence.

A “Mezzanine Trigger Period” will commence upon the date that the lender has received written notice from the mezzanine lender that an loan event of default under the 225 & 233 Park Avenue South Mezzanine Loan exists and expire upon the date that the lender has received written notice from the mezzanine lender that such event of default no longer exists.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt), as calculated in the loan documents, being less than 1.20x and expire upon the date that the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt) is equal to or greater than 1.25x for two consecutive quarters.

Lockbox and Cash Management. The 225 & 233 Park Avenue South Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the 225 & 233 Park Avenue South Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt, unless a Trigger Period has occurred, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

Property Management. The 225 & 233 Park Avenue South Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at anytime (other than the period 90 days prior to a securitization of a note or the period 90 days after a securitization of a note) the right to transfer the 225 & 233 Park Avenue South Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with 30 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents, (iv) the payment of an assumption fee of $136,628 for the first such assumption of the 225 & 233 Park Avenue South Whole Loan and $273,256 for each subsequent assumption of the 225 & 233 Park Avenue South Whole Loan, and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by any of the 225 & 233 Park Avenue South Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC funded a $195,000,000 mezzanine loan (the “225 & 233 Park Avenue South Mezzanine Loan” and together with the 225 & 233 Park Avenue South Whole Loan, the “225 & 233 Park Avenue South Total Debt”) with the origination of the 225 & 233 Park Avenue South Whole Loan. The 225 & 233 Park Avenue South Mezzanine Loan is coterminous with the 225 & 233 Park Avenue South Whole Loan and accrues interest at a fixed per annum rate equal to 4.6700%. The Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield on the 225 & 233 Park Avenue South Total Debt is 57.3%, 1.59x and 6.9%, respectively. An intercreditor agreement is in place with respect to the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Mezzanine Loan. The 225 & 233 Park Avenue South Mezzanine Loan may be split into a senior mezzanine loan and one or more junior mezzanine loans. Barclays Bank PLC currently holds the 225 & 233 Park Avenue South Mezzanine Loan and expects to sell the 225 & 233 Park Avenue South Mezzanine Loan to one or more third-party investors.

Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness, provided (a) prior written notice of not less than 45 days, but not more than 90 days is provided to the lender specifying the origination date of the permitted mezzanine loan, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will have a term that is at least co-terminous with the 225 & 233 Park Avenue South Whole Loan, (d) the mezzanine loan will be current pay and will not be a payment in kind structure, (e) the combined loan-to-value ratio for the 225 & 233 Park Avenue South Total Debt and permitted mezzanine loan will not be greater than 54.46%, (f) the debt service coverage ratio of the 225 & 233 Park Avenue South Total Debt and the permitted mezzanine loan is equal to greater than 1.67x, (g) if the mezzanine loan is floating rate, the borrower is required to acquire and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

maintain an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (h) a rating agency confirmation from each Rating Agency rating the WFCM 2017-C38 transaction that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates and similar ratings confirmations from each rating agency rating any securities backed by the 225 & 233 Park Avenue South Companion Loans with respect to the ratings of such securities, and (i) any other requirements as stated under the 225 & 233 Park Avenue South Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The 225 & 233 Park Avenue South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 225 & 233 Park Avenue South Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

TIFFANY & CO.

H-E-B
WOODLANDS MARKET

ALEX AND ANI
TESLA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

H-E-B
Union Bank
VOGUE CLEANERS
BOARDROOM FOR MEN
THE LOFT
PHILANTHROPY FASHION
WOODLAND DENTISTRY
LensCrafters
IDEAL IMAGE
SCRILLEO'S PO-BOY SHOP
STADIA
LUSH
THE COUNTER
L'OCCITANE
J.McLaughlin
UNI SUSHI
J.CREW
Allen Edmonds
sunglass hut
1252 TAPAS BAR
MADDIES
cru
ANN TAYLOR
MICHAEL KORS
Tommy Bahama
TRINA TURK
ORVIS
TIFFANY & CO.
ELAINE TURNER
Ameritrade
BERRYHILL TAMALES
LA MADELEINE

- Anchor / Major
- Non Anchor / Inline / Outparcel
- Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

Conroe
Woodloch
The Woodlands
Spring
MONTGOMERY COUNTY
HARRIS COUNTY
Market Street - The Woodlands
9595 Six Pines Drive
The Woodlands, TX 77380
Grand Lake
River Plantation Country Club
3 Palms Action Sports Park
W.G. Jones State Forest
College Park Shopping Center
Lone Star College - Montgomery
College Park Dr.
St. Luke's Health - Lakeside Hospital
Sam Moon Center
Palmer Golf Course
Club at Carlton Woods
Cochran's Crossing
Portofino Shopping Center
Memorial Hermann The Woodlands Hospital
Pinecroft Center
Indian Springs Village Center
The Woodlands Children's Museum
Lake Woodlands
The Woodlands Mall
Cynthia Woods Mitchell Pavilion
Waterway Square
Chevron Phillips Chemical Co.
Tom Fazio Championship Course at Carlton Woods
The Woodlands Resort and Conference Ctr.
Scrap Yard Sports
Robinson Rd.
Elan Blvd.
Sawdust Plaza
The Woodlands Gateway Plaza
Sawdust Rd.
Rayford Rd.
Wood Winds Shopping Center
The Woodlands Country Club
Augusta Pines
ExxonMobil Houston Campus
Southwestern Energy Company
Hardy Toll Rd
Grand Pkwy
Spring Stuebner Rd.
Pundt Park
David Wayne Hooks Memorial Airport
Houston 22 miles
Northland Center
George Bush Inctl. Airport 13 miles
Research Forest Dr
College Park Dr.
Gosling Rd.
Woodlands Pkwy.
Lake Woodland Dr.
Flintridge
Kuykendahl Rd.
Glen Loch Dr.
Grogans Mill Rd.
Hans Rd.
Northcrest Dr.
North Frwy
Conroe-Porter Rd.
45
242
336
99
Coldspring
New Waverly
Lake Conroe
Willis
Shepherd
Montgomery
Conroe
Cleveland
Pinehurst
The Woodlands
Porter Heights
Woodbranch
Stagecoach
Tomball
Spring
Dayton
Kingwood
Atascocita
Humble
Cypress
Lake Houston
Crosby
Aldine
Jersey Village
HOUSTON
Barrett
Sheldon
Channelview
Katy
Baytown
Uptown
Downtown
Westchase
Jacinto City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 - Market Street – The Woodlands

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$45,000,000			Specific Property Type:	Lifestyle Center
Cut-off Date Balance(1):	$45,000,000			Location:	The Woodlands, TX
% of Initial Pool Balance:	3.9%			Size:	492,082 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$355.63
Borrower Name:	IMI MSW LLC			Year Built/Renovated:	2004/2012
Borrower Sponsor:	Institutional Mall Investors LLC			Title Vesting:	Fee
Mortgage Rate:	4.085%			Property Manager:	Trademark Management, Ltd.
Note Date:	May 3, 2017			4th Most Recent Occupancy (As of):	95.4% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	95.3% (12/31/2014)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of):	93.8% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(4):	NAV (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(5):	92.5% (5/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$12,978,600 (12/31/2013)
Call Protection:	L(25);D(88);O(7)			3rd Most Recent NOI (As of):	$14,525,710 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$14,612,463 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$15,219,024 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$24,779,479
				U/W Expenses:	$8,827,590
				U/W NOI:	$15,951,889
				U/W NCF:	$14,752,888
Escrows and Reserves(2):				U/W NOI DSCR(1):	2.20x
				U/W NCF DSCR(1):	2.04x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	9.1%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value(6):	$326,190,000
Replacement Reserves	$0	Springing	$143,136	As-Is Appraisal Valuation Date:	April 11, 2017
TI/LC Reserve(3)	$0	Springing	$1,192,896	Cut-off Date LTV Ratio(1)(6):	53.6%
Free Rent(3)	$0	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	53.6%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Market Street - The Woodlands Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	The Market Street – The Woodlands borrower sponsor has provided a guaranty for outstanding free rent and outstanding TI/LC obligations.

(4)	See “Historical Occupancy” section.

(5)	Most Recent Occupancy includes six new tenants with executed leases totaling 2.5% of net rentable area that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

(6)	As-Is Appraised Value represents, and Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based upon, an “As Is Plus PV of TCID Revenue” value of $326,190,000 as of April 11, 2017, which includes the “as is” value of $315,930,000 and the “Present Value of TCID Revenue” of $10,260,000. The “as-is” appraised value of $315,930,000 as of April 11, 2017 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Market Street - The Woodlands Whole Loan of 55.4% and 55.4%, respectively. See “The Property” below for a discussion of TCID (Town Center Improvement District) related revenue.

The Mortgage Loan. The mortgage loan (the “Market Street - The Woodlands Mortgage Loan”) is part of a whole loan (the “Market Street - The Woodlands Whole Loan”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3 and A-4) secured by a first mortgage encumbering a lifestyle center with a second and third floor office component located in The Woodlands, Texas (the “Market Street - The Woodlands Property”). The Market Street - The Woodlands Whole Loan was co-originated on May 3, 2017 by Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A. The Market Street - The Woodlands Whole Loan had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 4.085% per annum. The Market Street - The Woodlands Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the Market Street - The Woodlands Whole Loan. The Market Street - The Woodlands Whole Loan matures on June 1, 2027.

Note A-4, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents a non-controlling interest in the Market Street - The Woodlands Whole Loan. The non-controlling Note A-1, which had an original principal balance of $65,000,000, was contributed to the MSC 2017-H1 securitization trust. The controlling Notes A-2 and A-3, which had an original principal balance of $22,500,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

and $42,500,000, respectively, are expected to be contributed to the BANK 2017-BNK5 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$65,000,000	MSC 2017-H1	No
A-2	$22,500,000	BANK 2017-BNK5(1)	Yes
A-3	$42,500,000	BANK 2017-BNK5(1)	Yes
A-4	$45,000,000	WFCM 2017-C38	No
Total	$175,000,000

(1)	Notes A-2 and A-3 are expected to be contributed to the BANK 2017-BNK5 transaction.

Following the lockout period, the borrower has the right to defease the Market Street - The Woodlands Mortgage Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Market Street - The Woodlands Mortgage Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized (the “REMIC Prohibition Period”) and (ii) July 1, 2020. If, however, the REMIC Prohibition Period occurs later than July 1, 2020, the borrower may, until the expiration of the REMIC Prohibition Period: (i) partially defease the Market Street - The Woodlands Whole Loan to the extent that the related promissory notes have been securitized more than two years prior to the closing of their respective securitizations, and (ii) partially prepay the balance of the Market Street - The Woodlands Whole Loan to the extent that the related promissory notes have not been securitized for such time, together with a prepayment premium that is based on the greater of 1.0% of the outstanding balance or yield maintenance for the related amount.

Sources and Uses

Sources			Uses
Original Whole Loan Amount	$175,000,000	100.0%	Loan Payoff	$102,042,655	58.3%
			Closing Costs	2,222,861	1.3
			Return of Equity	70,734,484	40.4
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

The Property. The Market Street - The Woodlands Property is a 492,082 square feet grocery-anchored outdoor lifestyle center with a second and third floor office component located in The Woodlands, Texas, a master-planned community comprised of residential villages, commercial developments, schools, churches and parks approximately 35 miles north of downtown Houston, Texas. The Market Street – The Woodlands Property sits within the Town Center, a retail center within the community that also includes The Woodlands Mall, located adjacent to the Market Street - The Woodlands Property.

Built in 2004, the Market Street - The Woodlands Property sits on 34.5 acres and is comprised of 377,112 square feet of retail space and 114,970 square feet of second and third floor office space and contains a total of 2,019 parking spaces (4.11 spaces per 1,000 square feet of net rentable area). As of May 1, 2017, the Market Street - The Woodlands Property was 92.5% leased by a mix of 94 national and local retail, office and restaurant tenants including Cinemark, Tommy Bahama, Tiffany & Co., Michael Kors, Tesla, Kendra Scott, Lululemon, J. Crew, Vineyard Vines, Suitsupply, Trina Turk and Jasper’s. H-E-B Woodlands Market serves as the anchor tenant and accounts for 16.8% of net rentable area and 8.4% of underwritten rent. No other tenant represents more than 4.8% of net rentable area or 5.4% of underwritten rent. H-E-B Woodlands Market reported sales of approximately $77.0 million ($934 per square foot) as of December 2016. Retail tenants excluding H-E-B Woodlands Market and Cinemark had combined sales of over $118.5 million ($575 per square foot) during the same period. Of the Market Street - The Woodlands Property’s 64 retail tenants that reported sales in 2016, 35 had sales of at least $500 per square foot, and ten had sales of over $900 per square foot in 2016. 31 tenants totaling 213,329 square feet (43.4% of net rentable area) have either taken occupancy or renewed at the Market Street - The Woodlands Property since 2016. The largest office tenants include Merrill Lynch and Regus, which have exercised extension options in 2016 and 2017, respectively.

The Market Street - The Woodlands Property is shadow anchored by the 70-key Hyatt Centric boutique hotel. The Hyatt Centric hotel is one unit of a two unit condominium, in which the other unit is a single 23,934 square feet building included in the Market Street - The Woodlands Property in which five tenants are located including Charming Charlie (9,237 square feet). Such building in the Market Street - The Woodlands Property has a 28.1% interest in the condominium, and does not have control over the condominium board.

The Market Street - The Woodlands borrower is entitled to receive payments related to a tax increment financing known as Town Center Improvement District (“TCID”), pursuant to which the borrower, as successor to the developer of the Market Street - The Woodlands Property, is entitled to receive a portion of a tax assessed for the purpose of reimbursing the TCID and the developer for the cost of developing a parking garage and central plaza. The “As Is Plus PV of TCID Revenue” appraised value of the Market Street - The Woodlands Property includes $10,260,000, which is equal to the present value of projected revenue in connection with such reimbursement through 2027, as projected in the appraisal. There is no assurance that such revenue will be received in such amount or in any particular amount. In addition, the tax assessment may terminate prior to the full reimbursement of the reimbursable amount. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

Major Retail Tenants. H-E-B Woodlands Market (82,525 square feet, 16.8% of net rentable area, 8.4% of underwritten rent). H-E-B Woodlands Market (“H-E-B”), a tenant at the Market Street – The Woodlands Property since 2004, is a supermarket chain with over 100,000 employees at more than 380 stores, primarily in Texas (332 stores) and Mexico (56 Stores). H-E-B has extended its lease three times, has a lease expiration of July 1, 2024 and has four five-year renewal options. In 2016, H E-B had sales of approximately $77.0 million at the Market Street - The Woodlands Property with an average of $934 per square foot as of December 2016.

Cinemark (20,664 square feet, 4.2% of net rentable area, 3.1% of underwritten rent). Cinemark leases 20,664 square feet at the Market Street – The Woodlands Property and operates the space as a five-screen movie theatre. Cinemark has 4,541 screens across 337 locations in 41 states in the United States and has 1,353 screens across 188 locations in 15 countries throughout Latin America. Cinemark’s lease commenced May 1, 2005 and has an expiration date of May 1, 2020, with four five-year renewal options. In 2016, Cinemark had sales of approximately $2.4 million at the Market Street - The Woodlands Property with an average of $487,337 per screen.

Tommy Bahama (12,358 square feet, 2.5% of net rentable area, 3.3% of underwritten rent). Tommy Bahama operates as a restaurant and bar, with a retail store at the Market Street – The Woodlands Property. The restaurant offers live music events and a private dining room for events. The restaurant features tropical cuisine featuring popular seafood offerings. The clothing portion offers customers island-themed apparel for both men and women. Tommy Bahama’s lease commenced March 16, 2005 and has an expiration date of March 1, 2020, with two five-year renewal options, and an expiration date of November 30, 2019 for 372 square feet of storage space. In 2016, Tommy Bahama had sales of approximately $10.7 million at the Market Street - The Woodlands Property with an average of $870 per square foot.

The following table presents certain information relating to the tenancy at the Market Street - The Woodlands Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Retail Tenants
H-E-B Woodlands Market	NR/NR/NR	82,525	16.8%	$16.06	$1,325,352	8.4%	$934	2.8%	7/1/2024
Cinemark(4)	NR/NR/NR	20,664	4.2%	$23.50	$485,604	3.1%	$487,337	20.6%	5/1/2020
Tommy Bahama	NR/NR/NR	12,358	2.5%	$42.44	$524,510	3.3%	$870	6.1%	3/1/2020
Jasper’s	NR/NR/NR	10,041	2.0%	$31.57	$316,994	2.0%	$502	10.1%	10/1/2020
Charming Charlie	NR/NR/NR	9,237	1.9%	$38.97	$359,966	2.3%	$172	22.6%	7/1/2020
Total Major Retail Tenants		134,825	27.4%	$22.34	$3,012,426	19.1%

Non-Major Retail Tenants		208,930	42.5%	$42.49	$8,877,118	56.3%

Vacant Retail Space		33,357	6.8%

Retail Total		377,112	76.6%	$34.59	$11,889,544	75.4%

Major Office Tenants
Merrill Lynch	A/Baa1/BBB+	23,682	4.8%	$35.86	$849,237	5.4%			1/1/2020
Regus	NR/NR/NR	23,495	4.8%	$34.50(5)	$810,578	5.1%			3/1/2027(6)
Spartan	NR/NR/NR	12,222	2.5%	$37.50	$458,325	2.9%			6/1/2021
Cherry Creek Mortgage	NR/NR/NR	8,292	1.7%	$32.46	$269,138	1.7%			6/1/2024
Jefferson Refinery	NR/NR/NR	6,798	1.4%	$38.50	$261,723	1.7%			12/1/2018
Total Major Office Tenants		74,489	15.1%	$35.56	$2,649,000	16.8%

Non-Major Office Tenants		37,126	7.5%	$33.18	$1,231,859	7.8%

Vacant Office Space		3,355	0.7%

Office Total		114,970	23.4%	$34.77	$3,880,859	24.6%

Collateral Total		492,082	100.0%		$15,770,403	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 31, 2018 totaling $749,934.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending 2016.

(4)	Sales PSF for Cinemark is based on 5 screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

(5)	Actual Rent PSF for Regus is $17.25 through March 31, 2018, as Regus has a partial rent abatement through that date. See “Escrows” section below.

(6)	Regus has a termination option at any time on or after March 1, 2025 upon 6 months’ notice.

The following table presents certain information relating to the historical sales and occupancy costs at the Market Street - The Woodlands Property:

Historical Sales (PSF) and Occupancy Costs

Tenant Name	2014	2015	2016	Current Occupancy Cost(1)
H-E-B Woodlands Market	$902	$963	$934	2.8%
Cinemark(2)	$594,725	$527,412	$487,337	20.6%
Tommy Bahama	$950	$926	$870	6.1%
Jasper’s	$665	$597	$502	10.1%
Charming Charlie	$237	$200	$172	22.6%

Other Retail Tenants	$588	$606	$580	11.0%
(1)	Current Occupancy Cost is based on 2016 sales.

(2)	Historical Sales PSF for Cinemark is based on 5 screens.

The following table presents certain information relating to the lease rollover schedule at the Market Street - The Woodlands Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	3,602	0.7%	3,602	0.7%	$179,560	1.1%	$49.85
2017	3	6,875	1.4%	10,477	2.1%	$301,594	1.9%	$43.87
2018	8	26,415	5.4%	36,892	7.5%	$964,475	6.1%	$36.51
2019	10	36,080	7.3%	72,972	14.8%	$1,226,410	7.8%	$33.99
2020	19	120,147	24.4%	193,119	39.2%	$4,101,653	26.0%	$34.14
2021	15	52,800	10.7%	245,919	50.0%	$2,094,556	13.3%	$39.67
2022	15	41,394	8.4%	287,313	58.4%	$1,655,678	10.5%	$40.00
2023	4	9,875	2.0%	297,188	60.4%	$443,964	2.8%	$44.96
2024	10	108,440	22.0%	405,628	82.4%	$2,534,314	16.1%	$23.37
2025	3	6,102	1.2%	411,730	83.7%	$527,560	3.3%	$86.46
2026	1	2,379	0.5%	414,109	84.2%	$84,455	0.5%	$35.50
2027	6	36,670	7.5%	450,779	91.6%	$1,530,196	9.7%	$41.73
Thereafter	1	4,591	0.9%	455,370	92.5%	$125,990	0.8%	$27.44
Vacant	0	36,712	7.5%	492,082	100.0%	$0	0.0%	$0.00
Total/Weighted Average	96	492,082	100.0%			$15,770,403	100.0%	$34.63

(1)	Information obtained from the underwritten rent roll as of May 1, 2017 includes contractual rent steps equal to $749,934 through May 31, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Market Street - The Woodlands Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(2)	5/1/2017(3)
95.4%	95.3%	93.8%	NAV	92.5%

(1)	Information obtained from the borrower.

(2)	2016 occupancy was not provided.

(3)	Information obtained from the underwritten rent roll. Current occupancy includes six new tenants with executed leases totaling 2.5% of net rentable area that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Market Street - The Woodlands Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$13,785,725	$15,222,078	$15,308,117	$15,720,727(1)	$16,939,379(1)	68.4%	$34.42
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	5,031,532	5,524,058	5,854,619	6,062,079	5,975,447	24.1	12.14
Other Income	1,839,025	1,867,424	1,878,713	2,267,769	1,864,652(2)	7.5	3.79
Less Vacancy & Credit Loss	0	0	0	0	0	0.0	0.00
Effective Gross Income	$20,656,282	$22,613,560	$23,041,449	$24,050,575	$24,779,479	100.0%	$50.36

Total Operating Expenses	$7,677,682	$8,087,850	$8,428,986	$8,831,551	$8,827,590	35.6%	$17.94

Net Operating Income	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$15,951,889	64.4%	$32.42
TI/LC	0	0	0	0	$78,733	0.3	0.16
Capital Expenditures	0	0	0	0	$1,120,268	4.5	2.28
Net Cash Flow	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$14,752,888	59.5%	$29.98

NOI DSCR(3)	1.79x	2.00x	2.02x	2.10x	2.20x
NCF DSCR(3)	1.79x	2.00x	2.02x	2.10x	2.04x
NOI DY(3)	7.4%	8.3%	8.3%	8.7%	9.1%
NCF DY(3)	7.4%	8.3%	8.3%	8.7%	8.4%

(1)	The majority of the increase in Base Rent from 2016 to U/W is due to contractual rent steps through May 31, 2018 totaling $749,934.

(2)	Other Income is comprised of merchant association fees, parking income, income related to the TCID, event income, sponsorship income, sign income and various other incomes.

(3)	Debt service coverage ratios and debt yields are based on the Market Street - The Woodlands Whole Loan.

Appraisal. As of the appraisal valuation date of April 11, 2017, the Market Street - The Woodlands Property had an “as-is” appraised value of $326,190,000. The appraiser also concluded to an “as-stabilized” value of $327,260,000 as of April 11, 2018, which equates to an “as-stabilized” loan-to-value-ratio of 53.5%.

Environmental Matters. According to a Phase I environmental site assessment dated April 14, 2017, there was no evidence of any recognized environmental conditions at the Market Street - The Woodlands Property.

Market Overview and Competition. The Market Street - The Woodlands Property is located in a densely developed part of The Woodlands, a master planned community 35 miles north of Houston. The area surrounding the Market Street - The Woodlands Property is comprised of a mix of commercial, retail and multifamily development which includes The Woodlands Mall (1.4 million square feet) directly to the east, The Cynthia Woods Mitchell Pavilion, an outdoor amphitheater with a capacity of over 16,000 directly to the south, a 24 Hour Fitness directly to the north and approximately 8.3 million square feet of office space and 2,200 multifamily units within a one-mile radius. According to the appraisal, The Woodlands is a closed market and the owner, Howard Hughes Corporation, retains most of the available land; accordingly, if Howard Hughes Corporation does not approve of an intended use, it does not get developed.

The Market Street - The Woodlands Property is located in the north retail submarket of Houston, Texas. According to the appraisal, over the past two years, retail occupancy levels in the overall Houston market have ranged from 94.8% to 95.3%, while retail occupancy levels in the north retail submarket have ranged from 94.7% to 95.0%. For the first quarter of 2017, the north retail submarket had an average occupancy of 94.9% and average rent per square foot of $15.17.

The Market Street - The Woodlands Property is located in the Woodlands office submarket of Houston, Texas. According to the appraisal, over the past two years, office occupancy levels in the overall Houston market have ranged from 84.2% to 89.2%, while office occupancy levels in the Woodlands office submarket have ranged from 88.6% to 94.0%. For the first quarter of 2017, the Woodlands office submarket had an average occupancy of 89.1% and average rent per square foot of $29.76.

The estimated 2016 population within a one-, three-and five-mile radius of the Market Street - The Woodlands Property is 4,208, 60,130 and 149,260, respectively, according to the appraisal. The estimated 2016 average household income within a one-, three- and five-mile radius of the Market Street - The Woodlands Property is $143,741, $108,174 and $118,199, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

The following table presents certain information relating to comparable retail properties to the Market Street - The Woodlands Property:

Retail Competitive Set(1)

	Market Street – The Woodlands Property (Subject)	Sterling Ridge Village Center	Indian Springs Village Center	Alden Bridge Village Center
Location	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX
Distance from Subject	--	4.6 miles	4.5 miles	5.0 miles
Property Type	Lifestyle Center	Anchored Retail	Anchored Retail	Anchored Retail
Year Built/Renovated	2004/2012	2001/NAP	2004/NAP	1998/NAP
Anchors	H-E-B Woodlands Market, Cinemark, Tommy Bahama	Kroger, CVS	H-E-B	Kroger, Walgreens
Total GLA	492,082 SF	128,639 SF	136,625 SF	138,953 SF
Total Occupancy	92.5%	100.0%	100.0%	100.0%
(1)	Information obtained from the appraisal and the underwritten rent roll as of May 1, 2017.

The following table presents certain information relating to comparable office properties to the Market Street - The Woodlands Property:

Office Competitive Set(1)

	Market Street – The Woodlands Property (Subject)	4 Waterway Square	24 Waterway	Two Hughes Landing
Location	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX
Distance from Subject	--	0.6 miles	0.5 miles	0.8 miles
Total GLA	492,082 SF	218,551 SF	308,000 SF	197,696 SF
Year Built/Renovated	2004/2012	2009/NAP	2008/NAP	2014/NAP
Total Occupancy	92.5%	100%	96.0%	98.0%
(1)	Information obtained from the appraisal and the underwritten rent roll as of May 1, 2017.

The Borrower. The borrower is IMI MSW LLC (the “Market Street - The Woodlands Borrower”), a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Street - The Woodlands Whole Loan. The Market Street - The Woodlands Borrower is 95.25% owned by entities controlled by Institutional Mall Investors LLC (“IMI”). IMI is the guarantor of certain nonrecourse carveouts under the Market Street - The Woodlands Whole Loan. The liability of the guarantor under the non-recourse carveout and environmental indemnification provisions in the loan documents is capped at $100.0 million plus reasonable collection costs. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is IMI, which is owned 99.0% by the California Public Employees Retirement System (“CalPERS”) and 1.0% by MCA Mall Investors LLC, and is managed by Miller Capital Advisory, Inc. IMI is an investment platform focused on fashion oriented retail properties. As of March 2017, IMI’s portfolio included approximately 19.9 million square feet of retail space and over 0.9 million square feet of office space.

Escrows. At loan closing, the Market Street - The Woodlands Borrower delivered to the lender guaranties from IMI of the Market Street - The Woodlands Borrower’s obligations (i) to deposit with the lender the amount of $399,264 in respect of free rent for the tenants Regus and Tory Burch, to be reduced by the amount pertaining to each such tenant at such time as it has begun paying full unabated rent, and (ii) to deposit with the lender the amount of $2,433,834 in respect of tenant allowances and leasing commissions owed to Regus and Tory Burch, less, on a dollar for dollar basis, any tenant improvements, tenant allowances, landlord work and/or leasing commissions actually paid by or on behalf of the Market Street - The Woodlands Borrower, in each case in lieu of depositing upfront reserves for such amounts.

During a Collection Reserve Trigger Period (defined below), or at any time (x) all real estate taxes are not paid by the Market Street - The Woodlands Borrower prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents), (y) the Market Street - The Woodlands Borrower fails to promptly provide evidence that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents) or (z) an event of default exists under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated real estate tax payments. During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole Loan, if the Market Street - The Woodlands Borrower has not provided satisfactory evidence to the lender that the Market Street -

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

The Woodlands Property is covered by a reasonably acceptable blanket insurance policy, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums.

During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount of $5,964 into a replacement reserve; provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of such replacement reserve to exceed $143,136 on any monthly payment date. In addition, during the continuance of a Collection Reserve Trigger Period or an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount $49,704 into a reserve for future tenant improvements and leasing commissions (the “Rollover Reserve”); provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of the Rollover Reserve to exceed $1,192,896 (the “Rollover Reserve Cap”) on any monthly payment date; and provided further, that so long as no DSCR Trigger Period (as defined below) or event of default exists, in lieu of making deposits to the Rollover Reserve, the Market Street - The Woodlands Borrower may deliver a letter of credit in the amount of such deposits or a guaranty from Institutional Mall Investors LLC or a replacement guarantor meeting the requirements of the Market Street - The Woodlands Whole Loan documents, of the obligation to make such deposits. The liability of any such guarantor under any such guaranty will not exceed the Rollover Reserve Cap.

A “Collection Reserve Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.35x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.35x or greater for two consecutive calendar quarters.

A “DSCR Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.25x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.25x or greater for two consecutive calendar quarters.

Lockbox and Cash Management. The Market Street - The Woodlands Whole Loan requires a lender-controlled lockbox account, which is already in place. Within 30 days after the loan origination date, the Market Street - The Woodlands Borrower is required to notify and advise each tenant to send rent payments directly to the lockbox account. The Market Street - The Woodlands Whole Loan has springing cash management. Provided a Lockbox Event Period is not continuing, funds in the lockbox account are required to be swept daily to an account designated by the Market Street - The Woodlands Borrower. Upon the occurrence of a Lockbox Event Period, the Market Street - The Woodlands Borrower is required to establish and maintain a lender-controlled cash management account, and, during the continuance of a Lockbox Event Period, funds in the lockbox account are required to be transferred weekly to the cash management account. During the continuance of a Lockbox Event Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Market Street - The Woodlands Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses in accordance with the approved annual budget, if any or, if no approved annual budget is available for such period because review is pending or not required, in accordance with the existing annual budget (as increased to reflect actual increases in expenses outside the control of the Market Street - The Woodlands Borrower), and extraordinary operating expenses approved by the lender (or necessary for emergency expenses), and to disburse the remainder into an account to be held by the lender as additional security for the Market Street - The Woodlands Whole Loan during the continuance of such Lockbox Event Period.

A “Lockbox Event Period” means the period (i) commencing upon an event of default under the Market Street - The Woodlands Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default, or (ii) commencing upon the occurrence of a voluntary or involuntary bankruptcy of the Market Street - The Woodlands Borrower and continuing thereafter, or (iii) commencing upon a voluntary or involuntary bankruptcy of the property manager, if it is an affiliate of the Market Street - The Woodlands Borrower, and ending if the property manager is replaced within 60 days with a Qualified Manager (as defined below) pursuant to a replacement management agreement in substantially the form and substance of the original management agreement or otherwise reasonably approved by the lender, or the bankruptcy is discharged or dismissed within 90 days without any adverse consequences to the Market Street - The Woodlands Property or the Market Street - The Woodlands Whole Loan, or (iv) during the continuance of a DSCR Trigger Period.

“Qualified Manager” means MCA Management Associates or an affiliate, Trademark Management, Ltd. or an affiliate, Institutional Mall Investors LLC, CalPERS or their affiliates, a manager meeting certain experience and/or financial requirements or an affiliate thereof, or a manager otherwise reasonably approved by the lender.

Property Management. The Market Street - The Woodlands Property is managed by Trademark Management, Ltd.

Assumption. The borrower has the right to transfer the Market Street - The Woodlands Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Market Street - The Woodlands Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

agency rating any securities backed by any of the Market Street - The Woodlands companion loans with respect to the ratings of such securities.

Partial Release. The Market Street - The Woodlands Whole Loan permits the release of an unimproved release parcel, without payment or defeasance of a release amount, upon satisfaction of the following conditions (among others); (i) transfer of the parcel to a third party or an affiliate of the Market Street - The Woodlands Borrower in connection with expansion or other development, (ii) delivery of an officer’s certificate certifying that the release parcel constitutes or will constitute a separate tax lot, has been legally subdivided from the remainder of the Market Street - The Woodlands Property, and that after such subdivision both such release parcel and the remaining Market Street - The Woodlands Property comply with zoning, parking and other legal requirements, (iii) compliance with any requirements relating to such release in any lease or reciprocal easement agreement and (iv) compliance with REMIC requirements. In addition, the Market Street - The Woodlands Whole Loan generally permits the release of immaterial or non-income producing parcels, subject to certain conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Market Street - The Woodlands Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015, as the same may be amended, restated, supplemented or otherwise modified is not in effect, the Market Street - The Woodlands Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below). “Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Market Street - The Woodlands Borrower for the insurance policies required under the Market Street - The Woodlands Whole Loan documents (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis. Such stand-alone terrorism policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Market Street - The Woodlands Property and reasonable for the geographic region where the Market Street - The Woodlands Property is located, provided that such deductible does not exceed $500,000 (the “Required Deductible”) or such higher deductible if the Market Street - The Woodlands Borrower provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

CANADA
Bellingham
SEATTLE
Tacoma
WASH.
Spokane
Olympia
Vancouver
Kennewick
Missoula
Great Falls
MONTANA
Helena
Billings
PORTLAND
Salem
Eugene
Bend
OREGON
IDAHO
Nampa
Boise
Idaho Falls
Pocatello
WYOMING
Casper
Pacific Ocean
Medford
Eureka
Redding
Ogden
Cheyenne
Salt Lake City
Reno
NEVADA
Carson City
Lake Tahoe
DENVER
Sacramento
Rohnert Park
Grand Junction
SAN FRANCISCO
SAN JOSE
UTAH
COLORADO
Fresno
St. George
Durango
CALIFORNIA
LAS VEGAS
ARIZONA
Santa Fe
Bakersfield
Flagstaff
ALBUQUERQUE
Santa Barbara
LOS ANGELES
Riverside
PHOENIX
NEW MEXICO
SAN DIEGO
TUCSON
Las Cruces

Lake Superior
ONTARIO
Duluth
MINN.
MINNEAPOLIS
WISCONSIN
Wausau
Shakopee
ST. PAUL
Bloomington
Green Bay
Traverse City
Lake Huron
Rochester
Oshkosh
Lake Michigan
MICHIGAN
Grand Rapids
Flint
MILWAUKEE
Madison
Franklin
Kentwood
Lansing
Cedar Falls
IOWA
Cedar Rapids
Rockford
DETROIT
Lake Erie
Ankeny
CHICAGO
Toledo
Des Moines
Iowa City
Davenport
Ft. Wayne
CLEVELAND
Peoria
INDIANA
OHIO
Lafayette
Westerville
Quincy
ILLINOIS
MISSOURI
INDIANAPOLIS
Dayton
COLUMBUS
Springfield
KANSAS CITY
Columbia
CINCINNATI
Columbus
ST. LOUIS
Jefferson City
LOUISVILLE
Frankfort
Lexington
Evansville
KENTUCKY
Springfield

iStar Leased Fee Portfolio

1	Hilton Salt Lake	Salt Lake City, UT
2	DoubleTree Seattle Airport	Seattle, WA
3	DoubleTree Mission Valley	San Diego, CA
4	One Ally Center	Detroit, MI
5	DoubleTree Sonoma	Rohnert Park, CA
6	DoubleTree Durango	Durango, CO
7	Northside Forsyth Hospital Medical Center	Cumming, GA
8	NASA/JPSS Headquarters	Lanham, MD
9	Dallas Market Center: Sheraton Suites	Dallas, TX
10	Dallas Market Center: Marriott Courtyard	Dallas, TX
11	The Buckler Apartments	Milwaukee, WI
12	Lock-Up Self Storage Facility	Bloomington, MN

Dallas Love Field
DALLAS
Dallas North Tollway
University Park
Southern Methodist University
Highland Park
Brook Hollow Golf Club
UT Southwestern Medical Ctr.
Oak Lawn
Knox-Henderson
Uptown
Trinity River Greenbelt Park
Deep Ellum
Trinity River
West Dallas
Downtown
DALLAS COUNTY
Tom Landry Frwy
Oak Cliff
Methodist Dallas Medical Ctr.

OHIO
Morgantown
BALTIMORE
Lanham
CINCINNATI
WEST VIRGINIA
WASHINGTON, DC
Huntington
Charleston
Lexington
Charlottesville
KENTUCKY
Beckley
Richmond
Lynchburg
Roanoke
Petersburg
VIRGINIA
NORFOLK
Bristol
Danville
VIRGINIA BEACH
TENNESSEE
Johnson City
Greensboro
Rocky Mount
Knoxville
Winston-Salem
Durham
RALEIGH
NORTH CAROLINA
Asheville
Concord
CHARLOTTE
Spartanburg
Rock Hill
Fayetteville
Greenville
Jacksonville
Cumming
Athens
Florence
Wilmington
SOUTH CAROLINA
ATLANTA
Columbia
Augusta
Atlantic Ocean
Myrtle Beach
GEORGIA
Macon
Dublin
Charleston
Hilton Head Island

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – iStar Leased Fee Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Leased Fee
Original Principal Balance(1):	$40,600,000			Specific Property Type:	Leased Fee
Cut-off Date Balance(1):	$40,600,000			Location(3):	Various
% of Initial Pool Balance:	3.5%			Size(3):	Various
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF/Room:	NAP
Borrowers:	Various			Year Built/Renovated(3):	Various/Various
Borrower Sponsor:	iStar Inc.			Title Vesting(3):	Various
Mortgage Rate:	3.795%			Property Manager:	NAP
Note Date:	March 30, 2017			4th Most Recent Occupancy:	NAP
Anticipated Repayment Date:	April 6, 2027			3rd Most Recent Occupancy:	NAP
Maturity Date:	April 6, 2028			2nd Most Recent Occupancy:	NAP
IO Period:	120 months			Current Occupancy:	NAP
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			4th Most Recent NOI:	NAP
Interest Accrual Method:	Actual/360			3rd Most Recent NOI:	NAP
Call Protection:	L(27),GRTR 1% or YM or D(88),O(5)			2nd Most Recent NOI:	NAP
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI:	NAP
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues(4):	NAP
				U/W Expenses(4):	NAP
				U/W NOI(4):	$18,511,396
				U/W NCF(4):	$18,511,396
				U/W NOI DSCR(1):	2.12x
				U/W NCF DSCR(1):	2.12x
Escrows and Reserves(2):				U/W NOI Debt Yield(1):	8.2%
				U/W NCF Debt Yield(1):	8.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(5):	$346,160,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date(5):	Various
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	65.6%
Ground Rent Funds	$0	Springing	NAP	LTV Ratio at Maturity(1)(5):	65.6%

(1)	See “The Mortgage Loan” section. All statistical information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the iStar Leased Fee Portfolio Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “The Properties” section.

(4)	See “Cash Flow Analysis” section. Underwriting and Financial Information is based on the current annual ground lease payments due under the ground leases described under “The Properties” below and is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate. The estimated “Look Through” DSCR and “Look Through” DY based on the U/W estimated NOI of the non-collateral improvements on the iStar Leased Fee Portfolio Properties is approximately 7.26x and 27.9% respectively.

(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “iStar Leased Fee Portfolio Mortgage Loan”) is part of a whole loan (the “iStar Leased Fee Portfolio Whole Loan”), that is evidenced by five senior pari passu notes (Notes A-1-1, A-1-2, A-1-3, A-2 and A-3) secured by (a) a first priority fee mortgage encumbering the land under seven hotel properties, three office properties, one multifamily property and one self storage property and (b) a first priority fee and leasehold mortgage encumbering a leasehold interest and a portion of the fee interest in the land under one hotel site, all of which land is encumbered by ground leases (collectively, the “iStar Leased Fee Portfolio Properties”). The iStar Leased Fee Portfolio Whole Loan was originated on March 30, 2017 by Barclays Bank PLC, JPMorgan Chase Bank, National Association and Bank of America, N.A. The iStar Leased Fee Portfolio Whole Loan had an original principal balance of $227,000,000, has an outstanding principal balance as of the Cut-off Date of $227,000,000 and and accrues interest at an interest rate of 3.795% per annum (the “Initial Interest Rate”). The iStar Leased Fee Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments through the anticipated repayment date (“ARD”). The ARD is April 6, 2027 and the final maturity date is April 6, 2028. In the event that the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or prior to the ARD, the iStar Leased Fee Portfolio Whole Loan will accrue interest at a per annum rate equal to the greater of (i) 3.0% above the interpolated U.S. treasury swap rate, (ii) 3.0% above the interpolated U.S. treasury rate and (iii) 6.795%. (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the iStar Leased Fee Portfolio Properties after the payment of reserves, interest calculated at the Initial Interest Rate and operating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

expenses will be applied (a) first to repay the principal balance of the iStar Leased Fee Portfolio Whole Loan until paid in full and (b) second to the payment of Accrued Interest.

Note A-1-2, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $40,600,000 and has an outstanding principal balance as of the Cut-off Date of $40,600,000 and represents a non-controlling interest in the iStar Leased Fee Portfolio Whole Loan. Note A-1-1, which had an original principal balance of $55,000,000 was contributed to the MSC 2017-H1 Trust. Note A-1-1 represents the controlling interest in the iStar Leased Fee Portfolio Whole Loan. The non-controlling Note A-1-3, which had an original principal balance of $40,600,000, is held by Barclays Bank PLC, and is expected to be contributed to a future securitization trust. The non-controlling Note A-2, which had an original principal balance of $45,400,000, is held by JPMorgan Chase Bank, National Association, and is expected to be contributed to the DBJPM 2017-C6 securitization trust. The non-controlling Note A-3, which had an original principal balance of $45,400,000, is held by Bank of America, N.A., and is expected to be contributed to the BANK 2017-BNK5 securitization trust Notes A-1-1, A-1-3, A-2 and A-3 are collectively referred to as the “iStar Leased Fee Portfolio Pari Passu Companion Loans”. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$55,000,000	MSC 2017-H1	Yes
A-1-2	$40,600,000	WFCM 2017-C38	No
A-1-3	$40,600,000	Barclays Bank PLC	No
A-2	$45,400,000	DBJPM 2017-C6 (expected)	No
A-3	$45,400,000	BANK 2017-BNK5 (expected)	No
Total	$227,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the iStar Leased Fee Portfolio Whole Loan in whole on any date before November 9, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 30, 2020. In addition, following the lockout period, on any date prior to November 9, 2026, the borrower has the right to prepay the iStar Leased Fee Portfolio Whole Loan in whole as long as such prepayment is accompanied with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid. Following the lockout period, the iStar Leased Fee Portfolio may be prepaid in part in connection with a partial release (see “Partial Release” section). The iStar Leased Fee Portfolio Whole Loan is prepayable without penalty on or after November 9, 2026.

Sources and Uses(1)

Sources			Uses
Original whole loan amount	$227,000,000	100.0%	Return of equity	$221,757,129	97.7%
			Closing costs	5,242,871	2.3
Total Sources	$227,000,000	100.0%	Total Uses	$227,000,000	100.0%

(1)	Immediately after loan origination, 51.0% of the equity interest in the borrowers was sold to two entities, GIC (Realty) Private Limited and Lubert-Adler, L.P. in two separate transactions, for an aggregate purchase price of $57.5 million or an implied value of the iStar Leased Fee Portfolio Properties of approximately $339.7 million, which would result in a Cut-off Date LTV Ratio of 66.8% and a Maturity Date or ARD LTV ratio of 66.8%.

The Properties. The iStar Leased Fee Portfolio Properties are located in ten different states and underlie improvements consisting of seven hotels (2,488 keys, 78.1% of allocated loan amount (“ALA”)), three offices (1,169,928 SF, 19.7% of ALA), one multifamily complex (207 units, 1.6% of ALA) and one self-storage facility (104,000 SF, 0.6% of ALA). Five of the properties (74.6% of the ALA) (the “Hilton Properties”) are ground leased under a single lease to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is the guarantor of the master lease from the borrower to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is a subsidiary of Park Hotels & Resorts Inc. and one of two Hilton Worldwide Holdings Inc. spin-offs. The Hilton Properties lease will expire in approximately nine years on December 31, 2025 and may be extended with respect to any or all of the Hilton Properties, with two additional five year extension periods remaining. One Ally Center (14.1% of ALA) is ground leased to 500 Webward LLC with an initial lease expiration date in March 2114 with two 30 year renewal options. No other leasehold owner accounts for more than 3.3% of ALA. The iStar Leased Fee Portfolio Properties have a weighted average age of approximately 18 years and an average remaining initial ground lease term of approximately 28 years, or approximately 48 years when fully extended.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

The following table presents certain information relating to the iStar Leased Fee Portfolio Properties:

Property Name	Whole Loan Cut-off Date ALA	Ownership Interest	Leasehold Owner	Initial Leasehold Expiration	Final Leasehold Expiration	Leased Fee NOI	Leased Fee Appraised Value
Hilton Salt Lake	$55,312,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$3,300,706	$79,900,000
DoubleTree Seattle Airport	$40,000,000	Fee / Leasehold(1)	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$5,374,280	$75,700,000
DoubleTree Mission Valley	$38,084,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,776,034	$55,000,000
One Ally Center	$31,961,000	Fee	500 Webward LLC	3/31/2114(3)	3/31/2174	$3,353,970	$46,140,000
DoubleTree Sonoma	$19,300,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,157,870	$27,700,000
DoubleTree Durango	$16,604,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,155,514	$24,400,000
Northside Forsyth Hospital Medical Center	$7,577,000	Fee	Forsyth Physicians Center SPE 1, LLC	4/25/2115(4)	4/25/2175	$654,595	$11,000,000
NASA/JPSS Headquarters	$5,190,000	Fee	DRV Greentec, LLC	10/31/2075(5)	10/31/2105	$472,292	$7,550,000
Dallas Market Center: Sheraton Suites	$4,151,000	Fee	Dallas Suites RE, LLC	9/30/2114	9/30/2114	$524,334	$6,000,000
Dallas Market Center: Marriott Courtyard	$3,736,000	Fee	ARC Hospitality Portfolio I DLGL Owner, LP	1/2/2026(6)	1/2/2066	$297,000	$5,400,000
The Buckler Apartments	$3,633,000	Fee	CA / Phoenix 401 Property Owner, LLC	11/30/2112	11/30/2112	$312,186	$5,300,000
Lock-Up Self Storage Facility	$1,452,000	Fee	Lock Up - Evergreen Development Series LLC	9/30/2037	9/30/2037	$132,615	$2,070,000
Total:	$227,000,000					$18,511,396	$346,160,000

(1)	See “Ground Lease” section below.

(2)	HLT Operate DTWC LLC has two, five year renewal options.

(3)	500 Webward LLC has two, 30 year renewal options.

(4)	Forsyth Physicians Center SPE 1, LLC has two, 30 year renewal options.

(5)	DRV Greentec LLC has two, 15 year renewal options.

(6)	ARC Hospitality Portfolio I DLGL Owner, LP has four, 10 year renewal options.

The following table presents certain information relating to the improvements which underlie the iStar Leased Fee Portfolio Properties:

Property Name	Location	Property Type	Year Built / Renovated	Look-Through NOI	Units / SF / Rooms	Look Through Most Recent Occupancy(1)	Fee Simple Appraised Value(2)
Hilton Salt Lake	Salt Lake City, UT	Hotel	1983 / 2012	$9,778,443	499	72.0%	$105,100,000
DoubleTree Seattle Airport	Seattle, WA	Hotel	1969 / 2011	$14,682,914	850	85.0%	$140,000,000
DoubleTree Mission Valley	San Diego, CA	Hotel	1991 / 2012	$7,804,702	300	87.0%	$82,000,000
One Ally Center	Detroit, MI	Office	1992 / NAP	$13,920,739	957,355	100.0%	$174,620,000
DoubleTree Sonoma	Rohnert Park, CA	Hotel	1987 / 2016	$4,153,633	245	75.0%	$41,600,000
DoubleTree Durango	Durango, CO	Hotel	1986 / 2009	$3,379,284	159	79.0%	$36,400,000
Northside Forsyth Hospital Medical Center	Cumming, GA	Office	2017 / NAP	$901,501	92,573	95.0%	$15,730,000
NASA/JPSS Headquarters	Lanham, MD	Office	1994 / NAP	$1,221,724	120,000	100.0%	$17,100,000
Dallas Market Center: Sheraton Suites	Dallas, TX	Hotel	1989 / 2017	$2,438,398	251	79.0%	$20,900,000
Dallas Market Center: Marriott Courtyard	Dallas, TX	Hotel	1989 / 2015	$2,254,686	184	72.0%	$27,300,000
The Buckler Apartments	Milwaukee, WI	Multifamily	1977 / 2016	$2,103,422	207	75.0%	$39,900,000
Lock-Up Self Storage Facility	Bloomington, MN	Self Storage	2008 / NAP	$754,685	104,000	84.0%	$13,800,000
Total:				$63,394,131			$714,450,000

(1)	The hotel occupancy rates shown are the average occupancy rates of the hotels for the 12 months ending December 31, 2016. Construction at Northside Forsyth Hospital Medical Center was recently completed and occupancy reflects pre-leased percentage as of December 31, 2016. The occupancy rate of The Buckler Apartments is as of March 15, 2017. The occupancy rate of Lock-Up Self Storage Facility is as of June 30, 2016.

(2)	The Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

Hilton Salt Lake (499 keys, 24.4% of portfolio ALA, 17.8% of portfolio leased fee NOI). The Hilton Salt Lake, built in 1983 and renovated in 2012, is a 16-story full service hotel consisting of 499 keys located in Salt Lake City, Utah. The Hilton Salt Lake features 24,000 SF of meeting space, two restaurants, a Starbucks, an indoor pool and jacuzzi, a fitness center, business center, gift shop and on-site car rental services. The hotel is located across the street from the Salt Palace Convention Center and is one block from a Trax Light Rail stop which offers access to the surrounding Salt Lake City metropolitan statistical area.

DoubleTree Seattle Airport (850 keys, 17.6% of portfolio ALA, 29.0% of portfolio leased fee NOI). The DoubleTree Seattle Airport, built in 1969 and renovated in 2011, is a full service hotel consisting of 850 keys located on a 24.4 acre site in Seattle, Washington. According to the appraisal, the DoubleTree Seattle Airport is the third largest hotel property in the Pacific Northwest and is located at an intersection in the Seattle-Tacoma International Airport area. The DoubleTree Seattle Airport features 26 meeting and event rooms totaling 36,000 SF that accommodate up to 1,200 guests, a complimentary 24-hour airport shuttle, two restaurants, a cafe, an outdoor seasonal pool, two fitness centers and a business center. The hotel is located less than a mile from the Seattle-Tacoma International Airport. The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, see “Ground Lease” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

DoubleTree Mission Valley (300 keys, 16.8% of portfolio ALA, 9.6% of portfolio leased fee NOI). The DoubleTree Mission Valley, built in 1991 and renovated in 2012, is an 11-story full service hotel consisting of 300 keys in San Diego, California. The DoubleTree Mission Valley features 25,000 SF of meeting space, a cafe, an indoor and outdoor pool and a fitness center. The hotel is attached via a pedestrian bridge to the San Diego’s Fashion Valley Mall anchored by Neiman Marcus, Nordstrom, Bloomingdales and Macy’s.

One Ally Center (957,355 SF, 14.1% of portfolio ALA, 18.1% of portfolio leased fee NOI). One Ally Center, built in 1992, is a 43-story Class A office building consisting of 957,355 SF located in Detroit, Michigan. One Ally Center is the tallest office building in the state of Michigan, featuring 360-degree views and is occupied by a diverse tenant roster. The largest tenant, Ally Financial, occupies 13 floors of space and has over 1,500 Ally Financial employees onsite. Other notable tenants include Pricewaterhouse Coopers LLP, several law firms including Clark Hill, Dickinson Wright, Foley & Lardner, Kerr, Russel and Webber, and the Police and Fire and General Retirement Systems of the City of Detroit. Additionally, One Ally Center offers amenities such as a 10,000 SF fitness center, a cafe and bistro, as well as on-site parking with valet service.

DoubleTree Sonoma (245 keys, 8.5% of portfolio ALA, 6.3% of portfolio leased fee NOI). The DoubleTree Sonoma, built in 1987 and renovated in 2016, is a full service hotel consisting of 245 keys located on a 12.5 acre site in Rohnert Park, California. According to the appraisal, the DoubleTree Sonoma is located adjacent to U.S. 101 Freeway in Sonoma wine country, which provides access to over 400 wineries from downtown Sonoma to Healdsburg. The DoubleTree Sonoma features 18,000 SF of indoor space and 32,000 SF of exterior space including a large divisible ballroom that can accommodate meetings for 10-500 people. Additionally, the hotel features an airport shuttle to San Francisco and Oakland International Airports, an on-site restaurant Bacchus Restaurant & Wine Bar, a heated outdoor pool, tennis/sport court, fitness center and is adjacent to two championship golf courses.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the iStar Leased Fee Portfolio Properties:

Cash Flow Analysis

Property Name	U/W Base Rent(1)	Overage Rent(2)	U/W NOI	% of U/W NOI	U/W NOI DSCR	“Look Through” Fee Simple U/W NOI	“Look Through” Fee Simple U/W NOI DSCR
Hilton Salt Lake	$2,687,691	$613,015	$3,300,706	17.8%	1.55x	$9,778,443	4.59x
DoubleTree Seattle Airport	$4,503,580	$870,700	$5,374,280	29.0%	3.49x	$14,682,914	9.54x
DoubleTree Mission Valley	$1,122,198	$653,836	$1,776,034	9.6%	1.21x	$7,804,702	5.33x
One Ally Center	$3,353,970	$0	$3,353,970	18.1%	2.73x	$13,920,739	11.32x
DoubleTree Sonoma	$733,106	$424,764	$1,157,870	6.3%	1.56x	$4,153,633	5.59x
DoubleTree Durango	$860,668	$294,846	$1,155,514	6.2%	1.81x	$3,379,284	5.29x
Northside Forsyth Hospital Medical Center	$654,595	$0	$654,595	3.5%	2.25x	$901,501	3.09x
NASA/JPSS Headquarters	$472,292	$0	$472,292	2.6%	2.37x	$1,221,724	6.12x
Dallas Market Center: Sheraton Suites	$524,334	$0	$524,334	2.8%	3.28x	$2,438,398	15.27x
Dallas Market Center: Marriott Courtyard	$125,000	$172,000	$297,000	1.6%	2.07x	$2,254,686	15.68x
The Buckler Apartments	$312,186	$0	$312,186	1.7%	2.23x	$2,103,422	15.05x
Lock-Up Self Storage Facility	$132,615	$0	$132,615	0.7%	2.37x	$754,685	13.51x
Total:	$15,482,235	$3,029,161	$18,511,396	100.0%	2.12x	$63,394,131	7.26x

(1)	U/W Base Rent is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate.

(2)	Overage Rent is based on 7.5% of gross sales over a breakpoint of $32,979,294 for DoubleTree Seattle Airport, $20,688,611 for Hilton Salt Lake, $12,392,794 for DoubleTree Mission Valley, $9,293,520 for DoubleTree Sonoma and $6,037,795 for DoubleTree Durango. Overage Rent for Dallas Market Center: Marriott Courtyard is calculated as 5.0% of gross room sales in excess of $125,000.

Appraisal. As of the appraisal valuation dates ranging from February 15, 2017 to February 27, 2017, the iStar Leased Fee Portfolio Properties valued individually reflect a cumulative “as-is” appraised value of $346,160,000. The appraiser also concluded to an appraised value of $360,100,000 for the portfolio if sold in its entirety to a single buyer, which would result in a Cut-off Date LTV Ratio of 63.0%. Additionally, the appraiser concluded to an estimated fee simple appraised value of $714,450,000 (i.e. assuming that the iStar Leased Fee Portfolio Properties were unencumbered by the ground leases), which would result in a Cut-off Date LTV Ratio of 31.8%.

Environmental Matters. According to the Phase I environmental site assessment for the DoubleTree Seattle Airport property dated February 23, 2017, a review of regulatory databases revealed four releases of petroleum and other hazardous materials at or in proximity to the DoubleTree Seattle Airport property from 2001 to 2011, all of which are considered recognized environmental conditions. The iStar Leased Fee Portfolio Borrowers obtained environmental liability insurance for the DoubleTree Seattle Airport property with a $2,000,000 coverage aggregate limit. According to the Phase I environmental site assessments dated January 23, 2017 to February 28, 2017, there are no recognized environmental conditions at any of the other iStar Leased Fee Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

Market Overview and Competition. The iStar Leased Fee Portfolio is comprised of 12 properties located in ten states and eleven distinct markets, listed below by descending Allocated Cut-off Date Loan Amount.

Property Name	Address	Estimated 2016 Population (five- mile radius)(1)	Estimated Average 2016 Household Income (five-mile radius)(1)
Hilton Salt Lake	255 South West Temple, Salt Lake City, UT	230,805	$69,217
DoubleTree Seattle Airport	18740 International Boulevard, Seattle, WA	219,802	$70,608
DoubleTree Mission Valley	7450 Hazard Center Drive, San Diego, CA	520,204	$75,313
One Ally Center	500 Woodward Avenue, Detroit, MI	189,959	$36,581
DoubleTree Sonoma	1 DoubleTree Drive, Rohnert Park, CA	118,400	$74,918
DoubleTree Durango	501 Camino Del Rio, Durango, CO	23,216	$72,938
Northside Forsyth Hospital Medical Center	4150 Deputy Bill Cantrell Memorial Road, Cumming, GA	98,372	$113,511
NASA/JPSS Headquarters	7700 and 7720 Hubble Drive, Lanham, MD	170,176	$101,951
Dallas Market Center: Sheraton Suites	2101 North Stemmons Freeway, Dallas, TX	351,125	$94,722
Dallas Market Center: Marriott Courtyard	2150 Market Center Boulevard, Dallas, TX	351,125	$94,722
The Buckler Apartments	401 West Michigan Street, Milwaukee, WI	457,329	$53,318
Lock-Up Self Storage Facility	221 American Boulevard West, Bloomington, MN	232,507	$97,793

(1)	Based on various appraisal reports for the iStar Leased Fee Portfolio Properties.

The Borrowers. The borrowers are RLH Partnership II LP, 500 Woodward LLC, Hubble Drive Lanham LLC, iStar North Old Atlanta Road LLC, iStar Dallas GL LP, 401 W Michigan Street - Milwaukee LLC and 221 American Boulevard - Bloomington LLC, (the “iStar Leased Fee Portfolio Borrowers”), each a single-purpose Delaware limited liability company or limited partnership structured to be bankruptcy-remote, with at least two independent directors. The iStar Leased Fee Portfolio Borrowers are currently owned by Safety, Income and Growth Inc. (“SAFE”). SAFE was formerly 100.0% owned by iStar Inc., but immediately after loan origination, was 49.0% owned by iStar Inc. and the remaining equity was owned by GIC (Realty) Private Limited and Lubert-Adler, L.P. Upon the completion of the SAFE Initial Public Offering (as defined below), the Concurrent iStar Placement (as defined below) and the formation transactions, iStar Inc. is anticipated to own approximately 27.6% of SAFE outstanding common stock, an affiliate of GIC (Realty) Private Limited is anticipated to own approximately 11.7% of SAFE outstanding common stock and an affiliate of Lubert-Adler, L.P. is anticipated to own approximately 4.1% of SAFE outstanding common stock. The guarantor of certain nonrecourse carveouts under the iStar Leased Fee Portfolio Whole Loan is iStar Inc.

The Borrower Sponsor. The borrower sponsor is iStar Inc., a public commercial real estate finance and investment company. As of December 31, 2016, iStar Inc. has total assets of approximately $4.8 billion and 196 employees in its New York City headquarters and its seven regional offices across the United States.

In April 2017, SAFE filed a preliminary prospectus to sell shares of its common stock and has received clearance to apply to have the common stock listed on the New York Stock Exchange with the intent to elect and qualify to be taxed as a real estate investment trust (the “SAFE Initial Public Offering”). SAFE will be externally managed by a wholly-owned subsidiary of iStar Inc. According to the June 2017 amended preliminary S-11 offering documents filed by Safety, Income and Growth, Inc., SAFE is expected to raise approximately $205,000,000 in common equity and it is anticipated that iStar Inc. will purchase $45.0 million in shares of SAFE’s common stock in a private placement at the same price as the initial public offer price per share (the “Concurrent iStar Placement”) . Upon the completion of SAFE becoming a public vehicle, the iStar Leased Fee Portfolio Whole Loan documents provide for SAFE to become the non-recourse carveout guarantor under the iStar Leased Fee Portfolio Whole Loan in lieu of iStar Inc., provided that SAFE has a market capitalization in excess of $500,000,000 or net worth in excess of $250,000,000. There can be no assurance as to whether, or when, any of these transactions will occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

Escrows. During the continuance of a Trigger Period (as defined below) (and to the extent that a Borrower Reserve Period (as defined below) caused by a Tax Reserve Trigger Event (as defined below) or a Ground Lease Termination Event (as defined below) is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated tax payments with respect to each individual property for which a Borrower Reserve Period caused by a Tax Reserve Trigger Event or a Ground Lease Termination Event is continuing. During the continuance of a Trigger Period (and to the extent that a Borrower Reserve Period caused by an Insurance Reserve Trigger Event (as defined below) or a Ground Lease Termination Event is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the iStar Leased Fee Portfolio Borrowers maintain an acceptable blanket policy) with respect to each individual property for which a Borrower Reserve Period caused by an Insurance Reserve Trigger Event or a Ground Lease Termination Event is continuing.  During the continuance of a Trigger Period (and to the extent that a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event (as defined below) or a Ground Lease Termination Event is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the amount that would be sufficient to pay the ground rent payable during the next 12 months with respect to each individual property for which a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event or a Ground Lease Termination Event is continuing.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the iStar Leased Fee Portfolio Whole Loan; (ii) the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.50x for two consecutive calendar quarters (a “DSCR Trigger Event”); (iii) the monthly payment date in October 2025 (unless on or prior to such date, cash or a letter of credit has been delivered to lender in an amount equal to $12,000,000 to be held as additional collateral for the iStar Leased Fee Portfolio Whole Loan (the “Loan Term Cash Collateral”)); and (iv) the iStar Leased Fee Portfolio Borrower’s failure to repay the iStar Leased Fee Portfolio Whole Loan before the ARD. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the earlier of (a) the debt service coverage ratio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

for the immediately preceding four calendar quarters equaling or exceeding 1.55x for two consecutive calendar quarters or (b) the date that the borrowers have deposited cash or a letter of credit to lender in an amount equal to the amount that, if applied to the reduction of the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan, would result in a debt service coverage ratio for the immediately preceding four calendar quarters that equals or exceeds 1.55x; and with regard to clause (iii) the delivery of the Loan Term Cash Collateral.

A “Borrower Reserve Period” will commence upon the earlier of (i) the date that, as to any of the iStar Leased Fee Portfolio Properties, the applicable ground lease is no longer in effect or the title to or possession of all or any of the leasehold or subleasehold, as applicable, interest has been returned to the iStar Leased Fee Portfolio Borrowers (a “Ground Lease Termination Event”); and (ii) commencing on the date on which the tenant under the applicable ground lease at any of the iStar Leased Fee Portfolio Properties fail to pay (a) all taxes and other charges under such lease when the same are due and payable (a “Tax Reserve Trigger Event”), (b) all insurance premiums under such lease when the same are due and payable (an “Insurance Reserve Trigger Event”) or (c) all ground rent for each ground tenant under such lease when the same are due and payable (a “Ground Rent Reserve Trigger Event”). A Borrower Reserve Period will expire upon the iStar Leased Fee Portfolio Borrowers entering into an approved replacement triple net ground lease with respect to the property which caused a Ground Lease Termination Event, a Tax Reserve Trigger Event, an Insurance Reserve Trigger Event or a Ground Rent Reserve Trigger Event.

Lockbox and Cash Management. The iStar Leased Fee Portfolio Whole Loan documents require a lender-controlled lockbox account, which is already in place, and that the borrower direct the ground tenants to pay all rents directly into such lockbox account. In the absence of a Trigger Period, the funds in the lockbox account will be subject to the direction of the borrower. During a Trigger Period, any transfers to the borrower are required to cease and sums on deposit in the lockbox account will be transferred on a daily basis to a cash management account controlled by the lender and applied to payment of all monthly amounts due under the iStar Leased Fee Portfolio Whole Loan documents with the remainder to be held in an excess cash flow account as additional collateral for the iStar Leased Fee Portfolio Whole Loan. Provided no event of default has occurred and is continuing, on each monthly payment date occurring after the ARD, all funds in the excess cash flow account are required to be applied first to reduce the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan with any remaining amounts to be applied toward the Accrued Interest. Provided no event of default has occurred and is continuing, any excess cash flow funds remaining in the excess cash flow account is required to be disbursed to the iStar Leased Fee Portfolio Borrowers upon the expiration of any Trigger Period.

Assumption. The iStar Leased Fee Portfolio Borrowers have the one-time right to transfer the iStar Leased Fee Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing and (ii) the lender has received confirmation that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the iStar Leased Fee Portfolio Pari Passu Companion Loan with respect to the ratings of such securities.

Partial Release. Following the lockout period and prior to April 6, 2027, the iStar Leased Fee Portfolio Borrowers are permitted to obtain the release of the iStar Leased Fee Portfolio Properties in connection with a partial release with (a) to the extent that the iStar Leased Fee Borrowers have not previously partially defeased the iStar Leased Fee Portfolio Whole Loan, the payment of the sum of a release price equal to 120% of the ALA with respect to such individual property (the “Release Price”) and the yield maintenance premium (a “Prepayment Partial Release”) and (b) to the extent that the iStar Leased Fee Borrowers have not previously partially prepaid the iStar Leased Fee Portfolio Whole Loan with a yield maintenance premium, for the period following the lockout period and prior to November 9, 2026, by delivering defeasance collateral equal to the Release Price, subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the loan-to-value with respect to the remaining iStar Leased Fee Portfolio Properties will be no greater than the lesser of 65.6% or the loan-to-value ratio immediately prior to the release (but in no event, less than 63.0%); (iii) the amortizing debt service coverage ratio (as calculated under the iStar Leased Fee Portfolio Whole Loan documents) with respect to the remaining iStar Leased Fee Portfolio Properties will be no less than the greater of 2.41x and the debt service coverage ratio immediately prior to the release (but in no event, greater than 2.43x); (iv) the net operating income debt yield (as calculated under the iStar Leased Fee Portfolio Whole Loan documents) with respect to the remaining properties will be no less than the greater of 9.2% and the debt yield immediately prior to the release (but in no event, greater than 9.35%), (v) the lender has received confirmation that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the iStar Leased Fee Portfolio Pari Passu Companion Loans with respect to the ratings of such securities; and (vi) satisfaction of REMIC requirements (collectively, the “Release Conditions”).

At any time prior to the ARD and provided no event of default has occurred and is continuing and the Northside Forsyth Hospital Medical Center ground lease is still in effect, the iStar Leased Fee Portfolio Borrowers may obtain the partial release of an undeveloped portion of the Northside Forsyth Hospital Medical Center defined in the related lease (the “Forsyth Partial Release Property”), without prepayment or defeasance, upon the satisfaction of the following conditions: (i) the Forsyth Partial Release Property is conveyed to a person other than the iStar Leased Fee Portfolio Borrowers or its affiliates, (ii) the iStar Leased Fee Portfolio Borrowers provide 20 days prior written notice of the proposed release, (iii) a separate tax identification number has been issued (or applied for) with respect to the Forsyth Partial Release Property, (iv) satisfaction of REMIC requirements, (v) a rating agency confirmation if reasonably required by the lender (provided rating agency confirmation will not be required if the tenant of the Forsyth Partial Release Property, following the conveyance, has agreed that it will not solicit subtenants of the Northside Forsyth Hospital Medical Center property to relocate to the Forsyth Partial Release Property and, in connection with such relocation, terminate their subleases or refuse to extend to renew such sublease), and (vi) satisfaction of any other requirements set forth in the iStar Leased Fee Portfolio Whole Loan documents.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

Ground Lease. The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, which together are leased to HLT Operate DTWC LLC which operates the hotel. The portion of the collateral which consists of a leasehold interest is owned in fee by a third party and underlies the majority of the DoubleTree Seattle Airport hotel’s improvements. The fee collateral includes approximately a third of the hotel parking and one wing of rooms which contains a total of 180 rooms and the leasehold collateral includes the remainder of the property. The current ground rent for the DoubleTree Seattle Airport ground leased site totals $391,132 annually, which is required to be directly paid for by HLT Operate DTWC LLC, which is responsible for all property related expenses under their NNN ground lease from the iStar Leased Fee Portfolio Borrowers. The iStar Leased Fee Portfolio Borrower’s ground lease from the third party fee owner expires in January 2044.

Terrorism Insurance. The iStar Leased Fee Portfolio Borrowers are required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to the lender in an amount equal to 100.0% of the full replacement cost subject to a loss limit of $150,000,000 per occurrence. With respect to The Buckler Apartments, the iStar Leased Fee Portfolio Borrower’s obligation to maintain certain insurance coverage is suspended for so long as (i) no ground lease termination period as defined in the iStar Leased Fee Portfolio Whole loan documents has occurred and is continuing with respect to such property and (ii) the iStar Leased Fee Portfolio Borrowers are required to cause the tenant to maintain the insurance required by the ground lease as of the loan origination date.

With respect to One Ally Center, Northside Forsyth Hospital Medical Center, NASA/JPSS Headquarters, Dallas Market Center: Sheraton Suites, Dallas Market Center: Marriott Courtyard and Lock-Up Self-Storage Facility, the iStar Leased Fee Portfolio Borrower’s obligation to maintain the insurance coverage with respect to such properties is required to be suspended for so long as (i) no ground lease termination period as defined in the iStar Leased Fee Portfolio Whole Loan documents has occurred and is continuing with respect to such iStar Leased Fee Portfolio Property and (ii) the iStar Leased Fee Portfolio Borrowers are required to cause the tenants at each of such iStar Leased Fee Portfolio Properties to maintain the insurance required by its lease as of the loan origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

224 VALLEY CREEK CORPORATE CENTER

4
Autotrader.Com, Inc.
24,057 SF 12/2022
3
Autotrader.Com, Inc.
16,966 SF 12/2022
Autotrader.Com, Inc.
3,475 SF 12/2022
First Financial Networks
3,528 SF 1/2026
2
Titanium Metals Corporation
23,626 SF 9/2018
1
Medartis, Inc.
8,059 SF 10/2018
Vacant
1,785 SF
Comcast of Pennsylvania LLC
3,448 SF 7/2021
Softwareone, Inc.
1,684 SF 12/2018
Management Office Storage
430 SF
Vacant
3,859 SF

222 VALLEY CREEK CORPORATE CENTER

3
Internet Pipeline, Inc.
27,127 SF 5/2025
2
Internet Pipeline, Inc.
19,721 SF 5/2025
Management Office
334 SF
Terranear PMC
7,406 SF 9/2018
1
People 2.0 Global, LLC
11,670 SF 6/2024
Vacant
6,835 SF
Perficient, Inc.
4,570 SF 7/2017

220 VALLEY CREEK CORPORATE CENTER

4
Analytical Graphics, Inc.
24,057 SF 5/2022
3
Analytical Graphics, Inc.
23,969 SF 5/2022
2
Analytical Graphics, Inc.
23,626 SF 5/2022
1
Analytical Graphics, Inc.
19,265 SF 5/2022

Vacant | Building | 2017 – 2020 | 2021 – 2023 | 2024+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

Valley Creek Corporate Center
220, 222 and 224 Valley Creek Boulevard
Exton, PA 19341
EXTON
Chester Springs
Lionville
Aldham
Devault
Frazer
Malvern
Downingtown
West Goshen
West Chester
CHESTER COUNTY
Pennsylvania Turnpike
Philadelphia 25 miles
Kimberton Rd
Clover Mill Rd
Pickering Rd
State Rd
Pickering Valley Golf Course
Conestoga Rd
Yellow Springs Rd
Merlin Rd
Pikeland Rd
Whitehorse Rd
Byers Rd
Bodine Rd
Hollow Rd
Micron Technologies
Janssen Biotech
Cerner Corporation
Microsoft Corp.
Siemens Healthcare
Penn State Great Valley
Newcomen Rd
Phoenixville Pike
Sidley Rd
Morehall Rd
Lionville Shopping Center
Whitford Rd
Lionville Park
Marchwood Shopping Center
Valley Hill Rd
Bacton Hill Rd
Old Valley Rd
Ship Rd
Devon Dr
Swedesford Rd
Lincoln Court Shopping Center
Chester Valley Golf Club
Lancaster Ave
SEPTA THORNDALE LINE
MALVERN
Fairfield Place Shopping Center
Shoen Rd
Exton Square Mall
Whiteland Towne Center
Lincoln Hwy
Immaculata College
King Rd
Whitford Country Club
Festival at Exton Shopping Ctr.
Main Street at Exton
Main St
Exton Bypass
EXTON
WHITFORD
SEPTA
Boot Rd
Greenhill Rd
Paoli Pike
Sugartown Rd
Hersheys Mill Golf Course
East Goshen Park
Guthrie Rd
Grove Rd
Pottstown Pike
QVC Studio Park
Airport Rd
Brandywine Airport
Copeland School Rd
Chester Bypass
West Goshen Shopping Center
West Goshen Town Ctr.
Gay St
Downingtown Pike
Strasburg Rd
Bradford Plaza
West Chester University of PA
Quakertown
Perkasie
Reading
Chalfont
Doylestown
Harleysville
Pottstown
Montgomeryville
Lansdale
North Wales
Newtown
New Morgan
PENNSYLVANIA
Horsham
Phoenixville
Norristown
King of Prussia
Abington
Conshohocken
Exton
Malvern
Wayne
Radnor
Ardmore
Coatesville
Downingtown
PHILADELPHIA
West Chester
Broomall
Media
Springfield
CAMDEN
Pennsauken
Cherry Hill
Kennett Square
Chester Heights
Chester
Woodbury
Gloucester Township
Hockessin
NEW JERSEY
DELAWARE
Deptford
Newark
WILMINGTON
Swedesboro

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Valley Creek Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$34,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$34,000,000			Location:	Exton, PA
% of Initial Pool Balance:	2.9%			Size:	259,497 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$131.02
Borrower:	Pembroke TCM VC LLC			Year Built/Renovated:	2002/NAP
Borrower Sponsors:	Ten Capital Management; Pembroke IV LLC			Title Vesting:	Fee
Mortgage Rate:	4.3000%			Property Manager:	CBRE, Inc.
Note Date:	June 2, 2017			4th Most Recent Occupancy (As of)(2):	94.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	92.0% (12/31/2014)
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy (As of)(2):	84.8% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of)(2):	89.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(2)(3):	93.4% (2/14/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	$2,811,461 (12/31/2014)
Call Protection:	L(25),D(90),O(5)			3rd Most Recent NOI (As of)(4):	$2,183,776 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(4):	$2,898,726 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of)(4):	$3,888,698 (TTM 3/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$6,784,305
				U/W Expenses:	$2,706,626
				U/W NOI(4):	$4,077,679
Escrows and Reserves(1):				U/W NCF:	$3,587,694
				U/W NOI DSCR:	2.02x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.78x
Taxes	$402,070	$48,234	N/A	U/W NOI Debt Yield:	12.0%
Insurance	$0	Springing	N/A	U/W NCF Debt Yield:	10.6%
Replacement Reserves	$0	$4,325	N/A	As-Is Appraised Value:	$49,100,000
TI/LC Reserve	$0	$54,062	$2,600,000	As-Is Appraisal Valuation Date:	February 17, 2017
Common Charges Reserve	$0	$1,310	N/A	Cut-off Date LTV Ratio:	69.2%
				LTV Ratio at Maturity:	63.2%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

(3)	Current Occupancy excludes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate their space at lease expiration on July 31, 2017.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Valley Creek Corporate Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in three Class A office buildings located in Exton, Pennsylvania (the “Valley Creek Corporate Center Property”). The Valley Creek Corporate Center Mortgage Loan was originated on June 2, 2017 by Barclays Bank PLC. The Valley Creek Corporate Center Mortgage Loan had an original principal balance of $34,000,000, has an outstanding principal balance as of the Cut-off Date of $34,000,000 and accrues interest at an interest rate of 4.3000% per annum. The Valley Creek Corporate Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Valley Creek Corporate Center Mortgage Loan matures on June 6, 2027.

Following the lockout period, the borrower has the right to defease the Valley Creek Corporate Center Mortgage Loan in whole, but not in part, on any date before February 6, 2027. In addition, the Valley Creek Corporate Center Mortgage Loan is prepayable without penalty on or after February 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

Sources and Uses

Sources			Uses
Original loan amount	$34,000,000	69.1%	Purchase price(1)	$47,457,283	96.5%
Borrower Sponsor’s new cash contribution	15,196,870	30.9	Closing costs	1,337,516	2.7
			Reserves	402,070	0.8

Total Sources	$49,196,870	100.0%	Total Uses	$49,196,870	100.0%

(1)	The Purchase Price includes an approximately $2.7 million prepayment penalty fee on the seller’s existing loan, which was required to be paid by the borrower sponsor in order to complete the transaction and is net of purchaser and seller credits.

The Property. The Valley Creek Corporate Center Property is comprised of three Class A office buildings located in Exton, Pennsylvania totaling 259,497 square feet. The Valley Creek Corporate Center Property is located at 220, 222 and 224 Valley Creek Boulevard. All three buildings were built in 2002. The building located at 220 Valley Creek Boulevard is four stories high and totals 90,917 square feet; the building located at 222 Valley Creek Boulevard is three stories high and totals 77,663 square feet; and the building located at 224 Valley Creek Boulevard is four stories high and totals 90,917 square feet. The Valley Creek Corporate Center Property is situated on approximately 18.4 acres and features a total of 1,027 parking spaces, reflecting an overall parking ratio of 4.0 spaces per 1,000 square feet of rentable area. The buildings are situated in a “U” type configuration centered around a common driveway and courtyard featuring a pond with a small waterfall and other natural elements. As of February 14, 2017 the Valley Creek Corporate Center Property was 93.4% occupied by 10 tenants, excluding Perficient, Inc., which has provided notice of its intention to vacate its space upon lease expiration on July 31, 2017 and has thus been underwritten as vacant.

The five largest tenants, Analytical Graphics, Inc. (“AGI”), Internet Pipeline, Inc. (“iPipeline”), Autotrader.com, Inc. (d/b/a HomeNet) (“Autotrader.com”), Titanium Metals Corporation (“TIMET”) and People 2.0 Global, LLC (“People 2.0”) are globally headquartered at the Valley Creek Corporate Center Property. Four of the five aforementioned tenants have signed renewals (except for TIMET), expansions or new leases within the past 24 months.

AGI leases 90,917 square feet (35.0% of net rentable area) at the Valley Creek Corporate Center Property and utilizes this space as its global headquarters. AGI occupies the 220 Valley Creek Boulevard building, which includes a dedicated full size cafeteria, a game area and a daycare center. Founded in 1989, AGI develops commercial modeling and analysis software for the aerospace, defense and intelligence industries. AGI supplies software applications and development tools for modeling, engineering and operations in the areas of space, cyberspace, aircraft, missile defense and electronic systems. AGI originally took occupancy of 66,860 square feet at the 220 Valley Creek Boulevard building in May 2004 and expanded its space by 24,057 square feet in June 2015; however, AGI is currently only utilizing approximately 6,014 square feet of the expansion space, but is paying rent on the entire fourth floor space.

iPipeline leases 46,848 square feet (18.1% net rentable area) at the Valley Creek Corporate Center Property and utilizes its space as its global headquarters. iPipeline occupies 60.3% of net rentable area at the 222 Valley Creek Boulevard building. iPipeline provides cloud-based software solutions for the insurance and financial services industries. iPipeline originally took occupancy of 27,127 square feet at the 222 Valley Creek Boulevard building in July 2012 and expanded its space by 19,721 square feet in May 2015.

Autotrader.com leases 44,498 square feet (17.1% net rentable area) at the Valley Creek Corporate Center Property and utilizes its space as the headquarters for HomeNet. Autotrader.com occupies 48.9% of net rentable area at the 224 Valley Creek Boulevard building. Autotrader.com acquired HomeNet in 2010 and serves as the guarantor under the lease. HomeNet provides online inventory management and merchandising solutions for the automotive retail industry. According to the borrower sponsor, Autotrader.com has spent approximately $1.0 million building out their own space. Autotrader.com originally took occupancy of 24,057 square feet at the 224 Valley Creek Boulevard building in January 2013 and expanded its space by 20,441 feet in February 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

The following table presents certain information relating to the tenancy at the Valley Creek Corporate Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date

Major Tenant
AGI	NR/NR/NR	90,917	35.0%	$25.00	$2,272,925	38.0%	5/31/2022(3)(4)
iPipeline	NR/NR/NR	46,848	18.1%	$24.25	$1,136,064	19.0%	5/31/2025(5)
Autotrader.com	BBB+/Baa2/BBB	44,498	17.1%	$25.25	$1,123,575	18.8%	12/31/2022(6)
TIMET	AA-/Aa2/AA	23,626	9.1%	$24.50	$578,837	9.7%	9/30/2018(7)
People 2.0	NR/NR/NR	11,670	4.5%	$24.00	$280,080	4.7%	6/30/2024(8)(9)
Total Major Tenant		217,559	83.8%	$24.78	$5,391,481	90.1%

Non-Major Tenants		24,125	9.3%		$590,514	9.9%

Occupied Collateral Total		241,684	93.1%	$24.75	$5,981,995	100.0%

Management Space		764	0.3%

Vacant Space(10)		17,049	6.6%

Collateral Total		259,497	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2018, totaling $209,559.

(3)	AGI has one five-year lease renewal option.

(4)	AGI has the one-time right to terminate its lease on May 31, 2020, with nine months’ notice (August 31, 2019) and an initial termination fee of $750,000, plus an additional $350,000, if the fourth floor space remains unimproved as of the date of the termination notice, for a total of $1,100,000. If the fourth floor has been improved in accordance with the lease, then the termination fee will exclude any money the tenant has spent improving the fourth floor. Currently, AGI is utilizing 6,014 square feet of 24,057 square feet of its space on the fourth floor; however, AGI is paying rent on the entire fourth floor space. See “Escrows” section for cash flow sweep related to AGI.

(5)	iPipeline, Inc. has two five-year lease renewal options.

(6)	Autotrader.com has one five-year lease renewal option.

(7)	TIMET has one five-year lease renewal option.

(8)	People 2.0 has one five-year lease renewal option.

(9)	People 2.0 has the one-time right to terminate its lease on 12/31/2021, with 9 months’ written notice and a termination fee equal to the unamortized tenant improvements and leasing costs, amortized over the original term of the lease at a 9% interest rate.

(10)	Vacant Space includes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate its space at lease expiration on July 31, 2017 and has therefore been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

The following table presents certain information relating to the lease rollover schedule at the Valley Creek Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Total % of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	4	40,775	15.7%	40,775	15.7%	$997,557	16.7%	$24.46
2019	0	0	0.0%	40,775	15.7%	$0	0.0%	$0.00
2020	0	0	0.0%	40,775	15.7%	$0	0.0%	$0.00
2021	1	3,448	1.3%	44,223	17.0%	$84,476	1.4%	$24.50
2022(4)	2	135,415	52.2%	179,638	69.2%	$3,396,500	56.8%	$25.08
2023	0	0	0.0%	179,638	69.2%	$0	0.0%	$0.00
2024	1	11,670	4.5%	191,308	73.7%	$280,080	4.7%	$24.00
2025	1	46,848	18.1%	238,156	91.8%	$1,136,064	19.0%	$24.25
2026	1	3,528	1.4%	241,684	93.1%	$87,318	1.5%	$24.75
2027	0	0	0.0%	241,684	93.1%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	241,684	93.1%	$0	0.0%	$0.00
Management	0	764	0.3%	242,448	93.4%	$0	0.0%	$0.00
Vacant(5)	0	17,049	6.6%	259,497	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	259,497	100.0%			$5,981,995	100.0%	$24.75

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and management space.

(4)	The roll in 2022 is driven by two tenants, AGI and Autotrader.com. See “Escrows” section for cash flow sweep related to AGI and Autotrader.com.

(5)	Vacant space includes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate its space at lease expiration on July 31, 2017 and has therefore been underwritten as vacant.

The following table presents historical occupancy percentages at the Valley Creek Corporate Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)(2)	12/31/2016(1)	2/14/2017(3)(4)
94.3%	92.0%	84.8%	89.6%	93.4%
(1)	Information obtained from the borrower.

(2)	The dip in occupancy in 2015 is attributable to three tenants vacating their respective spaces at the Valley Creek Corporate Center Property.

(3)	Information obtained from the underwritten rent roll.

(4)	Current Occupancy excludes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate its space at lease expiration on July 31, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Valley Creek Corporate Center Property:

Cash Flow Analysis

	2014	2015(1)	2016	TTM 3/31/2017	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$4,494,102	$3,935,351	$4,638,004	$5,533,806	$5,981,994		88.2%	$23.05
Grossed Up Vacant Space	0	0	0	0	446,790		6.6	1.72
Total Reimbursables	838,909	768,509	776,164	751,376	945,460		13.9	3.64
Other Income	0	0	0	0	0		0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(589,940)	(3)	(8.7)	(2.27)
Effective Gross Income	$5,333,011	$4,703,860	$5,414,167	$6,285,182	$6,784,305		100.0%	$26.14

Total Operating Expenses	$2,521,552	$2,520,085	$2,515,441	$2,396,484	$2,706,626		39.9%	$10.43

Net Operating Income	$2,811,460	$2,183,776	$2,898,726	$3,888,698	$4,077,679		60.1%	$15.71
TI/LC	0	0	0	0	438,086		6.5	1.69
Capital Expenditures	0	0	0	0	51,899		0.8	0.20
Net Cash Flow	$2,811,460	$2,183,776	$2,898,726	$3,888,698	$3,587,694		52.9%	$13.83

NOI DSCR	1.39x	1.08x	1.44x	1.93x	2.02	x
NCF DSCR	1.39x	1.08x	1.44x	1.93x	1.78	x
NOI DY	8.3%	6.4%	8.5%	11.4%	12.0%
NCF DY	8.3%	6.4%	8.5%	11.4%	10.6%

(1)	Base Rent figures for 2014, 2015 and 2016 are net of rent abatements. Inclusive of rent abatement amounts for each respective year, the Base Rent would be $5,475,655 for 2014, $4,807,495 for 2015 and $5,481,051 for 2016. The decrease in 2015 Net Operating Income is attributable to three tenants vacating their respective spaces at the Valley Creek Corporate Center Property.

(2)	Underwritten Base Rent includes contractual rent steps through May 2018, totaling $209,559.

(3)	The underwritten economic vacancy is 8.7%. The Valley Creek Corporate Center Property was 93.4% occupied as of February 14, 2017, excluding Perficient, Inc, which has provided notice of its intention to vacate its space upon lease expiration on July 31, 2017 and has thus been underwritten as vacant.

Appraisal. As of the appraisal valuation date of February 17, 2017, the Valley Creek Corporate Center Property had an “as-is” appraised value of $49,100,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 28, 2017, there was no evidence of any recognized environmental conditions at the Valley Creek Corporate Center Property.

Market Overview and Competition. The Valley Creek Corporate Center Property is located in Exton, Pennsylvania, which is located within Chester County. Chester County is home to various major employers such as Vanguard, Teva, Siemens, Mars, Microsoft and Janssen. The Valley Creek Corporate Center Property is located approximately half a mile from Route 30, one mile from Route 202 and five miles from the Pennsylvania Turnpike Interchange (I-76). Public transportation to the Valley Creek Corporate Center Property is provided by the Southeastern Pennsylvania Transportation Authority (SEPTA), which has a train station located approximately three miles away, and Amtrak.

The Valley Creek Corporate Center Property is proximate to Exton Square Mall, Main Street at Exton, Whiteland Towne Center and Fairfield Place Shopping Center comprising over 2.3 million square feet of retail space. According to the appraisal, the estimated 2016 population within a three- and five-mile radius of the Valley Creek Corporate Center Property was 39,915 and 89,539, respectively. The 2016 median household income within the same radii was $96,222 and $98,952, respectively.

According to the appraisal, the Valley Creek Corporate Center Property is located within the Exton/Whitelands office submarket of the Philadelphia Metro office market. As of year-end 2016, the Exton/Whitelands office submarket had a total inventory of approximately 14.6 million square feet of office space, with a direct vacancy rate of 7.6% and average asking rents of $23.33 per square foot. As of year-end 2016, the Class A Exton/Whitelands office submarket had a total inventory of approximately 6.7 million square feet of Class A office space, with a direct vacancy rate of 5.5% and average asking rents of $24.81 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

The following table presents certain information relating to comparable office properties for the Valley Creek Corporate Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1400 Liberty Ridge Drive Berwyn, PA	1978	104,818	NAV	8.0 miles	Confidential	Mar 2017/ 4.1 Yrs	4,884	$28.95	Gross
200 Berwyn Park Berwyn, PA	1987	75,025	NAV	8.3 miles	Post and Post	Oct 2016/ 3 Yrs	7,023	$27.53	Gross
600 Lee Road Wayne, PA	1987	41,486	NAV	8.5 miles	Egalet Corporation	Apr 2016/ 6.0 Yrs	19,797	$23.81	FSG
80 West Lancaster Avenue Devon, PA	1983	52,400	NAV	11.5 miles	McCausland Keen Buckman	Nov 2015/ 10.0 Yrs	13,200	$27.00	Gross
1200 Atwater Drive East Whiteland, PA	2002	151,447	NAV	5.2 miles	Entech Consulting	Sept 2014/ 5.4 Yrs	4,926	$22.00	Gross

(1)	Information obtained from the appraisal and third party research report.

The Borrower. The borrower is Pembroke TCM VC LLC, a Delaware limited liability company and single-purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Valley Creek Corporate Center Mortgage Loan. Pembroke IV LLC, TCM VC GP LLC, TCM Investor Series, LLC – Project Valley Creek Series, John B. Vander Zwaag, Richard C. Hamlin, Jeffrey J. Irmer and Benjamin Adams are the guarantors of certain non-recourse carveouts under the Valley Creek Corporate Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Ten Capital Management and Pembroke IV LLC. Ten Capital Management is a privately held real estate investment management company, which invests across various real estate strategies. The firm currently manages capital on behalf of high net worth individuals and institutions, including family offices and registered investment advisors. Pembroke IV LLC was founded in 2007 and invests in commercial real estate. Pembroke IV LLC owns a portfolio of seven office buildings located in Pennsylvania and Illinois.

Escrows. The loan documents provide for upfront reserves in the amount of $402,070 for real estate taxes. The loan documents also provide for ongoing monthly deposits of one-twelfth of the real estate taxes due (currently $48,234), $4,325 for replacement reserves and $1,310 for master development common charges, which are escrowed into the real estate tax reserve. On the payment date commencing in July 2017 and through the payment date occurring in June 2021, the borrower is required to escrow monthly deposits of $54,062 for TI/LCs and commencing on the payment date occurring in July 2021 through the remainder of the loan term, the borrower is required to escrow monthly deposits of $32,437 for TI/LCs, as well as any lease termination payments. The TI/LC reserve is capped at $2,600,000 (the “TI/LC Reserve Cap”).

Monthly deposits for insurance premiums are not required as long as: (i) the borrower delivers to the lender an acceptable blanket insurance policy that satisfies the requirements of the loan documents and such blanket insurance policy is in full force and effect and (ii) the borrower delivers to the lender periodic evidence in form and substance reasonably acceptable to the lender of acceptable renewals and timely-paid insurance premiums, which delivery is required to be made not less than 30 days prior to the expiration date of such policy.

Upon the occurrence and continuance of an AGI Trigger Event (as defined below), the borrower is required to deposit all AGI lease termination payments and any excess cash flow into the AGI Rollover Reserve Account.

Upon the occurrence and continuance of an Autotrader Trigger Event (as defined below), the borrower is required to deposit all Autotrader.com lease termination payments and any excess cash flow from the Valley Creek Corporate Center Property to the Autotrader Rollover Reserve Account; however, if an AGI Re-Tenanting Event (as defined below) has occurred, then the amounts on deposits in the Autotrader Rollover Reserve Account will be capped at $1,557,430, excluding any lease termination payments received (the “Autotrader Rollover Reserve Cap”). During the continuance of both an AGI Trigger Event and an Autotrader Trigger Event, the excess cash flow swept will be deposited into each of the AGI Rollover Reserve Account and the Autotrader Rollover Reserve Account on a pro-rata basis based on the occupied rentable square footage of AGI and Autotrader.com.

An “AGI Trigger Event” will mean one or more of the following has occurred, (i) the earlier of (a) AGI giving notice no later than August 31, 2019 of its intent to terminate its lease or (b) AGI giving written notice no later than May 31, 2021 of its intent not to renew the AGI lease, provided that, in (i), an AGI Re-Tenanting Event has not occurred, (ii) AGI has abandoned its leased space; (iii) AGI has filed for bankruptcy, (iv) the AGI lease has been terminated, provided an AGI Re-Tenanting Event has not occurred, or (v) AGI becomes delinquent under its lease.

An “AGI Re-Tenanting Event” will occur when the borrower has delivered to the lender (i) evidence that (a) AGI has not exercised its right to terminate its lease by August 31, 2019, (b) AGI has given notice to renew the AGI lease on or before May 31, 2021, provided that if the lease is extended for less than 10 years, such date will be extended to the date that is 12 months prior to the extended lease term expiration, (c) AGI has agreed to remain in possession of at least 75% of the AGI space at an annual rental rate greater than or equal to $24.00 per square foot and otherwise constitutes a qualified replacement lease per the loan documents, (d) the AGI space has been re-tenanted under one or more qualified replacement leases per the loan documents or (e) the AGI lease is affirmed by AGI in bankruptcy and (ii) tenant estoppels satisfactory to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

An “Autotrader Trigger Event” will mean one or more of the following has occurred, (i) Autotrader.com has provided written notice no later than December 31, 2021 of its intent to not renew its lease provided that an Autotrader Re-Tenanting Event (as defined below) has not then occurred, (ii) Autotrader.com has abandoned its space, (iii) Autotrader.com has filed for bankruptcy, (iv) Autotrader.com has terminated its lease, provided that a Autotrader Re-Tenanting Event has not then occurred, or (v) Autotrader.com becomes delinquent under its lease.

An “Autotrader Re-Tenanting Event” will occur when the borrower has delivered to the lender (i) evidence that (a) Autotrader.com has given notice to renew the Autotrader.com lease on or before December 31, 2021 and pursuant to such renewal, Autotrader.com has agreed to remain in possession of at least 75% of the Autotrader space at an annual rental rate greater than or equal to $25.00 per square foot and otherwise constitutes a qualified replacement lease per the loan documents, (b) the Autotrader space has been re-tenanted under one or more qualified replacement leases per the loan documents or (c) the Autotrader lease is affirmed by Autotrader in bankruptcy and (ii) tenant estoppels satisfactory to the lender.

Lockbox and Cash Management. The Valley Creek Corporate Center Mortgage Loan is structured with a hard lockbox and springing cash management. On the origination date, the borrower was required to deliver letters to all tenants at the Valley Creek Corporate Center Property, directing them to pay rents into a lender-controlled lockbox account. All funds in the lender-controlled lockbox account are required to be swept daily into the borrower’s operating account, unless a Triggering Event (as defined below) has occurred, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on the date immediately preceding each payment date in accordance with the loan documents.

A “Triggering Event” will commence upon the earliest occurrence of (i) an event of default, (ii) the debt service coverage ratio, as calculated under the loan documents, being less than 1.25x, and (iii) an AGI Trigger Event or an Autotrader Trigger Event. A Triggering Event (a) will expire upon, with respect to clause (i) the cure and acceptance by the lender, if applicable, of such event of default, (b) with respect to (ii) the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and (c) with respect to clause (iii) the occurrence of an AGI Re-Tenanting Event with respect to an AGI Trigger Event and the occurrence of an Autotrader Re-Tenanting Event with respect to an Autotrader Trigger Event.

Property Management. The Valley Creek Corporate Center Property is managed by CBRE, Inc.

Assumption. The borrower has a one-time right to transfer the Valley Creek Corporate Center Property, provided that certain conditions are satisfied, including (i) no default or event of default has occurred and is continuing, (ii) the identity, experience, financial condition and creditworthiness of the proposed transferee and guarantor are satisfactory to the lender, (iii) an assumption fee equal to 0.5% of the then outstanding principal balance of the Valley Creek Corporate Center Mortgage Loan and (iv) the lender has received confirmation from Fitch, KBRA and Moody’s that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Master Development. The Valley Creek Corporate Center Property is part of a larger master development with a park association. The development consists of six parcels, one of which is owned by the borrower and the remaining parcels are owned by a developer, as construction of the master development is not yet complete. The borrower has 7.34% of the voting rights in the park association. Although most decisions can be made without the borrower’s consent, any modification or amendment to the declaration requiring the consent of any owner will require the prior written consent of each mortgagee of such owner.

Terrorism Insurance. The Valley Creek Corporate Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to (i) the full replacement cost of the Valley Creek Corporate Center Property and (ii) 100% of the projected gross income from the Valley Creek Corporate Center Property for a period of 18 months, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

amazon fulfillment
Visitors / Associates
All Trucks
1760 County Line Road

amazonPrime
IFCO

amazon fulfillment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

Kathleen
Gibsonia
Orlando
48 miles
Lake Galloway
Lake Gibson
Lower Green Swamp Preserve
Kathleen Rd.
Meadow View Lake
Wedgewood Country Club
Lakeland Square Mall
Lakeland Park Center
Highland Fairways Golf Club
POLK COUNTY
Harrelson Rd.
Galloway Rd.
Knights Griffin Rd.
Griffin Rd.
Town and Country Square
N. Florida Ave.
Lake Parker Park
Pepperidge Farm
McKesson Corporation
Mission Foods
Joker Merchant Stadium
Bella Vista St.
Kathleen Rd.
Midway Rd.
Walker Rd.
HILLSBOROUGH COUNTY
W. 10th St.
Lakeland Regional Medical Ctr.
Lake Parker
Wilder Rd.
W. Memorial Blvd.
Henley Field/ Bryant Stadium
Swindell Rd.
Butter Krust Bakery
Lone Palms Golf Course
Chestnut Rd.
Wabash Ave.
Lake Bonnet
LAKELAND AMTRAK
Tampa
23 miles
WellDyne
Publix Manufacturing
Publix Corporate Office
Downtown
Swindell Rd.
GTECH Printing Corporation
AMTRAK
RP Funding Center
Century Plaza
Winston
Lake Hunter
Florida Southern College
Otis M. Andrews Sports Complex
Burris Logistics Refrigeration/ Cold Storage
Carpenter
Old Tampa Hwy.
Highland St.
Central Ave.
Hillsborough Community College- Plant City Campus
New Tampa Hwy.
AMTRAK
Advanced Auto Parts Distribution Center
Southern Wine & Spirits
Ariana St.
Lake Hollingsworth
Rooms To Go Florida
LAKELAND
Beacon Rd.
Plant City
Amazon Lakeland
1760 County Line Road
Lakeland, FL 33811
Publix Warehouse
TOLL
Airport Rd.
Grasslands Golf and Country Club
Lincoln Ave.
S. Florida Ave.
Cleveland Heights Golf and Country Club
Ruthven Industrial Park
Gordon Food Service
County Line Rd.
O'Reilly Auto Parts
Publix Corporate Office Headquarters
Polk Parkway
Lakeside Village
Harden Blvd.
Oakbridge Square
Merchants Walk
Coronet Rd.
Drane Field Rd.
C&S
LMS Intellibound
Wiggins Rd.
Lakeland-Linder Regional Airport
Waring Rd.
Cleveland Heights Blvd.
Medulla Rd.
Draken International
Harden Blvd.
Florida Technical Coll.- Lakeland Campus
Pipkin Rd.
Pipkin Rd.
Lake Miriam Square
Yates Rd.
Medulla
Florida Ave.
Lakeland Highlands
Ewell Rd.
Ewell Rd.
Shepherd Rd.
Imperial Christina Plaza
Club at Eaglebrooke
Carter Rd.
Imperial Lakes Golf Club
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Sanford
Winter Park
Spring Hill
Winter Garden
ORLANDO
Kissimmee
Melbourne
Clearwater
Lakeland
Winter Haven
TAMPA
Palm Bay
Brandon
ST. PETERSBURG
FLORIDA
Bradenton
Sarasota
Ft. Pierce
Port St. Lucie
Gulf of Mexico
Lake Okeechobee
Cape Coral
Ft. Myers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Amazon Lakeland

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Industrial
Original Principal Balance(1):	$33,360,000	Specific Property Type:	Warehouse
Cut-off Date Balance(1):	$33,360,000	Location:	Lakeland, FL
% of Initial Pool Balance:	2.9%	Size:	1,016,080 SF
Loan Purpose(2):	Acquisition	Cut-off Date Balance Per SF(1):	$62.36
Borrowers Name:	Jim Amazon, LLC; New Amazon, LLC; SFLC Amazon, LLC	Year Built/Renovated:	2014/NAP
Borrower Sponsor:	Jonathan Tratt	Title Vesting:	Fee
Mortgage Rate:	4.570%	Property Manager:	Self-managed
Note Date:	June 6, 2017	4th Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	July 5, 2026	2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	108 months	Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	108 months	Current Occupancy (As of):	100.0% (7/1/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of)(5):	$4,882,117 (Annualized 5 12/31/2014)
Call Protection:	L(24),D(80),O(4)	3rd Most Recent NOI (As of):	$5,009,600 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management	2nd Most Recent NOI (As of):	$4,375,825 (12/31/2016)
Additional Debt(1):	Yes	Most Recent NOI (As of):	$4,151,320 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu	U/W Revenues:	$6,742,925
U/W Expenses:	$1,784,404
U/W NOI:	$4,958,522
U/W NCF:	$4,856,914
U/W NOI DSCR(1):	1.69x
U/W NCF DSCR(1):	1.65x
U/W NOI Debt Yield(1):	7.8%
Escrows and Reserves(3):	U/W NCF Debt Yield(1):	7.7%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$88,000,000
Taxes	$614,503	$68,070	NAP	As-Is Appraisal Valuation Date:	August 31, 2016
Insurance	$164,696	$54,921	NAP	Cut-off Date LTV Ratio(1):	72.0%
Replacement Reserves	$101,608	$8,467	$304,824	LTV Ratio at Maturity(1):	72.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of Amazon Lakeland Whole Loan (as defined below).

(2)	See “Sources and Uses” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Amazon Lakeland Mortgage Loan”) is part of a whole loan (the “Amazon Lakeland Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering an industrial property located in Lakeland, Florida (the “Amazon Lakeland Property”). The Amazon Lakeland Whole Loan was originated on June 6, 2017 by Wells Fargo Bank, National Association. The Amazon Lakeland Whole Loan had an original principal balance of $63,360,000, has an outstanding principal balance as of the Cut-off Date of $63,360,000 and accrues interest at an interest rate of 4.570% per annum. Amazon Lakeland Whole Loan had an initial term of 108 months, has a remaining term of 108 months as of the Cut-off Date and requires interest-only payments. The Amazon Lakeland Whole Loan matures on July 5, 2026.

Note A-1, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $33,360,000, has an outstanding principal balance as of the Cut-off Date of $33,360,000 and represents the controlling interest in the Amazon Lakeland Whole Loan. The non-controlling Note A-2, which had an original principal balance of $30,000,000, is expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$33,360,000	WFCM 2017-C38	Yes
A-2	$30,000,000	Wells Fargo Bank, National Association	No
Total	$63,360,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease Amazon Lakeland Whole Loan in whole, but not in part, on any date before April 5, 2026. In addition, Amazon Lakeland Whole Loan is prepayable without penalty on or after April 5, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 5, 2021.

Sources and Uses

Sources			Uses
Original whole loan amount	$63,360,000	100.0%	Loan payoff(1)	$60,584,576	95.6%
			Reserves	880,807	1.4
			Closing costs	516,437	0.8
			Return of equity	1,378,180	2.2
Total Sources	$63,360,000	100.0%	Total Uses	$63,360,000	100.0%

(1)	The Amazon Lakeland borrower sponsor purchased the Amazon Lakeland Property in December 2016 for approximately $88.0 million. After origination of the Amazon Lakeland Whole Loan, the Amazon Lakeland borrower sponsor has approximately $28.8 million of equity remaining.

The Property. The Amazon Lakeland Property is a class A state-of-the-art industrial distribution facility totaling 1,016,080 square feet and located in Lakeland, Florida, approximately 27.9 miles east of Tampa and 59.5 miles southwest of Orlando. The Amazon Lakeland Property is 100% leased to Amazon.com.dedc, LLC (“Amazon”) through July 31, 2029 on a triple-net lease with four, five-year renewal options. The lease is guaranteed by the Amazon parent company, Amazon.com, Inc (NYSE: AMZN) (rated Baa1/AA- by Moody’s/S&P, respectively). Built in 2014, the Amazon Lakeland Property is situated on a 116.8-acre site and features a 32-foot ceiling height, a fully secured 330-foot-deep truck court with guard house and perimeter fence, 88 dock-high doors (all equipped with 40,000-pound mechanical dock levelers), 2 drive-in doors with ramped, motorized and high lift capabilities and 189 trailer parking spaces. The Amazon Lakeland Property comprises grade-level office space totaling 44,147 square feet (4.3% of net rentable area) and 971,933 square feet (95.7% of net rentable area) of warehouse and distribution space. Not included in the net rentable area of the Amazon Lakeland Property is 453,965 square feet of structured mezzanine space, which features 125-pound-per-square-foot of floor load, 7,190 square feet of equipment storage space and 17,166 square feet of office space. This mezzanine space was not included in the original development of the Amazon Lakeland Property and was constructed by the tenant at a cost of approximately $25.8 million. Amazon employs approximately 800 people at the Amazon Lakeland Property.

The Amazon Lakeland Property operates as a highly-automated Kiva Non-Sort fulfillment center. Kiva robotics technology enables Amazon warehouse workers to pick faster than filling orders manually and has had positive implications for a variety of elements of Amazon’s cost structure, making their warehouses more productive, scalable, safer and efficient. According to a third party report, Amazon’s “click to ship” cycle used to be approximately 60-75 minutes when employees had manually to sift through the stacks, pick the product, pack it, and ship it. Now, Kiva robots handle the same job in 15 minutes. These robots are not only more efficient but they also take up less space than their human counterparts, meaning warehouse design can be modified to have more shelf space and less wide aisles.

Amazon is a multi-national online retailer and electronic commerce company. The company primarily operates through its retail website. In 2015, Amazon surpassed Wal-Mart Stores, Inc. as the most valuable retailer in the United States by market capitalization. Amazon is the fourth most valuable public company in the world and the largest internet company by revenue in the world. Amazon is the leading e-retailer in the United States with 136.0 billion U.S. dollars in 2016 net sales. According to Amazon, the majority of the company’s revenues are generated through e-retail sales of electronics and other products, followed by third-party seller revenues, subscription services and Amazon Web Services activities. As of March 2017, the e-retailer reported approximately 80.0 million Amazon Prime members, the company’s paid subscription service.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

The following table presents certain information relating to the tenancy at Amazon Lakeland Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Amazon	NR/Baa1/AA-(2)	1,016,080	100.0%	$5.09	$5,167,181	100.0%	7/31/2029(3)
Total Major Tenants		1,016,080	100.0%	$5.09	$5,167,181	100.0%

Vacant Space		0	0.0%

Collateral Total		1,016,080	100.0%

(1)	Annual U/W Base Rent and Annual U/W Base Rent PSF represent Amazon’s average rent over the term of the Amazon Lakeland Whole Loan. As of July 1, 2017, Amazon current rental rate is $4.72 per square foot.

(2)	Amazon.com, Inc., the rated entity, guarantees the lease.

(3)	Amazon has four, five-year lease extension options.

The following table presents certain information relating to the lease rollover schedule at Amazon Lakeland Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	1,016,080	100.0%	1,016,080	100.0%	$5,167,181	100.0%	$5.09
Vacant	0	0	0.0%	1,016,080	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	1,016,080	100.0%			$5,167,181	100.0%	$5.09

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at Amazon Lakeland Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	7/1/2017(3)
NAP	100.0%	100.0%	100.0%	100.0%
(1)	The Amazon Lakeland Property was constructed in 2014 with the Amazon lease commencing August 1, 2014.

(2)	Information obtained from the Amazon lease.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at Amazon Lakeland Property:

Cash Flow Analysis

	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,092,611	$4,396,047	$4,146,514	$5,012,165(1)	74.3%	$4.93
Grossed Up Vacant Space	0	0	0	155,015	2.3	0.15
Total Reimbursables	1,150,545	1,246,148	1,290,526	1,730,760	25.7	1.70
Less Vacancy & Credit Loss	0	0	0	(155,015)(2)	(2.3)	(0.15)
Effective Gross Income	$6,243,155	$5,642,195	$5,437,040	$6,742,925	100.0%	$6.64

Total Operating Expenses	$1,233,556	$1,266,370	$1,285,720	$1,784,404	26.5%	$1.76

Net Operating Income	$5,009,600	$4,375,825	$4,151,320	$4,958,522	73.5%	$4.88
TI/LC	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	101,608	1.5	0.10
Net Cash Flow	$5,009,600	$4,375,825	$4,151,320	$4,856,914	72.0%	$4.78

NOI DSCR(3)	1.71x	1.49x	1.41x	1.69x
NCF DSCR(3)	1.71x	1.49x	1.41x	1.65x
NOI DY(3)	7.9%	6.9%	6.6%	7.8%
NCF DY(3)	7.9%	6.9%	6.6%	7.7%

(1)	U/W Base Rent represent Amazon’s average rent over the term of the Amazon Lakeland Whole Loan. As of July 1, 2017, Amazon’s current rental rate is $4.72 per square foot.

(2)	The underwritten economic vacancy is 3.0%. The Amazon Lakeland Property was 100.0% occupied as of July 1, 2017.

(3)	The debt service coverage ratios and debt yields are based on Amazon Lakeland Whole Loan.

Appraisal. As of the appraisal valuation date of August 31, 2016, the Amazon Lakeland Property had an “as-is” appraised value of $88,000,000, which equates to an “as-is” Cut-off Date LTV Ratio of 72.0%. The appraiser also concluded to a dark value of $74,200,000, which equates to a loan-to-dark value ratio of 85.4%.

Environmental Matters. According to a Phase I environmental site assessment dated September 14, 2016, there was no evidence of any recognized environmental conditions at Amazon Lakeland Property.

Market Overview and Competition. The Amazon Lakeland Property is located in Lakeland, Florida, approximately 0.5 miles south of Highway 92 and 1.1 miles south of Interstate 4. Situated along the Interstate 4 corridor, Lakeland’s location between Tampa and Orlando makes it well located for manufacturing and distribution. According to a third party report, Lakeland’s central location within the state and proximity to ports, two international airports (Tampa International Airport and Orlando International Airport) and existing rail and highway infrastructure has made Lakeland and Polk County a transport and logistics hub for Florida and the southeastern United States. There are approximately 9.0 million people within 100 miles of the Amazon Lakeland Property.

The area surrounding the Amazon Lakeland Property is comprised of large-scale industrial use facilities such as O’Reilly Auto Parts (387,165 square feet built in 2014), Rooms To Go (1,750,000 square feet built in 1999), Advance Discount Auto Parts (552,796 square feet built in 1984), C & S Wholesale Grocers (836,771 square feet built in 1991), Burris Logistics Refrigeration/Cold Storage (89,260 square feet built in 2000), and Southern Wine & Spirits (653,000 square feet built in 2006), all of which are located within five miles of the Amazon Lakeland Property.

According to a third-party market research report, the Amazon Lakeland Property is located within the Southwest Lakeland submarket of the Lakeland industrial market. As of the first quarter or 2017, the submarket reported an inventory of 107 buildings totaling approximately 12.3 million square feet with a 2.4% vacancy rate and an asking rental rate of $6.09 per square foot, triple net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

The following table presents certain information relating to comparable office leases for Amazon Lakeland Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Tenant Name	Total SF	Distance to Subject	Clear Height (ft)	Dock Doors	Lease Date / Term	Rent PSF	Lease Type
Amazon Lakeland Property (Subject) Lakeland, FL	2014/NAP	Amazon	1,016,080	--	32	88	Aug. 2014 / 15 Yrs.	$5.09	NNN
NW Quadrant of U.S. Highway 27 and I-4, Davenport, FL	2015/NAP	Federal Express	310,438	30.4 miles	30	97	May 2016 / 5 Yrs.	$4.85	NNN
Boice Pond Road, Orlando, FL	2016/NAP	Freeman, Expositions Inc.	451,823	52.9 miles	25	NAP	Oct. 2015 / 15 Yrs.	$5.25	NNN
10300 Boggy Creek Road, Orlando, FL	2001/NAP	Daimler Chrysler	490,000	58.4 miles	25	30	Sep. 2015 / 10 Yrs.	$5.96	NNN
2000 East Landstreet Road, Orlando, FL	1997/NAP	U.S. Post Office	355,732	56.9 miles	30	43	May 2014 / 3 Yrs.	$4.65	NNN
305 Deen Still Road, Davenport, FL	1999/NAP	Amazon	367,425	33.0 miles	36	102	March 2014 / 5 Yrs.	$3.95	NNN

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower comprises three tenants in common: are Jim Amazon, LLC; New Amazon, LLC and SFLC Amazon, LLC, each a Delaware limited liability company and single purpose entity with two independent directors, collectively. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amazon Lakeland Whole Loan. Tratt Properties, LLC and Jonathan Tratt are the guarantors of certain nonrecourse carveouts under the Amazon Lakeland Whole Loan.

The Borrower Sponsors. The borrower sponsor is Jonathan Tratt, founder and Managing Principal of Tratt Properties, LLC (“Tratt”), a real estate development and investments company founded in 1992 that specializes in warehouse and distribution properties. Over the past 15 years, Tratt has developed and acquired over 6.0 million square feet of institutional grade logistics properties in key markets across the United States.

Escrows. The Amazon Lakeland Whole Loan documents provide for upfront reserves at origination in the amount of $614,503 for real estate taxes, $164,696 for insurance and $101,608 for replacement reserves.

The Amazon Lakeland Whole Loan documents provide for ongoing monthly escrows of $68,070 for real estate taxes, $54,921 for insurance and $8,467 for replacement reserves (subject to a cap of $304,824 so long as no event of default has occurred and is continuing, and the Amazon Lakeland Property is adequately being maintained, as determined by the lender).

Lockbox and Cash Management. The Amazon Lakeland Whole Loan requires a lender-controlled lockbox account, which is in place, and that the borrower directs the tenant to pay its rents directly into such lockbox account. The Amazon Lakeland Whole Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield falling below 6.5% (tested quarterly); or (iii) the occurrence of a Rating Trigger Event Period (as defined below).

A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the net cash flow debt yield being equal to or greater than 6.75% for two consecutive calendar quarters; and with respect to clause (iii), upon the termination of the Rating Trigger Event Period.

A “Rating Trigger Event Period” means a period commencing upon the date Amazon’s credit rating is downgraded below “BBB” or equivalent by two of Moody’s, S&P and Fitch for greater than 90 days and ending upon the date that Amazon’s credit rating is equal to or greater than “BBB” or equivalent by two of Moody’s, S&P and Fitch for two consecutive calendar quarters.

Property Management. Amazon Lakeland Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer Amazon Lakeland Property provided that certain conditions are satisfied, including (i) no event of default under the Amazon Lakeland Whole Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by Amazon Lakeland Companion Loan with respect to the ratings of such securities.

Right of First Offer and Right of First Refusal. Amazon has a right of first offer (“ROFO”) to purchase the Amazon Lakeland Property if the borrower decides to market the Amazon Lakeland Property for sale and right of first refusal (“ROFR”) to purchase Amazon Lakeland Property if the borrower receives an offer to purchase the Amazon Lakeland Property it is otherwise prepared to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

accept. The ROFO and ROFR are not extinguished by a foreclosure of the Amazon Lakeland Property; however the ROFO and ROFR do not apply to a foreclosure or deed-in-lieu thereof.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Amazon Lakeland Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Amazon Lakeland Property, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

Windstorm and Flood Insurance. The Amazon Lakeland Whole Loan documents require windstorm and flood insurance covering the full replacement cost of Amazon Lakeland Property during the loan term. At the time of loan closing, Amazon Lakeland Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – ExchangeRight Net Leased Portfolio #16

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$32,722,000			Specific Property Type:	Single Tenant
Cut-off Date Balance:	$32,722,000			Location(5):	Various
% of Initial Pool Balance:	2.8%			Size:	260,099 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$125.81
Borrower Name(1):	ExchangeRight Net Leased Portfolio 16 DST			Year Built/Renovated(5):	Various
Borrower Sponsor:	ExchangeRight Real Estate, LLC			Title Vesting:	Fee
Mortgage Rate:	3.9779%			Property Manager:	Self-managed
Note Date:	May 30, 2017			4th Most Recent Occupancy(6):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(6):	NAV
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy(6):	NAV
IO Period:	120 months			Most Recent Occupancy(6):	NAV
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (7/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(7):	NAV
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI(7):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(7):	NAV
Additional Debt:	None			Most Recent NOI(7):	NAV
Additional Debt Type:	NAP
				U/W Revenues:	$3,584,008
				U/W Expenses:	$370,974
				U/W NOI:	$3,213,034
				U/W NCF:	$3,143,621
Escrows and Reserves(2):				U/W NOI DSCR:	2.43x
				U/W NCF DSCR:	2.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.8%
Taxes	$97,996	$21,391	NAP	U/W NCF Debt Yield:	9.6x
Insurance(3)	$0	Springing	NAP	As-Is Appraised Value(8):	$55,240,000
Replacement Reserves	$207,686	$2,306	NAP	As-Is Appraisal Valuation Date(8):	Various
TI/LC Reserve(4)	$600,000	Springing	NAP	Cut-off Date LTV Ratio:	59.2%
Deferred Maintenance	$68,679	$0	NAP	LTV Ratio at Maturity:	59.2%

(1)	At origination of the ExchangeRight Net Leased Portfolio #16 Mortgage Loan (as defined below), the ExchangeRight Net Leased Portfolio #16 Properties (as defined below) were conveyed and assumed from ExchangeRight Net Leased Portfolio 16, LLC to and by the borrower. The borrower has leased the ExchangeRight Net Leased Portfolio #16 Properties to ExchangeRight NLP 16 Master Lessee, LLC, a Delaware limited liability company (the “Master Lessee”), which is affiliated with the borrower sponsor. The Master Lessee’s interest in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender. The lender has the ability to cause the borrower to terminate the master lease. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #16 Mortgage Loan.

(2)	Escrows and Reserves do not include an escrow in the amount of $191,250 for free rent for the Tractor Supply – Kuna, ID property which was funded by the seller of the Tractor Supply – Kuna, ID property at origination to be held by the title company for benefit of the lender.

(3)	Ongoing monthly reserves for insurance premiums are not required as long as the ExchangeRight Net Leased Portfolio #16 Properties are insured via an acceptable blanket insurance policy.

(4)	Ongoing monthly TI/LC reserves are not required so long as an event of default has not occurred and is continuing.

(5)	See “The Properties” section.

(6)	See “Historical Occupancy” section.

(7)	See “Cash Flow Analysis” section. The ExchangeRight Net Leased Portfolio #16 Properties were acquired by the borrower sponsors between February 2016 and April 2017. The sellers of the ExchangeRight Net Leased Portfolio #16 Properties did not provide historical operating statements to the borrower.

(8)	Each of the ExchangeRight Net Leased Portfolio #16 Properties was valued individually. The effective date of the appraisals are from March 2, 2017 to May 1, 2017.

The mortgage loan (the “ExchangeRight Net Leased Portfolio #16 Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering 19 cross-collateralized, single-tenant retail properties located in Texas, Missouri, Pennsylvania, Indiana, Ohio, Idaho, Illinois, Louisiana and Florida (the “ExchangeRight Net Leased Portfolio #16 Properties”). On May 30, 2017, the ExchangeRight Net Leased Portfolio #16 Mortgage Loan was originated by Barclays Bank PLC, with an original principal balance of $32,722,000. As of the Cut-off Date, the ExchangeRight Net Leased Portfolio #16 Mortgage Loan has an outstanding principal balance of $32,722,000 and accrues interest at an interest rate of 3.9779% per annum. The ExchangeRight Net Leased Portfolio #16 Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the loan term. The ExchangeRight Net Leased Portfolio #16 Mortgage Loan matures on June 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EXCHANGERIGHT NET LEASED PORTFOLIO #16

Following the lockout period, the borrower has the right to defease the ExchangeRight Net Leased Portfolio #16 Mortgage Loan in whole, but not in part, on any date before March 6, 2027. In addition, the ExchangeRight Net Leased Portfolio #16 Mortgage Loan is prepayable without penalty on or after March 6, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$32,722,000	59.1%	Purchase Price	$53,537,992	96.7%
Borrower sponsor’s new cash contribution	22,662,338	40.9	Reserves(1)	974,361	1.8
			Closing costs	871,985	1.6
Total Sources	$55,384,338	100.0%	Total Uses	$55,384,338	100.0%
(1)	Reserves does not include an escrow in the amount of $191,250 for free rent for the Tractor Supply – Kuna, ID property which was funded by the seller at origination to be held by the title company for benefit of the lender.

The Properties. The ExchangeRight Net Leased Portfolio #16 Properties are comprised of 19 cross-collateralized, single-tenant, retail properties totaling 260,099 square feet located in Texas (three properties), Missouri (two properties), Pennsylvania (four properties), Indiana (two properties), Ohio (one property), Idaho (one property), Illinois (three properties), Louisiana (two properties) and Florida (one property). Built between 1946 and 2017, the ExchangeRight Net Leased Portfolio #16 Properties range in size from 6,500 square feet to 55,000 square feet. The borrower sponsors acquired the ExchangeRight Net Leased Portfolio #16 Properties between February 2016 and April 2017 for a combined purchase price of approximately $53.5 million. As of July 1, 2017, the ExchangeRight Net Leased Portfolio #16 Properties were 100.0% occupied.

The ExchangeRight Net Leased Portfolio #16 Properties include nationally recognized credit-tenants, such as Dollar General (rated Baa2/BBB by Moody’s/S&P), Walgreens (rated BBB/Baa2/BBB by Fitch/Moody’s/S&P), Advance Auto Parts (rated Baa2/BBB- by Moody’s/S&P), Sherwin Williams (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P) and Family Dollar (rated Ba1/BB+ by Moody’s/S&P). Credit rated tenants occupy 16 of the 19 properties, representing 71.7% of underwritten base rent (leases are directly with rated entities or are guaranteed by such entities), while investment grade-rated tenants occupy 15 of the 19 properties representing 69.3% of the underwritten base rent. Leases representing approximately 76.6% of the net rentable area and 74.9% of the underwritten base rent expire after the ExchangeRight Net Leased Portfolio #16 Mortgage Loan maturity date. No individual property within the ExchangeRight Net Leased Portfolio #16 Properties accounts for more than 13.0% of the underwritten base rent. The largest property, Hobby Lobby – Mansfield, TX, comprises approximately 55,000 square feet (21.1% of the total net rentable area) and $441,100 of the underwritten base rent (13.0% of underwritten base rent). Other than Hobby Lobby – Mansfield, TX, no individual property accounts for more than 8.5% of the net rentable area.

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio #16 Properties:

Tenant Name	City, State	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built / Renovated	Net Rentable Area (SF)	Allocated Cut-off Date LTV	Appraised Value
Walgreens	Saint Louis, MO	$4,175,000	12.8%	100.0%	2001/NAP	15,120	58.8%	$7,100,000
Hobby Lobby	Mansfield, TX	$3,850,250	11.8%	100.0%	2017/NAP	55,000	51.3%	$7,500,000
Walgreens	North Ridgeville, OH	$3,500,000	10.7%	100.0%	2005/NAP	14,490	62.5%	$5,600,000
Walgreens	Hammond, IN	$2,835,000	8.7%	100.0%	1998/NAP	13,905	55.3%	$5,125,000
Tractor Supply	Royse City, TX	$2,550,000	7.8%	100.0%	2017/NAP	21,930	55.4%	$4,600,000
Tractor Supply	Kuna, ID	$2,400,000	7.3%	100.0%	2016/NAP	21,999	61.5%	$3,900,000
Walgreens	Baytown, TX	$2,100,000	6.4%	100.0%	1999/NAP	13,905	54.7%	$3,840,000
Dollar General	Washington, PA	$1,490,000	4.6%	100.0%	2017/NAP	10,542	69.8%	$2,135,000
Dollar General	Tampa, FL	$1,450,000	4.4%	100.0%	2013/NAP	9,100	67.1%	$2,160,000
Dollar General	Butler, PA	$1,175,000	3.6%	100.0%	2015/NAP	9,100	70.1%	$1,675,000
Dollar General	Jermyn, PA	$1,121,750	3.4%	100.0%	2015/NAP	9,002	71.2%	$1,575,000
Dollar General	Leesport, PA	$875,000	2.7%	100.0%	2015/NAP	9,026	60.3%	$1,450,000
Dollar General	Evansville, IN	$850,000	2.6%	100.0%	2009/NAP	9,014	66.1%	$1,285,000
Family Dollar	Baton Rouge, LA	$850,000	2.6%	100.0%	2017/NAP	8,320	70.8%	$1,200,000
Sherwin Williams	Peoria, IL	$775,000	2.4%	100.0%	1987/NAP	9,520	52.5%	$1,475,000
Dollar General	Baton Rouge, LA	$750,000	2.3%	100.0%	2017/NAP	9,026	55.6%	$1,350,000
Advance Auto Parts	Normal, IL	$725,000	2.2%	100.0%	2003/NAP	7,000	60.4%	$1,200,000
Advance Auto Parts	Zion, IL	$725,000	2.2%	100.0%	1992/NAP	6,500	60.4%	$1,200,000
Advance Auto Parts	Saint Louis, MO	$525,000	1.6%	100.0%	1946/1997	7,600	60.3%	$870,000
Total/Weighted Average		$32,722,000	100.0%	100.0%		260,099	59.2%	$55,240,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EXCHANGERIGHT NET LEASED PORTFOLIO #16

The following table presents certain information relating to the tenancy at the ExchangeRight Net Leased Portfolio #16 Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dollar General	NR/Baa2/BBB	64,810	24.9%	$11.97	$775,833	22.8%	Various(3)
Walgreens	BBB/Baa2/BBB	57,420	22.1%	$21.92	$1,258,879	37.0%	Various(4)
Hobby Lobby	NR/NR/NR	55,000	21.1%	$8.02	$441,100	13.0%	5/1/2032(5)
Tractor Supply	NR/NR/NR	43,929	16.9%	$11.93	$524,001	15.4%	Various(6)
Advance Auto Parts	NR/Baa2/BBB-	21,100	8.1%	$10.48	$221,029	6.5%	Various(7)
Sherwin Williams	BBB/Baa3/BBB	9,520	3.7%	$10.98	$104,496	3.1%	5/31/2027(8)
Family Dollar	NR/Ba1/BB+	8,320	3.2%	$9.49	$78,986	2.3%	3/31/2032(9)
Occupied Collateral Total		260,099	100.0%	$13.09	$3,404,324	100.0%

Vacant Space		0	0.0%

Collateral Total		260,099	100.0%

(1)	Tenants are not required to report sales information.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Dollar General is a tenant at seven of the ExchangeRight Net Leased Portfolio #16 Properties and leases: (i) 10,542 square feet at the Dollar General - Washington, PA property under a lease that expires on March 17, 2032 and has two, five-year and one, four-year 11 month lease renewal options; (ii) 9,100 square feet at the Dollar General - Tampa, FL property under a lease that expires on August 31, 2028 and has three, five-year lease renewal options; (iii) 9,100 square feet at the Dollar General - Butler, PA property under a lease that expires on August 31, 2030 and has two, five-year and one, four -year 11 month lease renewal options; (iv) 9,026 square feet at the Dollar General - Leesport, PA property under a lease that expires on May 31, 2030 and has two, five-year and one, four -year 11 month lease renewal options; (v) 9,026 square feet at the Dollar General - Baton Rouge, LA property under a lease that expires on March 31, 2032 and has three, five –year lease renewal options; (vi) 9,014 square feet at the Dollar General - Evansville, IN property under a lease that expires on October 31, 2026 and has five, five –year lease renewal options and (vii) 9,002 square feet at the Dollar General - Jermyn, PA property under a lease that expires on January 31, 2031 and has two, five-year and one, four -year 11 month lease renewal options.

(4)	Walgreens is a tenant at four of the ExchangeRight Net Leased Portfolio #16 Properties and leases: (i) 15,120 square feet at the Walgreens - St. Louis, MO property under a lease that expires on May 30, 2028 and has seven, five-year lease renewal options; (ii) 14,490 square feet at the Walgreens - North Ridgeville, OH property under a lease that expires on November 30, 2030 and has ten, five-year lease renewal options; (iii) 13,905 square feet at the Walgreens - Hammond, IN property under a lease that expires on September 1, 2026 and has eight, five-year lease renewal options and (iv) 13,905 square feet at the Walgreens - Baytown, TX property under a lease that expires on March 31, 2027 and has seven, five-year lease renewal options.

(5)	Hobby Lobby has three, 5-year lease renewal options for the Hobby Lobby – Mansfield, TX property.

(6)	Tractor Supply is a tenant at two of the ExchangeRight Net Leased Portfolio #16 Properties and leases (i) 21,999 square feet at the Tractor Supply - Kuna, ID property under a lease that expires on March 31, 2032 and has four, five-year lease renewal options and (ii) 21,930 square feet at the Tractor Supply - Royse City, TX property under a lease that expires on October 14, 2031 and has four, five-year lease renewal options.

(7)	Advance Auto Parts is a tenant at three of the ExchangeRight Net Leased Portfolio #16 Properties and leases (i) 7,600 square feet at the Advance Auto Parts - St. Louis, MO property under a lease that expires on December 31, 2026 and has two, five-year lease renewal options; (ii) 7,000 square feet at the Advance Auto Parts - Normal, IL property under a lease that expires on December 31, 2026 and has two, five-year lease renewal options and (iii) 6,500 square feet at the Advance Auto Parts - Zion, IL property under a lease that expires on December 31, 2027 and has four, five-year lease renewal options.

(8)	Sherwin Williams has one, 5-year lease renewal option for the Sherwin Williams – Peoria, IL property.

(9)	Family Dollar has six, 5-year lease renewal options for the Family Dollar – Baton Rouge, LA property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EXCHANGERIGHT NET LEASED PORTFOLIO #16

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #16 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	4	37,519	14.4%	37,519	14.4%	$529,195	15.5%	$14.10
2027	3	29,925	11.5%	67,444	25.9%	$403,609	11.9%	$13.49
Thereafter	12	192,655	74.1%	260,099	100.0%	$2,471,520	72.6%	$12.83
Vacant	0	0	0.0%	260,099	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	260,099	100.0%			$3,404,324	100.0%	$13.09
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the ExchangeRight Net Leased Portfolio #16 Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	7/1/2017(2)
NAV	NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Net Leased Portfolio #16 Properties were acquired by the borrower sponsors between February 2016 and April 2017. The sellers of the ExchangeRight Net Leased Portfolio #16 Properties did not provide historical occupancy information to the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the ExchangeRight Net Leased Portfolio #16 Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$3,404,324	95.0%	$13.09
Total Reimbursables(3)	288,848	8.1	1.11
Less Vacancy & Credit Loss	(109,164)	(3.0)	(0.42)
Effective Gross Income	$3,584,008	100.0%	$13.78

Total Operating Expenses	$370,974	10.4%	$1.43

Net Operating Income	$3,213,034	89.6%	$12.35
TI/LC	41,738	1.2	0.16
Capital Expenditures	27,675	0.8	0.11
Net Cash Flow	$3,143,621	87.7%	$12.09

NOI DSCR	2.43x
NCF DSCR	2.38x
NOI DY	9.8%
NCF DY	9.6%
(1)	Historical cash flows are unavailable as the ExchangeRight Net Leased Portfolio #16 Properties were acquired by the borrower sponsors between February 2016 and April 2017. The sellers of the ExchangeRight Net Leased Portfolio #16 Properties did not provide historical operating statements to the borrower.

(2)	UW Base Rent is based on in-place rent per lease and ($19,500) of rent steps for Advance Auto Parts – Zion, IL through January 2018.

(3)	Total Reimbursables are underwritten based on tenant leases. There are no reimbursements at eight of the properties as the tenants pay for the respective property expenses directly. All of the other tenants pay either: property taxes, insurance, operating expenses, parking maintenance, or some combination of the four.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Raleigh Marriott City Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$30,000,000			Location:	Raleigh, NC
% of Initial Pool Balance:	2.6%			Size:	400 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$170,000
Borrower Name:	CWI Raleigh Hotel, LLC			Year Built/Renovated:	2008/2017
Borrower Sponsor:	Carey Watermark Investors Incorporated			Title Vesting:	Fee & Leasehold
Mortgage Rate:	4.940%			Property Manager:	Noble-Interstate Management Group, LLC
Note Date:	May 25, 2017			4th Most Recent Occupancy (As of):	71.8% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	73.4% (12/31/2014)
Maturity Date:	June 1, 2022			2nd Most Recent Occupancy (As of):	74.8% (12/31/2015)
IO Period:	24 months			Most Recent Occupancy (As of):	75.3% (12/31/2016)
Loan Term (Original):	60 months			Current Occupancy (As of):	75.5% (3/31/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$7,694,779 (12/31/2014)
Call Protection:	L(25),D(31),O(4)			3rd Most Recent NOI (As of):	$8,895,001 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$9,501,406 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$9,428,166 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$26,770,637
				U/W Expenses:	$17,395,651
				U/W NOI:	$9,374,986
				U/W NCF:	$8,304,161
				U/W NOI DSCR(1):	2.15x
Escrows and Reserves:				U/W NCF DSCR(1):	1.91x
				U/W NOI Debt Yield(1):	13.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.2%
Taxes	$372,351	$62,059	NAP	As-Is Appraised Value:	$108,000,000
Insurance(2)	$0	Springing(2)	NAP	As-Is Appraisal Valuation Date:	March 30, 2017
FF&E Reserve	$0	$89,235	NAP	Cut-off Date LTV Ratio(1):	63.0%
PIP Reserve	$12,000,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	60.1%

(1)	The Raleigh Marriott City Center Whole Loan (as defined below), which had an original principal balance of $68,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $30,000,000, has an outstanding principal balance of $30,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C38 Trust. The controlling Note A-1 had an original principal balance of $38,000,000 and will be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Raleigh Marriott City Center Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) Raleigh Marriott City Center Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

The Raleigh Marriott City Center mortgage loan is part of a whole loan (the “Raleigh Marriott City Center Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee and leasehold interests in a 400-room full service hotel located in Raleigh, North Carolina (the “Raleigh Marriott City Center Property”). The Raleigh Marriott City Center Property was built in 2008 and is situated on a 2.9-acre site. The Raleigh Marriott City Center Property comprises 195 standard double queen guestrooms, 189 standard king guestrooms, 8 ADA king guestrooms, 5 ADA double queen guestrooms and 3 suites. All guestrooms include a flat-screen television with premium channels, desk with chair, dresser and lounge chair. Amenities at the Raleigh Marriott City Center Property include a restaurant and lounge, a Starbucks retail store, approximately 15,000 square feet of meeting space, indoor pool and fitness center. The borrower has plans to complete a $12.0 million ($30,000 per room) renovation that will further improve the guestroom product at the Raleigh Marriott City Center Property.

The Raleigh Marriott City Center Property is located in downtown Raleigh and is connected to the Raleigh Convention Center (“RCC”) via an underground walkway. The RCC is a 500,000 square foot building, containing a 150,000 square foot exhibit hall, 20 meeting rooms and a 32,000 square foot ballroom. According to the appraisal, the market segmentation at the Raleigh Marriott City Center Property is 55% transient and 45% meeting & group. The franchise agreement with Marriott International, Inc. expires in July 2038.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RALEIGH MARRIOTT CITY CENTER

The Raleigh Marriott City Center Property is attached to a 900-space parking garage, which is operated by the city of Raleigh. The Raleigh Marriott City Center Property has exclusive use of 176 spaces within the parking garage with the right to 24 additional spaces. The Raleigh Marriott City Center Property is subject to a 99-year ground lease with the City of Raleigh through 2107, and the borrower has the right to purchase the parcel at fair market value upon expiration of the ground lease.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$38,000,000	Wells Fargo Bank, National Association	Yes
A-2	$30,000,000	WFCM 2017-C38	No
Total	$68,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Sources and Uses

Sources			Uses
Original loan amount	$68,000,000	100.0%	Loan payoff	$48,539,938	71.4%
			Reserves	12,372,351	18.2
			Closing costs	616,458	0.9
			Return of equity	6,471,253	9.5
Total Sources	$68,000,000	100.0%	Total Uses	$68,000,000	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Raleigh Marriott City Center			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 3/31/2017	65.5%	$146.20	$95.77	75.5%	$161.32	$121.76	115.2%	110.3%	127.1%
TTM 3/31/2016	61.9%	$144.00	$89.13	75.1%	$156.11	$117.22	121.3%	108.4%	131.5%
TTM 3/31/2015	67.5%	$136.30	$92.07	73.7%	$149.20	$109.95	109.1%	109.5%	119.4%

(1)	Information obtained from a third party hospitality report dated April 18, 2017. The competitive set includes the following hotels: Holiday Inn Raleigh Downtown, Marriott Raleigh Crabtree Valley, Sheraton Hotel Raleigh, Doubletree Raleigh Brownstone University, Embassy Suites Raleigh Durham Research Triangle and Renaissance Raleigh North Hills Hotel.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Raleigh Marriott City Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	73.4%	74.8%	75.3%	75.5%	75.5%
ADR	$148.60	$153.69	$160.34	$161.32	$161.32
RevPAR	$109.06	$114.95	$120.79	$121.76	$121.76

Room Revenue	$15,923,064	$16,782,212	$17,684,112	$17,776,566	$17,776,566	66.4%	$44,441
F&B Revenue	6,562,963	8,247,560	8,407,749	8,236,897	8,236,897	30.8	20,592
Other Revenue	911,714	860,493	682,131	757,174	757,174	2.8	1,893
Total Revenue	$23,397,741	$25,890,265	$26,773,992	$26,770,637	$26,770,637	100.0%	$66,927

Total Department Expenses	8,530,005	9,031,623	8,908,275	8,957,039	8,957,039	33.5	22,393
Gross Operating Profit	$14,867,736	$16,858,642	$17,865,717	$17,813,598	$17,813,598	66.5%	$44,534

Total Undistributed Expenses	6,346,321	7,151,823	7,444,595	7,444,369	7,449,512	27.8	18,624
Profit Before Fixed Charges	$8,521,415	$9,706,819	$10,421,122	$10,369,229	$10,364,086	38.7%	$25,910

Total Fixed Charges	826,636	811,818	919,716	941,063	989,100	3.7	2,473

Net Operating Income	$7,694,779	$8,895,001	$9,501,406	$9,428,166	$9,374,986	35.0%	$23,437
FF&E	0	0	0	0	1,070,825	4.0	2,677
Net Cash Flow	$7,694,779	$8,895,001	$9,501,406	$9,428,166	$8,304,161	31.0%	$20,760

NOI DSCR(1)	1.77x	2.04x	2.18x	2.17x	2.15x
NCF DSCR(1)	1.77x	2.04x	2.18x	2.17x	1.91x
NOI DY(1)	11.3%	13.1%	14.0%	13.9%	13.8%
NCF DY(1)	11.3%	13.1%	14.0%	13.9%	12.2%

(1)	The debt service coverage ratios and debt yields are based on Raleigh Marriott City Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – 2851 Junction

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$28,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$28,000,000			Location:	San Jose, CA
% of Initial Pool Balance:	2.4%			Size:	155,613 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$373.14
Borrower Name:	LL 2851 Junction, LLC			Year Built/Renovated:	2002/2014
Borrower Sponsor:	Farshid Steve Shokouhi; Brett Michael Lipman			Title Vesting:	Fee
Mortgage Rate:	4.140%			Property Manager:	Self-managed
Note Date:	May 9, 2017			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	May 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (7/1/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(26),D(87),O(7)			3rd Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$1,736,791 (Annualized 7 12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$4,475,902 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$6,414,224
				U/W Expenses:	$1,611,174
				U/W NOI:	$4,803,050
Escrows and Reserves:				U/W NCF:	$4,771,927
				U/W NOI DSCR(1):	1.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.96x
Taxes	$273,525	$91,175	NAP	U/W NOI Debt Yield(1):	8.3%
Insurance(2)	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.2%
Replacement Reserves	$0	$0	NAP	As-Is Appraised Value:	$83,000,000
TI/LC Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	April 24, 2017
TSMC Rent Concession Reserve(3)	$0	Springing	$1,556,130	Cut-off Date LTV Ratio(1):	70.0%
TSMC Letter of Credit	$2,000,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	70.0%

(1)	The 2851 Junction Whole Loan (as defined below), which had an original principal balance of $58,065,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $28,000,000, has an outstanding principal balance of $28,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C38 Trust. The controlling Note A-1 had an original principal balance of $30,065,000 and will be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 2851 Junction Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) 2851 Junction Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(3)	Ongoing monthly reserves of $222,304 (subject to a cap of $1,556,130) are required commencing on October 11, 2026, unless lender has received evidence that TSMC has exercised its 7 year renewal option on terms and conditions acceptable to the lender

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The 2851 Junction mortgage loan is part of a whole loan (the “2851 Junction Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the borrower’s fee interest in a four-story, class A office building totaling 155,613 square feet and located in San Jose, California (the “2851 Junction Property”), located within Silicon Valley’s “Golden Triangle”. Constructed in 2002 and renovated in 2014 for TSMC North America (“TSMC-NA”), a wholly owned subsidiary of Taiwan Semiconductor Manufacturing Company, Limited (rated NR/A1/A+ by Fitch/Moody’s/S&P, respectively), which fully guarantees the lease. The 2014 renovation was completed at a cost of $6.0 million ($38.56 PSF) plus an additional $3.0 million ($19.28 PSF) in tenant build-out work. TSMC-NA has funded an additional $6.0 million to complete improvements including a state of the art data center and a backup power system. The 2851 Junction Property is situated on a 6.3-acre site and contains 470 surface parking spaces, resulting in a parking ratio of 3.0 spaces per 1,000 square feet of rentable area. The 2016 estimated population within a one-, three- and five-mile radius of the 2851 Junction Property was 15,305, 108,723 and 424,973, respectively; while the 2016 estimated average household income within the same radii was $162,659, $137,917 and $122,524, respectively. As of July 1, 2017 the 2851 Junction Property was 100.0% leased to TSMC-NA. According to a third party market research report, the 2851

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2851 Junction

Junction Property is located in the North San Jose submarket of the South Bay/San Jose office market, which, as of the first quarter of 2017, contained a total inventory of approximately 16.0 million square feet with a 13.3% vacancy rate. As of the first quarter of 2017 the North San Jose class A office submarket reported an average asking rental rate of $36.25 per square foot, full service gross.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,065,000	Wells Fargo Bank, National Association	Yes
A-2	$28,000,000	WFCM 2017-C38	No
Total	$58,065,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Sources and Uses

Sources			Uses
Original loan amount	$58,065,000	69.2%	Acquisition Price	$82,000,000	97.7%
Borrower Equity	25,885,000	30.8	Closing Costs	1,950,000	2.3
Total Sources	$83,950,000	100.0%	Total Uses	$83,950,000	100.0%

The following table presents certain information relating to the tenancies at the 2851 Junction Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
TSMC-NA(2)	NR/A1/A+(3)	155,613	100.0%	$31.82	$4,951,598	100.0%	9/18/2029(4)
Total Major Tenants		155,613	100.0%	$31.82	$4,951,598	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		155,613	100.0%	$31.82	$4,951,598	100.0%

Vacant Space		0	0.0%

Collateral Total		155,613	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes the average rent over the 10-year loan term. As of July 1, 2017, TSMN-NA is paying a current rent of $28.80 per square foot annually.

(2)	TSMC-NA subleases 6,878 square feet (4.4% of the net rentable area) to Global Unichip Corporation – NA for $24.19 per square foot annually on a sublease expiring in March 2020.

(3)	Taiwan Semiconductor Manufacturing Company, Limited, the rated entity, guarantees the lease.

(4)	TSMC-NA has one, seven-year lease extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2851 Junction

The following table presents certain information relating to the lease rollover schedule at the 2851 Junction Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	155,613	100.0%	155,613	100.0%	$4,951,598	100.0%	$31.82
Vacant	0	0	0.0%	155,613	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	155,613	100.0%			$4,951,598	100.0%	$31.82

(1)	Information obtained from the underwritten rent roll.

(2)	There are no existing lease termination options that are exercisable prior to the originally stated expiration date of the subject lease.

The following table presents historical occupancy percentages at the 2851 Junction Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	7/1/2017(3)
NAV	100.0%	100.0%	100.0%	100.0%

(1)	The 2851 Junction Whole Loan represents acquisition financing. Due to the change in ownership, historical performance for the 2851 Junction Property prior to 2014 is not available.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 2851 Junction Property:

Cash Flow Analysis

	2014(1)	2015 (7 Months Annualized)(2)	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	NAV	$2,034,154	$4,481,654	$4,951,598(3)	77.2%	$31.82
Grossed Up Vacant Space	NAV	0	0	0	0.0	0.00
Total Reimbursables	NAV	1,304,431	1,592,099	1,611,174	25.1	10.35
Less Vacancy & Credit Loss	NAV	0	0	(148,548)(4)	(2.3)	(0.95)
Effective Gross Income	NAV	$3,338,585	$6,073,753	$6,414,224	100.0%	$41.22

Total Operating Expenses	NAV	$1,601,794	$1,597,851	$1,611,174	25.1%	$10.35

Net Operating Income	NAV	$1,736,791	$4,475,902	$4,803,050	74.9%	$30.87
TI/LC	NAV	0	0	0	0.0	0.00
Capital Expenditures	NAV	0	0	31,123	0.5	0.20
Net Cash Flow	NAV	$1,736,791	$4,475,902	$4,771,927	74.4%	$30.67

NOI DSCR(5)	NAV	0.71x	1.84x	1.97x
NCF DSCR(5)	NAV	0.71x	1.84x	1.96x
NOI DY(5)	NAV	3.0%	7.7%	8.3%
NCF DY(5)	NAV	3.0%	7.7%	8.2%

(1)	The 2851 Junction Whole Loan represents acquisition financing. Due to the change in ownership, historical performance for the 2851 Junction Property for 2014 is not available.

(2)	TSMC-NA signed a lease in September 2014 and was provided free rent from September 2014 through June 2015. TSMC-NA was paying partially abated rent through December 2015 and commenced full rental payments as of January 1, 2016.

(3)	Annual U/W Base Rent includes the average rent over the 10-year loan term.

(4)	The underwritten economic vacancy is 97.0%. The 2851 Junction Property is 100.0% physically occupied as of July 1, 2017.

(5)	The debt service coverage ratios and debt yields are based on 2851 Junction Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2851 Junction

The following table presents certain information relating to comparable office leases for the 2851 Junction Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
2851 Junction Property San Jose, CA (Subject)	2002/2014	4	155,613	100%	--	Taiwan Semiconductor Manufacturing Company, Limited	September 2014 / 15.0 Yrs	155,613	$28.80	NNN
Great American Business Park 5150 Great American Parkway and 5155 Old Ironsides Drive Santa Clara, CA	1979/2015	2	50,946	100%	3.7 miles	LG	April 2017 / 6.5 Yrs	50,946	$28.80	NNN
3250 & 3300 Olcott Street San Jose, CA	1979/2011	2 & 3	151,560	100%	3.0 miles	Gigamon Systems, LLC	February 2017 / 5.0 Yrs	105,664	$31.08	NNN
2300 Orchard Parkway San Jose, CA	1997/2017	2	116,000	100%	2.0 miles	Cavium Networks	January 2017 / 10.0 Yrs	116,000	$30.24	NNN
1740 Technology Drive San Jose, CA	1986/2011	6	210,000	100%	2.8 miles	Nutanix, Inc.	September 2016 / 3.0 Yrs	210,000	$39.36	FSG
1700 Technology Drive San Jose, CA	2001/NAP	8	194,800	100%	3.2 miles	Qualcomm	May 2016 / 5.0 Yrs	194,800	$34.20	NNN
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – 123 William Street

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$27,500,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$27,500,000			Location:	New York, NY
% of Initial Pool Balance:	2.4%			Size:	545,216 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$256.78
Borrower Name:	ARC NYC123WILLIAM, LLC			Year Built/Renovated:	1912/2016
Borrower Sponsor:	American Realty Capital New York City REIT			Title Vesting:	Fee
Mortgage Rate:	4.666%			Property Manager:	Talpiot Management, LLC, d/b/a East End Realty
Note Date:	March 6, 2017			4th Most Recent Occupancy (As of)(6):	53.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(6):	71.1% (12/31/2014)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of)(6):	94.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(6):	98.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(6):	91.7% (1/31/2017)
Seasoning:	4 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(7):	NAV
Call Protection:	GRTR 1% or YM(28),GRTR 1% or YM or D(88),O(4)			3rd Most Recent NOI (As of)(7):	$3,447,351 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(7):	$4,944,963 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(7):	$9,478,769 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$22,111,086
				U/W Expenses:	$10,391,444
				U/W NOI:	$11,719,642
Escrows and Reserves:				U/W NCF:	$10,340,702
				U/W NOI DSCR(1):	1.77x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.56x
Taxes(2)	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.4%
Insurance(3)	$0	Springing	NAP	U/W NCF Debt Yield(1):	7.4%
Replacement Reserves(2)	$0	Springing	NAP	As-Is Appraised Value:	$290,000,000
TI/LC Reserve(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 1, 2017
Outstanding TI/LC and Free Rent Reserves(4)	$4,819,755	$0	NAP	Cut-off Date LTV Ratio(1):	48.3%
DYCD Reserve(5)	$20,000,000	$0	NAP	LTV Ratio at Maturity(1):	48.3%

(1)	All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 123 William Street Whole Loan (as defined below).

(2)	The loan documents do not require ongoing monthly escrows for real estate taxes, TI/LCs or replacement reserves as long as no Trigger Period (as defined below) is in effect. A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar quarter. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.12x for two consecutive calendar quarters.

(3)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Trigger Period is in effect and (ii) borrower provides the lender with evidence that the 123 William Street Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

(4)	The loan documents provide for an upfront escrow at closing in the amount of $4,819,755 for outstanding tenant TI/LCs and free rent consisting of (i) $1,510,269 for outstanding TI/LCs associated with two tenants, (ii) $1,309,486 for outstanding free rent related to four tenants and (iii) $2,000,000 allocable to the TI/LCs and free rent for DYCD (as defined below) or an approved replacement tenant or tenants.

(5)	The loan documents provide for an upfront escrow at closing in the amount of $20,000,000 for a reserve related to DYCD which will be released to the borrower (less the amount equal to the aggregate cost of TI/LCs and free rent under the DYCD lease in excess of $2,000,000) upon the execution of a lease with DYCD for the existing DYCD premises for an initial term of at least ten years with a net effective rent at least equal to the net effective rent under DYCD’s current license agreement. Additionally, the reserve related to DYCD will be released to the borrower proportional to the percentage of leased space (less the sum of (a) the amount equal to the aggregate cost of TI/LCs and free rent under the replacement tenant or tenant’s lease in excess of $2,000,000 and (b) the amount equal to the amount that the loan would have to be prepaid in order for the debt yield as calculated in accordance with the loan documents to be equal to or greater than 8.2%) upon the execution and occupancy of one or more approved replacement leases of not less than 10,000 square feet.

(6)	See “Historical Occupancy” section. In 2011, the largest and second largest tenants at the 123 William Street Property vacated when their lease expired. In 2013, a new owner acquired the 123 William Street Property and proceeded to lease up the 123 William Street Property through the borrower sponsor’s acquisition in March 2015. Over $11.9 million in capital expenditures were invested in the property from 2014-2016, including a redesigned lobby and building main entrance, elevator cab modernization, new windows throughout the entire building, a retail space renovation and a facade restoration. Since the borrower’s acquisition, eight new or renewal leases have been executed for 146,006 SF (26.8% of net rentable area).

(7)	See “Cash Flow Analysis” section. Historical cash flow information prior to 2014 was not available for the 123 William Street Property due to acquisition financing. The increase from 3rd Most Recent NOI to Most Recent NOI is primarily attributable to the increase in Occupancy from 12/31/2013 to 1/31/2017 and increases in base rent due to the recent capital expenditures invested in the 123 William Street Property. The increase from Most Recent NOI to U/W NOI is primarily attributable to U/W Base Rent including contractual rent steps through March 31, 2018 totaling $486,228, approximately $53,916 of straight-line rent attributable to NYS Licensing, an investment grade-rated tenant and $765,873 of signed but not occupied rent, related to NYC Rent Stabilization Association which entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 William Street

The mortgage loan (the “123 William Street Mortgage Loan”) is part of a whole loan (the “123 William Street Whole Loan”) that is evidenced by three pari passu promissory notes (Note A-1, Note A-2 and Note A-3) secured by a first mortgage encumbering the fee interest in a class A office building located in New York, New York (the “123 William Street Property”). The 123 William Street Whole Loan was originated on March 6, 2017 by Barclays Bank PLC. The 123 William Street Whole Loan had an original principal balance of $140,000,000, has an outstanding principal balance as of the Cut-off Date of $140,000,000 and accrues interest at an interest rate of 4.666% per annum. The 123 William Street Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires payments of interest only through the term of the 123 William Street Whole Loan. The 123 William Street Whole Loan matures on March 6, 2027.

Note A-3, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $27,500,000, has an outstanding principal balance as of the Cut-off Date of $27,500,000 and represents a non-controlling interest in the 123 William Street Whole Loan. Note A-1, which had an original principal balance of $62,500,000 and has an outstanding principal balance as of the Cut-off Date of $62,500,000, was contributed to the WFCM 2017-RB1 Trust and represents the controlling interest in the 123 William Street Whole Loan. The non-controlling Note A-2, which had an original principal balance of $50,000,000 and has an outstanding principal balance as of the Cut-off Date of $50,000,000, was contributed to the MSC 2017-H1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$62,500,000	WFCM 2017-RB1	Yes
A-2	$50,000,000	MSC 2017-H1	No
A-3	$27,500,000	WFCM 2017-C38	No
Total	$140,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, on any date before December 6, 2026, the borrower has the right to defease the 123 William Street Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 123 William Street Whole Loan note to be securitized and (ii) March 6, 2020. In addition, at any time prior to December 6, 2026, the borrower has the right to prepay the 123 William Street Whole Loan in whole, as long as such prepayment is accompanied with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid. The 123 William Street Whole Loan may be partially prepaid with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid in order to achieve a debt service coverage ratio of at least 1.12x if a Trigger Period (as defined below) is in effect. The 123 William Street Whole Loan is prepayable without penalty on or after December 6, 2026.

Sources and Uses(1)

Sources			Uses
Original whole loan amount	$140,000,000	100%	Loan payoff	$96,056,570	68.6%
			Reserves	24,819,755	17.7
			Return of equity	16,168,024	11.5
			Closing costs	2,955,651	2.1
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

(1)	The borrower purchased the 123 William Street Property in March 2015 for approximately $253.0 million and reported a total cost basis of $279.3 million as of December 31, 2016. Assuming the DYCD holdback is returned to the borrower, the borrower as of the loan closing date had approximately $147.0 million of equity remaining in the 123 William Street Property.

The 123 William Street Property is a 27-story office tower located in New York, New York within downtown Manhattan. Constructed in 1912 and most recently renovated in 2016, the 123 William Street Property totals 545,216 square feet and is comprised of 525,753 square feet of office space (96.4% of the net rentable area) and 19,463 square feet of ground floor retail space (3.6% of the net rentable area). Office floor plates at the 123 William Street Property range in size from approximately 12,658 to approximately 26,566 square feet and offer both office intensive and open floor plan layouts. The higher floors at the 123 William Street Property feature views of the World Trade Center, the Brooklyn Bridge, City Hall and the Empire State Building. The 123 William Street Property is located between John Street and Fulton Street directly across from the Fulton Street subway station. The Fulton Street subway station provides immediate access to 11 subway lines and connects to the PATH train, which connects New York and New Jersey. The Fulton Street subway station connects to the larger Fulton Center complex, a $1.4 billion retail and transportation hub which opened in 2014. According to a third party report, the surrounding area of Manhattan’s financial district has been spurred by over $30.0 billion in public and private investment over the last 10 years. Since 2014, approximately $11.9 million ($21.83 per square foot) has been invested in capital upgrades at the 123 William Street Property including a redesigned lobby and building main entrance, elevator cab modernization, new windows throughout the entire building, a retail space renovation and a facade restoration.

The 123 William Street Property is leased to 29 tenants in a variety of industries including governmental, non-profit, private and retail. The largest tenants include Planned Parenthood (13.3% of U/W base rent), U.S. Social Security Administration (9.4% of U/W base rent) and NYC Department of Youth & Community Development (“DYCD”) (8.3% of U/W base rent). Five tenants leasing 167,679 SF (31.7% of U/W base rent) are investment-grade rated tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 William Street

Planned Parenthood recently executed a 15-year lease that commenced February 2016 and expires July 2031 with no termination options and a five year extension option. Planned Parenthood moved its headquarters to the 123 William Street Property from its previous location on West 33rd Street in Manhattan and utilizes its space exclusively as an office. Planned Parenthood provides healthcare, educational programs and outreach to over 2.5 million people through approximately 650 health centers across the country. The U.S. Social Security Administration leases 48,221 SF at the property through June 2022 with no termination options. The U.S. Social Security Administration is an independent agency of the United States federal government that administers the Social Security program.

NYC Department of Youth & Community Development (“DYCD”) currently leases 40,610 square feet on the 17th and 18th floors under a license agreement on a month-to-month basis. According to the borrower sponsor, the City of New York met in March 2017 and provided approval for DYCD to enter into a long term lease (20-year lease term at a proposed annual rent of $2,071,111 or $51.00 PSF) and the lease is currently being drafted. At closing, $20.0 million of the loan amount was reserved and is releasable pursuant to the loan documents back to the borrower upon the execution of the DYCD lease or replacement tenants, both with an initial term of not less than ten years and a net effective rent, as reasonably determined by Lender, at least equal to the net effective rent under the current lease/license agreement. See “Escrows” section below. DYCD, established in 1996, provides programs for New York City youth and their families by funding a wide range of community development programs administrating city, state and federal funds. Other than Planned Parenthood, U.S. Social Security Administration and NYS Licensing, no other tenant accounts for more than 7.5% of net rentable area of the 123 William Street Property. As of January 31, 2017, the 123 William Street Property was 91.7% occupied by 29 tenants.

The following table presents certain information relating to the tenancy at the 123 William Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Planned Parenthood (Corporate)	NR/NR/NR	65,242(3)	12.0%	$41.82	$2,728,420	13.3%	7/31/2031(4)
U.S. Social Security Administration	AAA/Aaa/AA+	48,221	8.8%	$39.94	$1,926,086	9.4%	6/28/2022
NYC Department of Youth & Community Development (“DYCD”)	AA/Aa2/AA	40,610	7.4%	$42.00	$1,705,620	8.3%	MTM(5)
NYS Licensing	AA+/Aa1/AA+	45,313	8.3%	$34.56	$1,565,964(6)	7.6%	7/31/2022(7)
Securities Training Corporation	NR/NR/NR	32,356	5.9%	$34.00	$1,100,104	5.4%	6/30/2025
McAloon Friedman	NR/NR/NR	25,316	4.6%	$42.73	$1,081,710	5.3%	10/31/2019
Urban Justice Center	NR/NR/NR	20,305	3.7%	$46.00	$934,030	4.6%	12/31/2027(8)
Institute for Career Development	NR/NR/NR	26,459	4.9%	$30.23	$799,856	3.9%	8/31/2024(9)
NYC Rent Stabilization Association(10)	NR/NR/NR	17,811	3.3%	$43.00	$765,873	3.7%	1/31/2028(11)
NYC Administration Services (DCAS)	AA/Aa2/AA	20,877	3.8%	$32.00	$668,064	3.3%	4/30/2030(12)
Total Major Tenants		342,510	62.8%	$38.76	$13,275,727	64.8%

Non-Major Tenants		157,370	28.9%	$45.91	$7,225,186	35.2%

Occupied Collateral Total		499,880	91.7%	$41.01	$20,500,913	100.0%

Vacant Space		45,336	8.3%

Collateral Total		545,216	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 31, 2018 totaling $486,228.

(3)	Planned Parenthood’s net rentable area does not include 5,212 square feet of space on the 9th floor which Planned Parenthood subleases from Single Stop USA Inc. through December 2025.

(4)	Planned Parenthood has one, five-year renewal option.

(5)	DYCD currently leases 40,610 square feet on the 17th and 18th floors under a license agreement on a MTM basis. DYCD and the borrower sponsor are in the process of finalizing a new 20-year lease to DYCD at a proposed annual base rent of $2,071,111 or $51.00 per square foot. According to the borrower sponsor, the City of New York is meeting in March to review the proposal. At closing, $20.0 million of the loan amount was held back, which will be releasable back to the borrower upon the execution of the DYCD lease or replacement tenants, both with an initial term of not less than ten years and a net effective rent, as reasonably determined by Lender, at least equal to the net effective rent under the current lease/license agreement.

(6)	Rent for NYS Licensing has been straight lined through lease expiration as these suites are leased to the State of New York, an investment grade tenant.

(7)	NYS Licensing has one, five-year renewal option.

(8)	Urban Justice Center has one, five-year renewal option.

(9)	Institute for Career Development has one, five-year renewal option.

(10)	NYC Rent Stabilization Association entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017. NYC Rent Stabilization Association is currently in occupancy of 20,745 square feet on the 14th Floor. Information presented reflects the terms of the new lease.

(11)	NYC Rent Stabilization Association has one, five-year renewal option.

(12)	NYC Administration Services (DCAS) has the right to terminate its lease on or after May 2020 with 270 days written notice and one, five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 William Street

The following table presents certain information relating to the lease rollover schedule at the 123 William Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	40,610	7.4%	40,610	7.4%	$1,705,620	8.3%	$42.00
2017(5)	1	0	0.0%	40,610	7.4%	$6,615	0.0%	$0.00
2018	1	12,658	2.3%	53,268	9.8%	$577,838	2.8%	$45.65
2019	4	32,198	5.9%	85,466	15.7%	$1,458,636	7.1%	$45.30
2020	1	4,548	0.8%	90,014	16.5%	$195,908	1.0%	$43.08
2021	1	7,746	1.4%	97,760	17.9%	$406,897	2.0%	$52.53
2022	3	98,445	18.1%	196,205	36.0%	$3,679,798	17.9%	$37.38
2023	0	0	0.0%	196,205	36.0%	$0	0.0%	$0.00
2024	2	37,980	7.0%	234,185	43.0%	$1,221,639	6.0%	$32.17
2025	8	112,749	20.7%	346,934	63.6%	$4,819,374	23.5%	$42.74
2026	2	19,000	3.5%	365,934	67.1%	$932,202	4.5%	$49.06
2027	1	20,305	3.7%	386,239	70.8%	$934,030	4.6%	$46.00
Thereafter	4	113,641	20.8%	499,880	91.7%	$4,562,357	22.3%	$40.15
Vacant	0	45,336	8.3%	545,216	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	545,216	100.0%			$20,500,913	100.0%	$41.01

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	DYCD is currently MTM. DYCD and the borrower sponsor are in the process of finalizing a new 20-year lease to DYCD at a proposed annual base rent of $2,071,111 or $51.00 PSF. According to the borrower sponsor, the City of New York is meeting in March to review the proposal. At closing, $20.0 million of the loan amount was held back, which will be releasable back to the borrower upon the execution of the DYCD lease or a replacement tenant, both with an initial term of not less than ten years and a net effective rent, as reasonably determined by Lender, at least equal to the net effective rent under the current license agreement.

(5)	2017 includes Light Tower Fiber Networks which has no attributable net rentable area.

The following table presents historical occupancy percentages at the 123 William Street Property:

Historical Occupancy

12/31/2013(1)(2)(3)	12/31/2014(1)(3)(4)	12/31/2015(1)(4)	12/31/2016(1)(5)	1/31/2017(5)(6)
53.0%	71.1%	94.7%	98.3%	91.7%

(1)	Information obtained from the borrower.

(2)	12/31/2013 Occupancy is lower due to the largest and second largest tenants vacating the 123 William Street Property in 2011, totaling approximately 49.0% of the net rentable area.

(3)	The increase from 12/31/2013 Occupancy to 12/31/2014 Occupancy is primarily due to six tenants signing new leases totaling 88,549 square feet.

(4)	The increase from 12/31/2014 Occupancy to 12/31/2015 Occupancy is due to nine tenants signing new leases totaling 129,109 square feet.

(5)	The decrease from 12/31/2016 Occupancy to 1/31/2017 Occupancy is due to the expiration of NYS Office of Court Administration’s lease for 24,901 square feet on 12/31/2016.

(6)	Information obtained from the underwritten rent roll. Reflects NYC Rent Stabilization Association’s new lease of 17,811 square feet on the 12th Floor, which will commence in June 2017. NYC Rent Stabilization Association is currently in occupancy of 20,745 square feet on the 14th Floor. Based on NYC Rent Stabilization Association’s currently occupied space, current Occupancy is 92.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 William Street

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 123 William Street Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,255,831	$12,645,631	$18,150,854	$20,500,913(2)	92.7%	$37.60
Grossed Up Vacant Space	0	0	0	2,225,261	10.1	4.08
Total Reimbursables	847,404	1,155,488	1,521,125	1,540,393	7.0	2.83
Other Income	197,074	40,307	72,393	69,780	0.3	0.13
Less Vacancy & Credit Loss	0	0	0	(2,225,261)(3)	(10.1)	(4.08)
Effective Gross Income	$11,300,309	$13,841,425	$19,744,372	$22,111,086	100.0%	$40.55

Total Operating Expenses	$7,852,958	$8,896,462	$10,265,603	$10,391,444	47.0%	$19.06

Net Operating Income	$3,447,351	$4,944,963	$9,478,769	$11,719,642	53.0%	$21.50
TI/LC	0	0	0	1,269,897	5.7	2.33
Capital Expenditures	0	0	0	109,043	0.5	0.20
Net Cash Flow	$3,447,351	$4,944,963	$9,478,769	$10,340,702	46.8%	$18.97

NOI DSCR(4)	0.52x	0.75x	1.43x	1.77x
NCF DSCR(4)	0.52X	0.75x	1.43x	1.56x
NOI DY(4)	2.5%	3.5%	6.8%	8.4%
NCF DY(4)	2.5%	3.5%	6.8%	7.4%

(1)	Net Operating Income increased from 2014 to 2016 due to increases in base rent and occupancy corresponding with a period in which approximately $11.9 million in capital expenditures was invested in the 123 William Street Property.

(2)	U/W Base Rent includes contractual rent steps through March 31, 2018 totaling $486,228, approximately $53,916 of straight-line rent attributable to NYS Licensing, an investment grade-rated tenant and $765,873 of signed but not occupied rent, related to NYC Rent Stabilization Association which entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017.

(3)	The underwritten economic vacancy is 9.2%. The 123 William Street Property is currently 92.2% physically occupied and 91.7% leased as of January 31, 2017 based on the NYC Rent Stabilization’s new lease.

(4)	The debt service coverage ratios and debt yields are based on the 123 William Street Whole Loan.

The following table presents certain information relating to comparable office leases for the 123 William Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Number of Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
140 Broadway New York, NY	1967/NAV	51	1,141,266	0.3 miles	Sirius Insurance	Jan 2017 / 7.0 Yrs	8,371	$57.43	Gross

1 Liberty Plaza New York, NY	1972/NAV	54	2,126,437	0.3 miles	The Solomon R. Guggenheim Foundation	Sep 2016 / 15.0 Yrs	45,558	$53.25	Gross

55 Broadway New York, NY	1983/NAV	32	295,000	0.6 miles	Cohen Seglias Pallas Greenhall & Furman PC	Aug 2016 / 7.0 Yrs	5,386	$52.30	Gross

55 Broadway New York, NY	1983/NAV	32	295,000	0.6 miles	ZaZoom Media Group	May 2016 / 10.0 Yrs	10,557	$48.18	Gross

88 Pine Street New York, NY	1971/NAV	32	624,000	0.4 miles	AmWins Group	May 2016 / 10.0 Yrs	21,760	$44.61	Gross

180 Maiden Lane New York, NY	1983/NAV	41	982,089	0.3 miles	MidVentures	Jul 2016 / 10.0 Yrs	20,768	$46.13	Gross
100 Wall Street New York, NY	1968/NAV	29	457,622	0.4 miles	Siebert Brandford & Shank	May 2016 / 10.0 Yrs	7,150	$51.91	Gross
100 Wall Street New York, NY	1968/NAV	29	457,622	0.4 miles	Aflac	Apr 2016 / 10.0 Yrs	12,352	$50.11	Gross

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Banner Bank

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$25,500,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$25,466,724			Location:	Boise, ID
% of Initial Pool Balance:	2.2%			Size:	176,149 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$144.57
Borrower Name:	T&B Land Holding, LLC			Year Built/Renovated:	2006/NAP
Borrower Sponsors(1):	Various			Title Vesting:	Fee
Mortgage Rate:	4.550%			Property Manager:	Self-managed
Note Date:	June 8, 2017			4th Most Recent Occupancy (As of)(4):	78.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(4):	85.0% (12/31/2014)
Maturity Date:	June 11, 2027			2nd Most Recent Occupancy (As of):	92.0% (12/31/2015)
IO Period:	None			Most Recent Occupancy (As of):	88.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	83.7% (5/1/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$2,041,314 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$2,270,961 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$2,338,271 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$2,345,182 (TTM 2/28/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$3,447,069
				U/W Expenses:	$1,094,017
				U/W NOI:	$2,353,052
				U/W NCF:	$2,287,022
Escrows and Reserves:				U/W NOI DSCR:	1.51x
				U/W NCF DSCR:	1.47x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.2%
Taxes	$63,742	$31,871	NAP	U/W NCF Debt Yield:	9.0%
Insurance(2)	$0	Springing	NAP	As-Is Appraised Value:	$42,500,000
Replacement Reserves	$0	$3,679	$132,444	As-Is Appraisal Valuation Date:	April 6, 2017
TI/LC Reserve	$1,000,000	$22,073	$700,000	Cut-off Date LTV Ratio:	59.9%
Tenant Specific TI/LC Reserve(3)	$456,175	$0	NAP	LTV Ratio at Maturity or ARD:	48.6%

(1)	The Borrower Sponsors are Gary F. Christensen, Nancy A. Christensen, William Beck; Michael R. Lindstrom, The Gary Christensen Descendants’ Trust and The Nancy Christensen Descendants’ Trust

(2)	Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Banner Bank Property is covered under a blanket insurance policy acceptable to lender; and (iii) the borrower provides lender with evidence of timely renewal and payment of insurance premiums.

(3)	The Tenant Specific TI/LC Reserve represents outstanding tenant improvements and leasing commissions related to the Banner Bank and HQ Global Workspaces LLC tenants.

(4)	See “Historical Occupancy” section.

The Banner Bank mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in an 11-story, class A, Platinum LEED designated office building totaling 176,149 square feet and located in Boise, Idaho (the “Banner Bank Property”), within the Boise central business district (“CBD”). Constructed in 2006, the Banner Bank Property is situated on a 0.4-acre site and licenses 464 parking spaces in a parking garage across the street, resulting in a parking ratio of 2.6 spaces per 1,000 square feet of rentable area. The Boise metropolitan statistical area (“MSA”) has a 2016 estimated population of 684,357; while the 2016 estimated average household income is $68,252. As of May 1, 2017 the Banner Bank Property was 83.7% occupied by 26 tenants. According to a third party research report, the Banner Bank Property is located in the Boise downtown submarket of the Boise office market. As of the second quarter of 2017 the Boise downtown office submarket contained a total inventory of 6.6 million square feet with a vacancy rate of 7.0%. The appraiser concluded to an average market rent at the Banner Bank Property of $22.50 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Banner Bank

Sources and Uses

Sources			Uses
Original loan amount	$25,500,000	98.3%	Loan payoff(1)	$23,899,038	92.1%
Equity contribution	453,854	1.7	Closing costs	534,8990	2.1
			Reserves	1,519917	5.9

Total Sources	$25,953,854	100.0%	Total Uses	$25,953,854	100.0%

(1)	The Banner Bank Property was previously securitized in MSC 2007-IQ16.

The following table presents certain information relating to the tenancies at the Banner Bank Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NYK Lines, North America	NR/Baa3/NR	16,570	9.4%	$28.07	$465,159	13.7%	8/31/2018(3)
Banner Bank	NR/NR/NR	14,641	8.3%	$27.70	$405,525	12.0%	9/30/2021(4)
Regus	NR/NR/NR	16,570	9.4%	$22.50	$372,825	11.0%	4/30/2023(5)
Little Morris	NR/NR/NR	11,079	6.3%	$22.50	$249,278	7.3%	10/31/2023(6)
Impact Sales + Expansion	NR/NR/NR	9,650	5.5%	$23.50	$226,775	6.7%	11/30/2021(7)
Total Major Tenants		68,510	38.9%	$25.10	$1,719,562	50.7%

Non-Major Tenants		78,882	44.8%	$21.21	$1,672,885	49.3%

Occupied Collateral Total		147,392	83.7%	$23.02	$3,392,447	100.0%

Vacant Space		28,757	16.3%

Collateral Total		176,149	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2018 totaling $405,617.

(3)	NYK Lines, North America has two, 5-year lease renewal options.

(4)	Banner Bank has two, 5-year lease renewal option.

(5)	Regus has two, 5-year lease renewal options.

(6)	Little Morris has two, 5-year lease renewal options.

(7)	Impact Sales + Expansion has one, 5-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANNER BANK

The following table presents certain information relating to the lease rollover schedule at the Banner Bank Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	2	2,737	1.6%	2,737	1.6%	$28,598	0.8%	$10.45
2017	1	2,350	1.3%	5,087	2.9%	$48,175	1.4%	$20.50
2018	7	33,246	18.9%	38,333	21.8%	$826,671	24.4%	$24.87
2019	3	7,630	4.3%	45,963	26.1%	$167,476	4.9%	$21.95
2020	5	28,130	16.0%	74,093	42.1%	$599,872	17.7%	$21.32
2021	4	31,600	17.9%	105,693	60.0%	$788,499	23.2%	$24.95
2022	2	12,825	7.3%	118,518	67.3%	$280,734	8.3%	$21.89
2023	2	27,649	15.7%	146,167	83.0%	$622,103	18.3%	$22.50
2024	0	0	0.0%	146,167	83.0%	$0	0.0%	$0.00
2025	0	0	0.0%	146,167	83.0%	$0	0.0%	$0.00
2026	1	1,225	0.7%	147,392	83.7%	$30,319	0.9%	$24.75
2027	0	0	0.0%	147,392	83.7%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	147,392	83.7%	$0	0.0%	$0.00
Vacant	0	28,757	16.3%	176,149	100.0%	$0	0.0%	$0.00
Total/Weighted Average	27	176,149	100.0%			$3,392,447	100.0%	$23.02
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	MTM tenants include 1,342 square feet of conference room space with no Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Banner Bank Property:

Historical Occupancy

12/31/2013(1)(2)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)(3)	5/1/2017(4)
78.0%	85.0%	92.0%	88.0%	83.7%

(1)	Information obtained from the borrower.

(2)	Decreased occupancy is due to Idaho Power vacating two floors in 2013.

(3)	Decreased occupancy is due to Clearwater vacating the 10th floor in 2016.

(4)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANNER BANK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Banner Bank Property:

Cash Flow Analysis

	2014	2015	2016	TTM 2/28/2017	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,094,152	$3,281,759	$3,460,765	$3,463,587	$4,039,478	117.2%	$22.93
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	0	42,567	36,444	33,293	40,000	1.2	0.23
Less Vacancy & Credit Loss	0	0	0	0	(647,033)	(18.8)	(3.67)
Other Income	62,217	35,979	13,295	14,624	14,624(2)	0.4	0.08
Effective Gross Income	$3,156,368	$3,360,305	$3,510,505	$3,511,503	$3,447,069	100.0%	$19.57

Total Operating Expenses	$1,115,054	$1,089,344	$1,172,235	$1,166,320	$1,094,017	31.7%	$6.21

Net Operating Income	$2,041,314	$2,270,961	$2,338,271	$2,345,182	$2,353,052	68.3%	$13.36
TI/LC	0	0	0	0	30,800	0.9	0.17
Capital Expenditures	0	0	0	0	35,230	1.0	0.20
Net Cash Flow	$2,041,314	$2,270,961	$2,338,271	$2,345,182	$2,287,022	66.3%	$12.98

NOI DSCR	1.31x	1.46x	1.50x	1.50x	1.51x
NCF DSCR	1.31x	1.46x	1.50x	1.50x	1.47x
NOI DY	8.0%	8.9%	9.2%	9.2%	9.2%
NCF DY	8.0%	8.9%	9.2%	9.2%	9.0%
(1)	U/W Base Rent includes contractual rent steps through March 2018 totaling $405,617.

(2)	The underwritten economic vacancy is 16.0%. The Banner Bank Property is 83.7% physically occupied as of May 1, 2017.

The following table presents certain information relating to comparable Office leases for the Banner Bank Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
One Front Street Center 251 E. Front Street Boise, ID	2001/NAP	5	70,722	1.2 miles	United States of America	March 2017 / 5.0 Yrs	5,278	$25.98	MG

C.W. Moore Plaza 250 S. 5th Street Boise, ID	1999/NAP	8	106,258	0.9 miles	Boise Chamber of Commerce	January 2017 / 2.0 Yrs	10,262	$24.50	MG

Key Financial Center 702 W Idaho Street Boise, ID	1965/1975	12	100,468	0.4 miles	Key Bank	July 2017 / 3.0 Yrs	28,510	$22.00	MG

One Capital Center 999 W Main Street Boise, ID	1975/NAP	14	230,400	0.2 miles	Moffatt Thomas	January 2016 / 10.0 Yrs	18,000	$22.00	MG

Wells Fargo Center 877 W Main Street Boise, ID	1988/NAP	11	188,237	0.2 miles	Helbling Benefits	January 2016 / 3.0 Yrs	1,200	$23.00	MG
(1)	Information obtained from the appraisal and a third party research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

I.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

Brian La Belle	Tel. (212) 526-1809

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.